As filed with the Securities and Exchange Commission on March 15, 2019

Registration No. 333- 229839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

To

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REEBONZ HOLDING LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	5961	Not Applicable
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Reebonz Limited
5 Tampines North Drive 5
#07-00
Singapore 528548
+65 6499 9469

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Dinner, Esq.	Ira L. Kotel, Esq.
Dentons Cayman	Brian Lee, Esq.
3rd Floor, One Capital Place	Greg Carney, Esq.
Shedden Road	Dentons US LLP
George Town	1221 Avenue of the Americas
Grand Cayman	New York, NY 10020
Cayman Islands	(212) 768-6700
(345) 745-5000

Mitchell S. Nussbaum, Esq.

Norwood P. Beveridge, Jr., Esq.

Lili Taheri, Esq.

Loeb & Loeb LLP

345 Park Ave.

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Ordinary shares, par value $0.0008 per share	$23,000,000	$2,787.60	(3)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes ordinary shares that are subject to the underwriters’ option to purchase additional shares.

(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 15, 2019

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering            ordinary shares, par value $0.0008 per share.

The ordinary shares, par value $0.0008 per share are currently listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbol “RBZ”. On March 15, 2019, the closing price for the ordinary shares on the NASDAQ was $8.50 per ordinary share.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PRICE $           PER ORDINARY SHARE

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We refer you to “Underwriting” beginning on page 138 for additional information regarding total underwriting compensation.

We have granted the underwriters an option to purchase up to an additional            shares at the public offering price less the underwriting discount and commissions. The underwriters may exercise this option at any time during the 30-day period from the date of this prospectus.

The underwriters expect to deliver the shares against payment thereafter on or about            , 2019

Joint Book-Running Managers

Roth Capital Partners                         Maxim Group LLC

The date of this prospectus is                , 2019.

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You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. We have not anyone to provide you with any information or to make any representation, other than those contained in this prospectus or any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only in circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of our ordinary shares.

Neither we nor any of the underwriters have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purposes is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires:

“$,” “US$” and “U.S. dollar” each refers to the United States dollar; and

“S$,” “SGD” and “Singapore Dollar” each refers to the Singapore dollar, the official currency of Singapore.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Reebonz’s audited financial statements and interim financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this prospectus as “IFRS.” Reebonz refers in various places within this prospectus to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-IFRS measures that are calculated as earnings before interest, tax and depreciation and amortization and more fully explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Reebonz—Certain Non-IFRS Measures.” The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Reebonz’s consolidated financial results prepared in accordance with IFRS.

FREQUENTLY USED TERMS

In this document:

“accumulated buyers” means, as of the end of the period specified, the number of total buyers on a cumulative basis since inception.

“ateliers” means our team of appraisers, trained gemologists and watch technicians who provide certain services including authentication, valuation and grading services.

“AUD” means the legal currency of Australia.

“average GMV per user” represents online transacted GMV for the period divided by the number of total buyers who purchased online during the period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the order being returned or canceled or discounts and credits being applied.

“average order value” or “AOV” represents online transacted GMV for the period divided by the number of online orders from buyers during the period (we currently do not track the number of offline orders), regardless of the order being returned or canceled or discounts and credits being applied.

“B2C” means “business to consumer” and refers to business or transactions conducted directly between a company and consumers who are the end-users of its products or services.

“B2C Merchandise Business” means our core merchandise sales business, which consists primarily of our B2C “e-tailing” business, through which we sell authentic new and pre-owned luxury goods to buyers through our platform.

“B2C Merchant’s Marketplace” means our B2C marketplace which was launched in Singapore in May 2015.

“C2C” means “consumer to consumer” and refers to business or transactions conducted directly between consumers of certain products or services.

“C2C Individual Seller’s Marketplace” means collectively, our C2C marketplaces, Reebonz Closets and White Glove Service.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Law” means the Companies Law (2018 Revision) of the Cayman Islands.

“Core Asia Pacific Market” means a region consisting solely of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, and excluding among others, China, India and Japan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“€” means Euro, the legal currency of the European Union.

“GMV” for a specified period represents gross merchandise value and is an operating metric, which is the total value of online orders placed and offline merchandise sold through our Merchandise Business or our Marketplace Business that are generally initiated through our platform.

“HK$” means the legal currency of Hong Kong.

“IDR” means the legal currency of Indonesia.

“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

“KRW” means the legal currency of South Korea.

“Marketplace Business” or “marketplaces” means collectively, Reebonz’s C2C Individual Seller’s Marketplace and B2C Merchant’s Marketplace.

“MYR” means the legal currency of Malaysia.

“new buyer” means any unique buyer, as identified by his or her unique customer identification number in Reebonz’s system, who made his or her first online purchase in the specified period (Reebonz currently does not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order.

“NT$” means the legal currency of Taiwan.

“online sales” mean sales made through Reebonz’s online platform, including our websites and mobile application.

“Reebonz Closets” means one of Reebonz’s C2C marketplaces, where individual members primarily use Reebonz’s mobile application to sell pre-owned luxury goods directly to other members in the same country.

“registered members” means the number of Reebonz accounts that have been registered as of the end of a period.

“repeat buyer” means any buyer, as identified by his or her unique customer identification number in Reebonz’s system, who made an online purchase in the specified period and had previously made one or more online purchase through our platform from Reebonz’s inception to the end of the specified period (Reebonz currently does not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order. A new buyer that makes his or her first purchase and then a repeat purchase during the same period would be considered a “repeat buyer” for such period and would also be considered a “new buyer” for such period.

“SGD,” “Singapore dollar” and “S$” mean the legal currency of Singapore.

“Singapore” means the Republic of Singapore.

“SKUs” mean stock keeping units. For new products sold by Reebonz through our B2C Merchandise Business, a line of products has a single stock keeping unit, while for pre-owned goods sold by Reebonz, or goods sold through our Marketplace Business, each item available for sale has its own unique stock keeping unit. SKU data is presented for the period specified and not as of a specific date.

“Southeast Asia” means a region consisting solely of Singapore, Malaysia, Indonesia, Thailand, the Philippines and Vietnam.

“THB” means the legal currency of Thailand.

“total buyers” for a specified period means, collectively, the unique buyers, as identified by his or her unique customer identification number in Reebonz’s system, who have made online purchases through our platform during the specified period (Reebonz currently do not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order.

“total orders” for a specified period means total online orders (Reebonz currently do not track the number of offline orders), regardless of the order being returned or cancelled.

“U.S.” means the United States of America.

“U.S. dollar,” “US$” and “$” mean the legal currency of the United States.

“White Glove Service” means one of Reebonz’s C2C marketplaces which primarily caters to premium individual sellers, where Reebonz takes pre-owned luxury goods on consignment from individuals and offer them for sale on our platform.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties such as data by International Monetary Fund, World Economic Outlook database and Bain & Company (“Bain”). We have supplemented this information where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s best view as to information that is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business of Reebonz” and other sections of this prospectus. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third-party sources.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

As used in this prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” the “Company,” refer to Reebonz Holding Limited and its consolidated subsidiaries, references to “DOTA” refers to Draper Oakwood Technology Acquisition, Inc., a Delaware corporation, that we acquired pursuant to that certain Business Combination Agreement dated September 4, 2018 and consummated on December 19, 2018 among the Company, DOTA Holdings Limited and Reebonz Limited, a Singapore corporation (the “Business Combination”), on a stand-alone basis. In addition, references to Reebonz refer to our wholly owned subsidiary Reebonz Limited, a Singapore corporation on a stand-alone basis.

On March 15, 2019, the Company effected a 1-for-8 reverse stock split of our ordinary shares. All share amounts in this prospectus have been retroactively adjusted to give effect to this reverse stock split, except for the financial statements and notes thereto.

Our Company

We are a leading specialist online luxury retailer in our Core Asia Pacific Market. Our Core Asia Pacific Market consists of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, collectively. We makes luxury accessible to consumers through our internet platform, which includes localized versions of our website, www.reebonz.com, and our mobile application, complemented by our offline channels. Through our core Merchandise Business, we curate and sell authentic new and pre-owned luxury goods, including handbags, small leather goods and other accessories, shoes, watches and jewelry, from the world’s leading luxury brands. We also provide a marketplace for individuals to sell new and pre-owned luxury goods. We believe our buyer and seller promises, transaction fulfillment services, returns and refunds policies and product authentication capabilities have helped us build a trusted reputation that encourages buyers and sellers to use our platform.

The mailing address of Reebonz’s principal executive office is 5 Tampines North Drive 5, #07-00, Singapore 528548 and our telephone number is (+65) 6499 9469.

Our Strategy

Our goal is to make luxury accessible, build a leading global luxury brand and become the most trusted platform to buy and sell luxury goods. We plan to achieve this goal by implementing the following strategies: (i) enhance and scale our marketplace business; (ii) continue to expand the product categories, brands and number of SKUs available on our platform; and (iii) continue to enhance customer experience and loyalty.

Recent Developments

Set forth below are preliminary estimates of certain unaudited financial information for the fiscal year ended December 31, 2018. Our actual results for the fiscal year ended December 31, 2018 will not be available until after the completion of this offering. We have provided ranges, rather than specific amounts, for the preliminary estimates primarily because our financial closing for the fiscal year ended December 31, 2018 are not yet complete. The estimated ranges are preliminary and have not been audited or reviewed and are thus inherently uncertain and subject to change as we complete our financial closing for the fiscal year ended December 31, 2018. We are in the process of completing these closing procedures and, while we currently expect that our final results will be consistent with the preliminary estimates set forth below, such final results may differ materially from the preliminary estimates as a result of various factors, including those that are set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

The preliminary estimates set forth below have been prepared by, and are the responsibility of, our management. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

Financial figures (unaudited) for the year ended December 31, 2018:

●	US$85-$90 million in revenue.

Operating figures for the year ended December 31, 2018:

●	US$230-$240 million in GMV;

●	US$650-$750 in AOV;

●	US$1,000-$1,150 in average GMV per user;

●	Buyers: 110,000 to 120,000; and

●	Total orders: 190,000 - 200,000.

As of December 31, 2018, we had approximately 5.9 million registered members and offered over 800 thousand SKUs representing over 1,000 brands.

Business Combination

On December 19, 2018, we (f/k/a DOTA Holdings Limited) completed the Business Combination with DOTA and Reebonz pursuant to which DOTA and Reebonz became our wholly-owned subsidiaries. DOTA was a blank check company formed in April 2017 in order to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. We were incorporated in July 2018 solely for the purpose of effectuating the redomestication merger of Reebonz.

In the Business Combination:

●	holders of 184,555 shares of DOTA’s Class A common stock received 184,555 our ordinary shares in exchange for their shares of DOTA common stock;

●	holders of ordinary and preference shares of Reebonz received 0.56 of our ordinary share in exchange for each ordinary and preference share of Reebonz held by them;

●	each DOTA warrant was deemed converted into one warrant to purchase our ordinary shares;

●	DOTA rights to receive a fractional share of DOTA Class A common stock converted into 71,875 of our ordinary shares;

●	62,500 unit purchase options of DOTA were exchanged for 62,500 unit purchase options of Reebonz Holding Limited that entitle the holders thereof to purchase 62,500 units, each consisting of one and one-tenth ordinary shares and one-half warrant of to purchase our ordinary shares;

●	Draper Oakwood Investments, LLC, cancelled 89,844 Class F Shares of DOTA, which represented 50% of the Sponsor Shares issued. The remaining 89,844 Class F Shares of DOTA were exchanged for our ordinary shares at an agreed basis of 1:1;

●	534,195 shares of DOTA Class A common stock were redeemed at a price of $82.30 per share, for a total redemption of $43,962,893;

●	DOTA’s promissory note was swapped and immediately converted into 11,057 ordinary shares of Reebonz Holding Limited; and

●	Reebonz Limited’s Convertible Loan was swapped into a Convertible Loan with the Company on a 1:1 basis which in turn, was immediately converted into 18,617 ordinary shares of the Company at an issue price of US$82.16.

Upon consummation of the Business Combination, we changed our name to Reebonz Holding Limited.

On December 13, 2018 and December 14, 2018, DOTA in connection with the Business Combination with Reebonz pursuant to the Business Combination Agreement by and among the Company, DOTA Holdings Limited (a Cayman Islands exempted company that was renamed “Reebonz Holding Limited” and is now the Company), Reebonz and the certain other parties named therein, entered into separate backstop agreements (the “Backstop Agreements”) with two accredited investors, S4 Limited (“S4”) and Vertex Co-Investment Fund Pte. Ltd. (“Vertex”, and together with S4, the “Backstop Investors”), along with the Company and certain other parties named therein. Pursuant to the Backstop Agreements, S4 acquired 124,875 shares of Class A common stock of DOTA (“DOTA Common Stock”) and Vertex acquired 59,680 shares of DOTA Common Stock for an aggregate total of US$15 million, in each case in open market or in privately negotiated transactions prior to 5:00 pm ET on December 14, 2018 (such shares of DOTA Common Stock acquired by the Backstop Investors, and including the ordinary shares of the Company issued to holders of DOTA Common Stock in connection with the consummation of the Business Combination, the “Backstop Shares”). Each Backstop Investor agreed (i) to vote all of its Common Stock, including any Backstop Shares, that it owns as of the record date for the Special Meeting, in favor of the Business Combination and each of the other proposals of DOTA to be voted on at the Special Meeting that are required for the Closing, and (ii) to refrain from exercising any rights that such investor may have to redeem or convert any Common Stock that it owns, including any Backstop Shares.

In consideration for the agreement of the Backstop Investors, Reebonz agreed (i) to issue to the Backstop Investors ordinary shares (the “Additional Shares”) at the rate of 0.25 shares for each Backstop Share purchased and not redeemed, and (ii) to register the resale of such Additional Shares (and any Backstop Shares that may be deemed to be held by an affiliate of the Company) pursuant to the Securities Act of 1933. In addition, the parties agreed that the Backstop Shares (which, upon the Closing, became ordinary shares of the Company) and, when registered, the Additional Shares (which, upon the Closing, became ordinary shares of the Company), will be sold in market transactions during the 90-day period following the Closing (which 90 day period may be shortened to up to 60 days by the Company), subject to certain volume and sale limitations. Any shares not sold in the open market during the period will be purchased by the Company at the end of the period. Under certain circumstances, the Company may be required during such 90-day period (the “Resale Period”) to purchase certain of the securities held by the Backstop Investors. In the event that the aggregate proceeds from such sales, including the Additional Shares, are less than 110% of the aggregate amount paid by the applicable Backstop Investor for the Backstop Shares, the Company agreed to pay to such Backstop Investor the difference in cash (the “Guaranty Obligation”).

On February 26, 2019, we entered into an amendment of our Backstop Agreement with S4 such that, (i) the Resale Period with respect to S4’s Backstop Shares has been extended by 90 days and may be extended by an additional 90 days, and (ii) proceeds from the sale of the Backstop Shares deposited into the escrow account may be distributed to S4 and the Company prior to the end of the Resale Period. On March 14, 2019, we entered into an amendment of our Backstop Agreement with Vertex to (i) extend the Resale Period by 45 days, which may be further extended upon written agreement between us and Vertex, and (ii) to provide for distribution of proceeds to Vertex and the Company prior to the end of the Resale Period. To date, there have been no sales of Backstop Shares by Vertex. We intend to file a resale registration statement covering an aggregate of up to 106,098 ordinary shares to fulfill our obligations to Vertex and S4 under the Backstop Agreements.

Effective upon the closing of the Business Combination, the Company and Reebonz Limited acknowledge and agree that, notwithstanding the holdback provision in the Business Combination Agreement relating to the holdback of certain shares for indemnity purposes (the “Holdback Shares”), the Holdback Shares were issued to the former Reebonz Limited shareholders in connection with the closing of the Business Combination. Furthermore, they waived any right and release any claim that they may have to the Holdback Shares on the condition that the former Reebonz Limited shareholders satisfy any indemnity claim made under the Business Combination Agreement.

NASDAQ Matters

Our ordinary shares are traded on NASDAQ under the symbol “RBZ.” On December 20, 2018, we received a notice from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Staff’s determination, the Company has not evidenced compliance with the initial listing standards that require stockholders’ equity of at least $4 million under Listing Rule 5505(b). Additionally, the Company has not demonstrated that the ordinary shares have at least 300 Round Lot Holders as required by Listing Rule 5505(a)(3), and that the warrant has at least 400 Round Lot Holders as required by Listing Rule 5515(a)(4). In addition, for initial listing of a warrant, Listing Rule 5515(a)(2) requires that the underlying security be listed on Nasdaq. The Company’s ordinary shares and warrants may be subject to delisting from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). The Company has appealed Nasdaq’s determination and on January 24, 2019, the Company attended a hearing before the Panel, which has stayed the suspension of the Company’s securities pending a decision from the Panel whether to grant the Company a time extension to meet Nasdaq’s listing standards. On February 25, 2019, the Panel determined to grant our request for continued listing subject to us meeting the Nasdaq’s listing requirements for common equity. The Panel determined to delist our warrants, effective at the open of trading on February 27, 2019. In the interim, the Company’s ordinary shares will continue to trade on The Nasdaq Capital Market under the trading symbols “RBZ” respectively. The warrants trade on the over-the-counter market under the symbol “RBZW.”

Reverse Split

On February 19, 2019 we held an extraordinary general meeting of our stockholders to authorize the Board of Directors to effect a reverse split of ordinary shares, at an exchange ratio of not less than 1-for-2 and not greater than 1-for-10, to be determined by the Board of Directors in its sole discretion to comply with Nasdaq requirements to maintain the listing of our Ordinary Shares on the Nasdaq Stock Market and, in connection therewith, amend the Company’s Memorandum and Articles of Association to reflect the consolidation of the ordinary shares based on the ratio determined by the Board of Directors. On March 4, 2019 the Board of Directors determined to fix the ratio of the exchange at 1 for 8, effective March 15, 2019.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

We are also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Summary Risk Factors

Investing in our ordinary shares entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus. You should carefully consider such risks before deciding to invest in our ordinary shares. These risks include, among others:

●	Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited consolidated financial statements included in this registration statement;

●	Any harm to our brand or reputation may materially affect our business and results of operations;

●	If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected;

●	Our limited operating history makes it difficult to evaluate our business and prospects and we may not be able to sustain our historical growth rates;

●	We have limited control over sellers to our Reebonz Closets and B2C Merchant’s Marketplace Platform;

●	We have a history of losses, operating losses and negative cash flow from operating activities and we may continue to incur losses and operating losses and experience negative cash flow from operating activities in the future;

●	We do not have direct contractual or business relationships with industry brand owners except in limited circumstances, and as a result we may face legal risks for potential liability for goods sold by us or individuals or merchants in the marketplaces, outside brand owners’ authorized distribution channels and potential claims related to “parallel import” activities, and we may also face commercial risks from actions by luxury brand owners;

●	If we fail to manage and expand our relationships with suppliers of luxury goods, or otherwise fail to procure products on favorable terms, our business and growth prospects may be materially and adversely affected;

●	If counterfeit products are inadvertently sold by us or through our platform, we may be subject to legal claims from brand owners, and our reputation and results of operations could be materially affected;

●	We may be subject to intellectual property infringement claims, especially claims alleging unauthorized use of brand names or trademarks, which may be expensive to defend and may disrupt our business and operations;

●	We may not be able to secure trademark registrations, which could adversely affect our ability to operate our business;

●	Failure to safeguard private and confidential information of our buyers and sellers and protect our network against security beaches could damage our reputation and brand and substantially hard our business and results of operations;

●	If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected;

●	If we are unable to provide a high level of customer service, our business and reputation may be materially and adversely affected;

●	We use third-party couriers to deliver orders and rely heavily on them for our fulfillment services we provide to buyers and sellers in our online marketplace. Any failure on the part of these couriers to provide reliable services may materially and adversely affect our business and reputation;

●	Our delivery, return and warranty policies and those of luxury brand owners may adversely affect our results of operations;

●	If we fail to implement and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud;

●	We rely on online sale of luxury handbags for a major portion of our revenue;

●	A substantial portion of our revenue is derived from luxury goods manufactured by three luxury conglomerates;

●	Fluctuations in exchange rates between and among the Singapore dollar, the Australian dollar, the Euro, the Hong Kong dollar; the Malaysian ringgit, the Indonesian rupiah, the Korean won, the New Taiwan dollar, the Thai baht and the U.S. dollar, as well as other currencies in which we do business may adversely affect our operating results;

●	As we expand our business internationally, we will face additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder our growth;

●	Customer behavior on mobile devices is rapidly evolving, and if we fail to successfully adapt to these changes, our competitiveness and market position may suffer;

●	Our results of operations are subject to seasonal fluctuations;

●	We may need additional capital, and financing may not be available on acceptable terms to us, if at all;

●	Our major shareholders have the ability to significantly influence the outcome of shareholder actions in our company;

●	We do not have, and may be unable to obtain, sufficient insurance to insure against certain business risks;

●	The IRS may not agree with the conclusion that we should not be treated as a U.S. corporation for U.S. federal income tax purposes;

●	We may be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, which could subject you to significant adverse U.S. federal income tax consequences;

●	We are subject to extensive government regulation in the countries in which we operate; and

●	Developments in the social, political, regulatory and economic environment in Singapore, or other countries where we operate, may have a material and adverse impact on us.

Corporate Structure

The following diagram depicts the organizational structure of Reebonz Holding Limited and its subsidiaries as of the date of this prospectus.

1.	A 51% interest in Reebonz (Thailand) Limited is legally owned by local Thai shareholders, who have assigned their power to direct relevant activities and rights to variable returns to us. As a result, we consolidate Reebonz (Thailand) Limited as a subsidiary. Revenues from Thailand accounted for 1.2% of our revenue in 2017.

2.	We are entitled to appoint a majority of the board of directors of Reebonz Korea Co., Ltd. We have concluded that we have control over Reebonz Korea Co., Ltd. and its key activities, and own rights to a majority of its variable returns and accordingly we consolidate Reebonz Korea Co., Ltd. as a subsidiary. The remaining interest in Reebonz Korea Co., Ltd. is owned by ISE Commerce Inc. and a number of other shareholders which each own less than 5% of the shares of Reebonz Korea Co., Ltd. Revenues from Korea accounted for 19.6% of our revenue in 2017.

 Corporate Information

We are a Cayman Islands exempted company with operations primarily in Singapore and were incorporated in July 2018 solely for the purpose of effectuating the redomestication merger, which was consummated with Reebonz Limited, a Singapore corporation pursuant to the consummation of the Business Combination on December 19, 2018, at which time we became a public company. Our registered office is located at c/o Dentons, 3rd Floor, One Capital Place, Stodden Road, George Town, Grand Cayman, Cayman Islands. Our principal executive office is located at Tampines North Drive 5, #07-00, Singapore 528548 and our telephone number at this office is (+65) 6499 9469. Our principal website address is www.reebonz.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Summary Terms of the Offering

The summary below describes the principal terms of this offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our ordinary shares.

Ordinary shares offered by us:	ordinary shares

Ordinary shares to be outstanding after this offering:	ordinary shares (1)

Options to purchase additional shares:	We have granted to the underwriters an option to purchase up to an additional ordinary shares to cover over-allotments

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $            or approximately $            , if the underwriters’ option to purchase additional ordinary shares is exercised in full, based on an assumed offering price of $            per ordinary share, and after deducting estimated underwriting discount and estimated offering expenses.

We intend to use the net proceeds from this offering for working capital and other general corporate expenses. We may also use it for expansion of our business in our core markets and other regions such as Europe. We may also use the net proceeds to add additional resources to our product and data teams. See “Use of Proceeds” on page 47 of this prospectus for more information.

Market for our Ordinary Shares	The ordinary shares are currently traded on NASDAQ under the symbol “RBZ.”

Dividend Policy

Other than as disclosed elsewhere in this prospectus, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our ordinary shares in the near future. The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. See “Dividend Policy” on page 47 of this prospectus for more information.

Risk Factors	Investing in our ordinary shares involves substantial risks. See “Risk Factors” beginning on page 15 of this prospectus for a description of certain of the risks you should consider before investing in our ordinary shares.

(1)	The number of ordinary shares to be outstanding after this offering is based on approximately 2,686,720 ordinary shares outstanding, subject to rounding as a result of our reverse split, as of March 15, 2019.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

In this section, references to “Reebonz” are intended to refer to Reebonz Limited and its subsidiaries, unless the context clearly indicates otherwise.

We are providing the following selected historical financial information relating to DOTA to assist you in your analysis of the financial aspects of purchasing our ordinary shares.

DOTA’s balance sheet data as of September 30, 2018 and statement of operations data for the nine months ended September 30, 2018 are derived from DOTA’s unaudited financial statements included elsewhere in this prospectus. The financial statements of DOTA are stated in US dollars (US$).

DOTA’s balance sheet data as of June 30, 2018 and statement of operations data for the six months ended June 30, 2018 are derived from DOTA’s unaudited financial statements included elsewhere in this prospectus. The financial statements of DOTA are stated in US dollars (US$).

DOTA’s balance sheet data as of December 31, 2017, statement of operations data for the period from April 27, 2017 (inception) to December 31, 2017 are derived from DOTA’s audited financial statements included elsewhere in this prospectus. The consolidated financial statements of DOTA are stated in US dollars (US$).

The information in this section is only a summary and should be read in conjunction with each of DOTA’s financial statements and related notes and “Other Information Related to DOTA — DOTA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of DOTA.

Selected Financial Information – DOTA

	Period from April 27, 2017 (inception) through December 31, 2017	Six Months Ended June 30, 2018	Nine Months Ended September 30, 2018
Income Statement Data:
Formation and operating costs	$253,792	$423,108	$736,162
Interest income	164,443	442,067	716,156
Net loss	(86,279)	19,221	(71,334)
Net loss per share – basic and diluted	(1.15)	(1.28)	(2.28)
Weighted average shares outstanding excluding shares subject to possible redemption – basic and diluted	208,349	287,651	288,728

	As of December 31, 2017	As of June 30, 2018	As of September 30, 2018
Balance Sheet Data:
Working capital (deficit)	$296,912	$(82,451)	$(1,011,916)
Trust Account	57,667,513	58,066,097	58,905,007
Total assets	58,050,010	58,137,278	58,936,133
Total liabilities	85,585	153,632	1,043,042
Common stock subject to redemption	52,964,424	52,983,645	52,893,090
Total stockholders’ equity	5,000,001	5,000,001	5,000,001

Reebonz

Reebonz’s consolidated statements of financial position as of June 30, 2017 and 2018 and consolidated statements of profit and loss for the six months ended June 30, 2017 and 2018 are derived from Reebonz’s unaudited financial statements included elsewhere in this prospectus.

Reebonz’s consolidated statements of financial position as of December 31, 2016 and 2017 and consolidated statements of profit and loss for the years ended December 31, 2016 and 2017 are derived from Reebonz’s audited financial statements included elsewhere in this prospectus.

The consolidated financial statements of Reebonz are stated in thousands of Singapore dollars (S$). However, solely for the convenience of the readers, the consolidated statement of financial position as of December 31, 2017 and as of June 30, 2018, the consolidated statement of profit or loss and other comprehensive income, and consolidated statement of cash flows for the year ended December 31, 2017 and for the six months ended June 30, 2018 were translated into U.S. dollars at the exchange rate of the buying rate of US$1.00 to S$1.3667 on September 30, 2018 in the City of New York for cable transfers of S$ as certified customs purposes by the Federal Reserve Bank of New York. These convenience translations should be treated as supplementary information and has not been prepared in compliance with IFRS.

The noon buying rate on December 29, 2017 in New York City for cable transfers in Singapore dollars (S$) for U.S. dollars (US$), provided in the H.10 weekly statistical release of the Federal Reserve Board of the United States as certified for customs purposes by the Federal Reserve Bank of New York, was S$1.3363 to US$1.00. On August 24, 2018, the noon buying rate was S$1.3651 to US$1.00. DOTA, Holdco and Reebonz make no representation that any Singapore dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars, as the case may be, at any particular rate or at all.

The information in this section is only a summary and should be read in conjunction with each of Reebonz’s consolidated financial statements and related notes and “Reebonz’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Reebonz.

Selected Financial Information — Reebonz

Income Statement Data:

				6 months ended June 30,
	2016	2017	2017	2017	2018	2018
	SGD ’000	SGD ’000	USD ’000	SGD ’000	SGD ’000	USD ’000
Revenue	176,478	149,606	109,465	80,468	58,821	43,039
Cost of revenue	(131,294)	(107,793)	(78,871)	(58,865)	(43,565)	(31,876)
Gross profit	45,184	41,813	30,594	21,603	15,256	11,163
Fulfillment expenses	(26,033)	(25,238)	(18,466)	(12,890)	(10,168)	(7,440)
Marketing expenses	(13,430)	(10,515)	(7,694)	(5,426)	(3,491)	(2,554)
Technology and content expenses	(7,240)	(6,680)	(4,888)	(3,691)	(2,553)	(1,868)
General and administrative expenses	(22,023)	(15,354)	(11,234)	(8,453)	(6,406)	(4,687)
Government grant	399	232	170	127	182	133
Operating loss	(23,143)	(15,742)	(11,518)	(8,730)	(7,180)	(5,253)
Other income	759	577	422	78	296	216
Other expenses	(1,594)	(1,282)	(938)	(997)	(435)	(318)
Finance costs	(2,477)	(4,512)	(3,301)	(2,103)	(2,380)	(1,741)
Finance income	48	20	15	17	5	4
	(26,407)	(20,939)	(15,320)	(11,735)	(9,694)	(7,092)
Change in fair value of:
- convertible preference shares	81,664	97,289	71,185	7,084	(18,860)	(13,800)
Profit/(Loss) before tax	55,257	76,350	55,865	(4,651)	(28,554)	(20,892)
Income tax expense	(14)	(105)	(77)	(11)	(86)	(63)
Profit/(Loss) for the year	55,243	76,245	55,788	(4,662)	(28,640)	(20,955)

Attributable to:
Owners of the Company	56,049	76,879	56,252	(4,414)	(28,480)	(20,838)
Non-controlling interests	(806)	(634)	(464)	(248)	(160)	(117)
Profit/(Loss) for the year	55,243	76,245	55,788	(4,662)	(28,640)	(20,955)

Selected Non-IFRS Financial Data
Adjusted EBITDA	(14,089)	(10,683)	(7,817)	(6,200)	(4,514)	(3,302)
Adjusted EBITDA margin	-8.0%	-7.1%	-7.1%	-7.7%	-7.7%	-7.7%

Profit/(Loss) per share ($)
Basic, profit/(loss) for the year/period attributable to ordinary equity holders of the parent	5.31	7.16	5.24	(0.41)	(2.65)	(1.94)
Diluted, profit/(loss) for the year/period attributable to ordinary equity holders of the parent	(0.78)	(0.63)	(0.46)	(0.41)	(2.65)	(1.94)

Balance Sheet Data:

				6 months ended June 30,
	2016	2017	2017	2018	2018
	SGD ’000	SGD ’000	USD ’000	SGD ’000	USD ’000
Non-current assets	38,957	50,440	36,906	49,036	35,879
Current assets	63,901	50,976	37,299	47,954	35,086
Cash and cash equivalents	16,822	9,886	7,233	7,106	5,198
Total assets	102,858	101,416	74,205	96,990	70,965

Current liabilities	54,862	60,587	44,331	80,667	59,022
Non-current liabilities	213,377	118,872	86,977	122,864	89,897
Convertible preference shares	174,161	76,872	56,246	95,732	70,046
Total liabilities	268,239	179,459	131,308	203,531	148,919

SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

We are providing the following selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of purchasing our ordinary shares.

The following selected unaudited pro forma condensed combined statement of position combines the audited historical balance sheet of DOTA as of June 30, 2018 with the audited condensed consolidated historical statement of financial position of Reebonz as of June 30, 2018, giving effect to the transactions as if they had been consummated as of that date.

The following selected unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2018 combines the unaudited consolidated statement of profit or loss of Reebonz for the six months ended June 30, 2018 with the unaudited statement of operations of DOTA for the six months ended June 30, 2018, giving effect to the transactions as if they had occurred as of the earliest period presented.

The historical financial information has been adjusted to give effect to the events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the selected unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company following consummation of the transactions.

The historical financial statements of DOTA have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The historical financial statements of Reebonz have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board. The historical financial information of DOTA has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the selected unaudited pro forma condensed combined financial information. No adjustments were required to convert DOTA’s financial statements from US GAAP to IFRS for purposes of the selected unaudited pro forma condensed combined financial information, except to classify DOTA’s common stock subject to redemption as non-current liabilities under IFRS.

The historical financial information of DOTA was derived from the historical unaudited financial statements of DOTA for the six months ended June 30, 2018, which are included elsewhere in this prospectus. The historical financial information of DOTA was derived from the historical audited financial statements of DOTA for the period from April 27, 2017 (inception) through December 31, 2017, which are included elsewhere in this prospectus.

The historical financial information of Reebonz was derived from the historical unaudited consolidated financial statements of Reebonz for the six months ended June 30, 2018 and 2017 which have been translated into United States dollars for the purposes of convenience translation included elsewhere in this prospectus. The historical financial information of Reebonz was derived from the historical audited consolidated financial statements of Reebonz for the years ended December 31, 2017 and 2016 which have been translated into United States dollars for the purposes of convenience translation included elsewhere in this prospectus. This information should be read together with DOTA’s and Reebonz’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is only a summary and should be read in conjunction with the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

Selected Unaudited Pro Forma Financial Information

(dollars in thousands except share and per share amounts)

	(A) Reebonz	(B) DOTA	Pro Forma Adjustments	Pro Forma As Adjusted
Statement of Operations Data – Six Months Ended June 30, 2018
Revenue	$43,039	-	-	$43,039
Operating loss	$(5,253)	$(423)	$(6,840)	$(12,516)
Net income (loss) attributable to the Company’s shareholders	$(20,838)	19	$8,701	$(12,118)
Net loss per ordinary share – basic and diluted		$(1.28)		$(4.51)

Balance Sheet Data – As of June 30, 2018
Total Current Assets	$35,086	$71	$1,557	$36,714
Total Assets	$70,965	$58,137	$(41,321)	$87,781
Total Current Liabilities	$59,022	$153	$3,519	$62,694
Total Liabilities	$148,919	$53,137	$(104,466)	$97,590
Total Liabilities and Equity	$70,965	$58,137	$(41,321)	$87,781

RISK FACTORS

An investment in our ordinary shares carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our ordinary shares. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

Risks Related to Our Business and Operations

Reebonz’s independent registered public accounting firm has included an explanatory paragraph relating to Reebonz’s ability to continue as a going concern in its report on Reebonz’s audited consolidated financial statements included in this registration statement.

Reebonz’s audited consolidated financial statements were prepared assuming that it will continue as a going concern. However, the report of Reebonz’s independent registered public accounting firm included elsewhere in this prospectus contains an explanatory paragraph on our consolidated financial statements stating there is substantial doubt about our ability to continue as a going concern, meaning that we may not be able to continue in operation for the foreseeable future or be able to realise assets and discharge liabilities in the ordinary course of operations. Such an opinion could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. There is no assurance that sufficient financing will be available when needed to allow us to continue as a going concern. The perception that we may not be able to continue as a going concern may also make it more difficult to raise additional funds or operate our business due to concerns about our ability to meet our contractual obligations.

Based on current operating plans, assuming successful completion of this public offering, we believes that we have resources to fund our operations for at least the next twelve months, but will require further funds to finance our activities thereafter. Reebonz may also consider potential financing options with banks or other third parties. In the event this public offering is not completed as expected we will need to consider alternative arrangements and such arrangements could have a potentially significant negative impact on our ability to continue our operations.

Any harm to our brand or reputation may materially and adversely affect our business and results of operations.

Brand recognition and reputation are invaluable assets in the luxury goods market. We believe that the recognition and reputation of our Reebonz brand among buyers of luxury goods, our suppliers, marketplace merchants and individual sellers have contributed significantly to the growth and success of our business. Maintaining and enhancing such brand recognition and reputation are critical to our business and competitiveness. Many factors, including those beyond our control, are important to maintaining and enhancing our brand. These factors include our ability to:

●	provide a compelling online buying and selling experience to customers;

●	maintain the authenticity, quality and diversity of the products it offers in sufficient quantities;

●	maintain the efficiency, reliability and security of our fulfillment services and payment systems;

●	maintain or improve buyer satisfaction with our after-sale services;

●	enhance brand awareness through marketing and brand promotion activities;

●	preserve our reputation and goodwill in the event of any negative publicity involving our product authenticity and quality, customer service, cybersecurity, data protection, authorization to sell products or other issues affecting it; and

●	maintain positive relationships with our suppliers, marketplace merchants, individual sellers and other service providers.

Any public perception (i) that counterfeit goods, pre-owned goods that are in a worse-than-described condition or unauthorized or stolen goods are sold on our website, (ii) that we, or our third-party service providers, do not provide satisfactory customer service or (iii) that we infringe upon any brand owners’ intellectual property rights could damage our reputation, diminish our brand value, undermine our credibility and adversely impact our business. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our website, products and services, we may be difficult to maintain and grow our customer base, and our business and growth prospects may be materially and adversely affected.

We operate in a competitive environment and may lose market share and customers if we fail to compete effectively.

The online luxury goods industry in the Asia Pacific region is competitive. We compete for customers, third-party merchants and individual sellers. Our current and potential competitors include other specialist online luxury retailers, general online retailers, fashion online retailers, luxury brand owners’ online stores, luxury department retailers’ online stores, as well as physical stores that sell luxury goods, including retail stores owned and operated by the brands that we carry. See “Our Business— Competition.” In addition, new technologies may increase or even transform the competitive landscape in the online luxury goods industry. New competitive business models may appear, such as business models based on new forms of social media, and we may not adapt quickly enough, or at all, to changing industry trends.

Increased competition may reduce our margins, market share and brand recognition, or result in significant losses. For example, when we set prices, we consider how competitors have set prices for the same or similar products. When they cut prices or offer additional incentives to compete with it, we may have to lower our own prices or offer comparable incentives or risk losing market share. When we have products that do not sell, we often reduce prices to clear inventory. Competitive price reduction on certain luxury items lowers prices and benefits buyers, but in the longer term may hurt the perceived prestige of those luxury goods and dampen consumer interest. In addition, third-party merchants are crucial in broadening our product listings, and we compete with other companies for these sellers.

We also compete on the basis of non-price terms. For example, in our B2C Merchandise Business, we offer free international shipping for orders above a certain minimum value and aim to make deliveries within three to seven business days depending on the country of delivery. We plan to employ a variety of strategies to shorten delivery times, such as increased monitoring of third-party courier performance and implementation of a “local sourcing and local sale” model. If these strategies do not succeed, and one or more of our significant competitors manage to shorten delivery times, we may lose any competitive advantage.

Some of our current or future competitors may have longer operating histories, greater brand recognition, better supplier relationships and sourcing expertise, including direct relationships with brand owners, larger customer bases or greater financial, technical or marketing resources than we do. Those smaller companies or new entrants may be acquired by, receive investment from or enter into strategic relationships with well-established and well-financed companies or investors which would help enhance their competitive positions. We cannot assure you that we will be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on our business, financial condition and results of operations.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

Our business has grown substantially since its inception in 2009. We continue to introduce new lines of business and plan to continue to grow our business. Specifically, we launched our Reebonz Closets, a C2C marketplace, in February 2015, our Merchant’s Marketplace, a B2C marketplace, in May 2015, and introduced the “Sell Back” feature in May 2017. In addition, in the past few years, we have expanded into new markets and increased our product offerings. Expanding our business has entailed and will continue to entail significant risks as we work with new suppliers, expands into new markets and offers new products. As the business grows and our product offerings increase, we will need to continue to work with a large number of merchants and an even larger number of individual sellers efficiently and establish and maintain mutually beneficial relationships with them. We will also need to perform sufficient due diligence and other checks to prevent the sale of counterfeit or unauthorized goods on our platform. To support our growth, we also plan to implement a variety of new and upgraded managerial, operating, financial and human resource systems, procedures and controls. All of these efforts will require significant financial, managerial and human resources. In addition, our number of employees has increased since our inception, and may continue to increase in the future. We cannot assure you that we will be able to effectively manage our growth or to implement desired systems, procedures and controls successfully, particularly as the size of our organization grows, or that our system will perform as expected or that our new business initiatives will be successful. If we are not able to manage our growth or execute our strategies effectively, our growth may be interrupted and our business and prospects may be materially and adversely affected.

Our limited operating history makes it difficult to evaluate our business and prospects, and we may not be able to sustain our historical growth rates.

We commenced our Reebonz business in May 2009 and have a limited operating history. Since our inception, we have experienced rapid growth in our business. Our revenue was S$149.6 million (US$109.5 million) in 2017. We have incurred operating losses every year since inception. Our business has undergone significant changes each year since its inception, including through acquisitions and the introduction of new products and services, and therefore our historical growth rate may not be indicative of future performance. We cannot assure you that we will be able to achieve similar results or grow at a similar rate as we have in the past. Growth may slow, revenue may decline and losses may increase for a number of possible reasons, some of which are beyond Reebonz’s control, including decreased consumer spending, greater competition, slower growth of the luxury goods market in the Asia Pacific region, negative perceptions about product quality or authenticity, fulfillment bottlenecks, sourcing difficulties, emergence of alternative business models, changes in government policies, tax policies or general economic conditions. It is difficult to evaluate our prospects, as we may not have sufficient experience in addressing the risks to which companies operating in rapidly evolving markets may be exposed. If our growth rate declines, investors’ perceptions of our business and business prospects may be adversely affected and the market price of our securities could decline. You should consider our prospects in light of the risks and uncertainties that fast-growing companies with a limited operating history may encounter.

We have limited control over sellers in our Reebonz Closets and B2C Merchant’s Marketplace platform.

In 2015, we started Reebonz Closets, a C2C marketplace, and B2C Merchant’s Marketplace in Singapore. In our Marketplace Business, we do not source goods ourselves and instead provide a platform for sellers and buyers to directly buy and sell goods using our platform. We have limited control over the actions of sellers in our marketplaces and their interactions with buyers. Many of the buyers in our Marketplace Business are our existing customers and any negative experience buying through our marketplaces could adversely impact their trust in our Reebonz brand. For example, sometimes sellers advertising a product on our platform may no longer have the product available for sale. A significant percentage of sellers using our Reebonz marketplace platform may identify buyers and then transact with them outside our platform, thereby avoiding the payment of commissions, which would result in lower revenue and GMV.

Furthermore, if any seller on our platform does not control the quality of the goods that we sell, does not deliver the goods on time or at all, delivers goods that are materially different from our description of them, sells counterfeit, unlicensed or stolen goods on our platforms, or sells certain goods in violation of relevant laws and regulations or in violation of brand owners’ distribution restrictions, the reputation of our Marketplace Business and our brand may be materially and adversely affected, and we could face claims that we should be held liable for any losses. Any perception that counterfeit goods are sold on our platform could severely harm our brand and reputation. Third-party sellers may offer certain goods that are the same as, or similar to, the products that we directly offer for sale, thereby competing with our B2C Merchandise Business. In addition, expanding into these new businesses has required, and will continue to require, significant management attention and other resources. In order for our online marketplace to be successful, we must also continue to identify and attract third-party sellers, and we may not be successful in this regard. While every item sold through our C2C Individual Seller’s Marketplace is authenticated by our ateliers, we may still fail to detect some counterfeit goods and we are generally unable to detect stolen goods as there is typically no way to ascertain this.

We have a history of losses, operating losses and negative cash flow from operating activities, and we may continue to incur losses and operating losses, and experience negative cash flow from operating activities, in the future.

We have incurred significant losses and negative cash flow from operating activities since our inception. In 2016 and 2017, we had negative cash flow from operating activities of S$19.5 million and S$11.4 million (US$8.4 million), respectively. Our profit for the year in 2017 included a gain of S$97.3 million (US$71.4 million), resulting from changes in fair value of convertible preferences shares due to the decrease in the fair value of Series A, B, C and D convertible preference shares. We cannot assure you that we will be able to generate profits, operating profits or positive cash flow from operating activities in the future or that we will be able to continue to obtain financing (and in particular trust receipt financing, which is our primary source of financing for inventory purchases) on acceptable terms or at all. Our ability to achieve profitability and positive cash flow from operating activities will depend on a mix of factors, some of which are beyond our control, including our ability to grow and retain our buyer and seller base, our ability to secure favorable commercial terms from suppliers, our ability to spot trends in the luxury goods market and manage our product mix accordingly and our ability to expand our new lines of business and offer value-added services with higher profit margins. In addition, we intend to continue to invest heavily in the foreseeable future in order to grow our business in the Asia Pacific online luxury goods market. As a result, we believe that we may continue to incur losses for some time in the future.

We do not have direct contractual or business relationships with luxury brand owners except in limited circumstances, and as a result we may face legal risks from potential liability for goods sold by us, or individuals or merchants in our marketplaces, outside brand owners’ authorized distribution channels and potential claims related to “parallel import” activities, and we may also face commercial risks from actions by luxury brand owners.

We do not have direct contractual or business relationships with luxury brand owners except in limited circumstances. Instead, we source new luxury goods in our B2C Merchandise Business primarily from authorized distributors and luxury wholesalers in various countries. The contractual arrangements between some luxury brand owners and certain of our suppliers could contain restrictions on the price, geographic region and manner in which goods may be resold. We also source luxury goods through distribution channels outside the control of brand owners, which are often referred to as “parallel imports.” We believe that the import and sale of parallel import goods is generally permitted under the laws and regulations of the primary jurisdictions in which we operate, subject to certain exceptions. If our sourcing from any supplier is in violation of contractual arrangements with brand owners or legal restrictions on parallel import activities, we could be subject to claims of intellectual property rights infringement, tortious interference or inducement of contract breach, among others, and face significant liabilities. Any such perception that we are a parallel importer may undermine our reputation among buyers and sellers of luxury goods.

We are also subject to the commercial risks that brand owners may instruct our suppliers not to sell goods to us or may cease selling goods to our suppliers completely or in sufficient quantities to meet our sourcing needs. In particular, brand owners may object to our pricing practices, especially the discounts to the retail prices fixed or suggested by brand owners. If we are successful in increasing the scale of our business and becomes more prominent in the luxury goods industry, the risk that brand owners may take legal or commercial action against us or our suppliers may increase. Any such actions could harm our reputation and adversely impact our product offerings, which could have a material and adverse effect on our results of operations and growth prospects.

Authorized distributors and luxury wholesalers have entered into framework supply agreements with us, which contain representations that they are not restricted from selling such goods us and indemnities for losses we suffer or costs we incur in connection with the agreement. We are actively seeking to enter into such agreements with all of our suppliers from which we source new luxury items, but there can be no assurance that such suppliers will agree to the proposed terms. In addition, there can be no assurance that the representations made by our suppliers are accurate, and we may not be able to successfully enforce our contractual rights, including any indemnities, and may need to initiate costly and lengthy legal proceedings to protect our rights. Enforcing our contractual rights under those agreements may require us to incur significant costs and effort, and may divert our management’s attention from day-to-day operations. With our other suppliers that have not entered into any framework supply agreements, we place spot purchase orders, and any contractual rights or other recourse we may have against them in the event their sales to it are in violation of the rights of brand owners are highly limited and unlikely to provide sufficient compensation for any losses we suffer or costs we incur.

With respect to our online Marketplace Business, although we plan to implement standard terms and conditions requiring individual sellers and merchants to confirm to us that, among other things, their sale of luxury goods on our platforms is not in violation of any distribution agreements and does not infringe the intellectual property rights of brand owners, there can be no assurance that these confirmations will be accurate, and we may not be able to successfully enforce any contractual rights or other recourse we may have against them in the event such confirmations are not accurate.

We have in the past received and may continue to receive claims alleging that sales of luxury goods by us, or individuals or merchants in our marketplaces, are not through brand owners’ authorized distribution channels. In March 2013, November 2015 and in March 2016, we received letters from a brand owner demanding that we cease selling our products and claiming we are not part of its authorized distribution network. Although such allegations and claims have not had a material adverse impact on our business, we might be required to allocate significant resources and incur material expenses to address such claims in the future. Irrespective of the validity of such claims, we could incur significant costs and effort in either defending or settling such claims, which could divert our management’s attention from day-to-day operations. If a successful claim is made against us, we might be required to pay substantial damages or refrain from further sale of the relevant products. Regardless of whether we successfully defend against such claims, we could suffer negative publicity, our reputation could be severely damaged and our product offerings could be significantly reduced. Any of these events could have a material and adverse effect on our business, results of operations or financial condition.

If we fail to manage and expand our relationships with suppliers of luxury goods, or otherwise fail to procure products on favorable terms, our business and growth prospects may be materially and adversely affected.

For our B2C Merchandise Business, we source substantially all new luxury items from authorized distributors and luxury wholesalers, and we source pre-owned items from individuals, pre-owned luxury goods dealers and auction houses. Maintaining strong relationships with these suppliers is important to the growth of our business. In particular, we depend on our ability to procure products from authorized distributors and luxury wholesalers and, to a lesser extent, brand owners, on favorable pricing terms. In the past, we typically entered into spot purchase orders and did not have long-term arrangements for the supply of products. We are actively seeking to enter into framework supply agreements with all of the authorized distributors and wholesalers that we source new luxury items from. In addition, there is no assurance that all of our relevant suppliers will enter into our standard supply agreements with us or that our efforts to enter into such agreements will not adversely affect our relationships with our suppliers. We may also choose to discontinue our relationship with a supplier that declines to enter into such agreements, which would reduce the pool of suppliers that we source luxury goods from and could materially and adversely affect our business and growth prospects. We cannot assure you that our current suppliers will continue to sell products to us on commercially acceptable terms, if at all. Even if we maintain good relations with our suppliers, their ability to supply products to us in sufficient quantity and at competitive prices may be adversely affected by changes in their relationship with brand owners, economic conditions, labor unrest, regulatory or legal decisions, natural disasters or other contingencies. In addition, it is possible that our Marketplace Business will not be able to retain existing sellers or to attract sufficient new sellers in the future. In the event that we are not able to source luxury goods at favorable prices, our revenue and cost of revenue may be materially and adversely affected. If we are unable to develop and maintain good relationships with suppliers that would allow us to obtain a sufficient amount and variety of luxury merchandise on commercially acceptable terms, it may inhibit our ability to offer sufficient products sought by luxury goods buyers, or to offer these products at competitive prices. Any adverse developments in our relationships with our suppliers, as well as with merchants and individual sellers on our marketplaces, could materially and adversely affect our business and growth prospects.

If counterfeit products are inadvertently sold by us or through our platform, we may be subject to legal claims from brand owners, and our reputation and results of operations could be materially and adversely affected.

We are subject to the risk that counterfeit goods could be sold through our platform. Although we conduct due diligence on most of our suppliers and have quality control procedures in place to ensure that new luxury goods sold through our B2C Merchandise Business are authentic, we do not authenticate each item that we take in our inventory and sell and therefore rely on suppliers to sell us authentic luxury goods. Although we authenticate pre-owned luxury goods sold by us or through our C2C Individual Seller’s Marketplace (consisting of Reebonz Closets and our White Glove Service), our authentication procedures may not be effective in all circumstances. In addition, we do not authenticate products sold through our B2C Merchant’s Marketplace. Any sale of counterfeit goods through our platform could significantly harm our reputation and could result in brand owners making legal claims against us for infringement of trademark, copyright or other intellectual property rights. From time to time in the ordinary course of our business, buyers, brand owners or other third parties have alleged and may allege that counterfeit products have been sold by us or through our platform. Any perception that our platform may contain counterfeit goods, even without merit, could have a material and adverse impact on our reputation.

When we receive complaints or allegations regarding infringement or counterfeit goods, we typically verify the nature of the complaint and the relevant facts. Our procedures could result in delays in de-listing products. In the event that alleged counterfeit or infringing products are listed or sold through our platform, we could face claims relating thereto for alleged failure to act in a timely or effective manner or to otherwise restrict or limit such sales or infringement. We may implement further measures in an effort to strengthen our protection against these potential liabilities, which could require us to spend substantial resources or discontinue certain service offerings. In addition, these changes may reduce the attractiveness of our marketplaces and other services to buyers, sellers or other users. A seller whose content is removed or whose services are suspended or terminated by us, regardless of its compliance with the applicable laws, rules and regulations, may dispute our actions and commence action against us for damages based on breach of contract or other causes of action or make public complaints or allegations. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful goods or other infringement could harm our business.

Companies that operate merchandise sales and online marketplace businesses, particularly those in the Asia Pacific region, have been subject to claims regarding counterfeit goods, and we could be subject to such claims in the future. For example, in January 2015, China’s State Administration for Industry and Commerce accused a major e-commerce company of failing to implement adequate procedures to prevent the sale of counterfeit goods on its platforms, and in May 2015, Kering, owner of Gucci and other luxury brands, filed a claim in U.S. federal court against this major e-commerce company alleging that it profited from the sale of counterfeit goods on its online marketplaces. Manufacturers and distributors of counterfeit goods are also increasingly sophisticated, making their products increasingly difficult to detect as counterfeits. If we were to be held to have sold or facilitated the sale of counterfeit goods, potential legal sanctions may include injunctions to cease infringing activities, rectification, compensation, administrative penalties and even criminal liability, depending on the governing law and the seriousness of the misconduct.

We may be subject to intellectual property infringement claims, especially claims alleging unauthorized use of brand names or trademarks, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not, or will not, infringe upon or otherwise violate trademarks, patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims relating to the intellectual property rights of others, especially those relating to luxury brand owners’ brand names, logos and trademarks. Although our practice is not to display those brand names, logos and trademarks on our website (except in product photos), we have received complaints in the past that we have displayed certain brand names and trademarks without authorization or in a misleading manner, including from brand owners whose goods have accounted for a significant percentage of our revenues.

For example, we received a letter of complaint in June 2012 from the legal counsel of a luxury brand, alleging that we had displayed certain trademarks on our website without authorization and demanding that we cease the sale of its products. We also received a letter of complaint in February 2013 from the legal counsel of a luxury brand alleging that one of our promotional events used certain trademarks without authorization and conveyed a false impression that such event had its endorsement. Based on advice from our intellectual property law counsel, we generally believe that our actions referred to in those letters have not infringed on the brand owners’ rights, and we have responded as such to those letters through our legal counsel. We also have intellectual property rights policies and take-down procedures in place to deal with claims that we believe have merit. However, we cannot assure you that our policies and practices will be successful in averting similar complaints in the future, or that our legal interpretation or other defenses against claims that we believe are without merit will be upheld in a court of law or otherwise successful. Even if none of the claims are successful, defending our rights against such claims could involve significant costs and effort and divert our management’s attention from day-to-day operations. Actively defending against such claims could also lead brand owners to take commercial or other actions against us, such as instructing our suppliers not to sell goods to us or ceasing to sell goods to our suppliers completely or in sufficient quantities to meet our sourcing needs.

In addition, other third-party intellectual property may be infringed by our products, services or other aspects of our business. Holders of patents purportedly relating to some aspect of our technology platform or business, if any such holders exist, may seek to enforce such patents against us in the United States or any other jurisdictions. Further, the application and interpretation of patent laws and the procedures and standards for granting patents in certain jurisdictions in which we operate are still evolving and are uncertain, and we cannot assure you that the courts or regulatory authorities would agree with our analysis.

If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. For instance, we were alerted in September 2012 by Getty Images, the copyright licensee of certain images we had used on our website, that those images were used without proper licensing and we subsequently paid licensing fees to Getty Images. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims. Any ensuing negative publicity may severely damage our brand and reputation, regardless of the merits of the claims. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question.

Finally, we use open source software in connection with our products and services. Some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and make available any derivative works of the open source code on unfavorable terms or at no cost. Any requirement to disclose our source code or pay damages for breach of contract could be harmful to our business, results of operations and financial condition.

We may not be able to secure trademark registrations, which could adversely affect our ability to operate our business.

We file trademark applications with the proper authorities in each country in which we operate and will continue to do so if and when we expand into other jurisdictions. Trademark applications where we may file may not be allowed registration, and we may not be able to maintain or enforce our registered trademarks. If there are trademark registration proceedings, we may receive rejections. Although trademark applicants are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. For example, we received a notice of opposition to our U.S. trademark application number 79189277 relating to the registration of “Reebonz” for, inter alia, business organization and business management of sales of products and services via a global computer network in the field of luxury fashion. The opponent alleges that our registration would result in likelihood of confusion and dilution of the “Reebok” mark. Based on advice from our intellectual property law counsel, we generally believe that such allegations are unfounded and are working with the opponent, through our legal counsel, to address the opponent’s concerns so that our mark can be registered in the U.S. for the aforementioned goods and services. Failure to secure such trademark registrations could adversely affect our ability to operate our business in a specific jurisdiction.

Failure to safeguard private and confidential information of our buyers and sellers and protect our network against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

An important challenge to the online retail industry in general, and the online luxury retail market in particular, is the safekeeping and secure transmission of private and confidential information. Through third-party cloud computing service providers, we maintain a large database of confidential and private information as a result of buyers of luxury goods placing orders and inputting payment and contact information online, and sellers listing products and accepting payments, all through our website and our mobile application. In addition, we accept a variety of payment methods such as major credit cards networks, bank transfers and third party payment service providers, and online payments are settled through third-party online payment services. We also share certain personal information about our customers with contracted third-party couriers, such as their names, addresses, phone numbers and transaction records in order to facilitate pickups and deliveries. Maintaining complete security for the storage and transmission of confidential information in our system presents us with significant challenges.

Given the high monetary value of the luxury goods we carry and the relatively high average net worth of our buyers, safeguarding consumer privacy is essential to maintaining customer confidence. Advances in technology and the sophistication of cyber-attackers, new discoveries in cryptography or other developments could result in a compromise or breach of the technology that we use to protect confidential information, which could lead to third parties illegally obtaining private and confidential information we hold as a result of our customers’ visits to our website and use of our mobile application, which could significantly affect consumer confidence in our platform and harm our business. In a Facebook post in November 2014, a satirical group, SMRT Ltd (Feedback), claimed that the personal data of 400,000 customers from Zalora, 440,000 customers from us and 650,000 records from deal.com.sg, were being peddled. Although we and other retailers have refuted this claim, such report or any similar reports in the future, whether factual or not, could negatively impact consumer perceptions of the safety and security of our platform or online shopping generally as well as our relationships with third parties, such as payment platforms. In addition to external threats, leaks of private and confidential information may result from operational errors. For instance, there have been instances where our staff have inadvertently sent e-mails with information regarding particular customers to the wrong customer. There can be no assurance that similar instances will not occur in the future.

In addition, we have limited control or influence over the security policies or measures adopted by third-party providers of online payment services through which our customers may elect to make or accept payments. Any negative publicity on our website’s or mobile application’s safety or privacy protection mechanisms and policies, and any claims asserted against us or fines imposed upon it as a result of actual or perceived failures, could have a material and adverse effect on our public image, reputation, financial condition and results of operations. Any compromise of our information security, or the information security measures of our contracted third-party couriers or third-party online payment service providers, could have a material and adverse effect on our reputation, business, prospects, financial condition and results of operations.

Practices regarding the collection, use, storage and transmission of personal information by companies operating over the internet and mobile platforms have recently come under increased public scrutiny in the various jurisdictions in which we and our subsidiaries operate. In addition to already existing stringent laws and regulations in such jurisdictions applicable to the solicitation, collection, processing, sharing or use of personal or consumer information, we may become subject to newly enacted laws and regulations that could affect how we store, process and share data with our customers, suppliers and third-party sellers. Compliance with any additional laws could be expensive, and may place restrictions on the conduct of our business and the manner in which we interact with our customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us.

Significant capital, managerial resources and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by cyber-attackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us and could expose us to legal claims. Any perception by the public that e-commerce or the privacy of customer information is becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online luxury retail and other online services generally, which could have a material and adverse effect on our financial condition and results of operations.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

We take inventory risk in our B2C Merchandise Business, which requires us to effectively manage a large volume of high-value inventory. We depend on our demand forecasts for various kinds of luxury items and the subjective judgments of our merchandising team regarding fashion and style trends to make sourcing decisions and to manage our inventory. Demand, however, can change unexpectedly between the time inventory is ordered and the time by which we intend to sell it. Demand may be affected by changes in consumer tastes, new product launches, changes in product cycles and pricing, product defects and many other factors, and luxury goods buyers may not order products in the quantities that we expect. In such circumstances, given that we do not typically have the right to return unsold items to our suppliers, we may decide to clear our inventory by reducing prices and making sales at a loss. In addition, when we begin selling a new product, it may be difficult to establish supplier relationships, determine appropriate product selection and accurately forecast demand. The acquisition of certain types of inventory may require significant lead time and prepayment that is typically nonrefundable. We are also subject to the risk that our inventory may be lost or damaged in storage or in transit, to the extent that such loss or damage is outside the coverage of our insurance.

If we fail to manage our inventory effectively, we may face inventory obsolescence, a decline in inventory value and significant inventory write-downs or write-offs. Such decline in inventory value may be substantial, especially given the high monetary value of the luxury goods we sell. We may be required to lower sale prices or conduct additional marketing activities in order to reduce inventory levels, which may lead to lower margins. High inventory levels may also tie up substantial capital resources, preventing us from using that capital for other purposes. On the other hand, if we underestimate demand for our products, or if our suppliers fail to supply quality products in a timely manner, we may experience inventory shortages and as a result, lost sales and damage to our reputation. Any of the above may materially and adversely affect our results of operations and financial condition.

If we are unable to provide a high level of customer service, our business and reputation may be materially and adversely affected.

Our ability to ensure an enjoyable, efficient and user-friendly buying and selling experience for customers is crucial to our success. The quality of our customer service depends on a variety of factors, including our ability to continue to offer a wide range of authentic luxury goods at affordable prices, source products to respond to ever-changing buyer demands and preferences, maintain the quality of our products and services, provide a secure and user-friendly website interface and mobile application for our buyers and sellers, and provide timely delivery and pick up and satisfactory after-sales service. If our customers are not satisfied with any aspect of our goods or services, or the prices we offer, or if our internet platform is interrupted or otherwise fails to meet our customers’ requests, our reputation and customer loyalty could be materially and adversely affected.

We depend on our customer service center and online customer service representatives to provide live assistance to our buyers and sellers. Each member of our loyalty programs with Reebonz Black or Reebonz Solitaire status, which are the two statuses achievable by members of our loyalty program being earned either by spending beyond certain thresholds, has access to our team of relationship managers and customer service representatives whom he or she can contact for any of his or her customer service needs. If our customer service representatives, including relationship managers, fail to provide satisfactory service, our brand and customer loyalty may be adversely affected. In addition, any negative publicity or poor feedback regarding our customer service may harm our brand and reputation and in turn cause us to lose customers and market share.

We also rely on contracted third-party delivery service providers, including global logistics providers and smaller local logistics providers, to pick up and deliver various high-value luxury goods. We also rely on these and other third parties to act as collection locations for our C2C Individual Seller’s Marketplace. If product pick up or delivery is not on time, or if the product is damaged in transit or while held at a collection location, customers’ confidence in our fulfillment capabilities could be diminished, particularly given the high monetary value of the goods sold on our platform. Furthermore, the personnel of contracted third-party delivery service providers act on our behalf and interact with our customers personally. Any failure to provide high-quality services to our customers may negatively impact the experience of our customers, damage our reputation and cause us to lose customers.

As a result, if we are unable to continue to maintain our customer experience and provide high-quality customer service, we may not be able to retain existing customers or attract new customers, which will have a material and adverse effect on our business, financial condition and results of operations.

We use third-party couriers to deliver orders, and rely heavily on them for our fulfillment services we provide to sellers and buyers in our online marketplace. Any failure on the part of these couriers to provide reliable services may materially and adversely affect our business and reputation.

We maintain arrangements with 16 third-party logistics providers, including multinational delivery companies and local couriers. We use our services to deliver our products to buyers and pick up goods from individual sellers. In addition, our Reebonz marketplaces, including both the B2C Merchant’s Marketplace and the C2C Individual Seller’s Marketplace, requires us to build and maintain a compelling platform, on which it provides fulfillment services to sellers and buyers. We rely heavily on the third-party couriers to provide pick-up and delivery services, which form an integral part of our fulfillment services.

Interruptions to, or failures of the delivery or collection services, could prevent the timely and successful pick-up and delivery of products. We may not be in a position to forestall or minimize the impact of these interruptions or failures, given that we are not in direct control of the third-party couriers. In addition, these interruptions or failures may be due to unforeseen events that are beyond our control or the control of the couriers, such as inclement weather, natural disasters or labor unrest.

We also encountered situations in the past where shipments were lost or stolen in transit and in certain cases we may choose not to utilize insurance coverage (such as where we believe paying the claim directly may be more beneficial than paying the deductible and electing to use insurance coverage) to cover losses or such losses may not be covered by insurance. Given the high monetary value of the luxury merchandise we handle, the reliability of third-party courier services and the quality of services they provide are crucial factors that merchants and individual sellers consider when determining whether to do business on our platform, and any mistake or interruption on the part of those couriers could severely dampen their confidence in our services and the Reebonz brand. Relatively small local couriers may be less reliable than long-established multinational delivery companies. For example, if our third-party couriers, especially those relatively small local couriers, fail to comply with applicable rules and regulations in their respective jurisdictions, our fulfillment services may be materially and adversely affected. We may not be able to find alternative delivery companies to provide pick-up and delivery services in a timely and reliable manner, if at all. Delivery of our products could also be affected or interrupted by merger, acquisition, insolvency or shut-down of the delivery companies it engages, especially those local companies with relatively small business scales. If our products are not delivered in proper condition or on a timely basis, or if our fulfillment services are disrupted by service failure of the third-party couriers, our business and reputation could be materially and adversely affected.

Our delivery, return and warranty policies and those of luxury brand owners may adversely affect our results of operations.

We generally provide free three- to seven-business day shipping for luxury items we directly sells to buyers. We also have adopted buyer-friendly return policies that make it convenient for buyers to return the purchase and obtain a refund. We may also be required by law to adopt new or amend existing return and exchange policies from time to time. Our return policy is even more generous for members of our loyalty programs, Reebonz Black and Reebonz Solitaire. In addition, luxury watches purchased from us come with a one-year warranty. These return, exchange and warranty policies could subject us to additional costs and expenses which may not be offset by increased revenue. Our ability to handle a large volume of returns is unproven. If our return and exchange policy is abused by a significant number of buyers, our costs may increase significantly and our results of operations may be materially and adversely affected. If we revise these policies to reduce our costs and expenses, our customers may be dissatisfied, which may result in loss of existing customers or failure to acquire new customers at a desirable pace, which may materially and adversely affect our results of operations. Some of the new and pre-owned luxury goods we sell may not be covered by the relevant manufacturer’s or brand owner’s original warranty, and such manufacturers or brand owners may refuse to provide replacement, repair, cleaning or other services for goods purchased on our platform. Although we intend to improve our disclosure of this risk to our buyers, we may be subject to consumer claims under applicable consumer protection or other laws and regulations in connection with limitations on manufacturer’s or brand owner’s warranties.

If we fail to implement and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, our security holders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.

Until consummation of the Business Combination, Reebonz was not a publicly listed company and we had limited accounting personnel and other resources with which to address our internal controls and procedures. Effective internal control over financial reporting is necessary for it to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Effective internal controls can be particularly important to preparing consolidated financial results for the company since we operate in multiple markets with varying financial reporting rules and standards, such that it may have to make adjustments to our subsidiaries’ financial results as part of the consolidation process. If in subsequent years we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of our securities.

Reebonz’s internal controls relating to financial reporting have not kept pace with the expansion of our business. Reebonz’s financial reporting function and system of internal controls are less developed in certain respects than those of similar companies that operate in fewer or more developed markets and may not provide our management with as much or as accurate or timely information. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “deficiency, or a combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.”

In connection with the preparation and external audit of Reebonz’s consolidated financial statements as of and for the years ended December 31, 2016 and 2017, Reebonz and KPMG LLP, independent registered public accounting firm, noted a material weakness in Reebonz’s internal control over financial reporting. The material weakness identified was Reebonz’s insufficient accounting resources and processes necessary to comply with reporting and compliance requirements of IFRS and the SEC. As a result of the identification of this material weakness, we plan to take measures to remedy this control deficiency. However, we can give no assurance that our planned remediation will be properly implemented or will be sufficient to eliminate such material weakness or that material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our securities.

Our independent registered public accounting firm did not undertake an audit of the effectiveness of Reebonz’s internal controls over financial reporting. Our independent registered public accounting firm will not be required to report on the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 until our annual report on Form 20-F following the date on which we cease to qualify as an “emerging growth company,” which may be up to five full fiscal years following consummation of our Business Combination on December 19, 2018. The process of assessing the effectiveness of our internal control over financial reporting may require the investment of substantial time and resources, including by members of our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this determination and whether we will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years we are unable to assert that our internal control over financial reporting is effective, or if our auditors express an opinion that our internal control over financial reporting is ineffective, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of our securities. We will be implementing a number of measures to address the material weakness including: (i) hiring a number of financial reporting and internal control with IFRS and SEC financial reporting expertise, (ii) conducting training for our personnel with respect to IFRS and SEC financial reporting requirements. We intend to remediate material weaknesses in our internal control over financial reporting by the end of the second full year after the completion of this transaction.

We are an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our ordinary shares may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our ordinary shares less attractive because Reebonz will rely on these exemptions. If some investors find Reebonz’s ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our Business Combination on December 19, 2018, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We rely on online sale of luxury handbags for a major portion of our revenue.

Online sales of luxury handbags have historically accounted for a majority of our revenue. Substantially all of these handbags are designed for and marketed to women, which limits our demographic reach. Our business depends, to a certain extent, on the fashion trends and desirability of luxury handbags. We expect that sales of these products will continue to represent a significant portion of our revenue in the near future. We have increased our offerings to include other product categories, such as a wide array of luxury watches, small leather goods and shoes. We expect to continue to expand our product offerings to diversify our revenue sources in the future. However, our sales of these new products may not reach a level that would substantially reduce our dependence on the sales of handbags. Sales of luxury handbags accounted for more than 70% of our revenue in each of 2017 and 2018. Any event that results in a reduction in our sales of luxury handbags could materially and adversely affect our ability to maintain or increase our current level of revenue and maintain or improve our business prospects.

A substantial portion of our revenue is derived from luxury goods manufactured by three luxury conglomerates.

In 2017 and 2018, we derived an aggregate of 50% to 60% of our revenue from brands owned by three major luxury conglomerates. Each conglomerate consists of multiple brand owners, and these three conglomerates in aggregate account for more than forty brands. We source luxury goods made by these brand owners primarily from luxury wholesalers and authorized distributors in Europe. We do not have direct relationships with any of these brand owners and therefore do not have explicit permission from these conglomerates or their brand owners to resell their goods. Although none of these conglomerates have taken any action at the conglomerate or parent company level seeking to stop us from selling their products, certain of the individual brand owners within these conglomerates have issued letters alleging intellectual property infringement or asking us to stop selling their products. For example, in March 2013, November 2015, and March 2016 we received letters from a brand owner demanding that we cease selling its products. Although we believe these letters have not affected our ability to source these brands from luxury wholesalers and authorized distributors, if for any reason we were to experience reduced supply of luxury goods produced by the brand owners which are part of these three major conglomerates, or if any of such conglomerates or their brand owners were to take any action to prevent us from acquiring or selling their products, or if demand for the brands produced by these brand owners falls, our business, financial condition and results of operations would be materially and adversely affected.

Fluctuations in exchange rates between and among the Singapore dollar, the Australian dollar, the Euro, the Hong Kong dollar, the Malaysian ringgit, the Indonesian rupiah, the Korean won, the New Taiwan dollar, the Thai baht and the U.S. dollar, as well as other currencies in which we do business, may adversely affect our operating results.

We operate in various countries in the Asia Pacific region, including Singapore, Australia, Malaysia and Indonesia, among other countries. We make inventory purchases primarily in Euros and U.S. dollars, incurs employee compensation expenses and administrative expenses primarily in Singapore dollars, and incur certain other expenses in various other currencies. We derive a significant portion of our revenue from sales denominated in Singapore dollars as well as in various local currencies other than the Singapore dollar.

Recently, currency exchange rates in Asia Pacific and Southeast Asia in particular have experienced volatility, including as a result of volatility in the Chinese Renminbi. For example, the exchange rate for the Chinese Renminbi to the U.S. dollar as of December 31, 2018 was 6.878, and was 6.506 as of December 31, 2017. The Singapore dollar has generally weakened compared to the U.S. dollar in recent years, and in particular in 2015 and 2016. The exchange rate for the Singapore dollar to the U.S. dollar as of December 31, 2016 was 1.447, as of December 31, 2017 was 1.337, and as of December 31 2018 was 1.347.

Our margins may be affected and we may otherwise be affected by foreign exchange differences in connection with fluctuations in the value of currencies against the Singapore dollar and managing multiple currency exposures. For example, we must pay fees to convert proceeds in foreign currencies to Singapore dollars. In addition, foreign exchange controls may restrict us from repatriating income earned in certain foreign countries to Singapore. Any such delay in revenue repatriation may cause us to incur losses due to the volatility of these currencies compared to the Singapore dollar. Because we report our results in Singapore dollars, the difference in exchange rates in one period compared to another directly impacts period-to-period comparisons of our operating results. Because currency exchange rates have been especially volatile in the recent past, these currency fluctuations may make it difficult for us to predict our results.

Currently, we have not implemented any comprehensive strategy to mitigate risks related to the impact of fluctuations in currency exchange rates. Implementing hedging strategies can prove costly. Even if we were to implement hedging strategies, not every exposure is or can be hedged, and, where hedges are put in place based on expected foreign exchange exposure, they are based on forecasts which may vary or which may later prove to have been inaccurate. Failure to hedge successfully or anticipate fluctuations in the value of currencies and other currency risks accurately could adversely affect our operating results.

As we expand our business internationally, we will face additional business, political, regulatory, operational, financial and economic risks, any of which could increase our costs and hinder our growth.

We expect to continue to devote significant resources to international expansion in the Asia Pacific region through organic growth. Expanding our business internationally will require considerable management attention and resources and is subject to the particular challenges of operating a rapidly growing business in an environment of multiple languages, cultures, customs and legal and regulatory systems. Entering new international markets or expanding our operations in existing international markets will involve substantial cost, and our ability to gain market acceptance in any particular market is uncertain. There can be no assurance that we will be able to successfully grow our business internationally. For example, we may become subject to risks that it has not faced before or an increase in the risks that we currently face, including risks associated with:

●	localizing our operations and platform, and gaining customer acceptance;

●	recruiting and retaining talented and capable management and employees in various countries;

●	language barrier and cultural differences;

●	negotiating agreements that are economically beneficial to us and protective of our rights, such as contracting with various third parties for the localization of our services;

●	competition from home-grown businesses with significant local market share and a better understanding of consumer preferences;

●	protecting and enforcing our intellectual property rights;

●	the inability to extend proprietary rights in our brand, content or technology into new jurisdictions;

●	complying with applicable foreign laws and regulations, such as those relating to intellectual property, privacy, consumer protection, e-commerce, customs and anti-money laundering;

●	currency exchange rate fluctuations, and foreign exchange controls that might restrict or prevent us from repatriating income earned in foreign countries;

●	challenges in maintaining internal controls and managing accounting personnel in the countries where we operate;

●	protectionist laws and business practices that favor local businesses in some countries;

●	various forms of online fraud, such as credit card fraud;

●	foreign and local tax consequences;

●	political, economic and social instability; and

●	higher costs associated with doing business internationally.

Any failure to meet the challenges associated with international expansion could materially and adversely affect our business, financial condition and results of operations.

If we are unable to maintain a strong buyer base by offering luxury goods that attract new buyers and repeat purchases from existing buyers, or if we are unable to build and sustain an integrated ecosystem for luxury goods, our business, financial condition and results of operations may be materially and adversely affected.

Our future growth depends on our ability to continue to attract new buyers as well as new purchases from existing buyers. More importantly, our future growth also depends on our ability to leverage our platform and build an integrated ecosystem for luxury goods where customers are able to become both buyers and sellers. Ever-changing consumer preferences have affected and will continue to affect the online luxury goods market. We must stay abreast of emerging consumer preferences and anticipate upcoming trends. In addition, maintaining effective marketing is important for our business. We increasingly plan to use technology to enable our systems to make recommendations to buyers based on past purchases or on goods viewed but not purchased. Our ability to make individually tailored recommendations is dependent on our business intelligence system, which tracks, collects and analyzes our customers’ browsing and purchasing behavior, to provide accurate and reliable information. We believe that buyers choose to purchase authentic and quality luxury goods on our platform because we offer a wide selection of goods, and they may choose to shop elsewhere if we cannot match the range of goods or the prices offered by other websites or by physical stores. If buyers cannot find their desired luxury goods on our websites or through our mobile application, they may lose interest in us and visit us less frequently or stop visiting us altogether. Likewise, if our buyer base diminishes, fewer buyers could potentially be converted to sellers on our platform, hindering the growth of our Marketplace Business. It could also cause existing luxury goods sellers in our marketplace to perceive our platform as less valuable and leave our platform. In addition, potential merchants and individual sellers could be deterred from joining us. Sellers may also regard us as less valuable for various other reasons, such as the perceived ineffectiveness of our marketing efforts or the emergence of alternative platforms that charge lower commissions and fees. Any of the above scenarios in turn may materially and adversely affect our business, financial condition and results of operations.

If we are unable to conduct our marketing activities in a successful and cost-effective manner, our results of operations and financial condition may be materially and adversely affected.

We believe that consistent marketing communication supports our level of sales and brand identity as a trusted name for buying and selling luxury goods. As a result, we have incurred significant expenses on a variety of marketing and brand promotion campaigns, both broad-based and targeted, that are designed to enhance our brand recognition and increase sales. Our brand promotion and marketing activities may not be well received by customers and may not result in the levels of product sales that we anticipate. We incurred S$13.4 million and S$10.5 million of marketing expenses in 2016 and 2017, respectively. We expect that we could incur higher amounts of expenses in the foreseeable future, as our customer acquisition cost increases over time as a result of greater competition and market saturation. Marketing approaches and tools in the luxury goods market in the Asia Pacific region are evolving. This further requires us to enhance our marketing approaches and experiment with new marketing methods to keep pace with industry developments and consumer preferences. Failure to refine our existing marketing approaches, failure to introduce new marketing approaches in a successful and cost-effective manner, or failure of our innovative marketing initiatives, such as Reebonz Mobil (a truck that features a mobile luxury goods boutique), to bring about desired results could reduce our market share, cause our revenue to decline and negatively impact our profitability.

If our senior management is unable to work together effectively or efficiently, or if we lose their service, our business may be severely disrupted.

Our success depends heavily upon the continued services of our management. In particular, we rely on the expertise and experience of Mr. Samuel Lim, our Co-Founder and Chief Executive Officer, and other executive officers. If our senior management cannot work together effectively or efficiently, our business may be severely disrupted. If one or more members of our senior management were unable or unwilling to serve in their current positions, we might not be able to locate an appropriate replacement, if at all, and our business, financial condition and results of operations may be materially and adversely affected. If any member of our senior management joins a competitor or forms a competing business, we may lose customers, suppliers, know-how and key professionals and staff. Our senior management has entered into employment agreements with us, which contain confidentiality and non-competition provisions. There can be no assurance that any such non-competition provision will be enforceable in the Singapore courts. In addition, under these agreements, members of our senior management team can resign by giving us prior notice or through forfeiture of compensation during the notice period in lieu of giving prior notice. We currently do not maintain any insurance coverage for loss of key management personnel. If any dispute arises between our senior management and us, especially one that results in any resignation, we may suffer negative publicity and erosion of investor confidence, and we may have to incur substantial costs and expenses in order to enforce such agreements, or we may be unable to enforce them at all.

We depend on talented, experienced and committed personnel to grow and operate our business, and if we are unable to recruit, train, motivate and retain qualified personnel or sufficient workforce while controlling our labor costs, our business may be materially and adversely affected.

A fundamental driver of our continued success is our ability to recruit, train and retain qualified personnel with deep experience in the luxury retail industry, particularly in areas of technology, authentication, marketing and operations. For example, we face difficulty recruiting experienced technology personnel, whose responsibility is to design and maintain user-friendly websites and mobile applications.

Our senior management and mid-level managers are instrumental in implementing our business strategies, executing our business plans and supporting our business operations and growth. The effective operation of our managerial and operating systems, fulfillment services, customer service centers and other back office functions also depends on the knowledge and diligence of our management and employees. Since the online luxury retail industry is characterized by high demand and intense competition for talent, we can provide no assurance that we will be able to attract or retain qualified staff or other highly skilled employees that we will need to achieve our strategic objectives. We plan to hire additional employees both in our technology department, in order to enhance user experience for all our online touch points, and in our finance department. We have observed an overall tightening of the labor market and an emerging trend of shortage of labor supply and this requires us to be more creative and pro-active in our talent sourcing rather than only depending on traditional recruitment channels. Failure to obtain experienced and dedicated employees may lead to underperformance of these functions and cause disruption to our business. Labor costs in the countries in which we operate have increased with the economic development in the Asia Pacific region. In addition, our ability to train and integrate new employees into our operations may also be limited and may not meet the demand for our business growth in a timely fashion, if at all, and rapid expansion may impair our ability to maintain a dynamic corporate culture. Furthermore, additional employees that we plan to hire may be located at our offices and facilities outside Singapore. As a result, we may have less control over these employees, and we may experience increased difficulty in integrating them into our corporate culture.

We depend on our Reebonz ateliers, our in-house team of trained experts, to ensure the authenticity of the luxury goods we carry on our platform. If Reebonz ateliers fail to identify counterfeit goods or we are unable to recruit and train qualified professionals for the atelier team, our business may be materially and adversely affected.

We believe that an important measure to maintain buyer confidence in the Reebonz brand is to provide buyers with the assurance that the items they purchase are authentic. Reebonz ateliers, which consist of our in-house team of appraisers, trained gemologists and watch technicians, authenticate all pre-owned luxury goods sold by us or through our C2C Individual Seller’s Marketplace. Each pre-owned item sold through our B2C Merchandise Business and our C2C Individual Seller’s Marketplace is authenticated, appraised, valued and graded by an atelier. Our ateliers also support other areas of our business by, for example, providing authentication services to sellers and buyers using our B2C Merchant’s Marketplace in the event of a dispute.

There can be no assurance that Reebonz ateliers will identify all counterfeit goods and not certify such goods as genuine. Any failure by Reebonz ateliers to identify counterfeit goods could significantly harm our reputation and could result in brand owners making legal claims for infringement of trademark, copyright or other intellectual property rights, which in turn could materially and adversely affect our results of operations and prospects. In the event counterfeit goods are sold in our marketplaces, the authentication services we provide may also expose us to a heightened risk of contributory liability compared to other online marketplace operators that do not offer such services. In addition, our atelier team authenticates products sold through our C2C Individual Seller’s Marketplace, consisting of Reebonz Closets and our White Glove Service, which could lead to a backlog if we are unable to increase the size and efficiency of our atelier team as our C2C Individual Seller’s Marketplace grows. In our B2C Merchant’s Marketplace, we do not, except in certain circumstances, authenticate products sold by merchants to buyers, which increases the possibility that counterfeit products could be sold through our platform.

Our team of ateliers currently consists of 11 professionals located across our collection spokes. As our business grows, we may need to retain additional ateliers, and we could experience a backlog if we are unable to increase the size and efficiency of our atelier team as our C2C Individual Seller’s Marketplace grows. The market competition for experienced luxury goods authentication professionals is intense, and there is no assurance that we will be able to hire and retain a sufficient number of professionals with the required experience on acceptable terms or that our training programs for new ateliers will be effective. Furthermore, counterfeiters and the products they produce are increasingly sophisticated, such that there can be no assurance that our ateliers will be able to consistently differentiate between authentic and counterfeit goods. If we are unable to grow our team of ateliers at the rate, and with the degree of sophistication, that we expect to require as our business grows, our authentication capabilities could be impacted, which could result in counterfeit or defective products being sold on our platform. Any of the foregoing could have a material and adverse effect on our business, results of operations and prospects.

Customer behavior on mobile devices is rapidly evolving, and if we fail to successfully adapt to these changes, our competitiveness and market position may suffer.

In line with the significant growth in smartphone usage and the global shift in online activity towards mobile devices, a significant portion of our sales are made through mobile devices. In addition, our Reebonz Closets, which we launched in February 2015, is significantly dependent on our mobile application for a number of its functions, including uploading items for sale and interaction among customers. Use of mobile devices and platforms is relatively new and developing rapidly, and we may not be able to continue to increase the level of mobile access to, and engagement on, our business. The variety of technical and other configurations across different mobile devices and platforms increases the challenges associated with this environment. our ability to successfully expand the use of mobile devices to access our platform is affected by the following factors:

●	our ability to continue to provide a compelling e-commerce and mobile commerce platform and tools in a multi-device environment;

●	our ability to successfully deploy and update our application on popular mobile operating systems that we does not control, such as iOS and Android;

●	its ability to adapt to the device standards used by third-party manufacturers and distributors; and

●	the attractiveness of alternative platforms.

If we are unable to attract significant numbers of new mobile buyers and increase levels of mobile engagement, our ability to maintain or grow our business would be materially and adversely affected.

The proper functioning of our information technology platform is essential to our business. Any failure to maintain the satisfactory performance of our website, mobile application and systems could materially and adversely affect our business and reputation.

The satisfactory performance, reliability and availability of our technology platform are critical to our success and our ability to attract and retain buyers and sellers of luxury goods and provide superior customer service. Substantially, all of our sales of products are made online through our websites and mobile application, and the fulfillment services we provide to merchants and individual sellers is related to sales of their products through our website and mobile applications. Any system interruptions caused by telecommunications failures, computer viruses, software errors, third party services, cloud computing providers, cyberattack or other attempts to harm our systems that result in the unavailability or slowdown of our websites or mobile application or reduced orders and fulfillment performance could reduce the volume of products sold and the attractiveness of product offerings on our website. Our cloud servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, websites or mobile application slowdown or shutdown, delays or errors in transaction processing, loss of valuable data or the inability to accept and fulfill orders. In December 2014, we were the victim of a distributed denial of service (DDOS) attack, which overloaded our servers and resulted in approximately three hours of downtime. While we have implemented security measures for DDOS prevention and full-time security monitoring, there can be no assurance that our websites will not be victimized by such attacks in the future. Security breaches, computer viruses, software errors and cyberattacks have become more prevalent in our industry. Because of our brand recognition in the online luxury retail industry in our Core Asia Pacific Market, we believe it is a particularly attractive target for such attacks. We have experienced in the past, and may experience in the future, such attacks and unexpected interruptions. We can provide no assurance that our current security mechanisms will be sufficient to protect our information technology systems from any third-party intrusions, viruses or cyberattacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage our reputation and result in a material decrease in our revenue. Additionally, we must continue to upgrade and improve our technology platform to support our business growth, and failure to do so could impede our growth. However, we cannot assure you that we will be successful in executing these system upgrades, improvement strategies or updates by our third party technology service providers. In particular, our systems may experience windows of down time during upgrades, and the new technologies or infrastructures may not be fully integrated with the existing systems on a timely and reliable basis, if at all. In October 2012, a system administrator erroneously made a configuration change at the database level, which resulted in approximately 25 hours of downtime for our websites. While we have implemented standard operating procedures to prevent such incidents, there can be no assurance that human error will not result in website downtime or any other technological problems in the future. In addition, we experience surges in online traffic associated with promotional activities and holiday seasons, which could strain our technology platform. During a certain sales event in 2011, our server was unable to handle the volume of traffic to our websites and we experienced three days of downtime as our websites were moved to a dedicated hosting site. While we have implemented procedures to add server capacity prior to such events, there can be no assurance that our servers will not be overloaded in the future due to the popularity of sales events or for any other reason. If our existing or future technology platform does not function properly, it could cause system disruptions and slow response times, affecting data transmission, which in turn could materially and adversely affect our business, financial condition and results of operations.

The costs of fulfillment services that we incur may increase, and we may not be able to pass the increased costs on to our buyers and sellers.

We provide fulfillment services both in our B2C Merchandise business and in our Marketplace Business. We incur significant costs in providing fulfillment services, such as logistics center labor costs and third-party courier costs. We cannot assure you that these costs will stay at the current level in the future, and if they increase, we may not be able to pass the increased costs on to our buyers and sellers. For example, shipping costs are currently borne by the buyer in our Reebonz Closets and B2C Merchant’s Marketplace, and if one or more of our third-party couriers decide to charge it increased shipping fees, we may decide to absorb the increased cost ourselves in order to stay competitive and retain customers. This may have a material and adverse effect on our business, financial condition and results of operations.

Uncertainties relating to the growth and profitability of the online luxury goods industry in the Asia Pacific region could adversely affect our revenues and business prospects.

We generate substantially all of our revenues from online sales of new and pre-owned luxury goods. While the online retail business has existed in the Asia Pacific region since the 1990s and has flourished in recent years, the long-term viability and prospects of various online B2C and C2C luxury retail business models in the Asia Pacific region remain relatively untested. Reebonz’s future results of operations will depend on numerous factors affecting the development of the online luxury retail industry in the Asia Pacific region, which may be beyond our control. These factors include:

●	the growth of internet, broadband and mobile penetration and usage in the Asia Pacific region, and the rate of such growth;

●	the trust and confidence of online luxury retail consumers in the Asia Pacific region, as well as changes in customer demographics and consumer tastes and preferences;

●	the selection, price and popularity of luxury goods that we and our competitors offer online and offline;

●	whether alternative retail channels or business models that better address the needs of existing and potential luxury buyers emerge in the Asia Pacific region;

●	the development of fulfillment, payment and other ancillary services associated with online purchases;

●	government policies that affect the luxury goods industry, such as tax policies in connection with online sales, luxury goods, or both; and

●	governmental actions that affect the luxury goods industry, such as the introduction or relaxation of anti-corruption campaigns (similar to the ongoing anti-corruption campaign in China), which could be implemented by countries in which we operate.

A decline in the popularity of online shopping in general, or any failure by us to adapt our websites and improve the online customer experience in response to trends and consumer requirements, may adversely affect our revenue and business prospects.

The accessories, footwear and apparel industries are heavily influenced by general macroeconomic cycles that affect consumer spending and a prolonged period of depressed consumer spending could have a material adverse effect on our business, results of operations and financial condition.

The accessories, footwear and apparel industries have historically been subject to cyclical variations, recessions in the general economy and uncertainties regarding future economic prospects that can affect consumer spending habits. Purchases of discretionary luxury items, such as our products, tend to decline during recessionary periods when disposable income is lower. The success of our operations depends on a number of factors impacting discretionary consumer spending, including general economic conditions, consumer confidence, wages and unemployment, housing prices, consumer debt, interest and tax rates, fuel and energy costs, taxation and political conditions. A worsening of the economy may negatively affect consumer and wholesale purchases of our products and could have a material adverse effect on our business, results of operations and financial condition.

Any deficiencies in the internet infrastructure of any particular country in which we operate or any disruption in our arrangements with third-party providers of communications and storage capacity could impair our ability to sell products over our website and mobile applications, which could cause us to lose customers and harm our operating results.

The majority of our sales of products are made online through our websites and mobile application, and the fulfillment services we provide to merchants and individual sellers are related to sales of their products through our websites and mobile application. Our business depends on the performance and reliability of the internet infrastructure in the Asia Pacific countries in which we operate. The availability of our websites depends on telecommunications carriers and other third-party providers of communications and storage capacity, including bandwidth and server storage, among other things. If we are unable to enter into and renew agreements with these providers on acceptable terms, or if any of our existing agreements with such providers are terminated as a result of our breach or otherwise, our ability to provide our services to our customers could be adversely affected. For example, on July 8, 2015 our website in Hong Kong experienced an outage which lasted approximately two hours, due to communication breakdown between its telecommunications provider and our internet service provider. Service interruptions prevent our buyers and sellers from accessing our websites and mobile application, and frequent interruptions could frustrate them and discourage them from attempting to place orders, which could cause us to lose customers and harm our operating results.

If we fail to adopt new technologies or adapt our websites, mobile application and systems to changing customer requirements or emerging industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our websites and mobile application. The internet and the online retail industry are characterized by rapid technological evolution, changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. Our success will depend, in part, on its ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices, such as mobile internet, in a cost-effective and timely manner. The development of websites, mobile applications and other proprietary technology entails significant technical and business risks. We cannot assure you that we will be able to use new technologies effectively or adapt our websites, mobile application, proprietary technologies and systems to meet customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, our business prospects, financial condition and results of operations may be materially and adversely affected.

Customer growth and activity on mobile devices depends upon effective use of mobile operating systems, networks and standards that we do not control.

We have seen an increase in the use of mobile devices by buyers to place orders and by sellers to showcase their products (through, for example, our Reebonz Closets), and we expect this trend to continue. To optimize the mobile shopping experience, we guide our customers to download our mobile application to their devices as opposed to accessing our sites from an internet browser on their mobile device. As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these alternative devices and platforms, and we may need to devote significant resources to the development, support and maintenance of such applications. In addition, our future growth and our results of operations could suffer if we experience difficulties in the future in integrating our mobile application into mobile devices or if problems arise with our relationships with providers of mobile operating systems or mobile application download stores, if our applications receive unfavorable treatment compared to competing applications on the download stores, or if we face increased costs to distribute or have customers use our mobile application. We are further dependent on the interoperability of our sites with popular mobile operating systems that we do not control, such as iOS and Android, and any changes in such systems that degrade the functionality of our sites or give preferential treatment to competitive products could adversely affect the usage of our sites on mobile devices. In the event that it is more difficult for our customers to access and use our websites or application on their mobile devices, or if our customers choose not to access or to use our websites or application on their mobile devices or to use mobile products that do not offer access to our websites or application, our customer growth could be harmed and our business, financial condition and operating results may be adversely affected.

The wide variety of payment methods that we accept subjects us to third-party payment processing-related risks.

We accept payments using a variety of methods, including major credit card networks, bank transfers and payment gateways such as Adyen, Alipay and PayPal. For certain payment methods, including credit cards, we pay transaction fees, which may increase over time and increase our operating costs and lower our profit margins. We may also be subject to fraud and other illegal activities in connection with the various payment methods we offer. We also rely on third parties to provide payment processing services. If these service providers fail to provide adequate services or if our relationships with them were to terminate, we and our third party merchants’ ability to accept payments could be adversely affected, and our business could be harmed. One of our payment service providers has experienced a network failure in the past, and we cannot assure you that similar incidents will not occur in the future. We are also subject to various rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit card payments from our customers, process electronic funds transfers or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected.

Our results of operations are subject to seasonal fluctuations.

We experience seasonality in our business, reflecting a combination of traditional retail seasonality patterns and new patterns associated with online luxury retail in particular. Our sales have historically been higher during festive periods, especially the December holiday season, as our business tends to benefit from consumers’ increased leisure time and discretionary spending (as a result of, for example, year-end bonuses). Our sales during the fourth quarter tend to be higher than the other quarters. In addition, certain luxury brand owners and their authorized distributors tend to reduce the retail prices of their luxury goods during end-of-season sales events, and we may be forced to reduce our prices of these goods in order to remain competitive. As a result, our profit margin during such periods may be impacted. Our financial condition and results of operations for future periods may continue to fluctuate. As a result, the trading price of the ordinary shares may fluctuate from time to time due to seasonality.

Future strategic alliances, joint ventures, investments or acquisitions may have a material and adverse effect on our business, reputation and results of operations.

We have in the past and may in the future enter into strategic alliances or joint ventures with various third parties from time to time to further our business purposes. Strategic alliances or joint ventures with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counterparty, and an increase in expenses incurred in establishing new strategic alliances or joint ventures, any of which may materially and adversely affect our business. We may have little ability to control or monitor our partners’ actions. To the extent our partners suffer negative publicity or harm to their reputations from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with such third parties.

In addition, if we are presented with appropriate opportunities, we may invest in or acquire additional assets, technologies or businesses that are complementary to our existing business. Future investments or acquisitions and the subsequent integration of new assets and businesses into our own would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. The costs of identifying and consummating investments and acquisitions may be significant. we may also incur significant expenses in obtaining necessary approvals from relevant government authorities. Acquired assets or businesses may not generate the financial results we expect. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. The cost and duration of integrating newly acquired businesses could also materially exceed our expectations. Any such negative developments could have a material and adverse effect on our business, financial condition and results of operations.

We may need additional capital, and financing may not be available on terms acceptable to us, if at all.

We may, from time to time, require additional cash resources. For example, we use trust receipt loans to fund a portion of our ongoing liquidity requirements. See “Management’s Discussion and Analysis of Results of Operations and Financial Condition — Liquidity and Capital Resources.” In the future, to fund our liquidity requirements, acquisitions, marketing efforts or other corporate actions, we may seek to obtain additional credit facilities or offer additional equity or debt securities for sale. The sale of additional equity securities could result in dilution of our existing shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing, if required, will be available in amounts or on terms acceptable to us, if at all, in the future. Any non-compliance with the terms of our financing agreements in the future could trigger the acceleration of other indebtedness and could make it more difficult and costly to obtain additional financing.

Our major shareholders will have the ability to significantly influence the outcome of shareholder actions.

Our Co-Founder and Chief Executive Officer, Mr. Samuel Lim, beneficially owns approximately 20.5% of our ordinary shares and voting power. Furthermore, several of our shareholders are entities affiliated with the Singapore Government, namely Vertex Asia Growth Ltd., Vertex Asia Investments Pte. Ltd, MediaCorp Pte. Ltd. and SGInnovate, collectively beneficially own approximately 27.6% of our ordinary shares. Their voting power gives those shareholders the ability to significantly influence actions that require shareholder approval under the laws of the Cayman Islands, the Articles of Association or NASDAQ requirements, including the election of our board of directors, significant mergers and acquisitions and other business combinations, amendments to the Articles of Association, and amendments to our equity incentive plans.

Such concentration of voting control may cause transactions to occur that might not be beneficial to you, and may prevent transactions that would be beneficial to you. For example, such significant shareholders may prevent a transaction involving a change of control of the company, including transactions in which you might otherwise receive a premium for your securities over the then current market price. In addition, our major shareholders are not prohibited from selling a controlling interest in us to a third party and may do so without your approval and without providing for a purchase of your securities.

We own less than 100% of the shares in certain of our subsidiaries.

We operate our businesses in Korea and Thailand through subsidiaries that are not wholly owned by us. We own, directly or indirectly, 58.4% of Reebonz Korea Co., Ltd. and a legal interest of 49% in Reebonz (Thailand) Limited. Pursuant to a shareholders agreement, we are entitled to appoint the majority of the directors of Reebonz Korea Co., Ltd. Revenues from Korea accounted for 19.6% of our revenue of 2017. The remaining 51% interest in Reebonz (Thailand) Limited is legally owned by local Thai shareholders who we have entered into loan agreements with and who have assigned their power to direct relevant activities and the right to variable returns to us. Revenues from Thailand accounted for 1.2% of our revenue in 2017. However, to the extent there are disagreements between us and the other holders of equity interests in our subsidiaries regarding the business and operations of these companies, we cannot assure you that we will be able to resolve them in a manner that will be in our best interests. Our partners in our subsidiaries may be unable or unwilling to fulfill our obligations, whether of a financial nature or otherwise; have economic or business interests or goals that are inconsistent with us; take actions contrary to our instructions or requests, or contrary to our policies and objectives; take actions that are not acceptable to regulatory authorities; or experience financial difficulties. Furthermore, there are restrictions on foreign ownership in Thai companies and it is possible that regulatory authorities may challenge our ownership structure for Reebonz (Thailand) Limited and may deem such structure as non-compliant with applicable law. Any dispute or regulatory action that results in our inability to control these entities could result in us having to de-consolidate these entities in our results of operations. Any of the foregoing could have an adverse effect on our business, prospects, financial condition and results of operations. In addition, we may operate our business in other countries using similar arrangements in the future, which could impact our business and expose us to additional risks.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others, to protect our proprietary rights. Although we are not aware of any copycat websites that attempt to cause confusion or divert traffic from us at the moment, we may become an attractive target to such schemes in the future because of our brand recognition in the online luxury retail industry in the Asia Pacific region. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. Further, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain, or continue to obtain, licenses and technologies from these third parties at all or on reasonable terms. It may be difficult to register, maintain and enforce intellectual property rights in the jurisdictions in which we have operations. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources, and could put our intellectual property at risk of being invalidated or narrowed in scope. We can provide no assurance that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material and adverse effect on our business, financial condition and results of operations.

We do not have, and may be unable to obtain, sufficient insurance to insure against certain business risks. As a result, we may be exposed to significant costs and business disruption.

The insurance industry in certain jurisdictions where we operate is not yet fully developed, and many forms of insurance protection common in more developed countries are not available on comparable or commercially acceptable terms, if at all. We do not currently maintain insurance coverage for business interruption, product liability, or loss of key management personnel. We do not hold insurance policies to cover for any losses resulting from counterparty and credit risks and fraudulent transactions, nor for losses from cyberattacks, software failures and data loss. Our lack of insurance coverage or reserves with respect to business-related risks may expose us to substantial losses. As to those risks for which we have insurance coverage, the insurance payouts we are entitled to in case of an insured event are subject to deductibles and other customary conditions and limitations. For instance, we store a large volume of luxury goods in our seven logistics centers throughout the Asia Pacific region, and cannot rule out the possibility that natural disasters, fire or theft would destroy valuable inventory in one or more logistics centers, in which case the damages we suffer may exceed the insurance payouts to which we would be entitled. This, and various other scenarios, if materialized, could materially and adversely affect our business, financial condition and results of operations.

We may be the subject of anti-competitive, harassing, or other detrimental conduct by third parties including complaints to regulatory agencies, negative blog postings, negative comments on social media and the public dissemination of malicious assessments of our business that could harm our reputation and cause us to lose market share, customers and revenues and adversely affect the price of our ordinary shares

In the future we may be the target of anti-competitive, harassing, or other detrimental conduct by third parties. Such conduct includes complaints, anonymous or otherwise, to regulatory agencies. We may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted in internet chat-rooms or on blogs or websites by anyone, whether or not related to us, on an anonymous basis. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation or verification and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate, as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on the accuracy of the content posted. Information posted may be inaccurate and adverse to us, and it may harm our financial performance, prospects or business. Given that the comments and posts on social media also tend to spread broadly and quickly, the harm may be immediate without affording us an opportunity for redress or correction. our reputation may be negatively affected as a result of the public dissemination of anonymous allegations or malicious statements about our business, which in turn may cause us to lose market share, customers and revenues and adversely affect the price of our securities.

Any natural or other disasters, including outbreaks of health epidemics, and other extraordinary events could severely disrupt our business operations.

Our operations are vulnerable to interruption and damage from natural and other types of disasters, including earthquakes, fire, typhoons, floods, environmental accidents, power loss, communication failures and similar events. If any natural disaster or other extraordinary events were to occur in the area where we operate, our ability to operate our business could be seriously impaired. Our business could be materially and adversely affected by any outbreak of H7N9 bird flu, H1N1 swine influenza, avian influenza, severe acute respiratory syndrome, or SARS, Ebola virus disease, Middle East respiratory syndrome, or MERS, or another epidemic. Any prolonged occurrence of these adverse public health developments in the Asia Pacific region could severely disrupt our business operations and adversely affect our results of operations. Our operations could also be severely disrupted if our suppliers, buyers and sellers, or business partners are affected by such natural disasters or health epidemics.

We may be (or become) classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, which could subject United States investors in our ordinary shares to significant adverse U.S. federal income tax consequences.

We will be classified as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) held during such year produce or are held for the production of passive income (the “asset test”). No determination has been made as to whether we were a PFIC for a prior taxable period. It is possible that we may become a PFIC for the current taxable year. Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current taxable year or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are classified as a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — Material United States Federal Income Tax Considerations to U.S. Holders”) may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of our ordinary shares and on the receipt of distributions on the shares to the extent such gain or distribution is treated as an “excess distribution” under the U.S. federal income tax rules and such holders may be subject to burdensome reporting requirements. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ordinary shares. For more information see “Taxation — Material United States Federal Income Tax Considerations to U.S. Holders — Passive Foreign Investment Company Considerations.”

The IRS may not agree with the conclusion that we should not be treated as a U.S. corporation for U.S. federal income tax purposes.

For U.S. federal income tax purposes, a corporation generally is considered a U.S. corporation if it is created or organized in the United States or under the law of the United States or of any state thereof or the District of Columbia. Entities treated as U.S. corporations are generally subject to U.S. federal income tax on their worldwide income, and U.S. reporting and withholding tax rules may apply to dividends that they pay. Because we were formed and organized under the law of the Cayman Islands, we would ordinarily not be treated for U.S. federal income tax purposes as a U.S. corporation. Section 7874 of the Internal Revenue Code of 1986, as amended (“Code”), however, contains special rules that could result in a non-U.S. corporation being taxed as a U.S. corporation for U.S. federal income tax purposes where the corporation, directly or indirectly, re-domiciles from the U.S. to another country.

Section 7874 of the Code is generally implicated when a non-U.S. corporation acquires all of the stock of a U.S. corporation. If, immediately after such an acquisition, former shareholders of the U.S. corporation are considered to hold, for purposes of Section 7874 of the Code, 80% or more (by vote or value) of the stock of the acquiring non-U.S. corporation, and certain other circumstances exist, the acquiring non-U.S. corporation will be treated as a U.S. corporation for U.S. federal income tax purposes.

The determination of the percentage of stock of the acquiring non-U.S. corporation treated as held by former shareholders of the U.S. corporation for purposes of Section 7874 of the Code, or the “Section 7874 ownership percentage,” is subject to various adjustments and exceptions, and when they apply, generally operate to increase the Section 7874 ownership percentage (and the likelihood that the acquiring non-U.S. corporation will be treated as a U.S. corporation for U.S. federal income tax purposes).

In the Business Combination, we acquired DOTA, a U.S. corporation, and Reebonz, a non-U.S. corporation, pursuant to which the shareholders of DOTA received less than 50% of our shares. We believe that the Business Combination does not implicate Section 7874 of the Code. Accordingly, we expect that we will not be treated as a U.S. corporation for U.S. federal income tax purposes.

Notwithstanding the foregoing, the determination of the Section 7874 percentage and the application of the various exceptions are complex and subject to factual and legal uncertainties. Moreover, changes to Section 7874 of the Code or the Regulations promulgated thereunder (or other relevant provisions of U.S. federal income tax law), which could be given prospective or retroactive effect, could adversely affect the analysis under Section 7874 of the Code with respect to our status as a non-U.S. corporation for U.S. federal income tax purposes. As a result, there can be no assurance that the IRS will agree with the position that we should not be treated as a U.S. corporation for U.S. federal income tax purposes.

The discussion in “Taxation — Material United States Federal Income Tax Considerations to U.S. Holders” assumes that we will not be treated as a U.S. corporation for U.S. federal income tax purposes.

We could face uncertain tax liabilities in various jurisdictions where it operates, and suffer adverse financial consequences as a result.

We believe we are in compliance with all applicable tax laws in the various jurisdictions where we are subject to tax, but our tax liabilities, including any arising from restructuring transactions, could be uncertain, and we could suffer adverse tax and other financial consequences if tax authorities do not agree with our interpretation of the applicable tax laws. Although we are domiciled in Singapore, we and our subsidiaries collectively operate in multiple tax jurisdictions and pay income taxes according to the tax laws of these jurisdictions. Various factors, some of which are beyond our control, determine our effective tax rate and/or the amount we are required to pay, including changes in or interpretations of tax laws in any given jurisdiction and changes in geographical allocation of income. We accrue income tax liabilities and tax contingencies based upon our best estimate of the taxes ultimately expected to be paid after considering our knowledge of all relevant facts and circumstances, existing tax laws, our experience with previous audits and settlements, the status of current tax examinations and how the tax authorities view certain issues. Such amounts are included in income taxes payable or deferred income tax liabilities, as appropriate, and are updated over time as more information becomes available. We believe that we are filing tax returns and paying taxes in each jurisdiction where we are required to do so under the laws of such jurisdiction. However, it is possible that the relevant tax authorities in the jurisdictions where we do not file returns may assert that we are required to file tax returns and pay taxes in such jurisdictions. There can be no assurance that our subsidiaries will not be taxed in multiple jurisdictions in the future, and any such taxation in multiple jurisdictions could adversely affect our business, financial condition and results of operations. In addition, we may, from time to time, be subject to inquiries from tax authorities of the relevant jurisdictions on various tax matters, including challenges to positions asserted on income and withholding tax returns. We cannot be certain that the tax authorities will agree with our interpretations of the applicable tax laws, or that the tax authorities will resolve any inquiries in our favor. To the extent the relevant tax authorities do not agree with our interpretation, we may seek to enter into settlements with the tax authorities which may require significant payments and may adversely affect our results of operations or financial condition. We may also appeal against the tax authorities’ determinations to the appropriate governmental authorities, but we cannot be sure we will prevail. If we do not prevail, we may have to make significant payments or otherwise record charges (or reduce tax assets) that could adversely affect our results of operations, financial condition and cash flows. Similarly, any adverse or unfavorable determinations by tax authorities on pending inquiries could lead to increased taxation on us that may adversely affect our business, financial condition and results of operations.

We are subject to extensive government regulation in the countries where we operate, including regulations with respect to e-commerce, intellectual property rights, consumer protection and fair trade.

We are subject to extensive government regulation in the countries where we operate that cover many aspects of our sales practice. In particular, we are subject to laws relating to e-commerce, intellectual property rights, consumer protection and fair trade in jurisdictions such as Singapore, Australia, Hong Kong, South Korea and Taiwan. We may be subject to regulatory investigations by governmental agencies and may be subject to fines or sanctions by those governmental agencies or other claims from third parties in the event of non-compliance with relevant statutory or regulatory requirements. Any such claims or sanctions, including the costs of settling claims and operational impacts, could materially and adversely affect our business and results of operations. Our business may also be materially and adversely affected by changes in laws or regulations that may be introduced concerning various aspects of our sale practices, including in relation to online content, e-commerce, foreign ownership of internet or retail companies operating in a particular jurisdiction, liability for third-party activities and user privacy.

Our business and results of operations are also affected by taxation legislation and other fiscal policies adopted by the governments in the countries where we operate. For example, the sales of stock, financing and administration or management service arrangements between us and our Australian subsidiary must be consistent with the relevant provisions of Australian taxation laws relating to transfer pricing. Future changes in taxation laws or changes in the way in which taxation laws may be interpreted may adversely affect our business, financial position and results of operations.

Our only significant asset is our ownership of Reebonz and affiliates and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our ordinary shares or satisfy other financial obligations.

We are a holding company and do not directly own any operating assets other than our ownership of interests in Reebonz. We depend on Reebonz for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends. The earnings from, or other available assets of, Reebonz may not be sufficient to make distributions or pay dividends, pay expenses or satisfy our other financial obligations.

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving Reebonz’s customers and negative media coverage, may result in significant decreases in the price of our securities.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our ordinary shares and, as a result, there may be significant volatility in the market price of our ordinary shares. If Reebonz is unable to operate profitably as investors expect, the market price of our ordinary shares will likely decline when it becomes apparent that the market expectations may not be realised. In addition to operating results, many economic and seasonal factors outside of our or Reebonz’s control could have an adverse effect on the price of our ordinary shares and increase fluctuations in our quarterly earnings. These factors include certain of the risks discussed herein, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, the possible effects of war, terrorist and other hostilities, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the luxury goods retail industry.

We will incur higher costs as a result of being a public company.

We will incur significant legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. We will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and related rules implemented by the SEC and NASDAQ. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our post-Business Combination costs and expenses. These laws and regulations could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our ordinary shares, fines, sanctions and other regulatory action and potentially civil litigation.

The earnout provisions of our Business Combination Agreement and the Management Performance Plan may affect management decisions and incentives.

Under the Business Combination Agreement and the Management Performance Plan, the Sellers thereunder and our management will receive up to an additional 2.5 million ordinary shares upon achieving certain consolidated revenue targets and share price targets for the calendar years 2019 and 2020 (with a share price lookback in each subsequent year). As a result, our management may focus on increasing consolidated revenue for us and our subsidiaries for such years rather than on the net income during such period, and may be incentivized to incur additional expenses to increase revenues without increasing net income during such periods. Additionally, the share price target can be achieved at any time during the applicable year, and the share price targets could be achieved early in the year and the revenues targets could be achieved, but the share price could fall later in the applicable year and the earnout shares would still be required to be delivered.

We do not anticipate paying any cash dividends in the foreseeable future.

We intend to retain future earnings, if any, for use in the business or for other corporate purposes and do not anticipate that cash dividends with respect to our ordinary shares will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on our results of operations, financial position and such other factors as our board of directors, in its discretion, deems relevant. As a result, capital appreciation, if any, of our ordinary shares will be a shareholder’s sole source of gain for the foreseeable future.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to general market or economic conditions. Furthermore, an active trading market for our ordinary shares may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

The price of our ordinary shares may be volatile.

The price of our ordinary shares may fluctuate due to a variety of factors, including:

●	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in industry;

●	mergers and strategic alliances in the e-commerce and luxury retail industries;

●	market prices and conditions in the e-commerce and luxury retail markets;

●	changes in government regulation;

●	potential or actual military conflicts or acts of terrorism;

●	the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

●	announcements concerning us or our competitors; and

●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our ordinary shares, regardless of our operating performance.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common shares.

We currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our common shares could be adversely affected.

We may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Holdco’s ordinary shares.

We may issue additional ordinary shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

Our issuance of additional ordinary shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding common share may be diminished; and

●	the market price of our common shares may decline.

We are a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Cayman Islands Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by noncontrolling shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors. In addition, some U.S. states, such as Delaware, have different bodies of corporate law than the Cayman Islands.

We have been advised by our Cayman Islands legal counsel, Dentons, that the courts of the Cayman Islands are unlikely (i) to recognise or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. Holdco understands that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

You will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in the Cayman Islands, because we conduct a majority of our operations in Singapore and because a majority of our directors and officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct a majority of our operations through our subsidiary, Reebonz, in Singapore. All of our assets are located outside the United States. A majority of our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in Singapore in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Singapore could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Shareholders of Cayman Islands exempted companies such as us have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. Our directors have discretion under Cayman Islands law to determine whether or not, and under what conditions, our corporate records could be inspected by our shareholders, but are not obliged to make them available to our shareholders. This could make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

There can be no assurance that our securities, including our ordinary shares, will continue to be listed on Nasdaq or, if listed, that we will be able to comply with the continued listing standards of Nasdaq, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our ordinary shares are traded on NASDAQ under the symbol “RBZ.” On December 20, 2018, we received a notice from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Staff’s determination, the Company has not evidenced compliance with the initial listing standards that require stockholders’ equity of at least $4 million under Listing Rule 5505(b). Additionally, the Company has not demonstrated that the ordinary shares have at least 300 Round Lot Holders as required by Listing Rule 5505(a)(3), and that the warrant has at least 400 Round Lot Holders as required by Listing Rule 5515(a)(4). In addition, for initial listing of a warrant, Listing Rule 5515(a)(2) requires that the underlying security be listed on Nasdaq. On February 25, 2019, the Nasdaq Hearing Panel determined to grant our request for continued listing subject to us meeting the Nasdaq’s listing requirements for common equity. The Panel determined to delist our warrants, effective at the open of trading on February 27, 2019. In the interim, the Company’s ordinary shares will continue to trade on The Nasdaq Capital Market under the trading symbol “RBZ”. The warrants trade on the over-the-counter market under the symbol “RBZW.”

We cannot assure you that we will be able to meet Nasdaq’s continued listing requirement or maintain other listing standards. If our ordinary shares or warrants are delisted by Nasdaq, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, then we could face significant material adverse consequences, including:

●	less liquid trading market for our securities;

●	more limited market quotations for our securities;

●	determination that our ordinary shares and/or warrants are a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

●	more limited research coverage by stock analysts;

●	loss of reputation; and

●	more difficult and more expensive equity financings in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our ordinary shares remain listed on NASDAQ, our ordinary shares will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If our securities were no longer listed on Nasdaq and therefore not “covered securities”, we would be subject to regulation in each state in which we offer our securities.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our securities and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that our shareholders may consider to be in their best interests. Among other provisions, the staggered board of directors may make it more difficult for our shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Other anti-takeover provisions in our amended and restated memorandum and articles of association include the ability of our board of directors to issue preferred shares with preferences and voting rights determined by the board without shareholder approval, the indemnification of our officers and directors, the requirement that directors may only be removed from our board of directors for cause and the requirement for the affirmative vote of holders of at least two-thirds of the voting power to amend provisions therein that affect shareholder rights. These provisions could also make it difficult for our shareholders to take certain actions and limit the price investors might be willing to pay for our securities.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

We are considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. We currently prepare our financial statements in accordance with IFRS. We are not required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as our financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Accordingly, you may receive less or different information about us than you currently receive about us.

In addition, as a “foreign private issuer” whose ordinary shares are listed on the NASDAQ, we are permitted to follow certain home country corporate governance practices in lieu of certain NASDAQ requirements. A foreign private issuer must disclose in its Annual Reports filed with the Securities and Exchange Commission, or the SEC, each NASDAQ requirement with which it does not comply followed by a description of its applicable home country practice. We currently intend to follow the corporate governance requirements of NASDAQ. However, we cannot make any assurances that we will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available NASDAQ exemptions that would allow us to follow our home country practice. Unlike the requirements of the NASDAQ, the corporate governance practice and requirements in the Cayman Islands do not require us to have a majority of our board of directors to be independent; do not require us to establish a nominations committee; and do not require us to hold regular executive sessions where only independent directors shall be present. Such Cayman Islands home country practices may afford less protection to holders of our Ordinary Shares.

We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

Risks Related to Doing Business in Countries in Which We Operate

Developments in the social, political, regulatory and economic environment in Singapore, or other countries where we operate, may have a material and adverse impact on it.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which it operates. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. For example, we derive a substantial portion of our revenue from the Singapore market, and negative developments in Singapore’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in Singapore and other countries where we operate appears to be positive, there can be no assurance that this will continue to prevail in the future.

Disruptions in the international trading environment may seriously decrease our international sales.

The success and profitability of our international activities depend on certain factors beyond our control, such as general economic conditions, labor conditions, political stability, macro-economic regulating measures, tax laws, import and export duties, transportation difficulties, fluctuation of local currency and foreign exchange controls of the countries in which we sell our products, as well as the political and economic relationships among the jurisdictions where we source products and jurisdictions where our customers are located. As a result, our services will continue to be vulnerable to disruptions in the international trading environment, including adverse changes in foreign government regulations, political unrest and international economic downturns. For example, certain countries in which we sell our products may require that our customers or freight forwarders obtain import licenses, and there can be no assurance that, where required, our customers or freight forwarders will be aware of or obtain such licenses. If licenses are not obtained by our customers or freight forwarders, this may subject our sales transactions to greater scrutiny and could result in more stringent regulations being applied to it in the future. It may also subject us to additional costs and expenses in the event it experiences returns and may cause us to lose existing customers or discontinue or re-design some of our fulfilment processes in some or all of our business lines in certain countries, all of which may materially and adversely affect our results of operations.

Any disruptions in the international trading environment may affect the demand for our products, which could impact our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

●	our ability to maintain the listing of our securities on Nasdaq;

●	our ability to adapt to technology and other changes in our highly competitive industry;

●	management of growth;

●	general economic conditions, especially changes in disposal income in our markets;

●	our business strategy and plans; and

●	the result of future financing efforts.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of our ordinary shares in this offering will be approximately $             million (or $             million if the underwriters exercise in full their option to purchase additional ordinary shares from us), based on the assumed public offering price of $             per ordinary share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to fund working capital and for general corporate purposes. We may also use it for expansion of our business in our core markets and other regions such as Europe. We may also use the net proceeds to add additional resources to our product and data teams.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts and market acceptance of our products. As a result, our management will have broad discretion in applying the net proceeds from this offering.

We believe that the net proceeds from this offering, together with our existing cash resources, will be sufficient to enable us to fund our operations for at least twelve months following the completion of this offering. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

To the extent the underwriters exercise their over-allotment option to purchase shares, the additional net proceeds we may receive therefrom will be added to working capital.

DIVIDEND POLICY

We currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our ordinary shares in the near future. The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur.

CAPITALIZATION

The following table sets forth Reebonz’s cash and cash equivalents and capitalization as of June 30, 2018, on:

●	an actual basis;

●	a pro forma basis to reflect the closing of the Business Combination; and

●	a pro forma as adjusted basis to further reflect:

●	the sale of ordinary shares in this offering at the assumed public offering price of $ per ordinary share;

●	less the % underwriting discount. We have agreed to reimburse the representatives of the underwriters, for reasonable out of pocket accountable expenses incurred by the representatives in connection with the offering, including fees and disbursements of their counsel, for up to $110,000; and

●	the application of net proceeds therefrom.

You should read this table in conjunction with our financial statements and related notes included in this prospectus, and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2018
	Actual	Pro forma Adjustments for Business Combination	Pro forma As Adjusted for Business Combination	Pro forma Adjustments for New Offering	Pro forma As Adjusted for Business Combination and New Offering
	US$’000	US$’000	US$’000	US$’000	US$’000
Cash and cash equivalents	5,198	1,592	6,790
Total liabilities	148,919	(51,329)	97,590

Share capital (1,345,827 ordinary shares issued and outstanding, actual; 2,686,720 issued and outstanding, pro form as adjusted for Business Combination; ordinary shares issued and outstanding, pro forma as adjusted for Business Combination and new offering)	14,964	75,432	90,396
Warrants	2,120	(2,120)	-
Accumulated losses	(103,566)	(5,167)	(108,733)
Other components of equity	8,231		8,231
Non-controlling interests	297		297
Total shareholders’ deficit	(77,954)	68,145	(9,809)

Adjusting for the impact of the Business Combination, does not include options for 256,664 ordinary shares which were outstanding as of June 30, 2018 at a weighted average exercise price of US$16.48 per share, and does not include warrants exercisable for 412,695 ordinary shares which were outstanding as of June 30, 2018 at a weighted average exercise price of US$89.12 per share. Subsequently 36,290 of such warrants expired.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per ordinary share and the pro forma net tangible book value per ordinary share immediately after this offering.

Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of ordinary shares outstanding. Our historical net tangible book value as of June 30, 2018, was $(12,625,000), or $(4.70) per share.

Dilution results from the fact that the per ordinary share public offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. After giving effect to our issuance and sale of              ordinary shares in this offering at an assumed public offering price of $             per ordinary share, after deducting the estimated underwriting discounts and commissions and offering expenses payable by us, the pro forma as adjusted net tangible book value as of June 30, 2018 would have been $            , or $            per share. This represents an immediate increase in net tangible book value to existing shareholders of $            per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase ordinary shares in this offering will suffer an immediate dilution of their investment of $            per ordinary share or approximately             % from the assumed public offering price of $             per ordinary share. The following table illustrates the estimated net tangible book value per share after this offering and the per share dilution to persons purchasing ordinary shares in this offering based on the foregoing offering assumptions:

Post-Offering (1)
Assumed offering price per ordinary share	$
Net tangible book value per ordinary share as of June 30, 2018	$(4.70)
Increase in net tangible book value per ordinary share attributable to investors participating in this offering	$
Pro forma net tangible book value per ordinary share immediately after this offering	$
Dilution per ordinary share to investors participating in this offering	$

(1)	Assumes net proceeds of $ from offering of ordinary shares at $ per share, calculated as follows: $ offering proceeds, less underwriting discounts and commissions of $ , and offering expenses of approximately $ .

If the underwriters exercise their option to purchase additional common shares in full, the pro forma net tangible book value would be $            , or $            per share, and the dilution per ordinary share to investors participating in this offering would be $            per share.

OUR BUSINESS

Our Company

We were incorporated solely for the purpose of effectuating the Business Combination. We were incorporated under the laws of the Cayman Islands as an exempted company on July 27, 2018. Prior to the Business Combination, we owned no material assets and did not operate any business. The mailing address of our registered office is PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our principal executive office is located at 5 Tampines North Drive 5, #07-00, Singapore 528548 and our telephone number is (+65) 6499 9469.

On December 19, 2018, the Company consummated the Business Combination, and changed its name to “Reebonz Holding Limited” in connection with the closing of the Business Combination.

Overview

Our goal is to make luxury accessible, build a leading global luxury brand and become a trusted platform to buy and sell luxury goods.

We believe we are a leading player in the online luxury market in our markets of Southeast Asia and Core Asia Pacific Market, based on GMV. Our Core Asia Pacific Market consists of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, collectively. “Southeast Asia” is comprised of only Singapore, Malaysia, Indonesia, Thailand, Philippines and Vietnam. We make luxury accessible to consumers through our internet platform, which includes localized versions of our website, www.reebonz.com, and our Reebonz mobile app, complemented by our offline channels. Through our core B2C Merchandise Business, we curate and sell authentic new and pre-owned luxury goods, including handbags, small leather goods and other accessories, shoes, watches, and jewelry from the world’s leading luxury brands. We also provide a marketplace for individuals to sell new and pre-owned luxury goods. We believe our buyer and seller promises, transaction fulfillment services, returns and refunds policies and product authentication capabilities have helped us build a trusted reputation that encourages buyers and sellers to use our platform. With the introduction of our White Glove Service, a consignment marketplace, in 2012 and Reebonz Closets, a C2C marketplace, in February 2015, and the launch of our B2C Merchant’s Marketplace in Singapore in May 2015, we have grown our Marketplace Business to complement our B2C Merchandise Business by enabling our buyers to become sellers, and sellers to become buyers, thereby transforming our business into an integrated ecosystem for luxury goods that increases engagement and enhances the lifetime value of our customers. We provide buyers and sellers an omni-channel experience to buy and sell luxury goods through our integrated websites, mobile app and offline channels. As of December 31, 2018, we offered more than 800 thousand SKUs and greater than 1,000 brands through our platform. Our business has grown substantially since its launch in May 2009. In 2017, we achieved a GMV of $347.2 million (US$254.1 million) and revenue of S$149.6 million (US$109.5 million), and for the six months ended June 30, 2018, we achieved a GMV of S$168.3 million (US$123.1 million) and revenue of S$58.8 million (US$43.0 million).

The following diagram depicts our organizational structure:

1.	A 51% interest in Reebonz (Thailand) Limited is legally owned by local Thai shareholders, who have assigned their power to direct relevant activities and rights to variable returns to us. As a result, we consolidate Reebonz (Thailand) Limited as a subsidiary. Revenues from Thailand accounted for 1.2% of our revenue in 2017.

2.	We are entitled to appoint a majority of the board of directors of Reebonz Korea Co., Ltd. We have concluded that we have control over Reebonz Korea Co., Ltd. and its key activities, and own rights to a majority of its variable returns and accordingly we consolidate Reebonz Korea Co., Ltd. as a subsidiary. The remaining interest in Reebonz Korea Co., Ltd. is owned by ISE Commerce Inc. and a number of other shareholders which each own less than 5% of the shares of Reebonz Korea Co., Ltd. Revenues from Korea accounted for 19.6% of our revenue in 2017.

Our business model is summarized below:

B2C Merchandise Business. Currently, our core business is our B2C Merchandise Business, through which we sell authentic new and pre-owned luxury goods to buyers through our platform. We source new items primarily from authorized distributors and luxury wholesalers and pre-owned items from individuals, pre-owned luxury dealers and auction houses. Unlike our Marketplace Business, in our B2C Merchandise Business, we purchase new and pre-owned items as inventory for sale to our buyers. Our sales are largely made through limited-time curated sales events and open-catalogue listings on our online platform as well as offline channels. In 2017, our B2C Merchandise Business accounted for 60.5% of our GMV and 96.9% of our Revenue.

Marketplace Business. Our Marketplace Business consists of our C2C Individual Seller’s Marketplace and our B2C Merchant’s Marketplace. Our C2C Individual Seller’s Marketplace allows individual sellers to sell luxury goods to buyers through Reebonz Closets or our White Glove Service. Our Reebonz Closets, launched in February 2015, is a C2C marketplace, where individual members use our mobile app to sell pre-owned luxury goods directly to other members in the same country, with the added benefit of authentication by our ateliers before delivery to the buyer. Reebonz Closets currently operates in Singapore, Hong Kong, Malaysia, Taiwan and Thailand, and we intend to launch Reebonz Closets in other markets in the future. Our White Glove Service, which we launched in 2012, caters to premium individual sellers. Through our White Glove Service, we take luxury goods on consignment from individuals, offer them for sale on our platform and, in addition to authentication, provide certain services such as valuation, grading, photographing, writing product descriptions, and interfacing with buyers. In May 2015, we launched our B2C Merchant’s Marketplace in Singapore. Our B2C Merchant’s Marketplace is a B2C marketplace that aggregates multi-brand boutiques, shops that sell pre-owned luxury goods and vintage luxury dealers curated by us from around the world and allows them to sell new and pre-owned luxury goods on our websites. As of December 31, 2017, products have been shipped through our B2C Merchant’s Marketplace to, among other locations, Singapore, Hong Kong, Malaysia, Australia, the Middle East, North America, and Taiwan. In 2017, our Marketplace Business accounted for 39.5% of our GMV and 2.8% of our Revenue.

Our platform consists of our websites and mobile app, complemented by our offline channels. Our international website is www.reebonz.com and we also operate ten websites fully localized for language, currency, payment gateways, sales events, promotions and customer service, and 17 additional websites that are localized for language and/or currency. We also offer a mobile app that can be downloaded in 27 countries. We also sell luxury goods through offline channels, such as our retail lounges and limited-time, invitation-only pop-up events. We believe that our offline channels complement our online sales by enhancing our overall branding, attracting traditional offline shoppers, encouraging traditional offline shoppers to try online shopping, and have otherwise helped us create an online-to-offline and offline-to-online omni-channel experience for buying and selling luxury goods.

Our business has changed substantially in recent years. For example, (i) our GMV increased from S$340.6 million in 2016 to S$347.2 million (US$254.1 million) in 2017, (ii) our number of accumulated buyers and registered members increased from 349,880 and 5,212,343, respectively, in 2016, to 441,612 and 5,536,652, respectively, in 2017, (iii) repeat buyers decreased from 63,054 in 2016 to 54,329, and (iv) average order value increased from S$783 in 2016 to S$933 in 2017. For the six months ending June 30, 2017 and 2018 respectively, (i) our GMV decreased from S$197.5 million to S$168.3 million (US$123.1 million), (ii) our number of accumulated buyers and registered members increased from 374,053 and 479,532, respectively, and 5,367,002 and 5,702,673, respectively, (iii) repeat buyers decreased from 33,877 to 28,166, and (iv) average order value decreased from S$1,088 to S$979. In addition, from January 1, 2015 to June 30, 2018, our C2C Individual Seller’s Marketplace had 49,195 unique sellers who had uploaded 401,849 SKUs available for sale. As of December 31, 2018, our B2C Merchant’s Marketplace had 180 merchants.

We believe our growth has been driven by a variety of factors, including: our eco-system strategy that enables buyers to become sellers, and sellers to become buyers, our ability to offer a wide range of goods from leading brands at competitive prices across online, offline, and mobile channels; the continued development of our pioneering product authentication, appraisal, and grading capabilities, which has helped us build a trusted reputation among our buyers and sellers; our provision of a seamless customer experience that makes payment, delivery, and returns fast and easy; and our ability to tailor and personalize our advertising and marketing communications to our members.

We recorded revenues of S$176.5 million and S$149.6 million (US$109.5 million) and operating losses of S$23.1 million and S$15.7 million (US$11.5 million) in 2016 and 2017 respectively. We recorded revenues of S$80.5 million and S$58.8 million (US$43.0 million) and operating losses of S$8.7 million and S$7.2 million (US$5.3 million) for the six months ending June 30, 2017 and 2018, respectively.

Our negative Adjusted EBITDA was S$14.1 million and S$10.7 million (US$7.8 million) in 2016 and 2017, respectively and our net profit for the year was S$55.2 million and S$76.2 million (US$55.8 million) in 2016 and 2017 respectively. Our negative Adjusted EBITDA was S$6.2 million and S$4.5 million (US$3.3 million) for the six months ending June 30, 2017 and 2018 respectively. See “Selected Consolidated Financial Data and Selected Operating Data” section for a reconciliation of Adjusted EBITDA to loss for the year/period.

Our Strategies

Our goal is to make luxury accessible, build a leading global luxury brand and become the most trusted platform to buy and sell luxury goods. We plan to achieve this goal by implementing the following strategies:

Enhance and Scale our Marketplace Business. We introduced two marketplaces in 2015, namely Reebonz Closets in February 2015 and launched our B2C Merchant’s Marketplace in Singapore in May 2015. We believe there are significant advantages from growing our Marketplace Business, including expansion of the range of luxury goods available on our platform across multiple categories, price points and brands. In addition, because products sold through our marketplaces are sold directly from sellers to buyers, our Marketplace Business does not require us to maintain inventory or include cost of inventory in our cost of revenue providing higher margins and potentially higher return on capital compared with our B2C Merchandise Business. In addition, we believe our core B2C Merchandise Business provides us with a strong customer base to attract individual sellers. As of December 31, 2018, our ecosystem included over 5.9 million registered members, and as of June 30, 2018, including a total accumulated buyer base of 479,532. We seek to reduce customer acquisition costs by leveraging our ecosystem to convert buyers into sellers and sellers into buyers. To that end, we plan to increase our seller base by leveraging the scalability and compelling value proposition that Reebonz Closets, White Glove, Sell Back and Sell Back Guarantee offers.

In May 2018, we launched a new feature in beta called “Sell Back Guarantee” through which we provide a guaranteed sell back price upfront for a product if a customer wishes to sell it back to us within six months of purchase. The sell back price is determined based on a combination of factors including brand and product category, amongst others. We will continue to test and experiment on other product features to increase number of individual sellers in the ecosystem.

We plan to use data on past transactions, buyers’ style preferences and current wish lists to incentivize customers to monetize their unused items and encourage the purchase of pre-owned merchandise through our platform. Our “Sell Back” and “Sell Back Guarantee” feature encourages existing customers to sell back their selected Reebonz purchase(s) made through B2C Merchandise Business or White Glove Service for payment in Reebonz Credits to offset future purchases.

In addition, since mobile devices serve as the first point of entry for internet access and online commerce in many Southeast Asian countries, we intend to leverage mobile technology to promote the benefits of Reebonz Closets, which is a social marketplace that encourages discovery of pre-owned luxury goods using mobile devices. Reebonz Closets has a “Prices” feature that presents the history of products sold, with transacted prices. This encourages potential sellers to price their product according to the market prices and encourages buyers to discover valuable products. Reebonz Closets currently operates in Singapore, Hong Kong, Malaysia, Taiwan and Thailand, and we intend to launch Reebonz Closets in other markets in the future.

An important part of our strategy is to grow our B2C Merchant’s Marketplace. We are working directly with brands and have added local “Asian Designers” and other “Independent Brands” to our platform to expand our product selection and be a platform of discovery for new and unique designers. We have direct collaborations with 33 Asian Designers and 25 Independent Brands and are their authorized online retailers. We plan to leverage our existing base of buyers to attract merchants of new and pre-owned products as well as local designers and independent brands to our platform. We believe this will create a wider range of high-quality luxury goods available on our platform, without the need for us to purchase additional inventory. As of December 31, 2018, we had 180 merchants on our platform.

Continue to Expand the Product Categories, Brands and Number of SKUs Available on our Platform. We plan to further expand the range and number of products available for purchase through our platform, as we believe this will help attract more buyers and sellers. In our B2C Merchandise Business, we plan to establish relationships with additional suppliers, particularly in additional countries in Europe, the United States and Japan, and enhance relationships with existing suppliers in order to increase our product range. A key element of our strategy is to continue to expand the range of products and number of SKUs available through our marketplaces, which we believe will provide us with a sourcing “long tail” (being the ability to sell a large number of unique items with relatively small quantities sold of each) to complement our B2C Merchandise Business by allowing us to increase the number of SKUs available without the need to take on additional inventory. We plan to market to additional third-party sellers to offer more product categories, brands and SKUs in our marketplaces while maintaining our standards for trust and customer service. See “— Enhance and Scale our Marketplace Business.”

Continue to Enhance Customer Experience and Loyalty. We attract new buyers and sellers and foster loyalty through exceptional service and exclusive loyalty programs. We plan to continue to enhance our customer experience through, among others, continuing to add more new and pre-owned products to the platform, increase product categories, curate desirable luxury goods at attractive prices, continuing to implement enhancements to our platform, improving fulfillment and logistics services, providing improved delivery times and offering additional collection locations, expanding our customer hotline hours and introducing new payment options, including Reebonz Credits and improving payment times to sellers.

We intend to continue to implement our data analytics and personalization strategy through additional aggregation and analytics of buyer and seller data using our proprietary technology and algorithms to optimize search, customer interface, product design and personalized marketing in order to better direct buyers to relevant sellers’ listings and better market listings to the right set of buyers. These also provide an attractive return on investment by enabling us to attract more buyers and increase sales without the need to incur significant marketing expenses. We intend to continue to utilize data analytics to capture customer behavior, improve product personalization, and convert more buyers into sellers. As our mobile platform remains key to our customer experience and growth, we plan to continue to increase our mobile customer base and engagement through additional innovations and improvements in our mobile offerings. We encourage web users to utilize our mobile app which offers “push” updates and periodically scheduled releases with new features. We conduct special offers and events to encourage mobile users to download and use our mobile app with a view to increasing access to our business across the platform. Improving our mobile app is a key part of our strategy to access buyers and sellers through multiple touch points, serving as an additional marketing channel to encourage customer loyalty and as a direct sourcing channel for new customers.

Our Business Model

Our Mission is to create the easiest way to buy and sell luxury.

Our core brand vision is to make luxury accessible as illustrated in the diagram below.

Our business model is described below:

B2C Merchandise Business. Currently, our core business is our B2C Merchandise Business, where we sell authentic new luxury goods sourced from authorized distributors and luxury wholesalers at competitive prices and authenticated pre-owned luxury goods sourced from individuals, pre-owned luxury dealers and auction houses. Our online direct sales are made through our websites, including www.reebonz.com, and our mobile app to registered members. Leveraging our understanding of buyers’ preferences as well as our merchandizing capabilities, we sell our luxury goods primarily through limited-time curated sales events and through open catalogue shopping on our websites. Our limited-time curated sales events consist of a carefully selected collection of luxury goods that typically focus on a certain brand or product type and are available at a discount for a limited period of time. On average, we launch eight to ten curated sales events per day for new luxury goods and one to two daily events for pre-owned goods across all countries we ship to, which typically last one to five days. Members of our loyalty programs are provided with early access to certain exclusive sales events including new arrivals.

We provide buyers with free delivery within an average of three business days (in the case of delivery within Singapore) or five business days (in the case of delivery outside Singapore, except Indonesia, Thailand, Korea and China where we deliver within seven business days), and our prices include all duties, taxes and landing costs. Depending on the country, we charge a nominal shipping fee for orders below a certain minimum value. We also provide buyers with free shipping on returns. Offline direct sales are made through our offline channels, which include our retail lounges and pop-up events. In 2017, 21.2% of our revenue was generated through offline channels. In 2017 sales through our B2C Merchandise Business accounted for 60.5% of our GMV and our GMV from our B2C Merchandise Business was S$210.0 million (US$153.7 million). In 2017, revenue from our B2C Merchandise Business accounted for 96.9% of our Revenue and our revenue from our B2C Merchandise Business was S$144.9 million.

Marketplace Business. Our Marketplace Business consists of our B2C Merchant’s Marketplace and C2C Individual Seller’s Marketplace.

B2C Merchant’s Marketplace

In May 2015, we launched our B2C Merchant’s Marketplace in Singapore. Our B2C Merchant’s Marketplace aggregates multi brand boutiques, shops that sell new and pre-owned luxury goods and vintage luxury dealers curated by us from around the world. Merchants are able to use our websites to sell new and pre-owned luxury goods and can also open an online boutique. We require merchants to meet certain standards for authenticity and reliability, and all merchants that sell in our marketplace are pre-qualified by us. We are also working directly with brands and have added local designers and other independent brands to our platform to expand our product selection and be a platform of discovery for new and unique young designers.

Goods are sold and shipped directly from sellers to buyers using our fulfillment services, which we provide through third party logistics providers. These fulfillment services include pick up from the merchant, delivery to the buyer and processing of payments, returns and refunds. We provide Reebonz packaging to each of the merchants we work with. Customer payments are wired securely through Reebonz, through which we keep our commissions and pay the merchant upon mutually agreed number of days. We earn revenue through charging commissions and plan to charge annual listing fees.

From the date of our inception to December 31, 2018, our B2C Merchant’s Marketplace offered 251,556 SKUs from 180 merchants for sale. We also have direct collaborations with 33 Asian Designers and 25 Independent Brands. As of June 30, 2018, products have been shipped through our B2C Merchant’s Marketplace to, among other locations, Singapore, Hong Kong, Malaysia, Australia, the Middle East, North America and Taiwan.

C2C Individual Seller’s Marketplace

Our C2C Individual Seller’s Marketplace allows individuals to sell luxury goods to buyers. In February 2015, we launched Reebonz Closets, which is a marketplace that allows members to sell authenticated, pre-owned luxury goods directly to buyers in the same country through our platform. Reebonz Closets is a social marketplace that encourages social discovery of pre-owned luxury goods using mobile devices. We make it convenient for sellers to photograph, upload information about and sell their luxury goods. Customers can comment on, “like” and share items posted for sale by other customers. Sellers and buyers can use the chat function in our mobile app to exchange product information and negotiate pricing.

We provide payment, fulfillment, and authentication services by our team of ateliers at a collection spoke. Our collection spokes function as collection locations for our White Glove Service, explained below, as warehouses to store pre-owned items until they are sold and as authentication points in countries with Reebonz Closets.

We currently allow products from 160 brands to be sold through Reebonz Closets, which we authenticate and assist in fulfillment and payment between buyer and seller and each item must exceed a minimum value threshold. We also allow products to be sold from 1,955 brands which we don’t authenticate but assist in fulfillment and payment between buyer and seller. We currently charge a maximum of 10% commission on the sales price, which represents our revenue. Commission is tiered and dependent on the selling price of the product, regardless of the brand. See an example of commission paid per the table below of a product that is sold for $3,000.

Selling Price	Example	Commission Scheme
The commission payable for a $3,000 item will be as follows:
First $300: Fixed $30	First $300; $30 fixed commission	$30
On the next $301 to $2,000; 10% rate	On the next $1,700; 10% of $1,700	$170
On the next $2,001 onwards: 7% rate	On the next $1,000; 7% of $1,000	$70
	Total Commission ($30 + $170 + $70)	$270

Our Reebonz Closets also allows customers to transact directly with other customers whereby we do not provide payment, fulfilment nor authentication services. For those transactions, we do not charge commission.

We also provide return and refund processing services where the cost of shipping for returns is borne by the buyer. The selling price is exclusive of taxes and a flat shipping fee paid for by the buyer. Once a payment is received by us, we hold it until expiration of the return period, whereupon we remit payment, less our commission, shipping and taxes payable, to the seller. In the case of a return, once the seller receives the returned item, we refund the purchase price to the buyer, net of return shipping costs and we do not receive a commission.

As of December 31, 2018, our Reebonz Closets platform is available in Singapore, Hong Kong, Taiwan, Malaysian, Thailand, and Indonesia.

We also provide individual sellers with our premium White Glove Service for higher-end luxury goods. We take goods meeting certain criteria on consignment from individuals in countries where we have collection spokes, namely Singapore, Hong Kong, Taiwan, South Korea, Malaysia and Australia, and offer them for sale through our online catalogue (where such goods are not distinguishable from pre-owned goods sold directly by us as we do not mention the individual seller’s identity), and, in addition to authentication, provide valuation, photography, carefully written product descriptions and fulfillment services. We currently charge a 10% to 30% commission on the sales price, depending on the sales price and category of the item being sold, which represents our revenue.

From January 1, 2015 to December 31, 2018, our Individual Sellers Marketplace had 49,195 unique sellers who had uploaded 401,849 SKUs with an aggregate listing value of S$650.8 million (US$478.5 million).

We believe our ecosystem, which is our seamless, integrated platform for buying and selling luxury goods, complemented by our offline channels and localization, increases customer engagement and maximizes the lifetime value of customers. As of December 31, 2018, approximately all our sellers through our C2C Individual Seller’s Marketplace were existing Reebonz members.

The diagram below illustrates our business model.

Integration of B2C Merchandise Business and B2C and C2C Marketplaces to reinforce the luxury ecosystem

We are capitalizing on a growing demand for luxury goods from a range of demographics across Asia Pacific that historically did not have a platform to purchase and sell luxury products, especially online.

Product Offerings

Product Categories

The new and pre-owned branded luxury goods we sell through our core B2C Merchandise Business include the following:

●	handbags;

●	small leather goods and other accessories;

●	watches;

●	shoes; and

●	jewelry.

Through our C2C Individual Seller’s Marketplace and our B2C Merchant’s Marketplace, sellers also sell apparel as well as other products that are not listed above.

Pricing

Our goal is to make luxury goods accessible to a wide range of buyers.

For new and pre-owned luxury goods sold by us through our B2C Merchandise Business, we set pricing based on, among other things, quarterly analyses of market prices and market demand prepared by our in-house team. We use a dynamic multi-pricing model, which allows us to set different prices in different countries based on local demand and other pricing considerations. We centralize the pricing of our products to manage coordination of pricing decisions between our merchandising team in Singapore and our other country teams, which we believe better enables us to control prices across our markets. Prices are inclusive of shipping, taxes and duties, providing buyers with an “all in” price. We typically price our goods at discounts to retail prices, which may vary and typically range from 15% to 30% off original retail prices for new luxury goods and up to 70% off original retail prices for clearances and pre-owned goods, although for certain popular or “limited edition” items we may set the price at or above the original retail price. Our competitive pricing is made possible by cost savings achieved through our sourcing and business model, including volume discounts, the absence of significant physical retail space and related overhead costs and, in certain cases, sourcing goods from prior seasons’ collections.

For goods sold through Reebonz Closets, the seller sets an initial price, which buyers and sellers may negotiate using the chat function on our mobile app. The selling price is exclusive of taxes and any shipping costs, which is a flat fee paid by the buyer. For goods sold through our White Glove Service, we and the seller set a base sales price, and the buyer pays a final “all in” price that includes shipping, duties and taxes, which may vary from country to country. If an item sold through our White Glove Service remains unsold after 90 days, we send a system-generated notification e-mail to the seller suggesting a price reduction. In Singapore, should the product be unsold for more than 120-days, an automatic price reduction between 10% - 50% of the original price is applied to the product, depending on the product category and initial selling price.

For goods sold through our B2C Merchant’s Marketplace, prices are set by merchants, and buyers are provided with an “all in” price inclusive of shipping, taxes and duties, which may vary from country to country.

Customers

Our customer base is key to our success. Customers of our B2C Merchandise Business are primarily individual buyers of luxury goods. In our Marketplace Business, our customers are sellers of goods through our platform, from which we earn commissions from the sales of goods to buyers.

Buyers

Due to the nature of our products, most of our buyers are women. We believe women gradually increase spending on luxury goods as their age and incomes increase. The loyalty of our buyers is demonstrated by our sales to repeat buyers. We had 136,828 and 131,677 total buyers in 2016 and 2017, respectively, among which 46.1% and 41.3%, respectively, were repeat buyers. Orders placed by our repeat buyers accounted for 70.3% and 64.1% of our total orders in 2016 and 2017. We had 73,742 and 62,224 total buyers for six months ending June 30, 2017 and 2018 respectively, among which 45.9% and 45.3%, respectively were repeat buyers. Orders placed by our repeat buyers accounted for 64.2% and 62.6% of our total orders in six months ending June 30, 2017 and 2018 respectively. We believe that our ecosystem of a seamless, integrated platform for buying and selling luxury goods increases engagement and loyalty and maximizes the lifetime value of our customers.

To increase buyer retention, we have established a two-tier loyalty program for our most important, or VIP, members, namely Reebonz Solitaire and Reebonz Black. Loyalty status is achieved by spending beyond certain thresholds. Benefits include, among other things, exclusive access to new arrivals and sales events, accelerated accumulation of loyalty credits, extended return periods and assignment of dedicated Relationship Manager.

Sellers

In our C2C Individual Seller’s Marketplace, sellers are individuals with Reebonz memberships. As of December 31, 2018, approximately all of sellers through our C2C Individual Seller’s Marketplace were prior members. In 2018, our C2C Individual Seller’s Marketplace had 14,862 unique sellers. In our B2C Merchant’s Marketplace, our sellers include multi-brand boutiques, shops selling new and pre-owned items and vintage luxury dealers curated by us and located around the world. As of December 31, 2018, our B2C Merchant’s Marketplace had 180 merchants.

Our Internet Platform

Our internet platform consists of localized and international versions of our website and mobile app. In countries where we have a local website, customers are automatically redirected to our local website. 10 of our local websites are localized for language, currency, payment gateways, sales events, promotions and customer service, while 17 of our websites are localized for language and / or currency. Each localized website has localized pricing and allows for payments and refunds in local currency. Our mobile-optimized websites are localized in line with the local website. We also offer a mobile app that can be downloaded in 27 countries. The application is generally in English (except in South Korea, where it is in Korean) and can be set to the local language for Taiwan, Hong Kong, China and Thailand. The table below sets forth certain information about our websites in certain key markets as of December 31, 2018.

	Singapore	Hong Kong	Taiwan	South Korea	Malaysia	Australia	Indonesia	Thailand	China	N. America
Year of Launch	2009	2009	2010	2010	2011	2009	2011	2011	2016	2016
URL Address	reebonz.com/sg	reebonz.com/hk	reebonz.com/tw	reebonz.co.kr	reebonz.com/my	reebonz.com/au	reebonz.com/id	reebonz.com/th	reebonz.com/cn	reebonz.com/us
Languages	English Chinese	English Chinese	English Chinese	Korean	English Chinese	English Chinese	English	English Thai	English Chinese	English Chinese
Currency	SGD	HKD	NTD	KRW	MYR	AUD	IDR	THB	CNY	USD
Local Sales Events & Promotions	x	x	x	x	x	x	x	x	x	x
Local Payment Gateway	x	x	x	x	x	x	x	x	x	x
Local Customer Service Hotline	x	x	x	x	x	x	x	x	x	x
Local Returns & Refund Policies	x	x	x	x	x	x	x	x	x	x
Closets	x	x	x		x		x	x
White Glove	x	x	x	x	x	x
B2C Merchant’s Marketplace	x	x	x		x	x				x

Our Website

Our www.reebonz.com home page and most of our local websites are arranged with tabs for New In, Women, Men, Outlet, and Sale. In addition, most localized websites have a tab for selling. Below is an example of our South Korea localized website:

(1)	Mobile apps are generally available in English language, except in South Korea where it is in Korean.

(2)	Price for the same product varies across different countries; price variance not only results from currency conversion but also reflects supply and demand dynamics as well as taxes and duties.

Shopping. Authentic new and pre-owned goods that are sold directly by us through our B2C Merchandise Business, B2C Merchant’s Marketplace and White Glove Service are sold through limited-time, curated sales events displayed on our homepage or through open catalogue shopping, which allows buyers to search for goods using certain parameters, such as brand, price, gender and product type. On average, we launch eight to ten curated sales events per day for new luxury goods and one to two daily events for pre-owned goods across all countries we ship to, each of which typically last one to five days. We also host local online sales events on local websites in select countries from time to time. Each luxury item sold through our B2C Merchandise Business, B2C Merchant’s Marketplace and White Glove Service has a page with detailed product information, including product specifications, photographs, pricing and savings information, loyalty credits earned, sell back value if relevant, information about shipping and returns and our authenticity guarantee.

Selling. Individual sellers have two options for selling goods through our platform: our Reebonz Closets and White Glove Service. Currently, sellers in the Reebonz Closets begin the sales process through our mobile app where they can upload pictures of and information on the goods being sold. For our White Glove Service, sellers with goods that meet our selective criteria contact us through a form on our webpage, which our team commits to respond to usually within one business day, and if we elect to take the item on consignment, the item is offered for sale on platform.

Personalized Services. We offer personalized services to buyers through our account management system by allowing them to customize their payment and delivery preferences. Buyers can link their Reebonz accounts with other popular social networks such as Facebook and payment platforms such as Paypal. In certain cases, localized payment channels are available for our members. To further ease the checkout process for our repeat buyers, our database keeps track of their preferred delivery address, shipping method and payment option based on information previously provided to us. Buyers can also log in to keep track of their loyalty point balances and order status. We allow buyers to subscribe to future sales notices through text messages, e-mails and mobile “push” notifications. We believe these features improve the shopping experience of our buyers and help deepen their loyalty.

Our Mobile App

We believe buyers of luxury goods are increasingly shopping online through mobile devices. Accordingly, we have invested substantial resources to build a mobile platform dedicated to providing a superior shopping experience. Sales through our mobile platform have grown significantly since its launch in June 2010. 55.1% of our online revenue was generated from our mobile app in 2017, as compared to 51.7% in 2016. For the six months ended June 30, 2017 and 2018, 56.2% and 58.6% of our online revenue was generated from our mobile channels, respectively. Our mobile app has more than 2 million downloads as of June 30, 2018.

The layout of products offered on our mobile app is designed to be intuitive and easy to use. We view our Android and iOS-based mobile app as a key part of our strategy of providing an ecosystem where buyers are able to become sellers and sellers are able to become buyers. Our mobile app allows buyers to quickly and efficiently search, view, select and purchase products and upload pictures and descriptions of items for sale through our Reebonz Closets. It facilitates interaction between buyers and sellers using our Reebonz Closets by allowing customers to create profiles, “like” and comment on products for sale by other customers. Buyers are also able to interact with sellers using our chat function and negotiate prices. Sellers using Reebonz Closets can also request courier pick up for items that have been sold. A direct dial feature on our mobile app allows customers to call our customer service with a single touch. We periodically send product promotional information to users using our mobile app through text messages and “push” notifications, including providing “push” notifications to users when new events are launched and targeted “push” notifications based on behavioral data.

Offline Channels

We believe our offline channels complement our online sales by enhancing our overall branding, attracting traditional offline shoppers, encouraging conversion to online shopping and providing online shoppers with the opportunity to physically view products, thereby helping us create an online-to-offline and offline-to-online omni-channel for buying and selling luxury goods. Our offline channels include retail lounges in Singapore, Malaysia and Australia, as well as pop-up events throughout the markets in which we operate. We also sell products to our VIP members through exclusive private sales coordinated by our relationship managers. Offline sales contributed 21.5% and 21.2% of our revenue in 2016 and 2017, respectively. For the six months ending June 30, 2017 and 2018, offline sales contributed 21.5% and 17.0%, respectively.

Retail Lounges. To complement our internet platform, we have a retail lounge in each of Singapore, Malaysia and Australia. Our retail lounges provide us with a physical presence to provide customer service to our members, including the opportunity to touch and feel products viewed online before making a purchase, and with a physical venue for events and private sales. Our retail lounges are boutiques that are open to the public and attracts walk-in buyers, or where existing members may shop. Periodically, we offer member-only events in our retail lounges. Our retail lounges also function as buyer service centers where buyers can interact with our staff, and as collection locations for our White Glove Service. They carry both new and pre-owned products. We have established an omni-stock approach by which products in our retail lounges are continued to be displayed online, allowing the product to have the maximum chance of being purchased since a customer can purchase the stock in the offline channel or the online channel.

Pop-up events. Our pop-up events consist of events held for a limited time in certain cities as part of our marketing efforts. They are invitation-only events targeted at certain categories of buyers (such as holders of certain higher-tiered credit cards) and held at hotel ballrooms or other similar locations. Our pop-up events carry both new and pre-owned products. In certain circumstances, we also invite third-party merchants curated by us to sell at our pop-up events. We believe these events attract traditional offline shoppers and encourage their conversion to online shopping by making them aware of our online platform.

Reebonz Experience

We believe our emphasis on customer service creates a positive buying and selling experience and encourages repeat visits, purchases and sales through our platform.

Localization. We offer localized services to our buyers and sellers. Ten of our local websites are fully localized for language, currency, payment gateways, sale events, promotions and customer service, while 17 of our websites are localized for language and / or currency. Each localized website has localized pricing and allows payments and refunds in local currency. In addition, certain local websites have additional features offered only in certain key markets. For example, some of our localized websites have a feature through which buyers and sellers can speak with customer service representatives. In some countries, through our partnerships with 62 financial institutions, we offer qualified buyers free credit card installment plans, which allows buyers to pay for products through installment payments which are made to the partner bank, while we receive full payment up front. Through our third-party logistics providers, local collection spokes and collection locations, we offer sellers convenient pickup and drop-off for their items.

Relationship managers.

We provide our highest level of customer service to our Reebonz Black (our highest tier of membership) and selectively to our Reebonz Solitaire (our second highest tier of membership) programs. Each member of our loyalty programs has access to our team of dedicated relationship managers that can be contacted for any customer service needs. Our relationship managers perform a number of functions, such as assisting buyers with inquiries while providing support and recommendations to buyers, resolving returns, refunds and other buyer issues by e-mail, messages and telephone, educating buyers on products, helping to promote brands and offerings, and assisting members with to consign their products. As of December 31, 2018, we had two relationship managers.

Sourcing and Authentication

We believe our multi-layer sourcing model is a key driver for the growth of our ecosystem. We source our new luxury goods from a wide range of suppliers, primarily comprising authorized distributors and luxury wholesalers. The pre-owned luxury goods we sell are sourced from individuals, pre-owned luxury dealers and auction houses. Our marketplaces enhance our product offerings by providing an extensive selection of products with a variety of SKUs, without the need for us to take on inventory risk.

B2C Merchandise Business.

Suppliers. Substantially all of the new luxury goods sold through our B2C Merchandise Business and offline channels are sourced from authorized distributors and luxury wholesalers (which either have direct relationships with brand owners or purchase from authorized distributors) in Europe, the United States and Asia. We generally seek to enter into framework supply agreements with our suppliers based on our standard form, and we purchase on the basis of purchase orders. We typically make prepayments to our suppliers at the time we place orders. We have implemented a systematic selection process for suppliers. Our merchandizing team is responsible for identifying potential suppliers globally based on our selection guidelines. Our supplier selection criteria include size, reputation, sales records in offline and online channels and product offerings. We also conduct screening and inspection of SKUs arriving at our Singapore logistics center for quality control and maintain the ability to return or reject low quality or counterfeit goods. In addition, we source pre-owned goods from individuals, pre-owned luxury dealers and auction houses. In each case, we pay our suppliers upfront.

Product selection. As of December 31, 2018, we have a 26-member merchandising team that considers and analyzes historical sales data, forward trends, seasonality and buyer demand and feedback. Our overall purchasing volume is also significantly affected by our sales targets and the budgets that we set. We pre-order certain models and for others we are able to make weekly purchases of in-season goods based on market demand. For pre-owned goods, our product selection is also based on the analysis performed by our merchandising team and product availability.

Inventory management. Goods sold through our B2C Merchandise Business are the only products that we purchase and hold as inventory. Title to the goods and risk of loss transfer to us upon pick up. We have implemented an inventory management system to manage the information related to stock receipt from suppliers, stock maintenance, stock preparation for delivery and stock deliveries. We also use an enterprise resource planning system to manage information related to procurement and quality control upon receipt, monitor and actively track sales data and invoicing. This system helps us make timely adjustments to our purchasing decisions and plans and minimizes excess inventory. When we have unsold inventory, we prioritize our sales efforts, such as through discounts, to drive inventory turnover.

Marketplace Business.

The products sold through our Reebonz Closets are sold directly by individual sellers that are our members, to other members in the same country. Our ateliers at the in-country collection spoke authenticate each relevant item sold through our Reebonz Closets prior to delivery to the buyer.

For our White Glove Service, we source pre-owned luxury goods from our members in the countries where we maintain our collection spokes, namely Singapore, Hong Kong, Taiwan, South Korea, Malaysia and Australia. We hold these products on a consignment basis and such products are not accounted for as inventory. Our ateliers at the collection spoke where the product is sourced authenticate each item sold through our White Glove Service prior to delivery to the buyer.

The products sold through our B2C Merchant’s Marketplace are sold directly by multi-brand boutiques, shops that sell new, pre-owned luxury goods and vintage luxury dealers curated by us from around the world, and brands. When selecting sellers for our B2C Merchant’s Marketplace, we use criteria which include the seller’s sales profile, product offering, number of SKUs available for sale and the brands offered with a focus primarily on quality over quantity.

Reebonz Ateliers

We have ateliers located at each collection spoke. We introduced our atelier service in 2013 and as of December 31, 2018, we had 11 ateliers, who are full time appraisers, trained gemologists and watch technicians and worked with certain additional watch technicians who are not our employees. Each pre-owned item sold through our B2C Merchandise Business and our White Glove Service is authenticated, appraised, valued and graded by our ateliers at one of our collection spokes and then photographed with a description provided for display in our online catalogue, while every item sold through Reebonz Closets is authenticated and the condition of the item is also checked by our ateliers prior to delivery to the buyer. Currently, we are able to provide authentication services for 160 brands. Our ateliers have an average of 8 years of experience in the luxury goods industry. All pre-owned items, except for those sold through our B2C Merchant’s Marketplace, undergo testing, product identification and security tagging. Watches and certain categories of jewelry are provided with a certificate of authenticity and we issue a 12 month limited warranty for watches. For each type of luxury product, our ateliers are guided by an authentication checklist that provides a step-by-step guide to authenticating products. For certain luxury brands, we have developed more detailed in-house authentication manuals. We use this manual to train prospective ateliers and plan to set up an atelier training academy to grow the size of our team as our business grows.

Set forth below are examples of our jewelry and watch certifications:

CERTIFIED BY

REEBONZ
ATELIER

TRADEMARKED IN SWITZERLAND

REEBONZ ATELIER WATCH REPORT

Report Date	12 February 2014
Report Number	RV03002956-I
Brand	ROLEX
	Lady-Datejust
SKU / Tag Number	vu04RVR0560000212045

SPECIFICATION

Series Number	P703472
Color	Silver
Model Number	79173
Functions	Hours, Minutes, Seconds, Instantaneous date with rapid setting, Superlative chronometer
Case Finish	Brushed
Case Material	904L Steel
Case Width	26 mm
Water resistance	100m
Crystal	Saphire
Case Thickness	10 mm
Case Back	904L Steel
Dial	Silver
Markers	Roman numerals
Bezel	18K Yellow Gold Fluted
Calendar	Magnified date window at 3 o clock
Crown	Screw-down
Strap	Jubilee Bracelet
Strap Material	18k Yellow Gold, 904L Steel
Strap Colour	Silver, Gold
Clasp	Oysterclasp
Made In	Switzerland
Manufactured Year	2001
Rolex Size Guide	Ladies - 26mm; Boys - 31, 36mm Mens - 40, 42, 44mm
Note	This is a general guide based on case size only. Your size preference may differ. Bracelet length can be adjusted to fit your wrist. Subject to availability of the links.
Comes With	Original Box
Warranty	1 Year Warranty

Image not to scale

Replacement Value for Insurance Purposes: S$7,470.00

CONDITION

Pristine - Minimal signs of wear.

7 POINT CHECK UP CERTIFICATION

	PASS	FAIL
1. Original parts with no modification	■	☐
2. Water resistance test	■	☐
3. Ultra-sonic cleaning of the watch bracelet	■	☐
4. Testing the automatic winding mechanism	■	☐
5. Accuracy test	■	☐
6. Check bracelet, and tighten or replace screws	■	☐
7. Check pins on strap-models	■	☐

AUTHENTICATED IN REEBONZ ATELIER

Reebonz Atelier Chief Horologist
12th of February 2014

This examination has been authenticated on the 12th of February 2014

Sample

Set forth below is a summary of the process of authenticating, appraising, valuing and grading for pre-owned items sold through our B2C Merchandise Business and items sold through our White Glove Service.

A comprehensive Reebonz atelier grading report is issued upon close examination and each pre-owned item sold through our B2C Merchandise Business and White Glove Service is given a grading of either “unused,” “pristine,” “mint,” or “good.” We also perform repairs and restorations on such products in order to deliver the best price to sellers and high quality to buyers. Our ateliers also support other areas of our business by, for example, providing authentication services to sellers and buyers using our B2C Merchant’s Marketplace in the event of a dispute and authenticating products sold on Reebonz Closets. Our ateliers also assist in quality checks on new products that we purchase from time to time. While historically it has been rare for one of our customers to allege the product they purchased was not authentic, we follow internal guidelines to verify claims that an item is not authentic, which may include our ateliers performing a second inspection of the item. Depending on the outcome of such inspections, we work with the customer to take appropriate steps to address the claim.

Payment and Fulfillment

Payment

We provide multiple payment options for buyers including online payment with credit cards, payment through major third-party online payment platforms, such as Adyen, Paypal and Alipay, payment through internet banking and through bank transfers. We allow payment in local currency in 22 countries. We are also able to process refunds through the same payment method used by the buyer and in the same currency in the form of Reebonz Credits.

In some countries, through our partnerships with 62 financial institutions, we offer buyers free credit card installment plans that allow buyers to pay for products through installment payments which are made to the partner bank, while we receive full payment up front. We believe the flexibility of our payment options and installment payment plan provide us with a competitive advantage in attracting buyers.

In addition, as part of our marketing efforts, we award Reebonz loyalty credits which can be used to deduct from the purchase price of our products. Furthermore, buyers can use the account balances accumulated from prior product refunds or sales to make future purchases.

Fulfillment

We use a mix of third-party international and local delivery companies to ensure reliable and timely pick up from, and delivery to, our customers. We leverage our large-scale operations and reputation to obtain favorable contractual terms from our third-party logistics providers. We regularly monitor and review the logistics providers’ performance and compliance with contractual terms. We typically negotiate and enter into logistics agreements on an annual basis.

Our logistics network consists of one centralized logistics center and two additional collection spokes in Singapore, and seven logistics centers located in Australia, Hong Kong, Indonesia, South Korea, Malaysia, Taiwan and Thailand, all of which also serve as our collection spokes. In Singapore, our management system enables us to closely monitor each step of the fulfillment process from the time a purchase order is confirmed and the product stocked in our logistics centers, up to when the product is packaged and picked up by the delivery service provider for delivery to a customer. Inventory is bar-coded and tracked through our management information system, allowing real-time monitoring of inventory levels and item tracking. Our logistics center management system in Singapore is specifically designed to support the frequent curated sales events on our internet platform and a large volume of inventory turnover.

For pre-owned items, we have eight collection spokes which also function as logistics centers, in Singapore, Taiwan, Hong Kong, Indonesia, South Korea, Malaysia, Australia and Thailand. These collection spokes serve as collection locations for our White Glove Service, as warehouses to store pre-owned items until they are sold and as authentication points in countries where we have set up Reebonz Closets. We also work with several networks of luxury bag spas in Singapore, to serve as collection points for our customers to drop off their pre-owned items for consignment.

We have ateliers located at seven of our collection spokes to provide authentication, appraisal, valuation and grading services as well as repair and restoration services. We also partner with logistics providers to provide sellers with an extensive network of more than 600 collection locations as of December 31, 2017 to supplement our collection spokes. In 2017, we completed the construction of a 215,000 square foot headquarters that also houses our primary logistics center in Singapore specifically designed for our luxury goods business.

Payment and Fulfillment by Business Line

B2C Merchandise Business. For the majority of items sold through our B2C Merchandise Business, shipments from suppliers first arrive at our centralized logistics center in Singapore, following which quality checks are performed by our team. In the case of pre-owned products, the product may be delivered to a collection spoke in the country where the product is sourced. Once an order is received, the product is selected from our inventory by our staff, packaged, and then delivered directly to the buyer from our Singapore logistics center or collection spoke. In certain cases, we also aggregate and collectively send certain SKUs to collection spokes for dispatch to buyers. If a buyer returns a product within the applicable return period, our third-party logistics provider will pick up the item or the item can be dropped off at a collection location and we refund the payment to the purchaser.

Marketplace Business.

For our B2C Merchant’s Marketplace, once the boutique receives the order, the product is selected by the merchant, packaged in Reebonz branded packaging, fulfilled by our third party logistics provider and then delivered directly to the buyer from the merchant location. All payments are processed by us and held for a specified period given the possibility of returns, and within a mutually agreed period after the applicable return period has expired we remit the payment, less our commission and shipping, duties and taxes payable, to the merchant.

For our Reebonz Closets, once a seller and buyer agree on a sales price and the sale is confirmed in our system, the seller then inputs the pickup date and time into our mobile app. The item is then picked up by our logistics provider and delivered to one of our collection spokes for authentication. The seller may also choose to drop off the item at one of our collection spokes or collection locations. Once authenticated, we then ship the item to the buyer through our logistics provider. Currently, items in our Reebonz Closets may only be bought and sold in the same country.

For our White Glove Service, once acceptance of a request to sell a pre-owned product is confirmed, we provide the seller with the option of dropping the product off at one of our collection locations or complimentary pick up by us through our logistics providers. At our collection spoke, the item is authenticated, appraised, valued and graded by our ateliers and then photographed and a description is provided for display in our online catalogue. Once a purchase order is received, the item is packaged and then delivered directly to the buyer from our relevant collection spoke. All payments are processed by us and held for a specified period given the possibility of returns, and within a period of up to seven business days after the applicable return period has expired we remit the payment, less our commission and shipping, duties and taxes payable, to the seller. We maintain records of all transactions, which we share with the relevant authorities if there is any allegation or investigation into possible stolen or counterfeit goods being traded on our platform.

Technology Platform

Our technology systems are designed to enhance efficiency and scalability, and play an important role in the success of our business. We rely on a combination of internally developed proprietary technologies and commercially available licensed technologies to improve our websites and management systems in order to optimize every aspect of our operations for the benefit of buyers and sellers.

We have adopted a micro-service architecture that is built on top of our highly scalable cloud infrastructure that spans across multiple data centers to ensure its availability at all times. We have full redundancy at each data center to ensure information is properly stored and backed up.

Our front-end modules facilitate the online shopping processes of buyers. Our front-end modules are supported by our content distribution network with dynamic image optimization on the fly (which allows images to be optimized based on the user’s connection speed), providing buyers with quicker access to the product display they are interested in, and facilitating faster processing of their purchases. We have designed our systems to cope with our maximum peak concurrent visitors with a view to providing a consistently smooth online shopping experience. Our mid-end modules support our daily administrative and business operations and our back-end modules support our supply chain and greatly enhance the efficiency of our operations.

We have developed centralized payment services allowing for multiple localized payment methods. We have also developed a unique and customized fraud detection algorithm as well and have implemented fraud prevention measures. Our fraud detection and prevention algorithm triggers email alerts to our internal fraud detection team based on certain red flags (e.g. suspicious customer behavior or certain types of credit cards that are considered high risk) that our system automatically detects, so that our team can review and follow up.

In order to manage cybersecurity risks, we have hired third parties to manage and monitor the security of networks, servers, and applications against distributed denial-of-service (DDOS), hacking and sniffing attacks. In addition, we have also adopted rigorous security policies and measures to protect our proprietary data and customer information.

Our business intelligence systems enable us to effectively gather, analyze and use internally-generated customer behavior and transaction data. We regularly use this information in planning our marketing initiatives for upcoming curated sales and merchandizing for our online shopping mall. Our business intelligence systems are configured to support decision-making intelligence such as dashboard, operation, operational analysis, market analysis, sales forecasts and products such as precision marketing, and other application-oriented products that facilitate data-driven decision-making and increase our product sales.

We have developed most of our key business modules in-house. We also license software from reputable third-party providers, and work closely with these third-party providers to customize the software for our operations. We have implemented a number of measures to prevent data failure and loss. We have developed a disaster tolerant system for our key business modules which includes real-time data mirroring, real-time data back-up and redundancy and load balancing.

We plan to use the blockchain technology to provide authentication capabilities for luxury goods, using cryptographic NFC chips and a decentralized marketplace.

Marketing

Our marketing objectives include enhancing our brand recognition, enhancing our trusted reputation among buyers and sellers, increasing word-of-mouth referrals, increasing organic traffic and stimulating repeat purchases. In addition, we aim to encourage further participation in our ecosystem for buying and selling luxury goods by marketing to existing customers in order to encourage buyers to become sellers and sellers to become buyers. In designing our marketing initiatives, our marketing team looks at customers at varying income levels and browsing and purchasing patterns. Specifically, we analyze customer acquisition, retention, length of relationship and attrition. We look at different customer groups and analyze the customer acquisition cost through marketing activities in the context of the revenue each group of customers is likely to provide.

We conduct marketing activities online through major search engines, portals, social media, online video and other major websites. We also conduct marketing activities specifically aimed at customers through mobile devices. Using mobile device IDs or user profiles, we track browsing and buying behavior and use the information to create a customized browsing experience in order to market to existing buyers. We aim to keep our customer base engaged by providing reminders of upcoming events and providing special mobile-only offers. We also use messaging channels such as WhatsApp and Line, to engage with our customer base and send them notifications on special events and promotions for the messaging application community.

To enhance our brand awareness, we also have engaged in brand promotion activities such as partnerships with major banks and brand ambassadors, including local celebrities, reputable fashion stylists and bloggers. We engage in ad campaigns (including television commercials) and social media engagements to build awareness and trust in our brand. In four countries we have a multi-year online luxury shopping partnership with MasterCard. We also send “push” notifications to buyers using our mobile app, notifying them of certain sales events. In addition, we engage in brand-building campaigns, such as promotional contests with prizes and our viral campaigns, such as “Reebonz Mobil” where we temporarily converted a truck into a mobile luxury boutique.

We also provide various incentives to our existing customers to increase their engagement. Our buyers earn loyalty credits for each purchase they make in our B2C Merchandise Business, B2C Merchant’s Marketplace and White Glove Service, and may redeem the credits towards purchases made of products sold by us in our B2C Merchandise Business, B2C Merchant’s Marketplace, White Glove Service and Reebonz Closets. We believe that an effective form of marketing is to continually enhance our customer experience, as customer satisfaction engenders word-of-mouth referrals and additional purchases and sales. We use a personalized approach based on a member’s browsing and buying behavior to provide notifications on products or promotions specific to their behavior.

We believe we have been able to build a large base of loyal buyers primarily by providing superior customer experience, including through our loyalty programs and conducting marketing and brand promotion activities. We provide various incentives to buyers to increase their spending and loyalty, and we send e-mails to buyers periodically with targeted product recommendations or events and to customers who have been inactive for certain periods of time. We had 136,828 and 131,677 total buyers in 2016 and 2017, respectively, among which 46.1% and 41.3%, respectively, were repeat buyers.

In addition to our promotional and brand building activities, we market to individual sellers by reaching out to experienced sellers using other platforms and by marketing to existing buyers and encouraging them to become sellers through our Sell Back feature. For our B2C Merchant’s Marketplace, we plan to conduct targeted marketing activities aimed at merchants, brands, and designers curated by us. Once we identify a seller that we believe would made a good addition to our marketplace, we will reach out to the seller about the possibility of selling through our platform.

As of December 31, 2018, our sales and marketing team consisted of 30 employees, located in Singapore and our other regional offices. We incurred S$13.4 million and S$10.5 million (US$7.7 million) of marketing expenses in 2016 and 2017, respectively.

Competition

The luxury goods market, both online and offline, is very competitive, however, there is no direct competitor that offers the ecosystem of buying and selling, new and pre-owned luxury products in our Core Asia Pacific Market. Our primary competitors include global and regional online general retailers and marketplaces, global and regional online fashion retailers, luxury department retailers’ online stores, luxury brand owners’ online stores, regional multi-label concept retailers, and specialist online luxury retailers, such as Yoox Net-A-Porter and Farfetch. Our primary offline competitors include pre-owned luxury retailers, auction houses selling luxury goods and traditional brick-and-mortar retail channels including those operated by the luxury brands themselves and department stores. We believe we compete primarily on the basis of:

●	geographic focus in Southeast Asia and Asia Pacific;

●	focus on luxury segment only;

●	ability to identify products in demand among consumers and source these products on favorable terms from suppliers;

●	providing an ecosystem to buy and sell luxury goods;

●	providing new and pre-owned products;

●	breadth and quality of product offerings;

●	pricing and local payment options;

●	website features and mobile app;

●	value-added services such as authentication;

●	localization, customer service, fulfillment capabilities and returns and refunds processing; and

●	reputation among suppliers as well as among both buyers and sellers of luxury goods.

We believe that our size, market positioning and platform give us a competitive advantage in the markets where we operate. However, some of our current and potential competitors may have longer operating histories, larger customer bases, better brand recognition, more reliable sourcing, including from luxury brand owners directly, stronger platform management and fulfillment capabilities and greater financial, technical and marketing resources than we do. See “Risk Factors — Risks Relating to Our Business — We operate in a competitive environment and may lose market share and customers if we fail to compete effectively.”

Employees

As of December 31, 2018 we had a total of 302 employees. The following tables give breakdowns of our employees as of December 31, 2018 by function and by region:

Function	Number	Region	Number
Fulfillment	156	Singapore	156
Technology	56	Thailand	2
General and Administrative	60	Malaysia	10
Sales and Marketing	30	Australia	17
		Hong Kong	5
		Japan	5
		Taiwan	10
		Indonesia	56
		South Korea	37
		China	2
		USA	2
TOTAL	302		302

We place great emphasis on our corporate culture and seek to maintain consistently high standards everywhere we operate and to help us to realise our goals. We invest significant resources in the recruitment of employees to support our business operations. In 2019 and beyond, we plan to recruit additional employees in connection with the increasing staffing needs of our technology department, the expansion of our Marketplace Business and for our digital marketing team.

We provide a number of employee benefits, including social insurance funds, a medical insurance plan, a work-related injury insurance plan and a maternity insurance plan, and as required by local regulations, a mandatory provident fund.

We enter into labor contracts with our employees. We also enter into confidentiality and non-compete agreements with certain of our employees and senior management. The non-compete restricted period typically expires one to two years after the termination of employment, subject to local laws.

We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

Facilities

We have our headquarters in Singapore and logistics centers in Singapore and six other cities. The table below summarizes our facilities as of December 31, 2018.

		Gross Floor Area (square		Lease period (Day / Month / Year)
Country	Location	meter)	Use	Start	End
Singapore	5 Tampines North Drive 5 Reebonz Building Singapore 528548	19,974	Headquarters, office space, operations and logistics center	01/12/2014	30/11/2044
Singapore	1 Habourfront Walk #01-138/139 Vivo City Singapore 098585	332	Retail	29/04/2018	11/02/2019
Korea	Samjin Building 7F, 113 Achasanro, Seongdong-gu, Seoul, Korea	709	Office, Warehouse	01/06/2015	31/05/2019
Korea	Daereuk Building 5F 501, 636-43, Deongchon-dong, Gangseo-gu, Seoul, Korea	129	Invitree Office, Warehouse	24/09/2018	23/09/2019
Australia	Unit 8/888 Bourke St, Zetland, NSW 2017, Australia	349	Headquarters, office space, operations and logistics center	08/11/2016	08/10/2019
Australia	Shop G01, 570 George Street, Sydney, NSW 2000 , Australia	208	Retail	18/09/2015	16/09/2020
Indonesia	Prince Center Building, 3rd Floor Jl. Jend. Sudirman Kav. 3-4 Jakarta 10220	720	Office, Reebonz Space	18/12/2018	17/12/2019
Malaysia	100.3.007 & 100.3.009 129 Office Block J Jaya One No 72A Jalan Universiti 46200 Petaling Jaya , Selangor Darul Ehsan, Malaysia	366	Office Space, operations and logistics center	01/09/2017	31/08/2019
Malaysia	S4-S11 Second Floor, Lot 10 Shopping Centre , 50 Jalan Sultan Ismail 50250 Kuala Lumpur Malaysia	396	Retail	03/04/2017	02/04/2019
Japan	Reebonz Japan KK 2-15-3 Yoshikawa Bldg 2F Hakataekimae Hakata-ku Fukuoka Japan 812-0011	48	Office Space and operations	01/06/2018	31/05/2020
Thailand	Unit 903, 9th Floor RSU Tower, 571 Sukhumvit Road Klong Ton Nua, Wattana, Bangkok 10110, Thailand	13	Office Space, operations and logistics center	01/10/2018	30/09/2019
Hong Kong	Unit D&E , 18/F Seabright Plaza , 9-23 Shell Street , North Point	182	Office Space and operations	02/01/2019	31/01/2020
Taiwan	3F-1 No.97 Songren Rd, Xinyi District , Taipei City 110, Taiwan	103	Office Space, operations and logistics center	01/01/2018	31/12/2019
USA	Galvanize Ste 400, 1644 Platte St, Denver CO80202	N/A Shared Space	Office Space and operations	No Fixed Term

To expand our warehouse space and accommodate future growth, we constructed a new 215,000 square foot headquarters in Singapore, which was completed in 2017. Our new headquarters houses our logistics center, which is specifically designed for our luxury goods business, increasing our warehouse space in Singapore by nearly threefold. We spent a total of S$38.2 million (US$28.0 million) on land acquisition, construction and warehousing equipment purchase in connection with this project, which included S$7.3 million paid in 2014 for the land rights for our headquarters. We financed this project through a loan facility of S$28.2 million (US$20.7 million) granted by a local bank in Singapore and cash from operations.

Intellectual Property

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on copyright and trademark law and confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. As of December 31, 2018, we owned one computer software copyright, held one perpetual license agreement to use a software platform relating to various aspects of our operations and maintained 10 trademark registrations in Singapore and 62 trademark registrations outside Singapore. We had 18 trademark applications pending outside Singapore. As of December 31, 2018, we had 35 domain name registrations, including reebonz.com, among others.

Insurance

We maintain various insurance policies to safeguard against risks and unexpected events. We have purchased industrial all-risk property insurance covering our inventory and fixed assets such as equipment, furniture and office facilities. We maintain inventory insurance to cover items held on consignment through our White Glove Service. We also maintain marine insurance covering our inventory in transit. We maintain public liability insurance for our business activities. We also provide work injury compensation insurance and medical insurance for our employees. Additionally, we provide group hospitalization insurance for all employees and specialist coverage for our management staff. We also cover our board of directors through the directors and officers liability insurance. We consider our insurance coverage to be sufficient for our business operations.

Legal Proceedings

From time to time, we may be involved in legal proceedings in the ordinary course of our business. We are currently not a party to any material legal or administrative proceedings.

Government Regulation

We are subject to laws and regulations in the jurisdictions where we conduct our business. This section summarizes certain rules and regulations that significantly affect our business activities.

Singapore

Broadcasting Act

All internet content providers (all persons who maintain websites), including us, are governed by an automatic class license, pursuant to the Broadcasting Act of Singapore (Chapter 28) and the Broadcasting (Class License) Notification. Internet content providers must comply with internet codes of practice as the Singapore Media Development Authority, or the MDA, may issue from time to time, and must ensure that its services are not used for any purpose or contain any program that is against the public interest, public order or national harmony or offends good taste or decency. Internet content providers also have obligations to assist certain investigations of the MDA and remove programs included in its service where the MDA informs the licensee that the program is contrary to a code of practice, is against public interest, public order or national harmony or offends against good taste or decency.

The Personal Data Protection Act 2012

The Personal Data Protection Act 2012 of Singapore, or the PDPA, generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (data, whether true or not, about an individual who can be identified from that data or other accessible information). The PDPA also imposes various obligations upon organizations, or the Main Data Protection Obligations, that relate to, among other things, the access to, the correction of, the protection of, the retention of and the transfer of, personal data. In addition, the PDPA requires organizations to check national “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers through voice calls, fax or text message.

The PDPA specifies various offenses that apply for failure to comply with PDPA requirements, which could apply to both organizations and their officers, depending on the circumstances. The PDPA also created a regulatory agency, the Personal Data Protection Commission, which has the power to give directions to organizations for compliance with the PDPA, including the power to require an organization to pay a penalty of up to S$1 million for breach of PDPA requirements. Apart from this, an individual has a right of private action against an organization for breach of the Main Data Protection Obligations if the individual suffers loss or damage directly as a result of a contravention of the Main Data Protection Obligations by an organization. The relief which a court may grant includes damages, injunctions and relief by way of declaration.

Laws affecting the sale of goods to consumers in Singapore

The Unfair Contract Terms Act of Singapore (Chapter 396), or the UCTA, provides that exclusion clauses in standard terms of business or where one of the contracting parties is a consumer are subject to a condition of “reasonableness.” Also, when a business deals with a consumer, the business cannot render contractual performance substantially different from what was reasonably expected of it, or render no performance at all in respect of the whole or part of any contractual obligation. The Sale of Goods Act of Singapore (Chapter 393), or the SOGA, regulates the sale of goods in Singapore. The SOGA implies certain terms into contracts of sale of goods, which include implied conditions that the seller has or will have the right to sell the goods and that goods supplied are of satisfactory quality. The SOGA also provides that where a seller wrongfully neglects or refuses to deliver goods, the buyer may sue for non-delivery. The damages available are the estimated loss directly and naturally resulting from the seller’s breach of contract in the ordinary course of events. Rights, liabilities and implied conditions arising under a contract of sale pursuant to SOGA may be excluded or varied by contract, subject to the requirements of the UCTA.

The Consumer Protection (Fair Trading) Act of Singapore (Chapter 52A), or the CPFTA, provides a buyer who has entered into a transaction involving an unfair practice with the right to bring an action against the supplier. This right to bring an action does not apply where the remedy or relief sought exceeds S$30,000. Unfair practices include situations where the supplier does or says anything which reasonably would result in the consumer being deceived or misled, or where the supplier makes false claims as to origin, performance characteristics or method of manufacture of the product.

The CPFTA also provides that if goods do not conform to the applicable contract at the time of delivery, the buyer would have the right to require the seller to repair or replace the goods, reduce the amount to be paid for the sale by an appropriate amount or to rescind the contract with regard to the goods in question. Goods which do not conform to the applicable contract at any time within the period of six months from the date on which the goods were delivered will be regarded as not having conformed to the applicable contract at the time of delivery.

Electronic Transactions Act

The Electronic Transactions Act of Singapore (Chapter 88), or the ETA, makes clear that, in general, transactions conducted using paper documents and transactions conducted using electronic communications will be treated equally by the law. While the ETA allows for certain rebuttable presumptions in connection with electronic transactions, which are generally helpful to us, we do not rely on these rebuttable presumptions on our website or platform in Singapore.

The Secondhand Goods Dealers Act

As a seller of pre-owned luxury goods, we are subject to the Secondhand Goods Dealers Act (Chapter 288A) of Singapore, or the SGDA, which requires dealers of certain secondhand goods, including watches and certain types of jewelry, to obtain a license or an exemption from the Singapore police before commencing operations. As of the date hereof, we have successfully registered and obtained exemption from the requirement to obtain a license for the purpose of dealing in secondhand goods on our website, www.reebonz.com, and we are currently applying for an exemption for our retail lounge. Any person who deals in secondhand goods except under and in accordance with the conditions of a license issued under the SGDA would be guilty of an offense. Any person who is guilty of an offense under the SGDA would be liable on conviction to a fine not exceeding S$20,000 or to imprisonment for a term not exceeding 12 months, or to both.

In addition, dealers of secondhand goods are also required to comply with other rules of the SGDA and the regulations thereunder, including but not limited to record keeping requirements. Further, under the SGDA, if any person is convicted in any court of an offense under Chapter XVII of the Penal Code (Chapter 224) in respect of any property, and it appears to the court that the property has been sold to a secondhand goods dealer, such as our company, the court may, in certain circumstances, order the delivery of the property to the original owner either on payment to the secondhand goods dealer of the amount of the purchase price or any part thereof, or without payment thereof or of any part thereof, depending on the circumstances. The court may also adjourn the proceedings for the attendance of the secondhand goods dealer and may summon the secondhand goods dealer to attend the adjourned hearing. If after hearing the secondhand goods dealer, the court is satisfied that the secondhand goods dealer, before purchasing the property referred to above, (i) ought reasonably to have known or suspected that the property was stolen property, and (ii) did not exercise due care and diligence to ascertain that the property was not stolen property, the court may order the secondhand goods dealer to pay a financial penalty not exceeding S$2,000.

The Trade Marks Act

The Trade Marks Act (Chapter 332), or the TMA, establishes the law for trademarks in Singapore, including infringement of registered trademarks and the position of parallel-imported luxury goods. There are civil reliefs (such as injunction or damages) and criminal sanctions (such as fines) stipulated in the TMA for the import, sale or other commercial dealings in goods that infringe or counterfeit the registered trademarks belonging to brand owners.

Copyright Act

The Copyright Act (Chapter 63) sets out the protection of literary, dramatic, artistic and musical works, as well as entrepreneurial works (published editions, sound recordings, cinematograph films, broadcasts, performances and cable programs). Generally, only the owner of a copyright work has the right to reproduce, publish, perform, communicate and adapt his work, unless consent or authorization to do these acts have been obtained. The term of protection varies according to the type of work involved, and infringement of copyright will arise where there has been substantial reproduction or adaptation of the work. Company names are generally not regarded as literary works although brand logos are capable of protection as artistic works.

Australia

The sale and marketing of branded products to the Australian market by us, either through our Australian or non-Australian websites or through our Australian subsidiary’s operation of a physical store, is generally permitted subject to compliance with various laws and regulations in Australia. In particular our operations in Australia are subject to compliance with laws aimed at advancing consumer rights, protecting consumer privacy, regulating direct marketing practices, promoting fair trading, protecting the rights of owners of intellectual property and regulating the importation of goods in to Australia. In general, these laws prevent the making of misrepresentations in relation to products being offered for sale and the unauthorized sale of products that contravene intellectual property rights, such as the sale of branded products in the Australian market in circumstances where the brand owner has not consented to the application of its brand on products for sale in the Australian market. Further, Australian privacy laws govern the collection, handling and protection of personal information by a company. Our operations in Australia are also subject to Australian direct marketing laws that regulate how personal information can and cannot be used by a company for direct marketing purposes. Our Australian sales are also affected by taxation legislation and other fiscal policies adopted by the Australian government. In particular, sales of stock, financing and administration or management service arrangements between us and our Australian subsidiary must be consistent with the relevant provisions of Australian taxation laws relating to transfer pricing.

Consumer Guarantees

Consumer guarantees under the Australian Consumer Law, or ACL, apply in Australia for the supply of goods to consumers where (i) the price is less than AUD$40,000 or (ii) the goods are of a type ordinarily acquired for personal, domestic or household consumption. Relevant consumer guarantees include that the goods are of acceptable quality (fit for purpose), acceptable in appearance and finish, free from defects, safe and durable. An importer may be liable directly to the consumer if the manufacturer has no place of business in Australia. Liability for consumer guarantees cannot be excluded or limited.

Misleading and Deceptive Conduct and Passing Off

In general, Australian laws prevent the making of misrepresentations in relation to products being offered for sale in Australia. Under the ACL, it is unlawful for a person or corporation, in trade or commerce, to engage in conduct that is misleading and deceptive or likely to mislead and deceive. The sale in Australia of goods that were intended by the manufacturer for sale only overseas has the potential to give rise to representations that are misleading or deceptive, particularly where there is a difference in quality in the goods. In addition, the common law tort of passing off forms part of the law in Australia and prevents a person from misrepresenting that his goods are those of another trader where that misrepresentation is likely to deceive the public that the goods are the other’s party’s goods, and where the first trader suffers damage to its business, reputation or goodwill as a result of the misrepresentation.

Hong Kong

Sale of Goods Ordinance & Control of Exemption Clauses Ordinance

The Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong), or the SGO, implies certain terms into contracts of sale of goods in Hong Kong, which include implied conditions that the seller has or will have the right to sell the goods and that goods supplied are of satisfactory quality, fit for the buyer’s purposes, match the descriptions provided by the seller and any samples. The SGO also provides for circumstances where buyers may be deemed to have accepted goods and the actions that a buyer may take for any breach of contract by a seller.

Where any right, duty or liability would arise under a contract of sale of goods by implication of the SGO, the contract may (subject to the Control of Exemption Clauses Ordinance (Chapter 17 of the Laws of Hong Kong), or the CECO) be negated or varied by express agreement, or by the course of dealings between the parties, or by usage if the usage is such as to bind both parties to the contract. The CECO provides that exemption clauses in standard terms of business or where one of the contracting parties is a consumer in Hong Kong may have no effect to void a claim against the seller if such clauses are proved to be unreasonable.

Unconscionable Contracts Ordinance

The Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong), or the UCO, applies to a contract for the sale of goods or supply of services in which one of the contracting parties is a consumer. Under the UCO, if it is proven that the contract or any part thereof was unconscionable (unfair or not sensible) in circumstances relating to the contract at the time when it was made, the Hong Kong courts may refuse to enforce the contract, to only enforce the other provisions of the contract without the unconscionable part, or to limit the application of, or to revise or alter, any unconscionable part of the contract so as to avoid any unconscionable result.

Trade Descriptions Ordinance

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong), or the TDO, prohibits false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods provided in the course of trade and false trade descriptions in respect of services supplied by traders in Hong Kong. Generally speaking, violations of the TDO are considered to be an offense under Hong Kong law, unless a defense is available.

Electronic Transactions Ordinance

The Electronic Transactions Ordinance (Chapter 553 of the Laws of Hong Kong) in general accords electronic record and electronic signature the same legal status as that of their paper-based counterparts.

Laws relating to intellectual property

The sale of branded products to the Hong Kong market by us either through our websites or through our Hong Kong subsidiary’s operation of offline pop-up events in Hong Kong are subject to compliance with laws aimed at protecting the rights of owners of intellectual property (including the Trade Marks Ordinance (Chapter 559 of the laws of Hong Kong), the Copyright Ordinance (Chapter 528 of the laws of Hong Kong) and the Registered Designs Ordinance (Chapter 522 of the laws of Hong Kong)). In general, these laws offer protection to brand owners that own intellectual property rights that are contravened by any unauthorized sale of the branded products in the Hong Kong market.

Laws of tort in respect of passing-off, procuring a breach of contract and conversion

The sale of branded products to the Hong Kong market by us either through our websites or through our Hong Kong subsidiary’s operation of offline pop-up events in Hong Kong are also subject to compliance with the common laws of tort in respect of passing-off (where a person misrepresents that his goods are those of another person and the misrepresentation is likely to so deceive or confuse the public, resulting in the latter to suffer damage to its business, reputation or goodwill), procuring a breach of contract (where there is a contractual arrangement in place between the trademark owner and an authorized dealer restricting the latter from selling the goods for re-sale outside a particular territory, a person who takes part in acts effecting the breach of that contractual arrangement in a concerted effort with such authorized dealer commits a tort) and conversion (where a person purchases stolen goods from his suppliers and sells them, even if that person neither knows nor ought to have known that it is acting unlawfully, or that person acts entirely without negligence).

Personal Data (Privacy) Ordinance

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, covers any personal data that relates to a living person and can be used to identify that person, which exists in a form in which access or processing is practicable. It applies to a data user who, either alone or jointly or in common with other persons, controls the collection, holding, processing or use of the data. Pursuant to the PDPO, Hong Kong’s Privacy Commissioner for Personal Data, or the Commissioner, can investigate complaints of breaches of the PDPO, as well as initiate investigations and, at the conclusion of an investigation, issue an enforcement notice against the data user, requiring it to take remedial action. The Commissioner can institute civil or criminal proceedings against any data user that fails to comply with an enforcement notice, depending on the nature of the breach.

Contravention of an enforcement notice is an offense which could result in a maximum fine of HK$50,000 and imprisonment for two years.

The PDPO also criminalizes, among others, misuse or inappropriate use of personal data in direct marketing activities; non-compliance with data access request and unauthorized disclosure of personal data obtained without data user’s consent. The maximum penalty for breach under the PDPO is a fine of up to HK$1,000,000 and imprisonment for up to five years.

Theft Ordinance

Pursuant to section 24 of the Theft Ordinance (Chapter 210 of the laws of Hong Kong), a person handles stolen goods if (otherwise than in the course of the stealing) knowing or believing them to be stolen goods he dishonestly receives the goods, or dishonestly undertakes or assists in their retention, removal, disposal or realization by or for the benefit of another person, or if he arranges to do so.

Such person shall be guilty of an offense and shall be liable on conviction to imprisonment for up to 14 years.

South Korea

Act on Consumer Protection in Electronic Commerce Transactions, etc.

The Act on Consumer Protection in Electronic Commerce Transactions, etc., or the E-Commerce Consumer Protection Act, provides a general framework for regulation of e-commerce businesses, and sets forth legal requirements with the goal of providing consumer protection for sale of goods and services by any means not involving direct, face-to-face contact between a seller and a buyer. This is referred to as “distance selling,” which includes transactions conducted through telecommunications and any other means of distance communication, such as the internet. Under the E-Commerce Consumer Protection Act, a business seeking to engage in distance selling must comply with the following legal requirements:

Reporting requirements: The distance selling trader must report information including, among other things, its contact details, internet domain name and the location of its host server to the Korea Fair Trade Commission, or the KFTC, or other relevant government entities;

Notification requirements to customers: The distance selling trader must notify and provide its counterparty with documents (electronic or otherwise) containing basic descriptions of the transactions prior to supplying or providing the products or services, and the information contained in such documents needs to include, among others (i) details of sellers and suppliers, (ii) name, type and contents of as well as other information relating to the products or services being sold, (iii) pricing and payment information, (iv) time and method of supply, (v) method of, deadline for and effect of withdrawal of the order or termination of the contract (including standard form of documents for such withdrawal or termination), (vi) terms and procedures regarding return, exchange, guarantees, refund and compensation in case of delay in refund of the products or services, (vii) certain types of customer service policies, (viii) standard terms and conditions for the transaction (including methods of how to find such standard terms and conditions to verify them), (ix) in case of distance selling under which the consumer pays all or part of the products’ price in advance of the products or services, the fact that such consumer may use certain escrow payment as specified in the E-Commerce Consumer Protection Act and (x) other terms of transaction that may affect the consumer’s decision on the purchase;

Timing requirements: The distance selling trader must take action on the supply of the products or services within seven days, or three business days if advance payment is made (or any other period mutually agreed between the distance selling trader and the consumer) from the date the consumer placed the order. If the distance selling trader becomes aware of any problem in the supply of the products or services ordered, it must promptly notify the consumer of the reason, and in case of distance selling with advance payment, must refund, or take measures necessary for such refund, the amount paid by the consumer within three business days from the date of payment;

Cancellation: Subject to certain exceptions, a consumer may cancel an order or return the products or services ordered within specific time periods; and

Refunds: Upon cancellation of the purchase and return of the products or services by the consumer, the distance selling trader must return the purchase price within three business days from the date it has received the returned products or services. If the products or services are returned without cause, the consumer must bear the delivery expenses. If the cause of the return of products is attributable to the distance selling trader, then the distance selling trader must bear the delivery expenses.

The E-Commerce Consumer Protection Act also regulates businesses which are considered to be “distance selling intermediaries.” These businesses facilitate the distance selling by third parties by making available for use to such third parties a website or other means of distance selling. As an online marketplace provider for distance selling by third parties, regulations relating to “distance selling intermediaries” in the E-Commerce Consumer Protection Act are applicable to our business in South Korea. For example, under the E-Commerce Consumer Protection Act, unless a distance selling intermediary expressly disclaims liability by notice or agreement regarding sales of products, the distance selling intermediary bears joint and several liability with such distance selling trader for damages caused to such trader’s consumers if such damages are caused by willful misconduct or negligence.

Investigation of Breach

The KFTC, the head of city government or the provincial government may, on its own authority or upon petition, conduct necessary investigations relating to violations of the E-Commerce Consumer Protection Act and, in case of any violation, order the violating entity or person to cease and desist, order compliance or take other corrective measures. If the violating entity or person repeats the violation or does not comply with the ordered corrective measure, the KFTC may suspend all or part of the business of the violating entity or person for up to one year or impose a penalty surcharge up to an amount not exceeding the sales amount related to the violation. Not responding to the correction order may also result in imprisonment of up to three years or a fine of up to KRW100 million.

Prohibited Actions

The E-Commerce Consumer Protection Act prohibits distance selling traders and distance selling intermediaries from engaging in certain actions, including among others, misrepresentation, fraud, supplying products without an order and demanding payment, and using consumer information without permission or beyond the scope permitted. A failure to comply with such requirements could result in a fine of up to KRW10 million and a correction order from the KFTC.

Telecommunications Business Act

The Telecommunications Business Act classifies telecommunications service providers into three categories: a network service provider, a specific service provider and a value-added service provider.

An operator of an online marketplace, such as Reebonz Korea Co., Ltd., is classified as a value-added service provider under the Telecommunications Business Act. Value-added service providers are subject to certain reporting requirements and must notify users, among others, of any suspension or closure of all or part of their business and report such events to the relevant authority at least 30 days in advance.

Act on Promotion of Information and Communications Network Utilization and Information Protection, etc.

The Act on Promotion of Information and Communications Network Utilization and Information Protection, etc., or the Information Communication Network Act, requires online service providers to protect consumer information maintained by such service providers. When gathering personal information, online service providers must notify the user of (i) the purpose of gathering and using the personal information, (ii) the items of personal information that it intends to gather among others, and (iii) the period of time during which it intends to retain and use the personal information, and obtain consent from the user. Furthermore, in case such information is provided to a third party, online service providers must obtain consent from the user after providing certain notifications. Also, the online service provider may only gather the minimum necessary information directly related to the service it provides. Any use or disclosure of information to a third party beyond the scope notified to the user or agreed in a contract with the user is allowed only when the user consents to such use or disclosure or when such use or disclosure is permitted under any other laws or regulations of South Korea. Certain exceptions to the consent requirement apply. Using or receiving personal information beyond the scope notified to the user or as set forth in the contract or providing personal information to a third party may be punishable by imprisonment of up to five years or a penalty of up to KRW50 million.

After the online service provider has achieved its purpose of collecting or receiving personal information or after the period during which the third party was allowed to hold and use such information has expired, subject to the Information Communication Network Act’s requirement for retention of certain information on contracts, sales, consumer complaints, among others, the online service provider must immediately destroy the personal information, provided, that the same must not apply where it is required to preserve the personal information in accordance with any other laws. A user may claim damages against an online service provider for the harm suffered as a result of the online service provider’s breach of the requirement to protect personal information under the Information Communication Network Act. In such cases, the online service provider may not be discharged from liability, unless it proves that such harm was not due to its willful or negligent act.

Laws Relating to Intellectual Property or Prohibited Items

Certain laws relating to intellectual property rights, such as the Copyright Act or the Trademark Act, regulate items being sold in online marketplaces that infringe on third-party intellectual rights. For example, under the Copyright Act, importers or distributors of authentic luxury goods are prohibited from using others’ images or descriptions of such products. However, if the images or descriptions are created by them and do not constitute a reproduction or transmission of others’ images or descriptions, such use of images or descriptions of the products may be allowed.

Under the Trademark Act, parallel importation is not prohibited and does not itself constitute a trademark infringement if (i) the imported product is a “genuine product” bearing the trademark which was attached by a foreign trademark owner or licensee of such trademark, (ii) such foreign trademark owner or licensee and a domestic trademark owner or licensee (if any) are the same person or entity, or have a close legal or economic relationship (for example, the domestic trademark owner or licensee is an exclusive dealer or distributor or an affiliate of the foreign trademark owner or licensee), and (iii) there is no substantial difference between the product imported by a parallel importer and the products distributed in Korea by a domestic dealer or distributor having the domestic trademark right or license, in terms of product quality (such as the product’s functionality or durability) but not in terms of ancillary services (such as customer service support for the product or replacement of the product). Any person who knowingly infringes a trademark right or an exclusive license to trademark could be subject to imprisonment of up to seven years or a fine of up to KRW100 million. An entity whose representative, agent or employee infringed the trademark right or exclusive license to trademark could also be subject to a fine of up to KRW300 million.

In case the trademark on a product imported by a parallel importer is used as a business mark of the parallel importer and, as a result, misleads others to believe that the parallel importer is an official domestic agent or licensee of the foreign trademark owner or licensee, such use of trademark may constitute an act of unfair competition that is prohibited under the Unfair Competition Prevention and

Trade Secret Protection Act. However, if the parallel importer exercises due care to avoid such confusion by, for example, clarifying on its website that it is not an owner or licensee of the trademark of luxury goods imported and distributed by it or an agent or dealer of the foreign owner or licensee of such trademarks, and that it has no relationship whatsoever with such foreign trademark owner or licensee, the parallel importer’s such use of trademark is not likely to constitute a prohibited unfair competition. An individual who violates the Unfair Competition Prevention and Trade Secret Protection Act by knowingly engaging in an act of unfair competition could be punished by imprisonment of up to three years or a criminal fine of up to KRW30 million, and an entity whose representative, agent or employee commits an act of unfair competition could also be subject to a criminal fine of up to KRW30 million.

Taiwan

Consumer Protection Act

A business operator who engages in the business of designing, producing, manufacturing, importing or distributing goods, or providing services to consumers, is subject to the Consumer Protection Act of Taiwan, or the CPA. With respect to a business operator of an online retail business, the following rules under the CPA apply:

Seven-day Return Period for Online Sales

A consumer who purchases goods online, through telephone, by mail order or in any other similar manner which does not allow a consumer to examine the goods physically (“mail order sale” or “distance sale”) is entitled to return the goods within seven days from the receipt without stating any reasons or paying any expenses or the purchase price under the CPA. Any agreement limiting the seven day return period will be deemed null and void under the CPA.

Regulations on Standardized Contracts

Under the CPA, if a business operator enters into a standardized contract with consumers, the interpretation of the terms and conditions therein should be based on the principles of equality and reciprocity, and if ambiguity exists, interpretations shall be made favorable to consumers. In addition, the CPA authorizes competent authorities to promulgate mandatory and prohibitory provisions of a standardized contract to be used in certain industries. Any terms and conditions contained in the standardized contract used by a business operator violating the mandatory and prohibitory provisions shall be null and void, and such provisions would automatically constitute part of the agreement between the business operator and the consumer. For online retail businesses, the “Mandatory and Prohibitory Provisions Governing Standardized Contracts for the Online Retail Industry” will apply. For online marketplace businesses, if the marketplace operator withholds payment pending the expiration of the return period and remitting the same to the seller, the “Mandatory and Prohibitory Provisions Governing Standardized Contracts for Third-Party Payment Service” will apply. According to the CPA, a business operator who violates the mandatory and prohibitory provisions of the standardized contract will be subject to, unless otherwise provided by law, an administrative fine of NT$30,000 to NT$300,000 if it fails to rectify the violation within the period specified by the competent authority. The fine can be further increased to NT$50,000 to NT$500,000 if it fails to rectify the violation pursuant to the subsequent order, and such fines may be imposed until the violation is remedied.

Notification Requirement for Online Sales

The CPA currently requires a business operator to inform consumers of the following information in writing when making a distance sale: the terms and conditions of the sale, the names of the business operator and its responsible person, and the office address or residential address. An amendment to the CPA, which is not yet effective, will require additional information to be disclosed, including, among others, the deadline for the consumer to rescind the transaction and/or return the goods purchased (the seven day return period), the method of handling consumer complaints and other matters required by competent authorities.

False Advertisements

Under the CPA, a business operator must ensure the accuracy of the content of advertisements, and a business operator’s obligations to consumers shall not be less than what is stated in its advertisements. In addition, a media business operator engaging in publishing or reporting advertisements who knows or should have known that the contents of the advertisements are untrue will also be jointly and severally liable to consumers who rely on such advertisements.

Dispute Resolution Mechanism for Consumer Complaint

According to the CPA, when a dispute arises, a consumer may file a complaint with the business operator, a consumer protection group or a consumer service center (which is a part of the local government), and if a complaint is not properly handled by the business operator within 15 days, the consumer may further file a complaint with a consumer protection officer. If the dispute is still unresolved, the consumer may further apply for mediation by the Consumer Dispute Mediation Commission. If meditation is unsuccessful, a consumer may seek relief from the appropriate court where the consumer/business operator relationship was established.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward Looking Statements.”

In this section, references to “we,” “us,” “Reebonz” and “our” are intended to refer to Reebonz and our subsidiaries, unless the context clearly indicates otherwise.

Overview

We believe we are a leading player in the online luxury market in our markets of Southeast Asia and Core Asia Pacific Market, based on GMV. Our Core Asia Pacific Market consists of Singapore, Malaysia, Indonesia, Thailand, the Philippines, Vietnam, Hong Kong, South Korea, Taiwan, Australia and New Zealand, collectively. “Southeast Asia” is comprised of only Singapore, Malaysia, Indonesia, Thailand, Philippines and Vietnam. We make luxury accessible to consumers through our internet platform, which includes localized versions of our website, www.reebonz.com, and our Reebonz mobile application, complemented by our offline channels. Through our core B2C Merchandise Business, we curate and sell authentic new and pre-owned luxury goods, including handbags, small leather goods and other accessories, shoes, watches and jewelry, from the world’s leading luxury brands. We also provide a marketplace for individuals to sell new and pre-owned luxury goods. We believe our buyer and seller promises, transaction fulfillment services, returns and refunds policies and product authentication capabilities have helped us build a trusted reputation that encourages buyers and sellers to use our platform. With the introduction of our White Glove Service, a consignment marketplace in 2012, Reebonz Closets, a C2C marketplace, in February 2015, and the launch of our B2C Merchant’s Marketplace in Singapore in May 2015, we expect to grow our B2C Marketplace Business to complement our B2C Merchandise Business by enabling our buyers to become sellers, and sellers to become buyers, thereby transforming our business into an ecosystem for luxury goods that increases engagement and enhances the lifetime value of our customers. We provide buyers and sellers an omni-channel experience to buy and sell luxury goods through our integrated websites, mobile application and offline channels. Our business has grown substantially since its launch in May 2009. In 2017, we achieved a GMV of S$347.2 million (US$254.1 million) and revenue of S$149.6 million (US$109.5 million). For six months ending June 30, 2018, we achieved GMV of S$168.3 million (US$123.1 million) and revenue of S$58.8 million (US$43.0 million).

Our business model is summarized below:

●	B2C Merchandise Business. Currently, our core business is our B2C Merchandise Business, which consists primarily of our B2C “e tailing” business, through which we sell authentic new and pre-owned luxury goods to buyers through our platform. We source new items primarily from authorized distributors and luxury wholesalers and pre-owned items from individuals, pre-owned luxury dealers and auction houses. Unlike for our marketplaces, we purchase these new and pre-owned items as inventory for sale to our buyers. Our sales are largely made through limited time curated sales events and open catalogue listings on our online platform as well as offline channels. In 2017, our B2C Merchandise Business accounted for 60.5% of our GMV and 96.9% of our revenue.

●	Marketplace Business. Our Marketplace Business consists of our C2C Individual Seller’s Marketplace and our B2C Merchant’s Marketplace. Our C2C Individual Seller’s Marketplace allows individual sellers to sell luxury goods to buyers through Reebonz Closets or our White Glove Service. Our Reebonz Closets, launched in February 2015, is a C2C marketplace, where individual members use our mobile application to sell pre-owned luxury goods directly to other members in the same country, with the added benefit of authentication by our ateliers before delivery to the buyer. Reebonz Closets currently operates in Singapore, Hong Kong, Malaysia, Taiwan and Thailand, and we intend to launch Reebonz Closets in other markets in the future. Our White Glove Service, which was launched in 2012, caters to premium individual sellers. Through our White Glove Service, we take luxury goods on consignment from individuals, offer them for sale on our platform and, in addition to authentication, provide certain services such as valuation, grading, photographing, writing product descriptions, and interfacing with buyers. In 2017, our Marketplace Business accounted for 39.5% of our GMV and 2.8% of our revenue. In May 2015, we launched our B2C Merchant’s Marketplace in Singapore. Our B2C Merchant’s Marketplace is a B2C marketplace that aggregates multi brand boutiques, shops that sell pre-owned luxury goods, vintage luxury dealers, and local “Asian Designers” and “Independent Brands” curated by us from around the world and allows them to sell new and pre-owned luxury goods on our platform.

We generate our revenue from our B2C Merchandise Business and Marketplace Business. Our Reebonz Closets and B2C Merchant’s Marketplace were introduced in February 2015 and May 2015, respectively, and therefore our marketplace revenue for periods prior to 2015 does not include any revenue from these marketplaces. Prior to 2015, our marketplace revenue was mainly derived from our White Glove Service.

Our business has changed substantially in recent years. For example, (i) our GMV increased from S$340.6 million in 2016 to S$347.2 million (US$254.1 million) in 2017, (ii) our number of accumulated buyers, and registered members increased from 349,880 and 5,212,343, respectively, in 2016, to 441,612 and 5,536,652, respectively, in 2017, (iii) repeat buyers decreased from 63,054 in 2016 to 54,329 in 2017, and (iv) average order value increased from S$783 in 2016 to S$933 in 2017. For the six months ending June 30, 2017 and 2018 respectively, (i) our GMV decreased from S$197.5 million to S$168.3 million (US$123.1 million), (ii) our number of accumulated buyers and registered members increased from 374,053 and 479,532, respectively, and 5,367,002 and 5,702,673, respectively, (iii) repeat buyers decreased from 33,877 to 28,166, and (iv) average order value decreased from S$1,088 to S$979. In addition, from January 1, 2015 to June 30, 2018, our C2C Individual Seller’s Marketplace had 45,631 unique sellers who had uploaded 357,335 SKUs available for sale. As of June 30, 2018, our B2C Merchant’s Marketplace had 183 merchants.

We recorded revenues of S$176.5 million and S$149.6 million (US$109.5 million) and operating losses of S$23.1 million and S$15.7 million (US$11.5 million) in 2016 and 2017 respectively. We recorded revenues of S$80.5 million and S$58.8 million (US$43.0 million) and operating losses of S$8.7 million and S$7.2 million (US$5.3 million) for the six months ending June 30, 2017 and 2018 respectively. Our negative Adjusted EBITDA was S$14.1 million and S$10.7 million (US$7.8 million) in 2016 and 2017 respectively and our net profit for the year was S$55.2 million and S$76.2 million (US$ 55.8 million) in 2016 and 2017, respectively. Our negative Adjusted EBITDA was S$6.2 million and S$4.5 million (US$3.3 million) for the six months ending June 30, 2017 and 2018 respectively. See “Selected Consolidated Financial Data and Selected Operating Data –Non IFRS Financial Measures” section for a reconciliation of Adjusted EBITDA to loss for the year.

Key Factors Affecting Our Results of Operations

Our Ability to Attract and Retain Buyers and Sellers at a Reasonable Cost

Attracting and retaining buyers has been our key focus since our inception, particularly for our B2C Merchandise Business, and with our expansion of our Marketplace Business, we expect that attracting and retaining sellers will also be an important factor in maintaining and expanding our growth. In 2017, 78.8% of our revenue was from sales made through online channels, including our websites and mobile application, and 21.2% of our sales were made through offline channels. We measure our effectiveness in attracting and retaining buyers for our online channels through several key performance indicators, including our total buyers, new buyers, repeat buyers, total orders, orders placed by repeat buyers, average order value, or AOV, and average GMV per user. The following table sets forth these indicators for our online channels for the periods presented:

	2016	2017	6 months ended June 30, 2017	6 months ended June 30, 2018

Accumulated buyers(1)	349,880	441,612	374,053	479,532
New buyers(2)	92,640	91,732	46,046	37,920
Repeat buyers(3)	63,054	54,329	33,877	28,166
Total buyers(4)	136,828	131,677	73,742	62,224
Total orders(5)	248,800	215,510	111,216	91,184
Percentage of total orders placed by repeat buyers(3)	70.3%	64.1%	64.2%	62.6%
GMV (S$, in millions)(6)	340.6	347.2	197.5	168.3
Revenue (S$, in millions)	176.5	149.6	80.5	58.8
AOV (S$)(7)	783	933	1,088	979
Average GMV per user (S$)(8)	1,425	1,526	1,641	1,435

(1)	The number of “accumulated buyers” means, as of the end of the period specified, the number of total buyers on a cumulative basis since our inception.

(2)	A “new buyer” means any unique buyer, as identified by his or her unique customer identification number in our system, who made his or her first online purchase in the specified period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order.

(3)	A “repeat buyer” means any buyer, as identified by his or her unique customer identification number in our system, who made an online purchase in the specified period and had previously made one or more online purchase through our platform from our inception to the end of the specified period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order. A new buyer that makes his or her first purchase and then a repeat purchase during the same period would be considered a “repeat buyer” for such period and would also be considered a “new buyer” for such period.

(4)	“Total buyers” for a specified period means, collectively, the unique buyers, as identified by his or her unique customer identification number in our system, who have made online purchases through our platform during the specified period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the buyer returning or cancelling the order.

(5)	“Total orders” for a specified period means total online orders (we currently do not track the number of offline orders), regardless of the order being returned or cancelled.

(6)	“GMV” for a specified period represents gross merchandise value and is an operating metric, which is the total value of online orders placed and offline merchandise sold through our Merchandise Business or our Marketplace Business that are generally initiated through our platform.

(7)	“Average order value” or “AOV” represents online transacted GMV for the period divided by the number of online orders from buyers during the period (we currently do not track the number of offline orders), regardless of the order being returned or canceled or discounts and credits being applied.

(8)	“Average GMV per user” represents online transacted GMV for the period divided by the number of total buyers who purchased online during the period (we currently do not track offline orders from buyers using their unique customer identification number), regardless of the order being returned or canceled or discounts and credits being applied.

The decrease in our total buyers and repeat buyers have been primarily attributable to the limited investment in marketing, offset by the growth in the number of our registered members from 5,212,343 in 2016 to 5,536,652 in 2017, and to the mix shift in geographic expansion of our business, including increase in sales of pre-owned goods, changes in consumer spending patterns in the markets where we operate, more consumers being able to afford luxury goods, and the regional growth in e commerce and mobile commerce, as well as increased recognition of our Reebonz brand and platform.

The decrease in our total orders has primarily resulted from the limited investment in marketing, which impacted both repeat buyers and new buyers. In 2016 and 2017, 70.3% and 64.1%, respectively, of our total orders were placed by repeat buyers. The total number of repeat buyers were 63,054 and 54,329, in 2016 and 2017, respectively, representing 46.1% and 41.3%, respectively, of the total buyers during the same periods. Our total buyers were 136,828 and 131,677 in 2016 and 2017, respectively. For six months ending June 30, 2017 and 2018 respectively, 64.2% and 62.6% of our total orders were placed by repeat buyers. The total numbers of repeat buyers were 33,877 and 28,166 for the same periods, representing 45.9% and 45.3%, respectively, of the total buyers during the same periods. Our total buyers were 73,742 and 62,224 for six months ended June 30, 2017 and 2018, respectively. Our buyers may include those that have made purchases through both our online B2C Merchandise Business and our Marketplace Business during the same period.

The overall growth in AOV and average GMV per user have been driven by, among other things, a growth in higher value luxury goods available through our platform, which occurred due to changes in the mix of brands and products that we carry and our increased sales of pre-owned luxury goods.

We expect that, as our Marketplace Business grows, the number of individual sellers and merchants selling through our platform and as a result the number and value of products sold through our platform, will continue to increase and be a factor in our operating results.

Our customer acquisition strategy has been a key factor affecting our growth. Historically, we have maintained stability in our marketing costs as a percentage of revenue, and we expect that our ability to control such costs and improve market efficiency as our business grows, particularly as we expand our Marketplace Business, will continue to be a key factor which affects our results.

Geographic Expansion

Our entry into new countries significantly affects our number of buyers and results of operations. Our business started in 2009 when we commenced operations in Singapore, followed by Hong Kong and Australia. Since 2009, our business has expanded to new countries, and we currently have a presence in nine Asia Pacific countries, including Singapore, Hong Kong, Taiwan, South Korea, Malaysia, Australia, Indonesia, Thailand, and China and ship to additional regions such as Middle East and North America. We have grown primarily organically by establishing local subsidiaries. In certain situations, we have made acquisitions or entered into joint ventures, such as in 2013 when we acquired Club Venit in Korea; however, we do not consider the contribution of such acquisitions to our overall growth to be significant. Our expansion into new markets and our ability to deepen our market presence have been a key driver of our revenue growth. Expansion and our efforts to further penetrate markets have negatively impacted our gross profit margin periodically, as we have offered discounts and other promotions when entering new markets, such as Korea and Indonesia.

Business Lines and Supply of Products

Since our inception, our core business has been the sale of new luxury goods through our B2C Merchandise Business. Toward the end of 2012, we started buying and selling pre-owned luxury goods and commenced the sale of pre-owned luxury goods through our White Glove Service. In February 2015, we introduced Reebonz Closets and in May 2015 our B2C Merchant’s Marketplace, which we expect will continue to support our growth. Products sold through our Marketplace Business are sold directly from sellers to buyers, and, accordingly, we do not purchase inventory related to this business. Therefore, we do not record any cost of revenue for our Marketplace Business, and our gross profit reflects 100% of our revenue from our Marketplace Business. For our B2C Merchandise Business, we record cost of revenues, which primarily consists of the cost of purchasing luxury goods that we sell through our B2C Merchandise Business, as well the cost of shipping such goods to our logistics centers. Accordingly, our gross profit for our B2C Merchandise Business represents the difference between our B2C Merchandise Revenue and our cost of revenues. As a result, going forward, as we expect our Marketplace Business grows as a percentage of our revenue, we expect that our gross margin for our overall business would be higher due to the inclusion of the full amount of Marketplace Revenue in our gross profit. In addition, we expect that our expansion of our Marketplace Business will increase the number of individual sellers and merchant boutiques as well as SKUs on our platform and allow us to scale our business.

Demand for Luxury Goods and Growth of E Commerce and Mobile Commerce

The overall demand for luxury goods sold through our platform is affected by the demand for luxury goods in the markets where we sell our products. We believe that brand awareness and the growth in consumer demand for luxury goods have been key factors affecting our results. In addition, our business is affected by the growth of e-commerce and mobile commerce in those markets. According to Bain, e-commerce and smartphone penetration is expected to increase across Asia.

In particular, we believe consumers of luxury goods are increasingly shopping online and especially through mobile devices. 55.1% of our online revenue was generated from our mobile application in 2017, as compared to 51.7% in 2016 and 56.2% and 58.6% as of six months ending June 30, 2017 and 2018 respectively. In line with our mobile strategy, in February 2015, we introduced Reebonz Closets, an interactive marketplace that encourages social discovery of pre-owned luxury goods which is available to buyers and sellers through their mobile devices. We also host special promotions and sales events that are available exclusively on our mobile application, as well as use “push” notifications to promote targeted sales events based on analyses of our mobile customers’ purchasing and browsing behaviors. We use messaging channels such as WhatsApp, Wechat, and Line, amongst others to engage with our customer base and send them notifications on special events and promotions. As a result, sales through our mobile application have grown significantly since its launch in June 2010, and we expect that our ability to continue to grow sales through our mobile application will continue to impact our results going forward.

Brand, Product, Channel and Geographical Mix

Our revenues, cost of revenues and margins are significantly affected by the pricing of our products and our cost of merchandise. Our pricing varies by brand, product type, channel and geography. Our cost of merchandise, which is the largest component of our cost of revenue, varies by brand and product type. Accordingly, the mix of brands and product types we sell and the mix of channels being used and the mix of countries where we sell our products, all impact our revenues and margins.

From time to time we have shifted our brand and product mix in order to increase our AOV, and this has affected our revenues and gross margins. For example, we continuously optimize our product mix to sell more of higher value goods and brands and reduced our emphasis on certain lower value items, such as small leather goods and shoes. This allows us to improve certain operating cost efficiencies by achieving revenue growth through the sale of fewer higher value items at higher prices. We centrally coordinate pricing decisions across our markets in order to pursue improved margins. We set prices dramatically to be more in line with local considerations, such as local pricing by brand owners, competition and demand. We typically seek to align our pricing of particular products based on the countries where we can derive the highest margins, and then may choose to reduce prices to the extent necessary to increase demand. We have increased contribution of Marketplace Business which has resulted in increase in gross profit margin. In 2016 and 2017, our Marketplace Business contributed 35.6% and 39.5% of GMV respectively. We expect that as we increase individual sellers, merchant boutiques and SKUs in the Marketplace Business, the contribution will continue to grow.

In addition, our mix of in-season and out of season products, and pre-owned and new products also affects our margins, with new in season products typically carrying higher prices but lower margins as compared to new out of season products and pre-owned products. Because we use offline channels as a marketing tool, and sometimes to clear out of season stock, the products we sell in our offline channels can have lower prices, and therefore our revenues and margins may be impacted by our online and offline channel mix. Offline sales contributed 21.5% and 21.2% of our revenue in 2016 and 2017, respectively and 21.5% and 17.0% for the six months ending June 30, 2017 and 2018, respectively.

From a geographic perspective, our dynamic pricing strategy varies by country due to, among other things, varying consumer preferences across countries, country specific discounts and credits driven by our marketing strategies, local competition and differing regulatory, taxation and foreign exchanges regimes.

We may continue to alter our brand and product mix, channel mix and geographical mix of our sales from time to time, and can do so, for example, with a view to increasing revenues at the expense of margins, or increasing margins at the expense of revenues. To the extent our sales by brand, product type, channel or geography fluctuate, our revenues and margins could be significantly affected.

Our Investment in User Experience, Technology and Infrastructure

We have made, and will continue to make, significant investments in our platform and ecosystem to attract buyers and sellers and enhance user experience, including providing a personalized experience, dynamic and localized pricing of products, predictive analytics to determine the Sell Back value, integrating with 62 financial institutions in all the countries we operate in, speeding up delivery time and through improving the features of our platform. We have an omni-channel and omni-stock strategy where we will continue to integrate with merchant boutiques around the world as well as products in our offline channels. We expect that our investments will continue to include developing our data analytics in order to optimize user experience, targeting our marketing activities, optimizing our cross-border operations and maintaining and improving our mobile application.

We expect to continue to extend our operational capabilities to support our long term growth. We completed construction of our new, 215,000 square foot headquarters in Singapore in 2017, specifically designed to house luxury goods to allow us to increase warehouse space as we grow our business and optimize our localized and cross border supply chain process. Our new headquarters allow us to better manage costs through owning our own land rather than renting, thereby reducing rental expenses. However, our depreciation expenses increased through our property ownership.

Our Ability to Increase our Scale

Our margins are significantly affected by the scale of our business. We expect that as the size of our business grows, we will be able to negotiate more favorable pricing with our suppliers of luxury goods, logistics providers, marketing service providers, technology providers, and merchant boutiques. In addition, we believe that as our business grows we will be able to increase our cost efficiency due to economies of scale. Our logistics center at our new headquarters allow us to increase our scale at a lower cost.

Key Components of Results of Operations

Revenue

We generate our revenue from our B2C Merchandise Business and Marketplace Business. Merchandise revenue represents revenue from our B2C Merchandise Business and are generated when we act as principal for the direct sale of luxury goods from our inventory to buyers through our platform. Merchandise revenue is recorded net of discounts, credits, refunds and taxes. Marketplace revenues represent the commissions that we earn for sales made by third parties using our platform.

The following table sets forth our revenue by business line, broken down by amounts and percentages of revenue for the years/periods presented

	2016		2017			6 months ending June 30, 2017		6 months ending June 30, 2018
	S$	%	S$	US$	%	S$	%	S$	US$	%
Revenue:
B2C Merchandise Business revenue	173,398	98.3	144,896	106,019	96.9	78,415	97.5	55,669	40,732	94.6
Marketplace Business revenue	3,080	1.7	4,244	3,105	2.8	1,864	2.3	2,858	2,092	4.9
Rental revenue	-	-	466	341	0.3	189	0.2	294	215	0.5
Total revenue	176,478	100.0	149,606	109,465	100.0	80,468	100.0	58,821	43,039	100.0

We closely monitor our total number of orders and average order value as an indicator of revenue trends. Our total numbers of orders were 248,800 in 2016 and 215,510 in 2017, among which 70.3% and 64.1%, respectively, were orders placed by repeat buyers. Average order value increased from S$783 in 2016 to S$933 (US$682) in 2017. Our total numbers of orders were 111,216 and 91,184 for the six months ending June 30, 2018, among which 64.2% and 62.6%, respectively, were orders placed by repeat buyers. Average order value decreased from S$1,088 to S$979 (US$716) in the six months ending June 30, 2017 and 2018, respectively.

GMV for a specified period represents gross merchandise value and is an operating metric, which is the total value of online orders placed and offline merchandise sold through our Merchandise Business or our Marketplace Business that are generally initiated through our platform.

The following table sets forth our GMV by business line, broken down by amounts and percentages of GMV for the years/periods presented.

						6 months ending June 30,
	2016		2017			2017		2018
	S$	%	S$	US$	%	S$	%	S$	US$	%
GMV:
B2C Merchandise Business GMV	219,325	64.4	209,998	153,653	60.5	127,051	64.3	81,776	59,834	48.6
Marketplace Business GMV	121,231	35.6	137,222	100,404	39.5	70,409	35.7	86,507	63,296	51.4
Total GMV	340,556	100.0	347,220	254,057	100.0	197,461	100.0	168,283	123,131	100.0

Cost of revenue

Our cost of revenue primarily consists of the cost of purchasing luxury goods that we sell through our B2C Merchandise Business, the cost of shipping such goods to our logistics centers, and allowance for inventories. As the revenue generated from our Marketplace Business represents commissions from sales of luxury goods by our sellers, none of our cost of revenue is attributable to our Marketplace Business.

Fulfillment Expenses

Fulfillment expenses consist primarily of expenses incurred in connection with the fulfillment of orders to customers, shipments, operations and staffing of our logistics, retail and customer service centers. Such expenses include inspecting and warehousing inventories; authenticating goods sold through Reebonz Closets and our White Glove Service; picking, packaging and preparing customer orders for shipment; collecting payments from buyers, including payment gateway fees; operating our retail lounges; warehouse rental expenses; and customer service. Fulfillment expenses are generally variable except for staff costs and rental expenses. Fulfillment expenses also include amounts payable to third parties that assist us in fulfillment and customer service operations, including for orders placed through Marketplace Business.

Marketing Expenses

Marketing expenses consist primarily of advertising expenses, brand promotional activities, data analytics and payroll and related expenses for personnel engaged in marketing. Advertising expenses are expensed when the relevant services are received. We expect that our marketing expenses will decrease as a percentage of revenue as we seek to grow our Marketplace Business.

Technology and Content Expenses

Technology and content development expenses consist primarily of payroll and related costs for employees involved in application development, technology required for new business lines, editorial content production on our websites and mobile application and system support expenses, as well as server charges, costs associated with telecommunications, fees paid to third parties for IT services and amortization expenses related to intangible assets.

General and Administrative Expenses

General and administrative expenses consist primarily of payroll and related costs for employees involved in general corporate functions, including accounting, finance, tax, legal, merchandising, business development and human resources; professional fees and other general corporate costs, as well as costs associated with the use of facilities and equipment for these general corporate functions, such as depreciation and rental expenses. As our business grows, we expect our general and administrative expenses to continue to increase in absolute terms. In addition, following consummation of the proposed business combination, we will incur compliance, auditing, legal and other costs, as a consequence of becoming a publicly traded company.

Government Grant

Government grant primarily includes grants provided by the government of Singapore to support the development of businesses.

Other Income

Other income primarily consists of maintenance income, forfeiture of customer deposit and other miscellaneous income.

Other Expenses

Other expenses primarily consist of net foreign exchange losses, which are mainly related to changes in the value of the Singapore dollar against other currencies used in countries where we sell luxury goods or earn commissions on the sale of luxury goods and other miscellaneous expenses.

Finance Costs and Income

Finance costs and income primarily consist of interest expenses on bank borrowings and interest income on bank deposits, respectively.

Change in Fair Value of Convertible Preference Shares

Change in fair value of convertible preference shares represents changes in the fair value of our Series A, Series B, Series C and Series  D convertible preference shares, each of which are accounted for under IFRS as derivative financial liabilities and carried at fair value on our statements of financial position. Changes in the fair value of these instruments are recognised in our statements of profit or loss in the period in which the changes occur. The Series A Preference Shares were issued in February 2010, the Series B Preference Shares were issued in December 2010, the Series C Preference Shares were issued in two tranches, in December 2011 and January 2012, and the Series D Preference Shares were issued in April 2013.

Taxation

We and our subsidiaries incorporated in Singapore are subject to the uniform tax rate of 17% under Singapore income tax law on taxable income. Under Singapore tax laws, we are exempted from Singapore income tax on our foreign sourced dividend income received in Singapore by our company and Singapore tax resident subsidiaries provided that (i) such income is subject to income tax of a similar character under the laws of the jurisdiction from which such income is received at the time the income is received in Singapore; (ii) the highest rate of such tax on any gains or profits from a trade or business carried on in such jurisdiction is not less than 15%; and (iii) the Singapore Comptroller of Income Tax is satisfied that the tax exemption would be beneficial to the person resident in Singapore. We recorded income tax expenses of S$0.01 million and S$0.1 million (US$0.07 million), in 2016 and 2017, respectively, reflecting corporate taxes paid by certain of our subsidiaries located outside of Singapore. We recorded income tax expenses of S$0.01 million and S$0.09 million (US$0.06 million) in the six months ended June 30, 2017 and 2018 respectively. As of June 30, 2018, we had $129.6 million (US$94.8 million) of tax losses carried forward. We have not recognised deferred tax assets with respect to our carried forward tax losses as we are not able to estimate the timing of the availability of future taxable profits to utilize these tax losses, based on our operating history. In addition, before utilizing these tax losses carried forward, we would need to obtain the approval of the Inland Revenue Authority of Singapore.

Results of Operations

The following table summarizes our consolidated results of operations in absolute amounts and as a percentage of our total revenue for the periods indicated. Our business has grown rapidly in recent years. Period to period comparisons of historical results of operations should not be relied upon as indicative of future performance.

Consolidated statements of profit or loss

				Six Months Ended June 30,
	2016	2017	2017	2017	2018	2018
	$’000	$’000	US$’000	$’000	$’000	US$’000

Revenue	176,478	149,606	109,465	80,468	58,821	43,039
Cost of revenue	(131,294)	(107,793)	(78,871)	(58,865)	(43,565)	(31,876)
Gross profit	45,184	41,813	30,594	21,603	15,256	11,163
Fulfilment expenses	(26,033)	(25,238)	(18,466)	(12,890)	(10,168)	(7,440)
Marketing expenses	(13,430)	(10,515)	(7,694)	(5,426)	(3,491)	(2,554)
Technology and content expenses	(7,240)	(6,680)	(4,888)	(3,691)	(2,553)	(1,868)
General and administrative expenses	(22,023)	(15,354)	(11,234)	(8,453)	(6,406)	(4,687)
Government grant	399	232	170	127	182	133
Operating loss	(23,143)	(15,742)	(11,518)	(8,730)	(7,180)	(5,253)
Other income	759	577	422	78	296	216
Other expenses	(1,594)	(1,282)	(938)	(997)	(435)	(318)
Finance costs	(2,477)	(4,512)	(3,301)	(2,103)	(2,380)	(1,741)
Finance income	48	20	15	17	5	4
	(26,407)	(20,939)	(15,320)	(11,735)	(9,694)	(7,092)
Change in fair value of:
Convertible preference shares	81,664	97,289	71,185	7,084	(18,860)	(13,800)
Profit/(Loss) before tax	55,257	76,350	55,865	(4,651)	(28,554)	(20,892)
Tax expense	(14)	(105)	(77)	(11)	(86)	(63)
Profit/(Loss) for the year	55,243	76,245	55,788	(4,662)	(28,640)	(20,955)

Years Ended December 31, 2017 and 2016

Revenue. Our revenue decreased by 15.2% from S$ 176.5 million in 2016 to S$ 149.6 million (US$ 109.5 million) in 2017. This was a function of a decrease in B2C Merchandise Business GMV of 4.3%, offset by an increase in GMV of our Marketplace Business. These decreases were driven by a decrease in online orders, which decreased from 248,800 in 2016 to 215,510 in 2017, primarily driven by decrease in total buyers and marketing expenses. Our total buyers decreased from 136,828 in 2016 to 131,677 in 2017, attributable to decrease in both repeat buyers and new buyers. We believe these decreases were primarily attributable to decreased marketing activities.

Cost of Revenue. Our cost of revenue decreased by 17.9% from S$131.3 million in 2016 to S$107.8 million (US$78.9 million) in 2017, primarily due to decreased cost of merchandise, which in turn was primarily due to decreases in both sales volume.

Gross Profit. Our gross profit decreased by 7.5% from S$45.2 million in 2016 to S$41.8 million (US$30.6 million) in 2017. However, our gross margin increased from 25.6% in 2016 to 27.9% in 2017, due to, among other things, central coordination of pricing decisions across our markets, as well as clearing fewer overstocked items and aged stocks, which are typically sold at lower prices and accordingly carry lower gross margins, and increase in Marketplace revenue contributions.

Fulfillment Expenses. Our fulfillment expenses decreased by 3.1% from S$26.0 million in 2016 to S$25.2 million (US$18.5 million) in 2017. This decrease was primarily due to a decrease in staff costs due to decreased headcount and decrease in rental costs from S$1.4 million in 2016 to S$1.1 million (US$0.8 million) in 2017, partially offset by increase in Selling and Distribution costs due to an increase in Marketplace business revenue. Our fulfillment expenses increased as a percentage of revenue from 14.8% in 2016 to 16.9% in 2017.

Marketing Expenses. Our marketing expenses decreased by 21.7% from S$13.4 million in 2016 to S$10.5 million (US$7.7 million) in 2017. This decrease was primarily due to decreased advertising expenses, which decreased from S$11.0 million in 2016 to S$8.0 million (US$5.9 million) in 2017, primarily because we decreased customer acquisition, retargeting and branding activities across all channels. Our marketing expenses decreased as a percentage of revenue from 7.6% in 2016 to 7.0% in 2017.

Technology and Content Expenses. Our technology and content expenses decreased by 7.7% from S$7.2 million in 2016 to S$6.7 million (US$4.9 million) in 2017. This decrease was primarily due to decreased headcount of our development teams and contractor fee, and decreased hosting and license fees. Our technology and content expenses increased as a percentage of revenue at 4.1% in 2016 and 4.5% in 2017.

General and Administrative Expenses. Our general and administrative expenses decreased by 30.3% from S$22.0 million in 2016 to S$15.4 million (US$11.2 million) in 2017. This decrease was primarily due to a decrease in deferred IPO expenses, share based compensation expenses, decreased staff to support the business which resulted in lower staff costs, and decreased rental cost as we moved to our Headquarters in Singapore, and decreased professional fees. This was partially offset by increase in our depreciation and amortization from the ownership of our Headquarters. Our general and administrative expenses decreased as a percentage of revenue from 12.5% in 2016 to 10.3% in 2017.

Government Grant. In 2017, we recorded operating income of S$0.23 million (US$0.17 million). Our operating income primarily consisted of grants from the Singapore Government related to capability development.

Operating Loss. Our operating loss improved by 32.0% from S$23.1 million in 2016 to S$15.7 million (US$11.5 million) in 2017, primarily due to decreased fulfillment, marketing and technology and content expenses. Our operating loss as a percentage of revenue increased from 13.1% in 2016 to 10.5% in 2017, due to, among other things, our increased fulfillment and general and administrative expenses as a percentage of revenue partially offset by our increased gross profit margin and increased cost optimization in marketing.

Other Income. Other income decreased from S$0.8 million in 2016 to S$0.6 million (US$0.4 million) in 2017.

Other Expenses. Other expenses decreased by 19.6% from S$1.6 million in 2016 to S$1.3 million (US$0.9 million) in 2017, primarily due to optimizing for fluctuations in the exchange rate of the Singapore dollar compared to other currencies in which we conduct business.

Finance Costs. Our finance costs increased from S$2.5 million in 2016 to S$4.5 million (US$3.3 million) in 2017. This increase was primarily due to increased interest expenses on bank borrowings.

Finance Income. Our finance income decreased from S$0.05 million in 2016 to S$0.02 million (US$0.01 million) in 2017. This decrease was primarily due to decreased interest income on bank deposits in 2017.

Change in Fair Value of Convertible Preference Shares. We recorded fair value gains on convertible preference shares of S$81.7 million in 2016 and S$97.3 million (US$71.2 million) in 2017. The fair value gain in 2016 resulted from a decrease in fair value of our Series A Preference Shares of S$13.9 million, Series B Preference Shares of S$16.2 million, and Series C Preference Shares of S$24.8 million, and Series D Preference Shares of S$26.9 million. The fair value gain in 2017 resulted from a decrease in fair value of our Series A Preference Shares of S$10.6 million, Series B Preference Shares of S$16.4 million, Series C Preference Shares of S$35.8 million, and Series D Preference Shares of S$34.5 million. These decreases in fair value were primarily due to the decreased equity value of the Company resulting from the uncertain business environment and a slowdown in our business expansion due to budget constraints.

Profit for the Year. As a result of the foregoing, our profit for the year 2016 was S$55.2 million and profit for the year 2017 was S$76.2 million (US$55.8 million).

Adjusted EBITDA. Our Adjusted EBITDA improved from negative S$14.1 million in 2016 to negative S$10.7 million (negative US$7.8 million) in 2017. Our negative Adjusted EBITDA decreased as a percentage of revenue from 8.0% in 2016 to 7.1% in 2017. See “Selected Consolidated Financial Data and Selected Operating Data – Non IFRS Financial Measures” section for a reconciliation of Adjusted EBITDA to loss for the year.

Six Months Ended June 30, 2018 and 2017

Revenue. Our revenue decreased by 26.9% from S$80.5 million for the six months ended June 30, 2017 to S$58.8 million (US$43.0 million) for the six months ended June 30, 2018. These decrease were driven by a decrease in online orders, which decreased from 111,216 for the six months ended June 30, 2017 to 91,184 for the same period in 2018, primarily driven by decrease in total buyers and marketing expenses. Our total buyers decreased from 73,742 for the six months ended June 30, 2017 to 62,224 for the same period in 2018, attributable to decrease in both repeat buyers and new buyers. We believe these decreases were primarily attributable to decreased marketing activities.

Cost of Revenue. Our cost of revenue decreased by 26.0% from S$58.9 million for the six months ended June 30, 2017 to S$43.6 million (US$31.9 million) for the same period in 2018, primarily due to decreased cost of merchandise, which in turn was primarily due to decreases in both sales volume.

Gross Profit. Our gross profit decreased by 29.4% from S$21.6 million for the six months ended June 30, 2017 to S$15.3 million (US$11.2 million) for the same period in 2018.

Fulfillment Expenses. Our fulfillment expenses decreased by 21.1% from S$12.9 million for the six months ended June 30, 2017 to S$10.2 million (US$7.4 million) for the same period in 2018. This decrease was primarily due to a decrease in staff costs due to decreased headcount and decrease in selling and distribution costs due to lower sales volume, partially offset by increased rental costs from S$0.4 million for the six months ended June 30, 2017 to S$0.6 million (US$0.4 million) for the same period in 2018. Our fulfillment expenses increased as a percentage of revenue from 16.0% for the six months ended June 30, 2017 to 17.3% for the same period in 2018.

Marketing Expenses. Our marketing expenses decreased by 35.7% from S$5.4 million for the six months ended June 30, 2017 to S$3.5 million (US$2.6 million) for the same period in 2018. This decrease was primarily due to decreased staff costs which decreased from S$1.2 million for the six months ended June 30, 2017 to S$0.9 million (US$0.7 million) for the same period in 2018 and decreased advertising expenses, which decreased from S$4.2 million for the six months ended June 30, 2017 to S$2.5 million (US$1.9 million) for the same period in 2018, primarily because we decreased customer acquisition, retargeting and branding activities across all channels. Our marketing expenses decreased as a percentage of revenue from 6.7% for the six months ended June 30, 2017 to 5.9% for the same period in 2018.

Technology and Content Expenses. Our technology and content expenses decreased by 30.8% from S$3.7 million for the six months ended June 30, 2017 to S$2.6 million (US$1.9 million) for the same period in 2018. This decrease was primarily due to decreased headcount of our development teams and contractor fee, and decreased hosting and license fees. Our technology and content expenses decreased as a percentage of revenue at 4.6% for the six months ended June 30, 2017 and 4.3% for the same period in 2018.

General and Administrative Expenses. Our general and administrative expenses decreased by 24.2% from S$8.5 million for the six months ended June 30, 2017 to S$6.4 million (US$4.7 million) for the same period in 2018. This decrease was primarily due to a decrease in staff to support the business which resulted in lower staff costs, decreased rental cost as we moved to our Headquarters in Singapore, and decreased traveling costs and general expenses. This was partially offset by increase in professional fees to support this transaction and our depreciation and amortization from the ownership of our Headquarters. Our general and administrative expenses increased as a percentage of revenue from 10.5% for the six months ended June 30, 2017 to 10.9% for the same period in 2018.

Government Grant. For the six months ended June 30, 2017 we recorded income from government grant of S$0.13 million, which increased to S$0.18 million (US$0.13 million) for the same period in 2018. Our government grant primarily consisted of grants from the Singapore Government related to capability development.

Operating Loss. Our operating loss improved by 17.8% from S$8.7 million for the six months ended June 30, 2017 to S$7.2 million (US$5.3 million) for the same period in 2018, primarily due to decreased fulfillment, marketing, technology and content, and general and administrative expenses.

Other Income. Other income increased from S$0.08 million for the six months ended June 30, 2017 to S$0.3 million (US$0.2 million) for the same period in 2018.

Other Expenses. Other expenses decreased by 56.4% from S$1.0 million for the six months ended June 30, 2017 to S$0.4 million (US$0.3 million) for the same period in 2018, primarily due to optimizing for fluctuations in the exchange rate of the Singapore dollar compared to other currencies in which we conduct business.

Finance Costs. Our finance costs increased from S$2.1 million for the six months ended June 30, 2017 to S$2.4 million (US$1.7 million) for the same period in 2018. This increase was primarily due to increased interest expenses on bank borrowings.

Finance Income. Our finance income decreased from S$0.02 million for the six months ended June 30, 2017 to S$0.005 million (US$0.004) for the same period in 2018. This decrease was primarily due to decreased interest income on bank deposits in 2018.

Change in Fair Value of Convertible Preference Shares. We recorded a fair value gain on convertible preference shares of S$7.1 million for the six months ended June 30, 2017 and a fair value loss of S$18.9 million (US$13.8 million) for the same period in 2018. The fair value gain for the six months ended June 30, 2017 resulted from a gain in fair value of our Series B Preference Shares of S$1.6 million and Series C Preference Shares of S$6.9 million, offset by a loss in fair value of our Series A Preference Shares of S$0.6 million and Series D Preference Shares of S$0.8 million. The fair value loss for the six months ended June 30, 2018 resulted from a loss in fair value of our Series A Preference Shares of S$4.3 million, Series B Preference Shares of S$5.5 million, and Series C Preference Shares of S$9.3 million, offset by fair value gain in Series D Preference Shares of S$0.2 million. The increase in fair value were primarily due to the increase equity value of the Company resulting from the completion of a certain transaction.

Loss for the Period. As a result of the foregoing, our loss for the six months ended June 30, 2017 was S$4.7 million and for the same period in 2018 was S$28.6 million (US$21.0 million).

Adjusted EBITDA. Our Adjusted EBITDA improved from negative S$6.2 million for the six months ended June 30, 2017 to negative S$4.5 million (negative US$3.3 million) for the same period in 2018. Our negative Adjusted EBITDA remained constant at -7.7% as a percentage of revenue for the six months ended June 30, 2017 and June 30, 2018 the same period in 2018. See “Selected Consolidated Financial Data and Selected Operating Data – Non IFRS Financial Measures” section for a reconciliation of Adjusted EBITDA to loss for the year.

Non-IFRS Financial Measures

The following table presents our EBITDA and Adjusted EBITDA for the periods ending December 31, 2016 and December 31, 2017 and for the six months ending June 30, 2017 and 2018. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non IFRS financial measures. You should not consider EBITDA, Adjusted EBITDA and Adjusted EBITDA margin as a substitute for or superior to net income prepared in accordance with IFRS. Furthermore, because non-IFRS measures are not determined in accordance with IFRS, they are susceptible to varying calculations and may not be comparable to other similarly titled measures presented by other companies. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We present Adjusted EBITDA as a supplemental performance measure because we believe that it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by various items. We define EBITDA as net profit or loss excluding the age and book depreciation or amortization of property and equipment, leasehold land and intangible assets (affecting relative depreciation and amortization expenses), variations in capital structures (affecting interest income and interest expenses), and tax positions (affecting income tax expenses) (such as the impact on periods or companies of changes in effective tax rates). In addition, we define Adjusted EBITDA as EBITDA excluding share based compensation expenses, changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than our functional currency (affecting foreign exchange gains/(losses), net), changes in the fair value of convertible preference shares, and write offs of property and equipment, other assets and intangible assets, as these changes are non-cash, and in each case, we do not believe these exclusions to be reflective of the underlying performance of our business. In addition, Adjusted EBITDA Margin is defined to be Adjusted EBITDA as a percentage of revenue.

Some limitations of Adjusted EBITDA are that:

●	Adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to us;

●	Adjusted EBITDA does not consider the impact of share-based compensation expenses or changes in the fair value of convertible preference shares;

●	Adjusted EBITDA does not consider the impact of foreign exchange losses;

●	Adjusted EBITDA does not include other income, other expenses or reflect the interest expense of, or the cash requirements necessary to service interest or principal payments on, our debts; and

●	Adjusted EBITDA excludes depreciation and amortization and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

The following table reconciles Adjusted EBITDA to loss for the periods ending December 31, 2016 and December 31, 2017 and for the six months ended June 30, 2017 and June 30, 2018:

				Six Months Ended June 30,
	2016	2017	2017	2017	2018	2018
	S$’000	S$’000	US$’000	S$’000	S$’000	US$’000
Profit/(Loss) for the year/period	55,243	76,245	55,788	(4,662)	(28,640)	(20,955)
Add: Interest expense	2,477	4,512	3,301	2,103	2,380	1,741
Less: Interest income	(48)	(20)	(15)	(17)	(5)	(4)
Add: Depreciation of property and equipment	617	2,054	1,503	806	1,080	790
Add: Amortization of leasehold land	265	277	203	137	142	104
Add: Amortization of intangible assets	800	820	600	455	394	288
Add: Income tax expenses	14	105	77	11	86	63
EBITDA	59,368	83,993	61,457	(1,167)	(24,563)	(17,973)
Less: Change in fair value of convertible preference shares	(81,664)	(97,289)	(71,185)	(7,084)	18,860	13,800
Add/(Less): Foreign exchange losses/(gains), net	1,428	1,269	929	986	434	318
Add: Employee share option expense	3,146	1,344	983	1,065	155	114
Add: Intangible asset written off	122	-	-	-	-	-
Add: Property and equipment written off	61	-	-	-	-	-
Add: Impairment-deferred IPO Cost/IPO related transaction cost	3,450	-	-	-	600	439
Adjusted EBITDA	(14,089)	(10,683)	(7,816)	(6,200)	(4,514)	(3,302)

Liquidity and Capital Resources

Cash Flows and Working Capital

Our primary sources of liquidity have been bank borrowings, proceeds from operating activities, and issuances of shares. We typically make advance payments for purchases of luxury goods from our suppliers using trust receipt financing, where payments are made to suppliers by our banks and we repay the banks within 120 to 180 days using cash at banks or on hand. We receive payment from customers upon the sale of goods.

Our inventories decreased from S$33.4 million as of December 31, 2016 to S$29.7 million (US$21.7 million) as of December 31, 2017. Our inventory as of June 30, 2018 was S$30.2 million (US$22.1 million). The overall decrease from 2016 to 2018 in inventories reflects the inventory required to support our sales volume. Our inventory turnover days were 92 days in 2016, 107 days in 2017, and 124 days in the six months ending June 30, 2018. Inventory turnover days for a given period equal average inventory balances at the beginning and the end of the period divided by total cost of revenue during the period and then multiplied by the number of days during the period. Our inventory balances will fluctuate over time due to a number of factors, including higher value items on hand, number of pieces of each SKU purchased, expansion in our product selection and changes in our brand and product mix.

As of December 31, 2017 and as of the six months ending June 30, 2018, we had a total of S$9.9 million (US$7.2 million) and S$7.1 million (US$5.2 million), respectively in cash and cash equivalents and short-term deposits. Our cash and cash equivalents generally consist of bank deposits. As of June 30, 2018, we had revolving trade lines of credit for an aggregate amount of S$45.0 million from several commercial banks in Singapore which we primarily use for trust receipt financing, a S$15.0 million term loan facility from Oversea-Chinese Banking Corporation (“OCBC”) for working capital purposes, a S$4.0 million venture debt term loan facility and a S$28.2 million term loan facility from United Overseas Bank (“UOB”) in Singapore for land and construction costs related to our new headquarters and logistics center. We had S$34.1 million (US$25.0 million) outstanding under these revolving trade lines of credit, S$1.8 million (US$1.3 million) outstanding under the venture debt term loan, S$25.7 million (US$18.8 million) outstanding under UOB term loan facility and S$14.8 million (US$10.8 million) outstanding under the OCBC term loan as of June 30, 2018.

The following table sets forth a summary of our cash flows for the years indicated:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2016	2017	2017	2017	2018	2018
	S$’000	S$’000	US$’000	S$’000	S$’000	US$’000

Summary Consolidated Statements of Cash Flows
Net cash used in operating activities	(19,468)	(11,413)	(8,351)	(6,557)	(8,243)	(6,032)
Net cash used in investing activities	(7,388)	(3,560)	(2,605)	(1,656)	(681)	(498)
Net cash provided from financing activities	15,731	8,036	5,880	1,367	6,144	4,495
Net decrease in cash and cash equivalents	(11,125)	(6,937)	(5,076)	(6,846)	(2,780)	(2,035)
Cash and cash equivalents at beginning of period	27,947	16,822	12,308	16,822	9,886	7,233
Effect of exchange rate changes on cash and cash equivalents	-	1	1	-	-	-
Cash and cash equivalents at end of period	16,822	9,886	7,233	9,976	7,106	5,198

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2018 was S$8.2 million (US$6.0 million), primarily attributable to a loss before tax of S$28.6 million (US$20.9 million), adjusted for non-cash items of S$23.4 million (US$17.1 million), which primarily consisted of adjustments for an increase in fair value of convertible preference shares of S$18.9 million (US$13.8 million), and a net increase in working capital of S$1.5 million (US$1.1 million) attributable to a decrease in trade and other payables of S$1.5 million (US$1.1 million) and an increase in inventories of S$1.1 million (US$0.8 million).

Net cash used in operating activities in 2017 was S$11.4 million (US$8.3 million), primarily attributable to a profit before tax of S$76.4 million (US$55.8 million), adjusted for non-cash items of S$89.0 million (US$65.1 million), which primarily consisted of adjustments for an increase in fair value of convertible preference shares of S$97.3 million (US$71.2 million), and a net increase in working capital of S$4.1 million (US$3.0 million) attributable to a decrease in trade and other payables of S$2.3 million (US$1.7 million), a decrease in prepayments of S$2.5 million (US$1.8 million) related to prepayments to suppliers for the purchase of goods, and a decrease in inventories of S$3.7 million (US$2.7 million).

Net cash used in operating activities in 2016 was S$19.5 million, primarily attributable to a profit before tax of S$55.3 million, adjusted for non-cash items of S$74.4 million, which primarily consisted of an adjustment for an increase in fair value of convertible preference shares of S$81.7 million, decrease in employee share option expense of S$3.1 million, and decrease in finance costs of S$2.5 million and a net increase of S$1.0 million in working capital. The net increase in working capital was primarily attributable to a decrease in trade and other payables of S$2.3 million related to decreased payables to third party vendors, a decrease in deferred expenses of S$4.7 million, and a net increase of trade and other receivables of S$1.1 million related to increased receivables from third party platforms due to the expansion of our business.

Investing Activities

Net cash used in investing activities for six months ended June 30, 2018 was S$0.7 million (US$0.5 million), consisting primarily of S$0.5 million (US$0.4 million) relating to purchase of property and equipment for office use and equipment.

Net cash used in investing activities in 2017 was S$3.6 million (US$2.6 million), consisting primarily of S$3.1 million (US$2.3 million) relating to the construction of our new headquarters and office, and the purchase of property and equipment for office use and equipment, and the acquisition of intangible assets of S$0.5 million (US$0.3 million) related to software investment and platform development.

Net cash used in investing activities in 2016 was S$7.4 million, consisting primarily of S$6.2 million relating to the construction of new headquarters and office, and the purchase of property and equipment for office use and equipment and the acquisition of intangible assets of S$0.9 million related to software investment and platform development.

Financing Activities

Net cash provided by financing activities for June 30, 2018 was S$6.1 million (US$4.5 million), primarily consisting of S$36.9 million (US$27.0 million) in proceeds from interest bearing loans and borrowings in connection with drawdowns under trust receipt financing related to inventory purchases, partially offset by S$30.7 million (US$22.5 million) for the repayment of interest bearing loans and borrowings, primarily consisting of repayments under trust receipt financing.

Net cash provided by financing activities in 2017 was S$8.0 million (US$5.9 million), primarily consisting of S$92.4 million (US$67.6 million) in proceeds from interest bearing loans and borrowings in connection with drawdowns under trust receipt financing related to inventory purchases, partially offset by S$86.6 million (US$63.6 million) for the repayment of interest bearing loans and borrowings, primarily consisting of repayments under trust receipt financing.

Net cash provided by financing activities in 2016 was S$15.7 million, primarily consisting of proceeds from interest bearing loans and borrowings of S$121.6 million in connection with our acquisition of leasehold land and headquarters and office construction, term loan from a financial institution, and an increase in trust receipt financing related to inventory purchases, partially offset by S$105.9 million for the repayment of interest bearing loans and borrowings, primarily consisting of the repayment of trust receipt financing.

Capital Expenditures

We made capital expenditures of S$7.4 million, S$3.6 million (US$2.6 million), and S$0.7 million (US$0.5 million) in 2016, 2017, and for the six months ended June 30, 2018, respectively. In the past two years, our capital expenditures mainly included purchases of property and equipment, renovation of office, warehouse and retail spaces and purchases of computers, software and office equipment and intangible assets related to platform development.

Our capital expenditures for 2018 are expected to be S$1.5 million (US$1.1 million), which we expect to fund primarily through bank borrowings and cash on hand. Our planned capital expenditures for 2018 will consist primarily of expenditures related to office renovations, and purchases of computers, software and office equipment.

Borrowings

As of June 30, 2018, our total borrowings, including current borrowings and non-current borrowings, were S$86.0 million (US$62.9 million), which consisted of trust receipt loans, a venture debt term loan, loans from a shareholder of a subsidiary, a secured term loan, an unsecured term loan and other borrowings.

The following table sets forth the details of our borrowings as of June 30, 2018:

Lender	Type of Loan (Principal Amount)/Type of Facility(Line of Credit)	Interest Rates and Repayment Terms	Security/Guarantee

United Overseas Bank (“UOB”)	Venture debt term loan in the amount of S$4 million, granted in September 2014;	Venture debt term loan: the applicable one-month Singapore Swap Offer Rate plus 1.75% or the prevailing one-month cost of funds plus 1.75%, whichever is higher. As of June 30, 2018, S$1.8 million (US$1.3 million) was outstanding under this facility.	All the banking facilities are secured by:

Trust receipts facilities in the amount of S$10 million, granted in December 2013, and increased to S$40 million in September 2014;22-year term loan of S$25.7 million, comprising two tranches of S$5.7 million and S$20 million each granted in September 2014, and increased to S$25.8 million comprising two tranches of S$5.8 million and S$20 million each in November 2014 and additional $2.4 million term loan granted in July 2017

Trust receipts facilities: For Singapore dollar denominated bills, UOB’s cost of funds plus 1.50% per annum or the applicable Swap Offer Rate as determined by the bank on the date of the transaction plus 1.50% per annum, whichever is higher; for bills denominated in other currencies, London Interbank Offered Rate plus 1.50% per annum or the bank’s cost of funds as determined by the bank on the day of the transaction plus 1.50% per annum, whichever is higher. Borrowings under the facilities must be repaid within 120-180 days. As of June 30, 2018, S$29.4 million (US$21.5 million) was outstanding under these trust receipt facilities.

		Term loan: for the first 24 months from the date of first drawdown, the applicable one-month Swap Offer Rate plus 1.75% per annum or the prevailing one-month cost of funds plus 1.75% per annum, whichever is higher; thereafter the applicable one-month Swap Offer Rate plus 1.50% per annum or the prevailing one-month cost of funds plus 1.50% per annum, whichever is higher. The term loan is to be repaid through 240 monthly installments of S$107,500 from the date of the issuance of the Temporary Occupation Permit for our headquarters or on April 30, 2017, whichever is earlier. As of June 30, 2018, S$25.7 million (US$18.8 million) was outstanding under this facility.	(i) a first legal mortgage over land and property and our headquarters that is under construction; and (ii) legal assignment of all rights, title and interests in the construction contract, insurance policies, performance bonds (if any), tenancy agreements and sale and purchase agreements in respect of our headquarters that is under construction and legal assignment of rental proceeds from the land and property and sales proceeds from any sale of our headquarters which is under construction. In October 2015, we issued 130,255 warrants (“2015 Warrants”) to UOB to secure the venture debt term loan facility which entitles UOB to subscribe for ordinary shares of our Company (on a one for one basis) at an exercise price of S$11.52. The warrants lapse and expire after four years from their issuance date. If a qualified IPO does not occur on or before December 31, 2017, we are required to pay S$0.5 million to UOB within 30 days after expiration of the 2015 Warrants if they remain unexercised.

Term loan 2: for the first 24 months from the date of first drawdown, the applicable one-month Swap Offer Rate plus 1.75% per annum or the prevailing one-month cost of funds plus 1.75% per annum, whichever is higher; thereafter the applicable one-month Swap Offer Rate plus 1.50% per annum or the prevailing one-month cost of funds plus 1.50% per annum, whichever is higher. The term loan 2 shall be repaid over by monthly instalments (comprising principal and interest), based on the interest rate(s) set out above. In respect of each drawing, the first of such monthly instalments shall be payable on 31 August 2017.

Lender	Type of Loan (Principal Amount)/Type of Facility(Line of Credit)	Interest Rates and Repayment Terms	Security/Guarantee

DBS Bank	Trade facility for import Bills Receivables Purchase with a total limit of S$5 million, granted in November 2014	For Singapore dollar denominated bills, the prevailing Singapore Interbank Offered Rate plus 2.50% per annum, or for bills denominated in other currencies, the bank’s prevailing cost of funds plus 2.50% per annum.	Unsecured

Borrowings under the facility must be repaid within 120 days. As of June 30, 2018, S$4.7 million (US$3.4 million) were outstanding under this facility.

Trade facility agreement to finance direct purchase of goods from supplier, with a total limit of S$5 million, granted in June 2018

For Singapore dollar denominated bills, the prevailing Singapore Interbank Offered Rate plus Margin of 2.5% per annum.

Borrowings under the facility must be repaid within 150 days. As of June 30, 2018, there were no amounts outstanding under this facility.

Unsecured Warrants worth S$1 million at an exercise price of S$11.30 can be issued, which entitles DBS Bank to subscribe for ordinary shares of our Company.

Lion-OCBC Capital Asia I Holding Pte. Ltd., or LOCA, and Oversea-Chinese Banking Corporation Limited, or OCBC	Term loan facility of S$15 million granted in November 2015	Term loan for a period of 36 months after the first utilization date. Interest for the first year from utilization date is 6.0% per annum, 7% per annum for 2nd year and 8.0% per annum for 3rd year. On 10 May 2016 and 15 November 2016, the Company drew down S$7,500,000 and S$7,500,000 respectively on the term loan facility. As of June 30, 2018, S$14.8 million (US$10.8 million) was outstanding under this facility.	Unsecured. We first utilized this facility in May 2016 with a drawdown of S$7.5 million and upon utilization of any amounts under this facility, each of LOCA and OCBC are issued a warrant entitling each of them to subscribe for ordinary shares in our company at an exercise price of S$9.66025. The number of ordinary shares that each of LOCA and OCBC is entitled to subscribe for pursuant to the exercise of the warrant would be equal to (i) 20% to 25% (depending on the date of exercise) of the amount drawn down to date (regardless of any amounts that have been repaid); divided by (ii) the exercise price. Such warrants expire 36 months after their issue date.

Contractual Obligations and Commitments

The following table sets forth our contractual obligations and commitments as of June 30, 2018:

	Total	2019	From 2020 To 2022	From 2023 To 2024	After 2024
	(S$ in thousands)
Operating lease commitments	2,057	1,384	673	-	-
Finance lease obligations	121	77	44	-	-
Capital commitments — Construction of headquarters(1)	595	595	-	-	-
Property and equipment	414	414	-	-	-
Interest-bearing borrowings
— Trust receipts	34,636	34,636	-	-	-
— Loan from an external party	262	262	-	-	-
— Venture debt term loan	1,819	1,819	-	-	-
— Unsecured term loan	15,691	15,691	-	-	-
— Other borrowings	9,303	9,303	-	-	-
— Term loan	32,786	2,083	6,024	3,829	20,850
Total	97,684	66,264	6,741	3,829	20,850

(1)	Approximately 80% of this amount is currently planned to be financed through our UOB term loan as described under “— Borrowings.”

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2018.

Off Balance Sheet Commitments and Arrangements

We do not have any off balance sheet commitments and arrangements.

Seasonality

We experience seasonality in our business, reflecting a combination of traditional retail seasonality patterns and new patterns associated with online luxury retail in particular. Our sales have historically been higher during festive periods, especially the December holiday season, as our business tends to benefit from consumers’ increased leisure time and discretionary spending (as a result of, for example, yearend bonuses).

Inflation

Inflation in Singapore and other countries in which we do business has not materially affected our results of operations in recent years. Although we have not been affected by inflation in the past, we may be affected if any of the countries in which we do business experience high rates of inflation in the future.

Quantitative and Qualitative Disclosure about Market Risk

Foreign Exchange Risk

We operate in various countries in the Asia Pacific region, including Singapore, Australia, Malaysia and Indonesia, among other countries. We make inventory purchases primarily in Euros and U.S. dollars, incur employee compensation expenses and administrative expenses primarily in Singapore dollars, and incur certain other expenses in various other currencies. We derive a significant portion of our revenue from sales denominated in various local currencies other than the Singapore dollar, such as the Australian dollar, Korean won, New Taiwan dollar, Hong Kong dollar, Thai baht, Malaysian ringgit and Indonesian rupiah. As a result, we bear risks associated with the fluctuation of foreign exchange rates. Because we report our results in the Singapore dollar, the difference in exchange rates in one period compared to another directly impacts period to period comparisons of our operating results. In addition, the value of your investment will be affected by the exchange rate between the U.S. dollar and the Singapore dollar and these and other currencies because the value of our business is effectively denominated in Singapore dollars and those other currencies, while we will be traded in U.S. dollars.

Currently, we have not implemented any comprehensive strategy to mitigate risks related to the impact of fluctuations in currency exchange rates.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to (i) the interest income generated by excess cash, which is mostly held in interest bearing bank deposits and (ii) borrowings from banks and other financial institutions. Interest earning instruments carry a degree of interest rate risk. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. However, we may have decreased interest income and increased interest expenses due to changes in market interest rates. Substantially all of our borrowings as of December 31, 2017 were subject to floating rates, within a specified band. For example, interest bearing bank deposits are short to medium term in nature, but given the significant cash and bank balances held by us, any variation in the interest rates may have a material impact on our results of operations. We have not used derivative financial instruments in our investment portfolio.

Critical Accounting Policies, Judgments and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

We prepare our financial statements in conformity with IFRS, which requires us to make significant judgments, estimates and assumptions. We continually evaluate these judgments, estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Revenue Recognition

We generate revenue primarily from our Merchandise Business and Marketplace Business. Revenue is recognised to the extent that it is probable that the economic benefits will flow to us and the revenue can be reliably measured. We evaluate whether it is appropriate to record the gross amount of service sales and related costs or the net amount earned as commissions. Provisions for sales returns are estimated using historical experience and recorded as a reduction to revenue.

Generally, when we are primarily responsible in a transaction, are subject to inventory risk, and/or have latitude in establishing prices or have several but not all of these indicators, revenues are recorded at the gross sale price. When we do not have the primary responsibility in a transaction, do not bear the inventory risk and do not have the ability to establish the price, revenues are recorded on a net basis. Refundable payments received from customers, where risks and rewards of the goods have yet to transfer over, are recorded as advances from customers as at the end of each reporting date.

Merchandise Business. We recognise revenues from online direct sales and offline channels on a gross basis. Revenue is recognised when the significant risks and rewards of ownership of the goods have passed to the buyer in the course of ordinary activities and is measured at the fair value of the consideration received or receivable, net of estimated returns and trade discounts. In addition, we launched a loyalty point program in April 2013 where customers who purchase from us can accumulate loyalty points to redeem credits entitling them to a discount on future purchases. A portion of the revenue from the sale of goods attributable to the award of purchase credits is deferred until they are redeemed or used. Any remaining unutilized credits are recognised as revenue upon expiry. We estimate the fair value of points awarded based on the dollar value of the loyalty credits which can be exchanged using the predetermined number of loyalty points and the expected redemption rate. As points issued under the program expire within a year, such estimates are subject to significant uncertainty.

Marketplace Business. Revenues from our Marketplace Business primarily consist of fees charged to individual third party sellers for participating in our online marketplace. Commission fee revenues are recognised on a net basis when the underlying transaction is completed.

Rental income from leasing of inventories. Rental income arising from rental of luxury products to customers is accounted for on a straight-line basis over the rental period. The aggregate costs arising from the underlying transactions are recognised under the cost of revenue.

Rental income from leasing of office building. Rental income arising from operating leases on building is accounted for on a straight-line basis over the lease term. The aggregate costs of incentives provided to lessees are recognised as a reduction of rental income over the lease term on a straight-line basis.

Use of estimates and judgements

(a)	Impairment of non-financial assets

Impairment exists when the carrying value of an asset or Cash Generating Unit (“CGU”) exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow (“DCF”) model. The estimated cash flows are derived from the future budgets and do not include restructuring activities that the Group is not yet committed to or significant future investments that will enhance the asset’s performance of the CGU being tested. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. These estimates are most crucial in determining the recoverable amount of goodwill recognised by the Group.

(b)	Fair value of financial instruments

When the fair values of financial liabilities recorded in the statement of financial position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques including the DCF model and significantly influenced by the movement in the estimated initial public offering (“IPO”) prices. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Judgments include considerations of inputs such as discount rate and the IPO price. Changes in assumptions about these factors could affect the reported fair value of financial instruments.

(c)	Share-based payments

The Group initially measures the cost of equity-settled transactions with employees using a Black Scholes model to determine the fair value of the equity incurred. Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them.

(d)	Revenue recognition – Provision for sales returns

The Group made an estimate on the provision for sales returns based on the historical rate of returns. Provision for sales returns are recorded as a reduction to revenue.

(e)	Revaluation of property and equipment - Building

The Group carries its building at its revalued amount, which approximates its fair value. Changes in fair values are recognised in other comprehensive income. The Group engaged a real estate valuation expert to assess the fair value as at December 31, 2017. The fair value of the building is determined by an independent real estate valuation expert using an open market value approach.

(f)	Taxes

Deferred tax assets are recognised for unused tax losses and temporary differences to the extent that it is probable that taxable profit will be available against which the losses and temporary differences can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

(g)	Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

Management determines the policies and procedures for both recurring and non-recurring fair value measurements.

External valuers are involved for valuation of significant assets and liabilities. Involvement of external valuers is decided upon annually by Management after discussion with and approval by the Board. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The Management decides, after discussions with the Group’s external valuers, which valuation techniques and inputs to use for each case.

At each reporting date, the Group analyses the movements in the values of assets and liabilities which are required to be measured or re-assessed as per the Group’s accounting policies. For this analysis, Management verifies the major inputs applied in the latest valuation by agreeing the information in the valuation computation to contracts and other relevant documents.

The Group, in conjunction with the Group’s external valuers, also compares the change in the fair value of each asset and liability with relevant external sources to determine whether the change is reasonable.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained below.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

Level 1:	quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2:	inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3:	inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest).

The Group recognises transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred.

The accounting policies set out below have been applied consistently to all periods presented in the financial statements appearing elsewhere in this prospectus except for the following:

The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred, or it neither transfers nor retains substantially all of the risks and rewards of ownership and does not retain control over the transferred asset Any interest in transferred financial assets that is created or retained by the Group is recognised as a separate asset or liability.

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group currently has a legally enforceable right to offset the amounts and intends either to settle them on a net basis or to realise the asset and settle the liability simultaneously.

The Group classifies non-derivative financial assets into the following categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables and available-for-sale financial assets.

Recent Accounting Pronouncements

The Group has applied the following amendments for the first time for the annual period beginning on January 1, 2017:

Applicable to 2017 financial statements

●	Disclosure Initiative (Amendments to IAS 7);

●	Recognition of Deferred Tax Assets for Unrealised Losses (Amendments of IAS 12); and

●	Clarification of the scope of IFRS 112 (Improvements to IFRS’s 2016).

From January 1, 2017, as a result of the amendments to IAS 7, the Group has provided an additional disclosure in relation to the changes in liabilities arising from financial activities for the year ended December 31, 2017.

Other than the amendments to IAS 7, the adoption of these amendments did not have any impact on the current or prior period and is not likely to affect future periods.

Applicable to 2018 financial statements

●	Revenue from Contracts with Customers IFRS 15; and

●	IFRS 9 Financial Instruments.

The first-time implementation of the above standards did not have a material current and retrospective effect on the financial statements as of January 1, 2017 and 2018 and accordingly, have not been restated.

From January 1, 2018, as a result of the amendments to IFRS 15 and 9, the Group has provided additional disclosures in relation to disaggregation of revenue and classification of financial assets and liabilities in line with the new classification requirements of IFRS 9.

New standards and interpretations not adopted

A number of new standards and interpretations to standards are effective for annual periods beginning after January 1, 2019 and earlier application is permitted; however, the Group has not early applied the following new or amended standards in preparing these statements. The Group is currently still assessing the potential impact of adopting these new standards and interpretations, on the financial statements of the Group.

Applicable to 2019 financial statements

New standards	Potential impact on the financial statements

Summary of the requirements

IFRS 16 Leases

IFRS 16 Leases

IFRS 16 eliminates the lessee’s classification of leases as either operating leases or finance leases and introduces a single lessee accounting model. Applying the new model, a lessee is required to recognise right-of-use (ROU) assets and lease liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.

The Group has performed a preliminary high-level assessment of the new standard on its existing operating lease arrangements as a lessee. Based on the preliminary assessment, the Group expects these operating leases to be recognised as ROU assets with corresponding lease liabilities under the new standard.

The operating lease commitments on an undiscounted basis amount to approximately 2.5% of the total assets and more than approximately 1.2% of total liabilities. Assuming no additional new operating leases in future years until the effective date, the Group expects the amount of ROU asset and lease liability to be lower due to discounting and as the lease terms run down.

IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17 Leases. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for these two types of leases using the IAS 17 operating lease and finance lease accounting models respectively. However, IFRS 16 requires more extensive disclosures to be provided by a lessor.

When effective, IFRS 16 replaces existing lease accounting guidance, including IAS 17, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC 15 Operating Leases – Incentives, and SIC 27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.

IFRS 16 is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted if IFRS 15 is also applied.

As at 1 January 2019, the Group expects an increase in right-of-use assets of between $0.5 million and $0.8 million and a corresponding increase in lease liability. The nature of expenses related to those leases will now change because the Group will recognize a depreciation charge for right-of-use assets and interest expense on lease liabilities. Previously, the Group recognized operating lease expense on a straight-line basis over the term of the lease, and recognized assets and liabilities only to the extent that there was a timing difference between actual lease payments and the expense recognized. No significant impact is expected for the Group’s finance leases.

Other standards

The following amended standards and interpretations are not expected to have a significant impact on the Group’s financial statements.

●	Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2);

●	Transfers of Investment Property (Amendments to IAS 40);

●	Deletion of short-term exemptions for first-time adopters (Amendments to IFRS 1);

●	Measuring an Associate or Joint Venture at Fair Value (Amendments to IAS 28);

●	Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts (Amendments to IFRS 4);

●	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (Amendments to IFRS 10 and IAS 28);

●	Prepayment Features with Negative Compensation (Amendments to IFRS 9);

●	Long-term Interests in Associates and Joint Ventures (Amendments to IAS 28);

●	IFRIC 22 Foreign Currency Transactions and Advance Consideration; and

●	IFRIC 23 Uncertainty over Income Tax Treatments

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined statement of financial position as of June 30, 2018 combines the unaudited consolidated statement of financial position of Reebonz as of June 30, 2018 with the unaudited balance sheet of DOTA as of June 30, 2018, giving effect to the Transactions as if they had been consummated as of that date.

The following unaudited pro forma combined statement of profit or loss for the six months ended June 30, 2018 combines the unaudited consolidated statement of profit or loss of Reebonz for the six months ended June 30, 2018 with the unaudited statement of operations of DOTA for the six months ended June 30, 2018, giving effect to the Transactions as if they had occurred as of the beginning of the earliest period presented.

The unaudited combined pro forma financial information should be read in conjunction with the accompanying notes. In addition, the unaudited combined pro forma financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this prospectus:

●	historical unaudited consolidated financial statements of Reebonz for the six months ended June 30, 2018 and 2017

●	historical audited consolidated financial statements of Reebonz for the years ended December 31, 2017 and 2016

●	historical unaudited financial statements of DOTA for the six months ended June 30,2018 and 2017

●	historical audited financial statements of DOTA for the period from April 27, 2017 (inception) through December 31, 2017

The historical financial statements of Reebonz have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and in its functional and presentation currency of the Singapore dollar. The historical financial statements of DOTA have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) in its functional and presentation currency of United States dollars. The financial statements of Reebonz have been translated into United States dollars for purposes of convenience translation in the unaudited pro forma combined financial information at the noon buying rate on September 30, 2018 of US$1.00 to S1.3667 in New York City for cable transfers in Singapore dollars (S$) for U.S. dollars (US$), provided in the H.10 weekly statistical release of the Federal Reserve Board of the United States as certified for customs purposes by the Federal Reserve Bank of New York.

Description of the Transactions

In December 2018, DOTA completed a Business Combination Agreement with Holdco, Merger Sub, the Purchaser Representative, Reebonz and the Sellers, pursuant to which at the Closing (a) Merger Sub will merge with and into DOTA, with DOTA continuing as the surviving entity, and with holders of DOTA securities receiving securities of Holdco, which will become a new public company, and (b) Holdco will acquire all of the issued and outstanding capital shares of Reebonz from the Sellers in exchange for ordinary shares of Holdco and will assume all outstanding options and warrants of Reebonz with equitable adjustments and additional amendments to the options, with Reebonz becoming a wholly-owned subsidiary of Holdco.

The total consideration to be provided at the Closing by Holdco to the Sellers and the holders of vested in-the-money Reebonz Convertible Securities that are assumed by Holdco will be based on an enterprise value of Reebonz (the “Exchange Consideration” and the Holdco shares issuable to the Sellers, the “Exchange Shares”) of (i) US$252 million, less (ii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of Reebonz and its subsidiaries (the “Target Companies”) as of the end of the last fiscal quarter for which there are auditor-reviewed financial statements as of the Closing, with the price per share of Reebonz shares determined on a fully diluted basis using such valuation. For purposes of determining the number of Exchange Shares, each Holdco share will be valued at a price per share equal to the price at which each share of DOTA common stock is redeemed or converted pursuant to the redemption by DOTA of its public stockholders in connection with DOTA’s initial business combination, as required by its amended and restated certificate of incorporation.

In addition to the Exchange Consideration, the Sellers (but not holders of Reebonz Convertible Securities) will also have a contingent earnout right to receive up to an additional 1,000,000 Holdco after the Closing based on the consolidated revenues of Holdco and its subsidiaries, including the Target Companies, and Holdco’s stock price, during the calendar years 2019 and 2020.

Accounting for the Transactions

The Transactions will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, DOTA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former shareholders of Reebonz will have a majority of the voting power of the combined company, that the business of Reebonz will comprise the ongoing operations of the combined entity, that persons designated by Reebonz will comprise a majority of the governing body of the combined company, and that Reebonz’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of Reebonz issuing shares for the net assets of DOTA, accompanied by a recapitalization. The net assets of DOTA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be deemed to be those of Reebonz.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies been combined for the referenced periods. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies been combined for the referenced periods or the future results that the combined company will experience. Reebonz and DOTA have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The historical financial information of DOTA has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert DOTA’s financial statements from US GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify DOTA’s common stock subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the Transactions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 2,164,787 ordinary shares of Holdco issued to the Sellers at Closing.

PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2018

(UNAUDITED)

(in USD thousands, except share amounts)

	(A) Reebonz	(B) DOTA	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Marketable securities held in Trust Account	$-	$58,066	$575	(2)
			(43,453)	(3)	$15,188
Property and equipment, net	27,730	-	-		27,730
Leasehold land	4,864	-	-		4,864
Intangible assets, net	1,264	-	-		1,264
Goodwill	1,552	-	-		1,552
Other assets	469	-	-		469
Non-Current Assets	35,879	58,066	(42,878)		51,067

Inventories	22,101	-	-		22,101
Receivables, net	4,349	-	-		4,349
Prepaid expenses and other current assets	3,438	36	-		3,474
Cash and cash equivalents	5,198	35	335	(2)
			(308)	(7)
			1,530	(8)	6,790
Total Current Assets	35,086	71	1,557		36,714
Total Assets	$70,965	$58,137	$(41,321)		$87,781

Equity
Common stock	$-	$-	$-		$-
Ordinary shares	-	-	2	(6)	2
Additional paid-in capital	14,964	5,067	3,013	(4)
			910	(5)
			70,046	(7)
			1,530	(8)
			(5,067)	(3)	90,394
Warrants	2,120	-	(2,120)	(6)	-
Other components of equity	8,231	-	-		8,231
Accumulated deficit	(103,566)	(67)	(5,167)	(4)	(108,733)
			67	(6)
Total Shareholders' Equity	(78,251)	5,000	63,145		(10,106)
Noncontrolling interest	297	-	-		297
Total Equity	(77,954)	5,000	63,145		(9,809)

Liabilities
Convertible preference shares	70,046	-	(70,046)	(7)	-
Contingent settlement provision	-	-	-		-
Asset reinstatement obligations	166	-	-		166
Deferred tax liabilities	1,426	-	-		1,426
Interest-bearing loans and borrowings	17,844	-	-		17,844
Other payables and accruals	415	-	-		415
Common stock subject to possible redemption	-	52,984	(37,939)	(3)	15,045

Non-Current Liabilities	89,897	52,984	(107,985)		34,896

Trade and other payables	9,179	148	3,827	(4)	13,154
Promissory note - related party	-	-	910	(5)
			(910)	(5)	-
Deferred revenue	694	-	-		694
Advances from customers	2,740	-	-		2,740
Provision for sales returns	828	-	-		828
Contingent settlement provision	308	-	(308)	(7)	-
Asset reinstatement obligations	95	-	-		95
Interest-bearing loans and borrowings	45,077	-	-		45,077
Income taxes payable	101	5	-		106
Total Current Liabilities	59,022	153	3,519		62,694
Total Liabilities	148,919	53,137	(104,466)		97,590
Total Liabilities and Equity	$70,965	$58,137	$(41,321)		$87,781

Pro Forma Adjustments to the Unaudited Combined Statement of Financial Position

(In USD thousands, except share and per share amounts)

(A)	Derived from the unaudited consolidated statement of financial position of Reebonz as of June 30, 2018, which have been translated into United States dollars for purposes of convenience translation.

(B)	Derived from the unaudited balance sheet of DOTA as of June 30, 2018, as adjusted for the reclassification of DOTA’s common stock subject to redemption as non-current liabilities under IFRS due to the nature of the common stock subject to redemption.

(1)	To reflect the redemption of 534,196 shares of common stock.

(2)	To reflect the funding of $575,000 in order to extend the date by which the Company has to consummate a business combination and working capital loans of $335,000.

(3)	To reflect the release of cash from investments held in the trust account.

(4)	To reflect the payment of estimated legal, financial advisory and other professional fees related to the Transactions, of which approximately $3,013,000 of expenses were settled through the issuance of 44,000 shares of common stock.

(5)	To record repayment of loans from related parties through the issuance of 11,076 shares of common stock.

(6)	To reflect the elimination of the historical accumulated deficit of DOTA, the accounting acquiree and the elimination of Reebonz Warrants.

(7)	To reflect the conversion of Reebonz’s convertible preference shares into ordinary shares of Holdco and contingent settlement.

(8)	To reflect the issuance and subsequent conversion of convertible loans to 22,341 shares of common stock.

PRO FORMA COMBINED STATEMENT OF PROFIT OR LOSS

SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

(in USD thousands, except share and per share amounts)

	(A) Reebonz	(B) DOTA	Pro Forma Adjustments		Pro Forma Income Statement
Revenue	$43,039	$-	$-		$43,039
Cost of sales	31,876	-	-		31,876
Gross Profit	11,163	-	-		11,163
Fulfillment expenses	7,440	-	-		7,440
Marketing expenses	2,554	-	-		2,554
Technology and content expenses	1,868	-	-		1,868
General and administrative expenses	4,687	423	6,840	(3)	11,950
Government grant	(133)	-	-		(133)
Operating loss	(5,253)	(423)	(6,840)		(12,516)
Other income (expense):
Interest income	-	442	(442	)(1)	-
Unrealised gain on marketable securities held in Trust Account	-	5	(5	)(1)	-
Interest expense	-	-	-		-
Other expenses net	(102)	-	2,120	(2)	2,018
Finance costs, net	(1,737)	-	-		(1,737)
Change in fair value of convertible preference shares	(13,800)	-	13,800	(2)	-
Income (loss) before income tax expense	(20,892)	24	8,633		(12,235)
Provision for income taxes	(63)	(5)	68	(4)	-
Net income (loss)	(20,955)	19	8,701		(12,235)
Net income attributable to noncontrolling interest	117	-	-		117
Net income (loss) attributable to shareholders	$(20,838)	$19	$8,701		$(12,118)
Weighted average shares outstanding, basic and diluted		287,651	2,348,089	(5)	2,686,720
Basic and diluted net loss per share		$(1.28)			$(4.51)

PRO FORMA COMBINED STATEMENT OF PROFIT OR LOSS

YEAR ENDED DECEMBER 31, 2017

(UNAUDITED)

(in USD thousands, except share and per share amounts)

	(C) Reebonz	(D) DOTA	Pro Forma Adjustment		Pro Forma Income Statement
Revenue	$109,465	$-	$-		$109,465
Cost of sales	78,871	-	-		78,871
Gross Profit	30,594	-	-		30,594
Fulfillment expenses	18,466	-	-		18,466
Marketing expenses	7,694	-	-		7,694
Technology and content expenses	4,888	-	-		4,888
General and administrative expenses	11,234	253	-		11,487
Government grant	(170)	-	-		(170)
Operating loss	(11,518)	(253)	-		(11,771)
Other income (expense):
Interest income	-	164	(164	)(1)	-
Unrealised loss on marketable securities held in Trust Account	-	3	(3	)(1)	-
Interest expense	-	-	-		-
Other expenses net	(516)	-	-		(516)
Finance costs, net	(3,286)	-	-		(3,286)
Change in fair value of convertible preference shares	71,185	-	(71,185	)(2)	-
Income (loss) before income tax expense	55,865	(86)	(71,352)		(15,573)
Provision for income taxes	(77)	-	77	(4)
Net income (loss)	55,788	(86)	(71,275)		(15,573)
Net income attributable to noncontrolling interest	464	-	-		464
Net income (loss) attributable to shareholders	$56,252	$(86)	$(71,275)		$(15,109)
Weighted average shares outstanding, basic and diluted		208,349	3,321,087	(5)	3,529,436
Basic and diluted net loss per share		$(1.15)			$(04.28)

Pro Forma Adjustments to the Unaudited Combined Statement of Profit or Loss

(In USD thousands, except share and per share amounts)

(A)	Derived from the unaudited consolidated statement of profit or loss of Reebonz for the six months ended June 30, 2018, which have been translated into United States dollars for purposes of convenience translation.

(B)	Derived from the unaudited statement of operations of DOTA for the six months ended June 30, 2018.

(C)	Derived from the audited consolidated statement of profit or loss of Reebonz for the year ended December 31, 2017, which have been translated into United States dollars for purposes of convenience translation.

(D)	Derived from the audited statement of operations of DOTA for the period from April 27, 2017 (inception) through December 31, 2017.

(1)	Represents an adjustment to eliminate interest income and unrealised gain on marketable securities held in the trust account as of the beginning of the period.

(2)	Represents an adjustment to eliminate the change in fair value of convertible preference shares and warrants as it is assumed the preference shares are converted as of the beginning of the period and warrants are not converted

(3)	To reflect the payment of estimated legal, financial advisory and other professional fees related to the Transactions, of which approximately $6,840,000 of expenses were settled through the issuance of 44,000 shares of common stock and cash

(4)	To record normalized blended statutory income tax benefit rate of 17.0%, which represents the Singapore tax rate attributable to Reebonz, for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which has been offset by a full valuation allowance as the combined company expects to incur continuing losses,

(5)	As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Weighted average shares outstanding—basic and diluted are calculated as follows:

	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Weighted average shares calculation, basic and diluted
DOTA weighted average public shares outstanding	946,875	—
DOTA rights converted to shares	75,281	71,875
DOTA shares subject to redemption reclassified to equity	—	406,058
DOTA shares issued in Transactions	2,507,280	2,208,787
Weighted average shares outstanding	3,529,436	2,686,720

	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Weighted average shares calculation, basic and diluted
Existing Reebonz holders	2,507,780	2,164,787
DOTA holders	1,022,156	521,933
Weighted average shares outstanding	3,529,436	2,686,720

The computation of diluted loss per share for the six months ended June 30, 2018 and the year ended December 31, 2017 excludes the effect of (1) warrants to purchase 376,406 ordinary shares and (2) 62,500 ordinary shares of Holdco, warrants to purchase 31,250 ordinary shares and rights that convert into 6,250 ordinary shares pursuant to the Unit Purchase Option because the inclusion of these securities would be anti-dilutive.

MANAGEMENT

The following table sets forth our current officers and directors:

Directors and Executive Officers	Age	Position/Title
Samuel Lim	39	Class III Director, Chairman and Chief Executive Officer
Chua Kee Lock	57	Class II Director
Jeff Richards	47	Class I Director
Roderick Perry	73	Class III Director
Ali Erfan	53	Class I Director
Daniel Lim	34	Chief Product Officer
Benjamin Han	34	Chief Marketing Officer
Torres Oey	46	Chief Technology Officer
Nupur Sadiwala	34	Chief Financial Officer
Cassie Mah	49	Chief Operating Officer, Head of Sales
Lynn Ng	47	Head of Operations
Evelyn Lim	42	Financial Controller

Biographical information concerning our directors and executive officers listed above is set forth below.

Samuel Lim. Mr. Lim serves as Chairman and Chief Executive Officer, positions he has held since consummation of our Business Combination on December 19, 2018. Mr. Lim is a Co-Founder of Reebonz and has been our Chairman and Chief Executive Officer since our inception in 2009. Mr. Lim’s foray into entrepreneurship began as early as when he was 20. In 2000, he founded and held the position of Chief Executive Officer at eFusion Pte. Ltd, one of Southeast Asia’s largest mobile content company. In 2004, Mr. Lim founded and held the position of Chief Executive Officer at eFusion Solutions Pte. Ltd., a company that specialized in direct sales and database marketing for the banking and finance sector for unsecured financial products mainly consumer loans. Both of these two companies were subsequently acquired by publicly-listed companies. Mr. Lim holds a Bachelor of Accountancy from Nanyang Technological University in Singapore. He served as President of the Audiotext Service Providers Association, President of the Entrepreneurs Organization Singapore, and is a member of the Young Presidents’ Organization. He currently also serves on the board of governors of Singapore Polytechnic.

Chua Kee Lock. Mr. Chua serves as a non-executive director, a position he has held since consummation of the Business Combination on December 19, 2018. He has been a non-executive director of Reebonz since 2011. Since 2008, Mr. Chua has been the president and chief executive officer of the Vertex Group, a Singapore-headquartered venture capital group. He has been serving as a director of Yongmao Holding, a Singapore listed company since December 2007. Prior to joining the Vertex Group, Mr. Chua was the president and an executive director of Biosensors International Group, Ltd., a developer and manufacturer of medical devices used in interventional cardiology and critical care procedures from 2006 to 2008. Previously, from 2003 to 2006, Mr. Chua was a managing director of Walden International, a U.S.-headquartered venture capital firm. From 2001 to 2003, Mr. Chua served as deputy president of NatSteel Ltd., a Singapore industrial products company active in Asia Pacific. From 2000 to 2016, Mr. Chua served as a member on the board of directors at Logitech International S.A. He earned a Bachelor of Science in Mechanical Engineering from University of Wisconsin at Madison and a Master of Science in Engineering from Stanford University under a distinguished scholarship from NatSteel.

Jeff Richards. Mr. Richards serves as a non-executive director, a position he has held since consummation of the Business Combination on December 19 2018. He has been a non-executive director of Reebonz since July 2015. He is currently employed by GGV Capital, where he has served as a managing partner focusing on investments in the Internet, software and mobile sectors since 2008. He currently sits on the board of numerous other private companies including Bigcommerce, Boxed, Brightwheel and Percolate, and has previously sat on the boards of Appirio, Buddy Media and BlueKai. From 2005 to 2008, Mr. Richards served as a vice president of digital content services at VeriSign, Inc. after a company he had co-founded in 2003, R4 Global Solutions Inc., was acquired by VeriSign, Inc. From 1997 to 2002, he co-founded and held an executive position at QuantumShift where he led the operations, sales and marketing teams of the venture-backed hosted software company operating in the telecommunications sector. From 1995 to 1997, Mr. Richards was a management consultant in the strategy and organizational change practice at PricewaterhouseCoopers. Mr. Richards holds a Bachelor of Arts in Government from Dartmouth College.

Roderick Perry. Mr. Perry serves as a non-executive director, a position he has held since consummation of the Business Combination on December 19, 2018. Mr. Perry served as Executive Chairman and Director of DOTA since its inception, has over 30 years of experience in investment management. From 1985 to 2005, Mr. Perry was employed by 3i Group plc, one of the oldest private equity firms in the world, listed on the London Stock Exchange (LSE:III). During his tenure at 3i, Mr. Perry held a number of positions, including Sector Advisor covering systems and software sectors before joining the Executive Committee in 1996. He was an Executive Director of the Group (on the Board of 3i Group plc) from 1999 to 2005. He was a member of the Executive Committee and Investment Committee from 1997 to 2005. From 1997 to 2001 he was responsible for developing the 3i investment business in Asia Pacific, and from 2001 to 2005, he was the Global Head of Venture Capital for 3i. Mr. Perry was involved in the origination, execution and disposal of numerous technology venture capital investments internationally. Mr. Perry was a Non-Executive Director of PartyGaming plc, a FTSE listed company, from 2005, and became Chairman in 2008, until 2011. PartyGaming plc went public on the London Stock Exchange in 2005 at a valuation of £4.76 billion. He became Deputy Chairman of, Senior Independent Director and Chairman of Remuneration Committee of BWIN.Party, one of the largest publicly traded online gaming business at the time, when BWIN.Party and PartyGaming merged in 2011 and retired from that Board in July 2015. From 2006 to 2009, Mr. Perry was a Non-Executive Director at Gulf of Guinea Energy (Nigeria) and a Non-Executive Director of Indago Petroleum from 2005 to 2009, an AIM listed oil and gas exploration company operating in Oman. Mr. Perry started his technology career with GCHQ, a British intelligence and security agency. Since February 2015, he has served as an advisor to Amanat Holdings PJSC in Dubai, a private equity firm which is listed on the Dubai Stock Exchange. Amanat invests in Healthcare and Education in the region. Mr. Perry has been Chairman of the Audit and Risk Committee of Ithmar Capital Partners, which is a Dubai International Financial Centre regulated company in Dubai, investing in special situations, since December 2016. He has also served since January 2017 as Chairman of the Board of Objectivity Ltd., an agile software developer and system integrator based in the UK and Poland and has been an advisor to the company since January 2014. He is Chairman of Draper Oakwood Royalty Capital Ltd. He holds a BSc (Hons) in Physics from the University of Salford and is a Chartered Member of the Institution for Engineering and Technology. We believe Mr. Perry is well-qualified to serve as a member of the board due to his experience in making financial investments in small and medium sized companies, in mergers and acquisitions, and his experience serving as a member of the boards of publicly listed companies.

Ali Erfan. Mr. Erfan serves as a non-executive director, a position he has held since consummation of the Business Combination on December 19, 2018. Mr. Erfan served as Vice Chairman and Director of DOTA since its inception, has worked in venture capital and private equity for over 17 years. Mr. Erfan worked at 3i Group plc’s London headquarters from 2000 to 2007, becoming a senior partner in the venture capital group in 2004. He was a member of the management committee for the global venture capital business and led 3i’s venture capital expansion into the Middle East and China. He also led 3i’s investment into new sectors including clean tech and alternative energy. Since 2007, Mr. Erfan has been a director of The Electrum Group. Investments include private and public mining companies such as NovaGold, Sunshine Mining and Gabriel Resources. Mr. Erfan was a founding board member of Leor Energy in 2003, an oil and gas exploration company in Texas, that was acquired by EnCana for $2.55 billion in 2007. He is also a Director at Draper Oakwood Royalty Capital Ltd. and Better Grain Ltd. Mr. Erfan is founder of the Cogito Scholarship Foundation, a UK charity. He holds a BA and MA (Hons) from Oxford University, and an MBA from the London Business School. He is a Fellow of the Kauffman Foundation for Venture Capital. We believe Mr. Erfan is well-qualified to serve as a member of the board due to financial and investment experience.

Daniel Lim. Mr. Lim serves as our Chief Product Officer, a position he has held since consummation of the Business Combination on December 19, 2018. He is a Co-Founder of Reebonz and has been the Chief Product Officer of Reebonz since our inception in 2009. He is also a co-founder of Zuunbo Pte. Ltd., All the Rage Pte. Ltd, and Qanvast Pte. Ltd. Mr. Lim holds a Bachelor of Business Management degree from Singapore Management University.

Benjamin Han. Mr. Han serves as our Chief Marketing Officer, a position he has held since consummation of the Business Combination on December 19, 2018. He is a Co-Founder of Reebonz and has been the Chief Marketing Officer of Reebonz since our inception in 2009. He is also a co-founder of Zuunbo Pte. Ltd, All the Rage Pte. Ltd and Qanvast Pte. Ltd. Mr. Han holds a Bachelor of Science degree in Real Estate from National University of Singapore.

Torres Oey. Mr. Oey serves as our Chief Technology Officer, a position he has held since consummation of the Business Combination on December 19, 2018. He has been the Chief Technology Officer of Reebonz since our founding in 2009, and is responsible for our IT infrastructure and Research and Development. His prior experience includes employment with eFusion Pte. Ltd. as Chief Operating Officer from 2005 to 2009, Aspial Corporation as Technical Manager from 2001 to 2005 and i-One.net International as Network Manager from 1999 to 2001. Mr. Oey holds a Bachelor’s degree in Computer Science from Curtin University of Technology in Perth, Australia.

Nupur Sadiwala. Ms. Sadiwala serves as our Chief Financial Officer, a position she has held since consummation of the Business Combination on December 19, 2018. She has been the Chief Financial Officer of Reebonz since 2018. She was previously Reebonz’s Head of Corporate Development and Strategic Projects since 2015 and Regional General Manager Southest Asia since 2017. Her prior experience includes employment from 2011 to 2015 with Goldman Sachs, Inc., where she was in the Investment Banking Group and from 2006-2009 with Deloitte Consulting in their Strategy and Operations Group. Ms. Sadiwala holds a Master of Business Administration from Columbia Business School and Bachelor of Science degree from Washington University in St. Louis.

Cassie Mah. Ms. Mah serves as our Chief Operating Officer, a position she has held since consummation of the Business Combination on December 19, 2018. She has been the Chief Operating Officer and Head of Sales of Reebonz since 2016 and 2018, respectively. She was previously Head of Operations since 2014. Her experience includes employment with eFusion Solutions Pte. Ltd. as Chief Operating Officer from 2006 to 2014 and IBC Asia Ltd. as Senior Marketing Manager and Head of Database Department from 1993 to 2004. She holds a Bachelor of Business Administration degree from University of Western Sydney in Australia.

Lynn Ng. Ms. Ng serves as our Head of Operations, a position she has held since consummation of the Business Combination on December 19, 2018. She has been the Head of Operations of Reebonz since 2016. Her experience includes employment with eFusion Solutions Pte. Ltd. as Head of Operations from 2007 to 2014 and IBC Asia Ltd. as Senior Marketing Manager from 1997 to 2007. She holds a Bachelor of Arts & Social Sciences degree from National University of Singapore.

Evelyn Lim. Ms. Lim serves as our Group Financial Controller, a position she has held since consummation of the Business Combination on December 19, 2018. She is the Group Financial Controller of Reebonz since 2013. Her experience includes employment with Declout Limited, a Singapore Listed Company, as Senior Finance Manager from 2010 to 2013, Cavu Corp Pte. Ltd. as Finance Manager from 2006 to 2010 and Achieve Limited as Assistant Finance Manager from 2001 to 2006. Ms. Lim is a qualified Chartered Accountant by the Association of Chartered Certified Accountants and a fellow member with the Institute of Singapore Chartered Accountants. Ms. Lim holds a professional qualification from The Association of Chartered Certified Accountants.

Classification of Directors

Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our board of directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible. Directors assigned to Class I shall initially serve until the first annual general meeting of shareholders following the effectiveness of our articles upon completion of this offering, or the Articles Effectiveness Date; directors assigned to Class II shall initially serve until the second annual general meeting of shareholders following the Articles Effectiveness Date; and directors assigned to Class III shall initially serve until the third annual general meeting of shareholders following the Articles Effectiveness Date. Commencing with the first annual general meeting of shareholders following the Articles Effectiveness Date, each director of each class the term of which shall then expire shall, upon the expiration of his or her term, be eligible for re-election at such annual general meeting to hold office for a three-year term and until such director’s successor has been duly elected.

Family Relationships

Mr. Daniel Lim, Reebonz’s Co-Founder, Chief Product Officer, is the brother of Mr. Samuel Lim, Reebonz’s Co-Founder, Chairman and Chief Executive Officer. There are no family relationships between any of the other executive officers and directors.

Independence of Directors

As a result of our ordinary shares being listed on NASDAQ following consummation of the business combination, we will adhere to the rules of NASDAQ in determining whether a director is independent. Our board of directors has consulted, and will consult, with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NASDAQ listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

Upon consummation of the Business Combination, Samuel Lim was appointed as our Chairman of the Board and Chief Executive Officer. We believe that having Mr. Lim act as both Chairman of the Board and Chief Executive Officer is most appropriate for us at this time because it provides us with consistent and efficient leadership, both with respect to our operations and the leadership of the board. In particular, having Mr. Lim act in both of these roles increases the timeliness and effectiveness of our board’s deliberations, increases the board’s visibility into the day-to-day operations, and ensures the consistent implementation of our strategies.

We also believe in the importance of independent oversight. We will look to ensure that this oversight is truly independent and effective through a variety of means, including:

●	Having a majority of the board be considered independent.

●	At each regularly scheduled board meeting, all independent directors will typically be scheduled to meet in an executive session without the presence of any management directors.

We believe that the combined role of Chairman and Chief Executive Officer, together with the significant responsibilities of the Board’s other independent directors described above, provides an appropriate balance between leadership and independent oversight.

Meetings and Committees of the Board of Directors

We have established a separately standing audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee Information

We have established an audit committee comprised of independent directors consisting of Roderick Perry, Chua Kee Lock, and Jeff Richards. Each of the member of the audit committee will be independent under the applicable NASDAQ listing standards. The audit committee has a written charter. The purpose of the audit committee is, among other things, to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the NASDAQ listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under NASDAQ’s listing standards. NASDAQ’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we will be required to certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Roderick Perry serves as a financial expert on the Audit Committee.

Nominating Committee Information

We have established a nominating of the board of directors comprised of Chua Kee Lock and Jeff Richards. Each member of the nominating committee is independent under the applicable NASDAQ listing standards. The nominating committee has a written charter. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Information

We have established a compensation committee consisting of independent directors consisting of Chua Kee Lock and Jeff Richards. The compensation committee has a written charter. The purpose of the compensation committee is to review and approve compensation paid to our officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under such plans.

Any award made pursuant to an individual subject to the requirements of Section 16 of the Exchange Act must consist of a committee of two or more members of the board who are “nonemployee directors” as defined in Rule 16b-3(d)(1) under the Exchange Act.

EXECUTIVE COMPENSATION

The aggregate cash compensation paid to our executive officers who were employed by us for the year ended December 31, 2018 was approximately S$1.36 million (US$1.0 million). We grants options to our employees under our 2010 Employee Share Option Scheme. In 2018, we granted stock options to our executive officers, which have a share option expense of S$0.2 million (US$0.2 million). We did not pay any directors fees for their service on the board of directors in 2018.

Our Current Executive Officer and Director Compensation

Our policies with respect to the compensation of our executive officers is administered by our board in consultation with our compensation committee (as described above). Our compensation policies are intended to provide for compensation that is sufficient to attract, motivate and retain executives and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the compensation committee will be charged with recommending executive compensation packages to our board of directors.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. We have a long-term incentive plan which reflects what we believe is a focus on performance and equity-based compensation. We have not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

We intend to be competitive with other similarly situated companies in our industry.

The compensation decisions regarding our executives will be based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

We have not yet adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by our compensation committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Our compensation committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Compensation Components

Base Salary. We intend to preserve the cash compensation of our executive officers, until the compensation committee has adequate opportunity assess our executive’s compensation. As such, we seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. We intend to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

Equity Awards. We have established three equity incentive plans to incentive our employees, consultants, advisors and other person who perform services for us. Descriptions of the three plans, plans — the 2018 Omnibus Equity Incentive Plan, the 2018 Reebonz Share Option Plan and the Management Performance Plan, and the awards that may be made under each of these plans are set forth below.

Description of the 2018 Omnibus Equity Incentive Plan (the “2018 Plan”)

General

The 2018 Plan will cover the grant of awards to our employees (including officers), non-employee consultants and non-employee directors and those of our subsidiaries.

We expect that our compensation committee of the board of directors will administer the 2018 Plan. The committee may delegate any or all of its administrative authority to our Chief Executive Officer except with respect to awards to executive officers who are subject to Section 16 of the Exchange Act. In addition, the full board of directors must serve as the committee with respect to any awards to our non-employee directors.

Up to a maximum of number of our ordinary shares equal to 10% of our issued and outstanding ordinary shares immediately after the Closing (2,642,720 shares) may be delivered in settlement of awards granted under the 2018 Plan, including upon exercise of incentive share options. The shares delivered to settle awards made under the 2018 Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the 2018 Plan. If any shares subject to any award granted under the 2018 plan (other than a substitute award as described below) is forfeited or otherwise terminated without delivery of such shares (or if such shares are returned to us due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the 2018 Plan unless otherwise provided. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will continue to be treated as having been delivered under the 2018 Plan and will not again be available for grant under the 2018 Plan. Upon settlement of any share appreciation rights, or SARs, the number of shares underlying the portion of the SARs that is exercised will be treated as having been delivered for purposes of determining the maximum number of shares available for grant under the 2018 Plan and shall not again be treated as available for issuance under the 2018 Plan.

If a dividend or other distribution (whether in cash, shares or other property), recapitalization, forward or reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or repurchase or exchange of our shares or other securities, or other rights to purchase shares of our securities or other similar transaction or event affects our ordinary shares such that the committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2018 Plan, the committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to awards (whether or not then outstanding) and the related exercise price relating to an award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan.

Types of Awards

The 2018 Plan permits the granting of any or all of the following types of awards to all grantees:

●	share options, including incentive share options, or ISOs;

●	share appreciation rights, or SARs;

●	restricted shares;

●	deferred shares and restricted share units;

●	performance share units and performance shares;

●	dividend equivalents;

●	bonus shares; and

●	other share-based awards.

Generally, awards under the 2018 Plan are granted for no consideration other than prior and future services. Awards granted under the 2018 Plan may, in the discretion of the committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2018 Plan or other plan of ours; provided, however, that if an SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Share Options and SARs

The committee is authorized to grant SARs and share options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A share option allows a grantee to purchase a specified number of our ordinary shares at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or an SAR will be determined by the committee and set forth in the award agreement but the exercise price may not be less than the fair market value of a share on the grant date. The term of each option or SAR is determined by the committee and set forth in the award agreement, except that the term may not exceed 10 years. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), by delivering our ordinary shares previously owned by the grantee, or with the approval of the committee, by delivery of our ordinary shares acquired upon the exercise of such option or by delivering restricted shares. The committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us.

Restricted Shares

The committee may award restricted shares consisting of our ordinary shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Share Units and Deferred Shares

The committee may also grant restricted share unit awards and/or deferred shares awards. A deferred shares award is the grant of a right to receive a specified number of our ordinary shares at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Internal Revenue Code. A restricted share unit award is the grant of a right to receive a specified number of our ordinary shares upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted share units and deferred shares awards carry no voting or other rights associated with share ownership until the shares underlying the award are delivered in settlement of the award. The award agreement will provide whether grantees may receive dividend equivalents with respect to restricted share units or deferred shares, and if so, whether such dividend equivalents are distributed when credited or deemed to be reinvested in additional shares of restricted share units or deferred shares.

Performance Share Units

The committee may grant performance share units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance and other terms and conditions as specified by the committee and reflected in the award agreement. Performance conditions may include individual or company performance conditions. Performance share units may be subject to additional forfeiture conditions reflected in the award agreement, such as completion of a specified period of service. The award agreement will provide whether grantees may receive dividend equivalents with respect to performance share units paid in shares.

Performance Shares

The committee may grant performance shares, which entitle a grantee to a certain number of ordinary shares, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee and reflected in the award agreement. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. The award agreement will provide whether grantees may receive dividend equivalents with respect to performance shares.

Bonus Shares

The committee may grant fully vested ordinary shares as bonus shares on such terms and conditions as specified in the award agreement.

Dividend Equivalents

The committee is authorized to grant dividend equivalents which provide a grantee the right to receive payment equal to the dividends paid on a specified number of our ordinary shares. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the 2018 Plan. If deferred such dividend equivalents may be credited with interest or may be deemed to be invested in ordinary shares or in other property. No dividend equivalents may be granted in conjunction with any grant of share options or SARs.

Other Share-Based Awards

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2018 Plan authorizes the committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Merger, Consolidation or Similar Corporate Transaction

If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of our shares, or, collectively, a Corporate Transaction, and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our ordinary shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.

Amendment to and Termination of the 2018 Plan

The 2018 Plan may be amended, altered, suspended, discontinued or terminated by our board of directors without further shareholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the ordinary shares are then listed or quoted. Thus, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2018 Plan. Shareholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although our board of directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. No ISOs may be awarded after any amendment to the 2018 Plan that either broadens eligibility or increases the number of shares available for delivery in the form of ISOs unless such amendment is approved by our shareholders within 12 months of the date the board of directors approve the adoption of such amendment.

In addition, subject to the terms of the 2018 Plan, no amendment or termination of the 2018 Plan may materially and adversely affect the right of a grantee under any award granted under the 2018 Plan.

Description of the 2018 Reebonz Share Option Plan (“Reebonz Option Plan”)

The Reebonz Option Plan will cover the grant of share options to those individuals who were employees, consultants and directors of Reebonz and who held vested or unvested options under the option plan maintained by Reebonz (the “prior option plan”) immediately prior to the closing of the Business Combination Agreement. Options under the prior option plan ceased to exist as of the closing, and in lieu thereof such prior option holders received option grants under the Reebonz Option Plan upon the closing. No ISOs will be granted under the Reebonz Option Plan.

The compensation committee of our board of directors will administer the Reebonz Option plan. The number of underlying shares and exercise price of the share options awarded under the Reebonz Option Plan will be determined under a formula intended to economically match as of the grant date the options which such grantees previously held under the prior option plan. Grantees who were 100% vested in their prior option plan awards will be 100% vested on the grant date in the options granted under the Reebonz Option Plan. Grantees who were not vested in their prior option plan awards will be 50% vested on the grant date in the options granted under the Reebonz Option Plan (consistent with the vesting provisions of the prior plan in the event of a corporate transaction) and will become 100% vested in the options granted under the Reebonz Option Plan on the 12-month anniversary of the closing of the Business Combination Agreement.

All grantees with vested options as of Closing will have 15 months from the date of closing of the Business Combination Agreement to exercise their vested options under the Reebonz Option Plan, and grantees holding unvested options as of Closing will have 90 days after such options vest on the 12 month anniversary of the Closing to exercise such options. The compensation committee and the grantee will agree to the payment method upon exercise. Such method may be one or more of the following: payment by cash or check; payment by shares owned by the grantee; payment as a “net exercise” with shares that would be acquired through exercise of the option; or payment with an immediate sale of shares acquired upon exercise of the option by a broker-dealer receiving irrevocable instructions from the grantee regarding the sale and the delivery of the purchase price from the sale proceeds.

Description of the Management Performance Plan

The Management Performance Plan covers the grant of performance share unit awards to be granted as an incentive to selected management employees upon the closing of the Business Combination Agreement. Our compensation committee of the board of directors will administer the Management Performance Plan and will determine which management employees receive grants of performance share units and the number of units each receives.

Each performance share unit represents a percentage of a pool of our ordinary shares. A pool of 93,750 ordinary shares will be established for calendar year 2019 if the 2019 performance targets are satisfied, and a pool of 93,750 ordinary shares will be established for 2020 if the 2020 performance targets are satisfied. Grantees will be issued their respective percentages of shares in the pool provided they are employees at the time the compensation committee determines whether targets have been satisfied so that shares are to be allocated to the pools. Grantees also will share on a pro rata basis in any shares in the pool that are not otherwise subject to a grant at the time of the determination by the compensation committee of the satisfaction of the targets. No shares will be issued for a calendar year if the targets for that year are not satisfied (subject to the share price lookbacks described below).

The targets for each of 2019 and 2020 include a revenue target and a share price target, both of which must be satisfied for shares to be allocated to the pool and issued to grantees. The revenue target is based on the aggregate of all revenue generated by us and our subsidiaries, after intercompany eliminations, determined in accordance with International Financial Reporting Standards as reported on audited financial statements. The revenue target for 2019 is SGD$199,000,000 and the revenue target for 2020 is SGD$290,000,000. The share price target is based on the closing price of a share for any 20-day trading period within a 30-day trading period during the calendar year. The share price target for 2019 is $92.00 and the share price target for 2020 is $104.00.

If the revenue target is satisfied for a year but the share price target is not satisfied, the share pool will still be established for that year if the share price target for the year is met by the end of the following year. For example, if following the end of 2019 the compensation committee determines that the 2019 revenue target is satisfied but the 2019 share price target is not satisfied, then no shares will be allocated to the 2019 share pool following such determination and no shares will be issued to grantees. However, if during 2020 the compensation committee determines that the 2019 share price target was satisfied during 2020, then 750,000 shares will be allocated to the 2019 pool and issued to grantees who are employees at the time the determination is made. This share pool will be in addition to the share pool, if any, established for 2020. Similarly, if the 2020 revenue target is satisfied but the 2020 share price target is not satisfied, a 2020 share pool while not established after the end of 2020, may still be established during 2021 if the 2020 share price target is met in 2021.

The Management Performance Plan grants are for 2019 and 2020 performance only. Incentive grants for periods after those years will be made under the 2018 Plan.

Severance Benefit. We currently have no severance benefits plan. We may consider the adoption of a severance plan for executive officers and other employees in the future.

Director and Consultant Compensation. We currently do not have a definitive compensation plan for our future directors or consultants. We, working with the compensation committee, anticipate setting director and consultant compensation at a level comparable with those directors and consultants with similar positions at comparable companies.

DESCRIPTION OF SECURITIES

The following description of the material terms of our share capital and includes a summary of specified provisions of our amended and restated memorandum and articles of association. This description is qualified by reference to our amended and restated memorandum and articles of association which are incorporated by reference as exhibits to this registration statement.

General

Our constitutional documents provide for the issuance of 25,000,000 ordinary shares, par value $.0008, and 5,000,000 preferred shares, par value $.0001.

We currently have approximately 2,686,720 ordinary shares outstanding, subject to rounding as a result of our reverse split, and no preferred shares outstanding.

Ordinary Shares

The holders of ordinary shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the ordinary shares.

Preferred Shares

Our amended and restated memorandum and articles of association authorize the issuance of 5,000,000 blank check preferred shares with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, Our board of directors will be empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Warrants

Upon Closing of the Business Combination, each previously outstanding warrant of DOTA became the right to purchase one of our ordinary shares in lieu of one share of DOTA Common Stock at a price of $92.00 per share, subject to adjustment as discussed below. However, none of our warrants to be issued in exchange for public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the shares issuable upon exercise of such warrants is not effective within a specified period following the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the ten (10) trading days ending on the trading day prior to the date of exercise. These warrants became exercisable thirty (30) days after the Closing and will expire on the fifth anniversary of the Closing.

These warrants to be issued in exchange for private warrants are identical to warrants to be issued in exchange for the public warrants, except that such private warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.08 per warrant,

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $140.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

Upon consummation of the Business Combination, we issued an aggregate of 62,500 unit purchase options to the prior holders of DOTA unit purchase options in exchange for DOTA unit purchase options they currently own. Each such option holder to purchase our ordinary shares will entitle the holder thereof to purchase one unit at $80.00 per unit and each unit will consist of one and one-tenth of our ordinary shares and one-half warrant of to purchase our ordinary shares.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not have any current plans to pay dividends in the future. The payment of dividends will be entirely within the discretion of our board of directors and will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004-1561.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Person Transactions

Founders Shares

In May 2017, DOTA issued 179,688 shares of Class F common stock to Draper Oakwood Investments, LLC for $25,000 in cash, at a purchase price of approximately $0.017 per share, in connection with its organization. The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of DOTA’s initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in DOTA’s initial public offering and related to the closing of the business combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class F common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of DOTA’s initial public offering (not including the shares of Class A common stock underlying the founders’ units or the 115,000 shares of common stock issued to EBC) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination or pursuant to units (and their underlying securities) issued to DOTA’s sponsor upon conversion of working capital loans, after taking into account any shares of Class A common stock redeemed in connection with the business combination.

The 179,688 founders shares included an aggregate of up to 23,438 shares which were subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the sponsor would own, on an as-converted basis, 20.0% of DOTA’s issued and outstanding shares after the initial public offering (excluding the placement shares and representative shares). As a result of the underwriters’ election to exercise their over-allotment option in full on September 27, 2017, 23,438 founder shares were no longer subject to forfeiture.

The sponsor has agreed that, subject to certain limited exceptions, 50% of its founders shares will not be transferred, assigned or sold until one year after the date of the consummation of a business combination or earlier if, subsequent to a business combination, the last sales price of DOTA’s common stock (or equivalent securities) equals or exceeds $100.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period, and the remaining 50% of its founders shares will not be transferred, assigned or sold until one year after the date of the consummation of a business combination.

In December 2018, simultaneously with the consummation of the Business Combination, Draper Oakwood Investments, LLC agreed to cancel 89,844 of the 179,688 founder shares issued to them.

In connection with the consummation of the Business Combination, Vertex Co-Investment Fund Pte Ltd converted a loan in the amount of US$1,529,589 in exchange for 22,341 ordinary shares of the Company, plus warrants to purchase ordinary shares exercisable at $92.00 per share. Such warrants have terms identical to the Company’s outstanding publicly traded warrants.

In connection with the consummation of the Business Combination, Draper Oakwood Investments LLC converted a loan in the amount of $910,000 in exchange to 11,058 ordinary shares of the Company.

Related Party Advances

During the year ended December 31, 2017, one of DOTA’s officers advanced the company an aggregate of $247,580 for costs related to its initial public offering. The advances were non-interest bearing, unsecured and due on demand. The advances were repaid upon the consummation of the initial public offering on September 19, 2017.

Administrative Services Agreement

DOTA entered into an agreement whereby, commencing on September 14, 2017 through the earlier of the consummation of a business combination or its liquidation, DOTA will pay the sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the period from April 27, 2017 (inception) through December 31, 2017, DOTA incurred $35,000 in fees for these services, of which $5,000 was included in accounts payable and accrued expenses at December 31, 2017. For the three and six months ended June 30, 2018, the Company incurred $30,000 and $60,000, respectively, in fees for these services, of which $5,000 is included in accounts payable and accrued expenses at June 30, 2018.

Related Party Loans

On July 30, 2018, the Sponsor loaned DOTA $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company had to complete a Business Combination. The loan is evidenced by a promissory note, is non-interest bearing, unsecured and due to be paid on the earlier of the consummation of DOTA’s business combination or its liquidation. The loan may also be converted into Units of the post-business combination entity at a price of $80.00 per Unit. In September 2018, the promissory note was amended to provide for aggregate borrowings of up to $135,000 and the previously funded $65,000 loan was applied to the $575,000 Sponsor loan described below.

On September 19, 2018, in order to fund the Trust Account to extend the time for DOTA to complete a business combination, the Sponsor loaned DOTA $575,000. Such loan is evidenced by a promissory note, which is non-interest bearing, unsecured and repayable in full on the earlier of the consummation of DOTA’s business combination or its liquidation.

Both of the aforementioned notes have been paid off in full.

Director Independence

Currently, Messrs. Erfan, Perry, Chua and Richards are each be considered an “independent director” under the NASDAQ listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of DOTA’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

 Any affiliated transactions will be on terms no less favorable to DOTA than could be obtained from independent parties. DOTA’s board of directors reviews and approves all affiliated transactions with any interested director abstaining from such review and approval.

MAJOR SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership based on approximately 2,686,720 ordinary shares outstanding, subject to rounding as a result of our reverse split as of March 15, 2019, based on information obtained from the persons named below, with respect to the beneficial ownership of our shares by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Outstanding Ordinary Shares
Directors and Executive Officers:
Samuel Lim (2)	559,298	20.5%
Chua Kee Lock (3)	534,288	19.8%
Jeff Richards (4)	378,382	14.0%
Roderick Perry	11,208	*
Ali Erfan	8,015	*
Daniel Lim (5)	27,603	*
Benjamin Han (5)	27,603	*
Torres Oey (5)	20,597	*
Nupur Sadiwala (5)	6,615	*
Cassie Mah (5)	10,023	*
Lynn Ng (5)	7,508	*
Evelyn Lim (5)	6,983	*
All directors and executive officers as a group (twelve individuals)	1,055,814	39.3%
Five Percent Holders:
Granite Global Ventures Funds (4)	378,382	14.0%
Vertex Funds (3)	535,406	19.8%
Intel Capital Corporation (6)	251,978	9.4%
MediaCorp Pte. Ltd. (7)	188,514	7.0%

*    Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Reebonz Limited, 5 Tampines North Drive 5, #07-00, Singapore 528548

(2)	Includes 28,577 options held by Mr. Lim and 8,964 held by Mr. Lim’s spouse that are vested and exercisable within 60 days of the Closing.

(3)	Mr. Chua is president and chief executive officer of the Vertex Group, and may be deemed to be the beneficial owner of securities held by the Vertex Funds. Includes 9,309 warrants. Such holder’s address is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101

(4)	Mr. Richards is a Managing Partner of the GGV Capital, an affiliate of the Granite Global Ventures Funds, and may be deemed to be the beneficial owner of securities held by the Granite Global Ventures Funds. Such holder’s address is 3000 Sand Hill Road, Suite 4-230, Menlo Park, CA 94025.

(5)	Consists solely of options to purchase our ordinary shares that are vested and exercisable within 60 days of the Closing.

(6)	Such holder’s address is 2200 Mission College Boulevard, Santa Clara, CA 95052.

(7)	Such holder’s address is 1 Stars Avenue, Mediacorp Campus, Singapore 138507.

TAXATION

CAYMAN ISLANDS TAXATION

Under existing legislation, the Government of the Cayman Islands will not impose any taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax, gift tax, withholding tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands.

The Cayman Islands has signed two inter-governmental agreements to improve international tax compliance and the exchange of information - one with the United States and one with the United Kingdom (the “US IGA” and the “UK IGA”, respectively). The Cayman Islands has also signed, along with over 80 other countries, a multilateral competent authority agreement to implement the Organisation for Economic Cooperation and Development’s Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard (the “CRS” and together with the US IGA and the UK IGA, “AEOI”). The Cayman Islands has issued regulations to give effect to the AEOI regime (the “AEOI Regulations”). Pursuant to the AEOI Regulations, the Cayman Islands Tax Information Authority has published guidance notes on the application of the US and UK IGAs and the CRS.

Material United States Federal Income Tax Considerations to U.S. Holders

The following is a summary of certain material U.S. federal income tax considerations to U.S. Holders (as defined below) relating to the acquisition, ownership and disposition of our ordinary shares in this offering. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (“Code”), U.S. Treasury Regulations promulgated under the Code (“Regulations”), administrative rulings of the U.S. Internal Revenue Service (“IRS”), and judicial decisions of the U.S. courts, in each case as in effect on the date hereof and all of which is subject to change or differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described herein. In addition, this summary assumes that we are, for U.S. federal income tax purposes, treated as a foreign corporation, and not treated as a domestic corporation under Section 7874 of the Code. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

This summary is based on certain assumptions and is subject to the limitations and qualifications set forth in this summary. The assumptions on which the summary is based include that there are no changes in existing facts and law. If any of these assumptions is not correct, the summary cannot be relied upon and the U.S. federal income tax consequences to U.S. Holders of our ordinary shares received pursuant to this offering could differ significantly and adversely from those described in this summary.

This summary does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address any aspects of state, local or non-U.S. tax law. In addition, this summary does not address all U.S. federal income tax consequences that may be relevant to the particular circumstances of a prospective investor or to an investor with a special status, such as:

●	a person who owns, has owned, or will own 10% or more (by voting power or value, and taking into account certain attribution rules) of the issued and outstanding of our ordinary shares;

●	a broker, dealer or trader in securities or currencies, or any person who would own our ordinary shares other than as capital assets within the meaning of Section 1221 of the Code;

●	a bank, mutual fund, life insurance company or other financial institution;

●	a tax-exempt organization or governmental organization;

●	a real estate investment trust or regulated investment company;

●	a qualified retirement plan or individual retirement account;

●	a person who will hold our ordinary shares as part of a straddle, hedge, conversion transaction, wash sale, constructive sale or other integrated transaction for tax purposes;

●	a partnership, S corporation or other “pass-through” entity, as determined for U.S. federal income tax purposes;

●	an investor in a partnership, S corporation or other “pass-through” entity, as determined for U.S. federal income tax purposes;

●	a person whose functional currency for tax purposes is not the U.S. dollar;

●	U.S. expatriates, including certain former citizens and residents of the United States subject to Sections 877 or 877A of the Code;

●	a person who is not a U.S. Holder;

●	a person required to accelerate the recognition of any item of gross income with respect to our ordinary shares as a result of such income being recognized on an applicable financial statement; or

●	a person liable for alternative minimum tax.

Unless otherwise specifically indicated, this summary does not address the U.S. federal income tax consequences of transactions effectuated prior or subsequent to, or concurrently with, this offering.

THIS SUMMARY IS OF A GENERAL NATURE ONLY, IS NOT EXHAUSTIVE OF ALL POSSIBLE U.S. FEDERAL TAX CONSIDERATIONS AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR PROSPECTIVE INVESTOR.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our ordinary shares, who is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if: (i) a court within the United States can exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Regulations to be treated as a United States person.

This summary does not address the U.S. federal income tax considerations with respect to “Non-U.S. Holders.” For this purpose, a “Non-U.S. Holder” means a beneficial owner of our ordinary shares that is not a U.S. Holder (except that, with respect to an entity (or other arrangement) taxable as a partnership (or other pass-through entity) for U.S. federal income tax purposes, a “Non-U.S. Holder” refers to any partner in such partnership (or owner in such other pass-through entity) that is not a U.S. Holder as defined in the previous sentence).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the U.S. federal income tax treatment of a partner (or member of such other entity) will generally depend on the status of the partner and the activities of the partnership (or other entity or arrangement). A partner in a partnership (or member of such other entity) holding our ordinary shares should consult its tax advisor with regard to the U.S. federal income tax treatment of participating in this offering.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as us, will be classified as a “passive foreign investment company,” or “PFIC”, for U.S. federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash (and other current assets readily convertible into cash) are categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

No determination has been made as to whether we are a PFIC for a prior taxable period. It is possible that we may become a PFIC for the current taxable year, and we are not obliged to conduct our business operations in order to avoid treatment as a PFIC. Further, the determination of whether we will be or become a PFIC will depend in part upon the value of our goodwill and other unbooked intangibles (which will depend upon the market value of our ordinary shares from time-to-time, which may be volatile). Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become classified as a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we are classified as a PFIC for any year during which a U.S. Holder held our ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our ordinary shares.

The discussion below under “Distributions” and “Sale or Other Disposition of our Ordinary Shares” is written based on our expectation that we will not be classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply if we are classified as a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Distributions

Although we do not currently plan to pay distributions in the near future, subject to the PFIC rules discussed below, any cash distributions (including any tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be reported as “dividend” income for U.S. federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income at ordinary income tax rates, although dividends from “qualified foreign corporations” are taxed at a reduced U.S. federal tax rate provided that certain holding period requirements are met.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Because the United States does not have a tax treaty with the Cayman Islands, and because our stock may not be considered readily tradable on an established securities market in the United States, dividends paid by us may not qualify for the foregoing reduced income tax rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid on our ordinary shares.

Dividends paid in non-U.S. currency will be includible in income in a U.S. dollar amount based on the exchange rate prevailing at the time of receipt of such dividends by the U.S. Holder regardless of whether the non-U.S. currency is actually converted into U.S. dollars. Gain or loss, if any, recognized on a subsequent conversion or other disposition of the non-U.S. currency will generally be U.S. source ordinary income or loss.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign income taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes may instead claim a deduction, for U.S. federal income tax purposes, in respect of such foreign taxes, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. Each U.S. Holder is advised to consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.

Sale or Other Disposition of our Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if our ordinary shares have been held for more than one year and will generally be U.S. source or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if, a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

U.S. Holders that receive currency other than the U.S. dollar upon the sale or other disposition of our ordinary shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency on the date of such sale or other disposition or, if the ordinary shares are traded on an established securities market, in the case of cash basis and electing accrual basis taxpayers, the settlement date. U.S. Holders will recognize gain or loss if the U.S. dollar value of the currency received on the settlement date differs from the amount realized. U.S. Holders will have a tax basis in the non-U.S. currency received equal to the U.S. dollar value of such currency translated at the spot rate on the settlement date. Generally, any gain or loss realized by U.S. Holders on a subsequent conversion or disposition of such currency will be U.S. source ordinary income or loss.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, U.S. Holder’s holding period for the ordinary shares) and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for our ordinary shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

If a U.S. Holder owns ordinary shares in a PFIC that are treated as “marketable stock,” the U.S. Holder may make a mark-to-market election. Such an election will generally apply to the taxable year for which made and all subsequent taxable years, unless such stock ceases to be marketable stock or the IRS consents to the revocation of such election. If a U.S. Holder makes such an election for the first taxable year in which we are treated as a PFIC, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of our ordinary shares held at the end of the taxable year over the adjusted tax basis of such shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of our ordinary shares over the fair market value of such shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in our ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain or loss recognized upon the sale or other disposition of the ordinary shares will generally be treated as ordinary income or loss, except that any recognized loss will be treated as an ordinary loss only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a timely mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-U.S. subsidiaries that are classified as PFICs.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Distributions,” dividends that we pay on our ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, such holder is required to file an annual report containing such information as the United States Treasury Department may require and may be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become classified as a PFIC, including the possibility of making a mark-to-market election.

Tax on Net Investment Income

Certain U.S. Holders who are individuals, estate and trusts will be required to pay an additional 3.8% tax on some or all of their “net investment income,” which generally includes their dividend income (including qualified dividend income) and net gains from the disposition of our ordinary shares. U.S. Holders should consult their tax advisors regarding the applicability of this additional tax to their particular situation.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

U.S. Holders are generally subject to information reporting requirements with respect to dividends paid on and proceeds paid from the disposition of the shares if the dividends or proceeds are paid within the U.S. or through certain U.S.-related financial intermediaries. Backup withholding at a current rate of 24% with respect to dividends and disposition proceeds paid within the U.S. or through certain United States -related financial intermediaries would generally apply unless the U.S. Holder provides a correct taxpayer identification number, certifies that it is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund provided that the required information is timely furnished to the IRS. Each U.S. Holder is advised to consult its tax advisor regarding the application of the U.S. information reporting and withholding rules to its particular circumstances.

UNDERWRITING

We are offering our ordinary shares as described in this prospectus through the underwriters named below. Roth Capital Partners, LLC and Maxim Group LLC are acting as joint book-running managers and representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of ordinary shares listed next to each of its name in the following table:

Underwriter	Number of Shares

Roth Capital Partners, LLC
Maxim Group LLC
Total

The underwriting agreement provides that the underwriters are obligated to purchase all the ordinary shares offered by this prospectus, other than those covered by the over-allotment option, if any ordinary shares are purchased. The underwriters are offering the ordinary shares when, as and if issued to and accepted by them, subject to a number of conditions. These conditions include, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect and that no proceedings for this purpose have been initiated or threatened by the SEC.

The representatives of the underwriters has advised us that the underwriters propose to offer our ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to selected dealers at that price less a concession of not more than $       per share. The underwriters and selected dealers may reallow a concession to other dealers, including the underwriters, of not more than $      per share. After completion of the public offering of the ordinary shares, the offering price, the concessions to selected dealers and the reallowance to their dealers may be changed by the underwriters.

The underwriters have informed us that they do not expect to confirm sales of our ordinary shares offered by this prospectus to any accounts over which they exercise discretionary authority.

We have been advised by the representatives of the underwriters that the underwriters intend to make a market in our securities but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically.

Over-allotment Option

Pursuant to the underwriting agreement, we will grant the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional                  ordinary shares, at the public offering price less the underwriting discount. The underwriters may exercise the option solely to cover over-allotments, if any, in the sale of the ordinary shares that the underwriters have agreed to purchase.

The following table shows the per-share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to             additional shares.

Total
	Per Share	Without Option	With Option
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

●	Stabilizing transactions consist of bids or purchases made by the representatives for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the representatives, on behalf of the underwriting syndicate, sells more of our ordinary shares than it purchases from us in this offering. To cover the resulting short position, the representatives may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the representatives on behalf of the underwriters in order to reduce a short position incurred by the representatives.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the on the NASDAQ or otherwise.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Underwriters’ Compensation

Commissions

We have agreed to sell the ordinary shares to the underwriters at the public offering price of $               per share, which represents the public offering price of the ordinary shares set forth on the cover page of this prospectus less the      % underwriting discount. We have agreed to reimburse the representatives of the underwriters, for reasonable out of pocket accountable expenses incurred by the representatives in connection with the offering, including fees and disbursements of their counsel, for up to $110,000.

We estimate that expenses payable by us in connection with the offering of our ordinary shares, other than the underwriting discounts and commissions and the counsel fees and disbursement reimbursement provisions referred to above, will be approximately $356,738.

Right of Participation

If during the earlier of (i) six months from our engagement agreement, dated January 9, 2019, with the representatives and (ii) closing of this offering and for a period of twelve (12) months thereafter, we decide to (i) pursue any public or private offering of equity, equity-linked or debt securities, then we shall offer the representatives the right to act as the exclusive placement agent or lead underwriter and bookrunner, as applicable, for such financing, in each case under a separate agreement containing terms and conditions customary for the representatives and mutually agreed upon by us and the representatives. For a period of six (6) months thereafter, the representatives shall be granted a right of participation in any public or private offering of equity, equity-linked or debt securities of the Company on equal terms and conditions with any other placement agent or underwriter or bookrunner, containing terms and conditions customary for Roth and mutually agreed upon by the Company and the representatives.

Lock-Up Agreements

Our officers and directors and former shareholders of Reebonz Limited have agreed that, without the prior written consent of the Representatives, will not, during the period ending one hundred eighty (180) days from the date of effectiveness of the registration statement (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares. In addition, we have agreed that, without the prior written consent of the Representatives, we will not, during the period ending one hundred eighty (180) days from the effective date of the registration statement waive any existing transfer restriction or lock-up agreement applicable to shares held by any stockholder representing more than 5% of the then-outstanding ordinary shares.

The representatives of the underwriters has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the representative of the underwriters may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, the underwriting agreement provides that, subject to certain exceptions, we will not, for a period of 180 days following the effective date of this prospectus, offer, sell or distribute any of our securities or file any registration statement with the commission relating to the offering of any ordinary shares or any securities convertible into or exchangeable for ordinary shares, without the prior written consent of the representatives of the underwriters.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of either class of Unit to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Ordinary Shares Trading Platform

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “RBZ.”

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales. Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their option to purchase additional ordinary shares and/or warrants to purchase ordinary shares and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our ordinary shares on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage, and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.

Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

SHARES ELIGIBLE FOR FUTURE SALE

We have 25,000,000 ordinary shares authorized and 2,686,720 (subject to rounding as a result of our recent reverse split) ordinary shares issued and outstanding. All of the ordinary shares issued in connection with the Business Combination are restricted securities under the Securities Act, and may not be resold unless a registration statement for its resale is effective with the SEC or an exemption from such registration is applicable. We cannot make any prediction as to the effect, if any, that sales of our shares or the availability of our shares for sale will have on the market price of our ordinary shares. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of the ordinary shares.

Rule 144

The ordinary shares being sold in this offering will generally be freely tradeable without restriction or further registration under the Securities Act, except that any shares held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits ordinary shares that have been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

●	1% of the total number of our outstanding ordinary shares; or

●	the average weekly trading volume of our equity shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Such sales are also subject to specific manner-of-sale provisions, a six-month holding period requirement for restricted securities, notice requirements and the availability of current public information about us. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with an issuer.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned ordinary shares that are restricted securities (including the holding period of any prior owner other than an affiliate), will be entitled to freely sell such shares subject only to the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least one year beneficially owned our ordinary shares that are restricted securities (including the holding period of any prior owner other than an affiliate), will be entitled to freely sell such shares under Rule 144 without regard to the public information requirements of Rule 144. To the extent that any of our affiliates sell their ordinary shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of the transfer from the affiliate. Notwithstanding the foregoing, as a former shell company, our shares may not be resold under Rule 144 unless, we are current with our SEC reporting obligations during the preceding 12 months, and we have filed the required information with the SEC indicating that we are no longer a shell company, which we filed on a Form 20-F on December 26, 2018, and one year has elapsed from such filing.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2017, the holders of the 89,844 shares (the “Founder Shares”) originally issued to Draper Oakwood Investments LLC (the “Sponsor”), 62.500 placement units (and their underlying securities) (“Placement Units”), 14,375 shares issued to EarlyBirdCapital and any units that may be issued upon conversion of working capital loans (“Working Capital Loans”) funded by the Sponsor (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on the effective date of the registration statement. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may participate in a “piggy-back” registration. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

On September 4, 2018, we entered into a registration rights agreement with the former shareholders of Reebonz Limited in connection with the Business Combination Agreement. Under this registration rights agreement, the former shareholders of Reebonz Limited have registration rights that obligate the Company to register for resale under the Securities Act all or any portion of their ordinary shares issued to them in connection with the Business Combination, except that registrable securities that are subject to a lock-up agreement entered into in connection with the Business Combination may not be requested to be registered or registered until the end of the lock-up period.

In connection with Backstop Agreements we entered into with S4 and Vertex, respectively, we agreed to register for resale 31,219 Additional Shares issued to S4 in connection with their Backstop Agreement, and an aggregate of 74,879 Backstop Shares and Additional Shares held by Vertex in connection with their Backstop Agreement.

On December 19, 2019, we entered into an agreement with EarlyBirdCapital, Inc., Cowen and Company, LLC, Ellenoff Grossman & Schole LLP and Stillpoint Capital, LLC (each a “Service Provider”) for the settlement of certain payables in exchange for an issuance of an aggregate of 44,000 ordinary shares. Under this agreement, any Service Provider may require that we use our best efforts to file a registration statement for the resale of shares issued to them in connection with such agreement.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Lock-up Agreements

Each of the shares held by Service Providers are subject to a 180 day lock-up provision that prohibit any sale or transfer of their ordinary shares unless agreed upon via the written consent of the Company.

Under the terms of the Business Combination Agreement, the former shareholders of Reebonz Limited (the “Former Reebonz Shareholders”), entered into a Lock-Up Agreement with regard the ordinary shares they received from the Company pursuant to the Business Combination Agreement (the “Exchange Shares”). Under such Lock-Up Agreement, each Former Reebonz Shareholder agreed that it will not, during the period commencing from the closing of the business combination, and ending on the first anniversary of the closing of the business combination, subject to earlier release with respect to 50% of the Exchange Shares if the closing sale price of the ordinary shares equals or exceeds $100.00 per share (as equitably adjusted) for any 20 trading days within any 30 trading day period commencing after the closing of the business combination (such period, the “Lock-Up Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any of its Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Exchange Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) above.

Our officers and directors and former shareholders of Reebonz Limited have agreed that, without the prior written consent of the Representatives, will not, during the period ending one hundred eighty (180) days from the date of effectiveness of the registration statement (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares. In addition, we have agreed that, without the prior written consent of the Representatives, we will not, during the period ending one hundred eighty (180) days from the effective date of the registration statement waive any existing transfer restriction or lock-up agreement applicable to shares held by any stockholder representing more than 5% of the then-outstanding ordinary shares.

The representatives of the underwriters has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the representative of the underwriters may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, the underwriting agreement provides that, subject to certain exceptions, we will not, for a period of 180 days following the effective date of this prospectus, offer, sell or distribute any of our securities or file any registration statement with the commission relating to the offering of any ordinary shares or any securities convertible into or exchangeable for ordinary shares, without the prior written consent of the representatives of the underwriters.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of our ordinary shares by our selling shareholders. With the exception of the SEC registration fee, all amounts are estimates.

USD
SEC registration fee	$2,787.60
FINRA filing fee	$3,950.00
Legal fees and expenses	$150,000.00
Accounting fees and expenses	$180,000.00
Printing expenses	$10,000.00
Miscellaneous expenses	$10,000.00
Total	$356,737.60

SERVICE OF PROCESS AND ENFORCEMENT OF
CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. A majority of our directors and executive officers, and certain of the experts named in this prospectus, are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon penalties imposed by the United States securities laws.

We have been advised by our Cayman Islands legal counsel, Dentons Cayman, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities upon us predicated upon the penalty provisions of the securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous independent registered public accounting firm

In connection with the Business Combination, Marcum LLP remained as the independent accountants of Reebonz Holding Limited until the Board of Director’s decision to terminate Marcum LLP on February 14, 2019. Marcum was notified of the dismissal on February 25, 2019. We have engaged KPMG LLP as our independent registered public accounting firm for our successor holding entity, Reebonz Holding Limited on February 19, 2019.

The reports of Marcum LLP with respect to the audit of the financial statements of DOTA Holdings Limited as of August 31, 2018 and for the period from July 27, 2018 (inception) through August 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants from Marcum LLP to KPMG LLP was approved by our board of directors and was made in connection with consummation of the Business Combination as KPMG LLP has served as Reebonz auditors.

During the period from July 27, 2018 (inception) through August 31, 2018 and the subsequent interim period through February 14, 2019, the date of the dismissal of Marcum LLP, we did not have any disagreement with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During that time, there were no “reportable events” as set forth in Item 304(a)(1) of Regulation S-K adopted by the Securities and Exchange Commission.

We have provided Marcum LLP with a copy of this report prior to its filing with the Securities and Exchange Commission. Marcum LLP has provided a letter to us, dated February 25, 2019 and addressed to the Securities and Exchange Commission, which is attached hereto as Exhibit 16.1 and is hereby incorporated herein by reference.

New independent registered public accounting firm

On February 19, 2019 in connection with the consummation of the Business Combination, we engaged KPMG LLP, Reebonz’s auditors, as our independent registered public accounting firm for our fiscal year ended December 31, 2018. The decision to engage KPMG LLP as our independent registered public accounting firm was approved by our board of directors.

During the two most recent fiscal years and through February 19, 2019, we have not consulted with KPMG LLP regarding either of the following:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus and certain legal matters as to Cayman Islands law will be passed upon by Dentons, Cayman Islands. We have been advised on U.S. securities matters by Dentons US LLP, New York, New York. The underwriters are being represented by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of Reebonz Limited and subsidiaries as of January 1, 2016, December 31, 2016 and 2017, and for each of the years in the two-year period ended December 31, 2017, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering January 1, 2016, December 31, 2016 and December 31, 2017 consolidated financial statements contains an explanatory paragraph that states that Reebonz Limited and subsidiaries’ recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

KPMG LLP’s audit report also includes emphasis of matter paragraphs that draw attention to a) the correction of a prior period error described in Note 37 and b) the convenience translation described in Note 3.2iii.

The financial statements of Draper Oakwood Technology Acquisition, Inc. for the period from April 27, 2017 (inception) through December 31, 2017, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The financial statements of Reebonz Holding Limited (f/k/a DOTA Holdings Limited) for the period from July 24, 2018 (inception) through August 31, 2018, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered under this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement we filed. For further information regarding us and the ordinary shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

Upon the closing of the Business Combination, we became subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

INDEX TO FINANCIAL STATEMENTS

Page
DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.
Condensed Balance Sheets as of June 30, 2018 (unaudited) and December 31, 2017	F-2
Condensed Statements of Operations for the three and six months ended June 30, 2018 (unaudited) and for the period from April 27, 2017 (inception) through June 30, 2017	F-3
Condensed Statements of Cash Flows for the six months ended June 30, 2018 (unaudited) and for the period from April 27, 2017 (inception) through June 30, 2017	F-4
Notes to Condensed Financial Statements (unaudited)	F-5 - F-16

Condensed Balance Sheets as of September 30, 2018 (unaudited) and December 31, 2017	F-17
Condensed Statements of Operations for the three and nine months ended September 30, 2018 (unaudited) and for the period from April 27, 2017 (inception) through September 30, 2017	F-18
Condensed Statements of Cash Flows for the nine months ended September 30, 2018 (unaudited) and for the period from April 27, 2017 (inception) through September 30, 2017	F-19
Notes to Condensed Financial Statements (unaudited)	F-20 - F-33

Report of independent registered public accounting firm	F-34
Balance Sheet as of December 31, 2017	F-35
Statement of Operations for the period from April 27, 2017 (inception) through December 31, 2017	F-36
Statement of Changes in Stockholder’s Equity for the period from April 27, 2017 (inception) through December 31, 2017	F-37
Statement of Cash Flows for the period from April 27, 2017 (inception) through December 31, 2017	F-38
Notes to Financial Statements	F-39 - F-51

REEBONZ LIMITED
FOR THE SIX MONTHS ENDED JUNE 30, 2018
Interim Condensed Consolidated Statements of Profit or Loss for the Six Months Ended 30 June 2017 and 2018	F-54
Interim Condensed Consolidated Statements of Comprehensive Income for the Six Months Ended 30 June 2017 and 2018	F-55
Interim Condensed Consolidated Statements of Financial Position as of 31 December 2017 and 30 June 2018	F-56
Interim Condensed Consolidated Statements of Changes in Equity for the Six Months Ended 30 June 2017 and 2018	F-58
Interim Condensed Consolidated Statements of Cash Flows for the Six Months Ended 30 June 2017 and 2018	F-60
Notes to the Interim Condensed Consolidated Financial Statements	F-63 - F-82

CONSOLIDATED FINANCIAL STATEMENTS AS OF 1 JANUARY 2016, 31 DECEMBER 2016 AND DECEMBER 31, 2017
Report of independent registered public accounting firm	F-84
Consolidated statements of financial position	F-85
Consolidated statements of profit or loss	F-87
Consolidated statements of comprehensive income	F-88
Consolidated statement of changes in equity	F-89
Consolidated statement of cash flows	F-91
Notes to the financial statements	F-94 - F-154

DOTA HOLDINGS LIMITED
CONSOLIDATED FINANCIAL STATEMENTS AS OF AUGUST 31, 2018
Report of independent registered public accounting firm	F-157
Consolidated Financial Statements	F-158
Consolidated Statements of Comprehensive Income (Loss)	F-159
Consolidated Statements of Changes in Shareholders’ Equity (Deficit)	F-160
Consolidated Statements of Cash Flows	F-161
Notes to consolidated financial statements	F-162 - F-163

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets
Cash	$34,906	$334,020
Prepaid expenses	36,275	48,477
Total Current Assets	71,181	382,497

Marketable securities held in Trust Account	58,066,097	57,667,513
Total Assets	$58,137,278	$58,050,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$148,523	$85,585
Income taxes payable	5,109	—
Total Current Liabilities	153,632	85,585

Commitments

Common stock subject to possible redemption, 5,248,221 and 5,281,057 shares at redemption value at June 30, 2018 and December 31, 2017, respectively	52,983,645	52,964,424

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 889,279 and 856,443 issued and outstanding (excluding 5,248,221 and 5,281,057 shares subject to possible redemption) at June 30, 2018 and December 31, 2017, respectively	89	85
Class F Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding	144	144
Additional paid-in capital	5,066,826	5,086,051
Accumulated deficit	(67,058)	(86,279)
Total Stockholders’ Equity	5,000,001	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,137,278	$58,050,010

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018	For the Period from April 27, 2017 (inception) through June 30, 2017

Operating costs	$216,410	$423,108	$1,500
Loss from operations	(216,410)	(423,108)	(1,500)

Other income:
Interest income	248,608	442,067	—
Unrealized gain (loss) on marketable securities held in Trust Account	(4,702)	5,371	—
Other income, net	243,906	447,438	—

Income (loss) before provision for income taxes	27,496	24,330	(1,500)
Provision for income taxes	(5,109)	(5,109)	—
Net income (loss)	$22,387	$19,221	$(1,500)

Weighted average shares outstanding, basic and diluted (1)	2,308,385	2,301,204	1,250,000

Basic and diluted net loss per common share (2)	$(0.08)	$(0.16)	$(0.00)

(1)	Excludes an aggregate of up to 5,248,221 shares subject to redemption at June 30, 2018.

(2)	Net loss per common share – basic and diluted excludes interest income attributable to common stock subject to redemption of $207,357 and $393,121 for the three and six months ended June 30, 2018, respectively.

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30, 2018	For the Period from April 27, 2017 (inception) through June 30, 2017
Cash Flows from Operating Activities:
Net income (loss)	$19,221	$(1,500)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(442,067)	—
Unrealized gain on marketable securities held in Trust Account	(5,371)	—
Changes in operating assets and liabilities:
Prepaid expenses	12,202	—
Accounts payable and accrued expenses	62,938	1,500
Income taxes payable	5,109	—
Net cash used in operating activities	(347,968)	—

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account	48,854	—
Net cash provided by investing activities	48,854	—

Cash Flows from Financing Activities:	—	—
Proceeds from issuance of Class F common stock to initial stockholders	—	25,000
Advances from related parties	—	81,105
Payment of offering costs	—	(81,105)
Net cash provided by financing activities	—	25,000

Net Change in Cash	(299,114)	—
Cash – Beginning	334,020	—
Cash – Ending	$34,906	$25,000

Non-cash investing and financing activities:
Change in value of common stock subject to redemption	$19,221	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2018

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Draper Oakwood Technology Acquisition, Inc. (the “Company”) is a blank check company incorporated in Delaware on April 27, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on the technology industry in North America.

At June 30, 2018, the Company had not yet commenced operations. All activity through June 30, 2018 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2017. On September 19, 2017, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 250,000 units (the “Placement Units”) at a price of $10.00 per Unit in a private placement to Draper Oakwood Investments, LLC (“Sponsor”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $2,500,000, which is described in Note 5.

Following the closing of the Initial Public Offering on September 19, 2017, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its franchise and income tax obligations.

On September 27, 2017, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 750,000 Units at $10.00 per Unit, and the sale of an additional 22,500 Placement Units, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees) at $10.00 per Unit, generating gross proceeds of $225,000. Following the closing, an additional $7,500,000 of net proceeds was placed in the Trust Account, resulting in $57,500,000 held in the Trust Account as of September 27, 2017.

Transaction costs amounted to $2,199,396, consisting of $1,725,000 of underwriting fees and $474,396 of Initial Public Offering costs. At June 30, 2018, $34,906 of cash was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding franchise and income taxes payable) at the time of the signing of an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares held by them in favor of approving a Business Combination and (b) not to convert any Founder Shares, Placement Shares and Public Shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company will have until September 19, 2018 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by September 19, 2018, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination) (the “Combination Period”). Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $575,000 ($0.10 per share), up to an aggregate of $1,150,000, or $0.20 per share, if the Company extends for the full six months, on or prior to the date of the applicable deadline, for each three month extension. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination (see Note 6).

The Initial Stockholders have agreed (i) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Placement Shares, Placement Rights (as defined in Note 5) and Placement Warrants (as defined in Note 5) if the Company fails to consummate a Business Combination within the Combination Period and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Unit in the Initial Public Offering. In order to protect the amounts held in the Trust Account, Mr. Aamer Sarfraz, the Company’s Chief Executive Officer, has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Sarfraz will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that Mr. Sarfraz will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

2. LIQUIDITY AND GOING CONCERN

As of June 30, 2018, the Company had $34,906 in its operating bank accounts, $58,066,097 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $82,451. As of June 30, 2018, approximately $566,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. During the six months ended June 30, 2018, the Company withdrew $48,854 of interest income from the Trust Account in order to pay its franchise taxes.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

On July 30, 2018, the Sponsor loaned the Company $200,000 in order to finance transaction costs in connection with a Business Combination (see Note 10). The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 29, 2018, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2017 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The interim results for the six months ended June 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or for any future interim periods.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2018 and December 31, 2017.

Marketable securities held in Trust Account

At June 30, 2018 and December 31, 2017, the assets held in the Trust Account were substantially held in cash and U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2018 and December 31, 2017, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2018 and December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017 the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at the new rate.

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at June 30, 2018, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 3,011,250 shares of Class A common stock, (2) rights sold in the Initial Public Offering and private placement that convert into 602,250 shares of Class A common stock and (3) 500,000 shares of Class A common stock, warrants to purchase 250,000 shares of Class A common stock and rights that convert into 50,000 shares of Class A common stock in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants, the conversion of the rights into shares of common stock and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

Reconciliation of net loss per common share

The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended June 30,	Six Months Ended June 30,	For the Period from April 27, 2017 (inception) through June 30,
	2018	2018	2017
Net income (loss)	$22,387	$19,221	$(1,500)
Less: Income attributable to common stock subject to redemption	(207,357)	(393,121)	—
Adjusted net loss	$(184,970)	$(373,900)	$(1,500)

Weighted average shares outstanding, basic and diluted	2,308,385	2,301,204	1,250,000

Basic and diluted net loss per common share	$(0.08)	$(0.16)	$(0.00)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance coverage of $250,000. At June 30, 2018 and December 31, 2017, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, which includes the exercise by the underwriters of their overallotment option in full of 750,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock, one right (“Public Right”) and one-half of one warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 8). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 8).

5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor and EarlyBirdCapital purchased an aggregate of 250,000 Placement Units (200,000 Placement Units by the Sponsor and 50,000 Placement Units by EarlyBirdCapital) at a price of $10.00 per Placement Unit, for an aggregate purchase price of $2,500,000). On September 27, 2017, the Company consummated the sale of an additional 22,500 Placement Units at a price of $10.00 per Placement Unit, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees), generating gross proceeds of $225,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”), one right (“Placement Right”) and one-half of one warrant (each, a “Placement Warrant”). Each Placement Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 8). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Rights and Placement Warrants will expire worthless.

6. RELATED PARTY TRANSACTIONS

Founder Shares

On May 11, 2017, the Company issued an aggregate of 1,437,500 shares of Class F common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 8. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Placement Units and the Representative Shares (as defined in Note 8)). As a result of the underwriters’ election to fully exercise their over-allotment option on September 27, 2017, 187,500 Founder Shares are no longer subject to forfeiture.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after a Business Combination, and the remaining 50% of its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination. All of the Founder Shares may be released from escrow earlier than as described above if, within that time period, the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on September 14, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the three and six months ended June 30, 2018, the Company incurred $30,000 and $60,000, respectively, in fees for these services, of which $5,000 is included in accounts payable and accrued expenses in the accompanying condensed balance sheet at June 30, 2018.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Units at a price of $10.00 per Unit. The Units would be identical to the Placement Units. As described in Note 10, the Sponsor loaned the Company $200,000. Such loan may be converted into Units of the post-Business Combination entity at a price of $10.00 per Unit.

In order to fund the Trust Account to extend the time for the Company to complete a Business Combination, the Sponsor or its affiliates or designees may, but are not obligated to, loan the Company funds (“Extension Loan”). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of a Business Combination. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it will not repay such loans. Furthermore, the letter agreement with the Initial Stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination.

7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2017, the holders of the Founder Shares, Placement Units (and their underlying securities), Representative Shares (as a defined below) and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on the effective date of the registration statement. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may participate in a “piggy-back” registration during the seven year period beginning on the effective date of the registration statement. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $2,300,000 (exclusive of any applicable finders’ fees which might become payable). The Company will have the right to pay up to 25% of such amount to another FINRA member firm retained by the Company to assist the Company in connection with a Business Combination.

8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At June 30, 2018 and December 31, 2017, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 15,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At June 30, 2018 and December 31, 2017, there were 889,279 and 856,443 shares of Class A common stock issued and outstanding (excluding 5,248,221 and 5,281,057 shares of common stock subject to possible redemption), respectively.

Class F Common Stock — The Company is authorized to issue 3,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share. At June 30, 2018 and December 31, 2017, there were 1,437,500 shares of Class F common stock issued and outstanding.

The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment as follows. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering in connection with the closing of a Business Combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class F common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including Placement Shares or the Representative Shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination or pursuant to Units (and their underlying securities) issued to the Sponsor upon conversion of Working Capital Loans, after taking into account any shares of Class A common stock redeemed in connection with a Business Combination.

Holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of Class A common stock underlying the rights.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time during the exercise period;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

●	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Representative Shares

At the closing of the Initial Public Offering, the Company issued EarlyBirdCapital 100,000 shares of Class A common stock (the “Representative Shares”) for no additional consideration. In addition, on September 27, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company issued an additional 15,000 Representative Shares to the underwriters for no additional consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The Company determined the fair value of Representative Shares to be $1,150,000 based upon the offering price of the Units of $10.00 per Unit. The underwriter has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the underwriter has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Unit Purchase Option

On September 19, 2017, the Company sold to EarlyBirdCapital, for $100, an option to purchase up to 500,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $5,000,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Initial Public Offering and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Initial Public Offering. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of this unit purchase option to be approximately $1,683,789 (or $3.37 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.84% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the common stock underlying such units, the rights included in such units, the common stock that is issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2018 and December 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2018	December 31, 2017
Assets:
Marketable securities held in Trust Account	1	$58,066,097	$57,667,513

10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On July 30, 2018, the Sponsor loaned the Company $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company has to complete a Business Combination (see below). The loan is evidenced by a promissory note, is non-interest bearing, unsecured and due to be paid on the earlier of (i) the consummation of a Business Combination or (ii) the Company’s liquidation. The loan may also be converted into Units of the post-Business Combination entity at a price of $10.00 per Unit. In September 2018, the promissory note was amended to provide for aggregate borrowings of up to $135,000 and the previously funded $65,000 loan was applied to the $575,000 extension loan described below.

On September 19, 2018, the period of time for the Company to consummate a Business Combination was extended for an additional three month period ending on December 19, 2018, and, accordingly, $575,000 was deposited into the Trust Account. The deposit was funded by a non-interest bearing unsecured loan from the Sponsor. The loan is repayable upon the consummation of a Business Combination.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets
Cash	$7,685	$334,020
Prepaid expenses	23,441	48,477
Total Current Assets	31,126	382,497

Marketable securities held in Trust Account	58,905,007	57,667,513
Total Assets	$58,936,133	$58,050,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$269,150	$85,585
Income taxes payable	53,492	—
Advance from related party	10,400	—
Promissory note – related party	575,000	—
Convertible promissory note – related party	135,000	—
Total Current Liabilities	1,043,042	85,585

Commitments

Common stock subject to possible redemption, 5,168,804 and 5,281,057 shares at redemption values at September 30, 2018 and December 31, 2017, respectively	52,893,090	52,964,424

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 968,696 and 856,443 issued and outstanding (excluding 5,168,804 and 5,281,057 shares subject to possible redemption) at September 30, 2018 and December 31, 2017, respectively	97	85
Class F Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding	144	144
Additional paid-in capital	5,157,373	5,086,051
Accumulated deficit	(157,613)	(86,279)
Total Stockholders’ Equity	5,000,001	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,936,133	$58,050,010

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from April 27, 2017 (inception) through September 30,
	2018	2017	2018	2017

Operating costs	$313,054	$10,425	$736,162	$11,925
Loss from operations	(313,054)	(10,425)	(736,162)	(11,925)

Other income:
Interest income	274,089	3,306	716,156	3,306
Unrealized gain (loss) on marketable securities held in Trust Account	(3,207)	12,169	2,164	12,169
Other income, net	270,882	15,475	718,320	15,475

Income (loss) before provision for income taxes	(42,172)	5,050	(17,842)	3,550
Provision for income taxes	(48,383)	(1,207)	(53,492)	(1,207)
Net income (loss)	$(90,555)	$3,843	$(71,334)	$2,343

Weighted average shares outstanding, basic and diluted (1)	2,326,779	1,353,526	2,309,823	1,310,390

Basic and diluted net loss per common share (2)	$(0.13)	$(0.01)	$(0.29)	$(0.01)

(1)	Excludes an aggregate of up to 5,168,804 and 5,303,877 shares subject to redemption at September 30, 2018 and 2017, respectively.

(2)	Net loss per common share – basic and diluted excludes interest income attributable to common stock subject to redemption of $200,583 and $587,760 for the three and nine months ended September 30, 2018, respectively, and $13,067 and $13,067 for the three months ended September 30, 2017 and for the period from April 27, 2017 (inception) through September 30, 2017, respectively.

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30, 2018	For the Period from April 27, 2017 (inception) through September 30, 2017
Cash Flows from Operating Activities:
Net (loss) income	$(71,334)	$2,343
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(716,156)	(3,306)
Unrealized gain on marketable securities held in Trust Account	(2,164)	(12,169)
Changes in operating assets and liabilities:
Prepaid expenses	25,036	(75,500)
Accounts payable and accrued expenses	183,565	—
Income taxes payable	53,492	1,207
Net cash used in operating activities	(527,561)	(87,425)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(575,000)	(57,500,000)
Cash withdrawn from Trust Account	55,826	—
Net cash used in investing activities	(519,174)	(57,500,000)

Cash Flows from Financing Activities:
Proceeds from promissory notes – related party	710,000	—
Advance from related party	10,400	247,580
Proceeds from issuance of Class F common stock to initial stockholders	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	55,775,000
Proceeds from sale of Placement Units	—	2,725,000
Proceeds from Unit Purchase Option	—	100
Repayment of advances from related parties	—	(247,580)
Payment of offering costs	—	(474,396)
Net cash provided by financing activities	720,400	58,050,704

Net Change in Cash	(326,335)	463,279
Cash – Beginning	334,020	—
Cash – Ending	$7,685	$463,279

Non-cash investing and financing activities:
Initial classification of common stock subject to redemption	$—	$53,049,200
Change in value of common stock subject to redemption	$(71,334)	$3,845

The accompanying notes are an integral part of the unaudited condensed financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Draper Oakwood Technology Acquisition, Inc. (the “Company”) is a blank check company incorporated in Delaware on April 27, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets (a “Business Combination”). On September 4, 2018, the Company entered into a Business Combination Agreement with DOTA Holdings Limited, a newly formed Cayman Islands exempted company, Reebonz Limited, a Singapore corporation (“Reebonz”) and certain other parties (see Note 8).

At September 30, 2018, the Company had not yet commenced operations. All activity through September 30, 2018 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed Business Combination, as described in Note 8.

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2017. On September 19, 2017, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 250,000 units (the “Placement Units”) at a price of $10.00 per Unit in a private placement to Draper Oakwood Investments, LLC (“Sponsor”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $2,500,000, which is described in Note 5.

Following the closing of the Initial Public Offering on September 19, 2017, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its franchise and income tax obligations.

On September 27, 2017, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 750,000 Units at $10.00 per Unit, and the sale of an additional 22,500 Placement Units, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital and their designees at $10.00 per Unit, generating gross proceeds of $225,000. Following the closing, an additional $7,500,000 of net proceeds was placed in the Trust Account, resulting in $57,500,000 held in the Trust Account as of September 27, 2017.

Transaction costs amounted to $2,199,396, consisting of $1,725,000 of underwriting fees and $474,396 of Initial Public Offering costs. At September 30, 2018, $7,685 of cash was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding franchise and income taxes payable) at the time of the signing of an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.10 per share (after giving effect to the deposit into the Trust Account with respect to the extension described below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares held by them in favor of approving a Business Combination and (b) not to convert any Founder Shares, Placement Shares and Public Shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company initially had until September 19, 2018 to consummate a Business Combination. However the Board of Directors has the right to extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months from the closing of the Initial Public Offering to complete a Business Combination) (the “Combination Period”). Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its designees must deposit into the Trust Account $575,000 ($0.10 per share) for each three month extension (up to an aggregate of $1,150,000, or $0.20 per share, if the deadline is extended for the full six months) in exchange for a non-interest bearing unsecured promissory note. The Sponsor and its designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

On September 19, 2018, the period of time for the Company to consummate a Business Combination was extended for an additional three month period ending on December 19, 2018, and, accordingly, $575,000 was deposited into the Trust Account. The deposit was funded, in part, by a non-interest bearing unsecured loan from the Sponsor. The loan is repayable upon the consummation of a Business Combination (see Note 6).

The Initial Stockholders have agreed (i) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Placement Shares, Placement Rights (as defined in Note 5) and Placement Warrants (as defined in Note 5) if the Company fails to consummate a Business Combination within the Combination Period and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the $10.10 per Unit in the Initial Public Offering (after giving effect to the deposit into the Trust Account with respect to the extension described below). In order to protect the amounts held in the Trust Account, Mr. Aamer Sarfraz, the Company’s Chief Executive Officer, has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Sarfraz will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that Mr. Sarfraz will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

2. LIQUIDITY AND GOING CONCERN

As of September 30, 2018, the Company had $7,685 in its operating bank accounts, $58,905,007 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $1,011,916. As of September 30, 2018, approximately $1,405,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. During the nine months ended September 30, 2018, the Company withdrew $55,826 of interest income from the Trust Account in order to pay its franchise taxes.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

On July 30, 2018, the Sponsor loaned the Company $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company has to complete a Business Combination. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 29, 2018, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2017 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The interim results for the three and nine months ended September 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or for any future interim periods.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2018 and December 31, 2017.

Marketable securities held in Trust Account

At September 30, 2018 and December 31, 2017, the assets held in the Trust Account were substantially held in cash and U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2018 and December 31, 2017, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2018 and December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017 the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at the new rate.

The effective income tax rate for the three and nine months ended September 30, 2018 was 115% and 300%, respectively. The income tax expense for the three and nine months ended September 30, 2018 differs from the amount that would be expected after applying the statutory income tax rate primarily due to the non-deductibility of transactional costs incurred in connection with the search for potential targets for a Business Combination.

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at September 30, 2018 and 2017, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 3,011,250 shares of Class A common stock, (2) rights sold in the Initial Public Offering and private placement that convert into 602,250 shares of Class A common stock and (3) 500,000 shares of Class A common stock, warrants to purchase 250,000 shares of Class A common stock and rights that convert into 50,000 shares of Class A common stock in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants, the conversion of the rights into shares of common stock and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

Reconciliation of net loss per common share

The Company’s net income (loss) is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,	For the Period from April 27, 2017 (inception) through September 30,
	2018	2017	2018	2017
Net income (loss)	$(90,555)	$3,843	$(71,334)	$2,343
Less: Income attributable to common stock subject to redemption	(200,583)	(13,067)	(587,760)	(13,067)
Adjusted net loss	$(291,138)	$(9,224)	$(659,094)	$(10,724)

Weighted average shares outstanding, basic and diluted	2,326,779	1,353,526	2,309,823	1,310,390

Basic and diluted net loss per common share	$(0.13)	$(0.01)	$(0.29)	$(0.01)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance coverage of $250,000. At September 30, 2018 and December 31, 2017, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, which includes the exercise by the underwriters of their overallotment option in full of 750,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock, one right (“Public Right”) and one-half of one warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 9). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 9).

5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor and EarlyBirdCapital purchased an aggregate of 250,000 Placement Units (200,000 Placement Units by the Sponsor and 50,000 Placement Units by EarlyBirdCapital) at a price of $10.00 per Placement Unit, for an aggregate purchase price of $2,500,000). On September 27, 2017, the Company consummated the sale of an additional 22,500 Placement Units at a price of $10.00 per Placement Unit, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees), generating gross proceeds of $225,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”), one right (“Placement Right”) and one-half of one warrant (each, a “Placement Warrant”). Each Placement Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 8). Each whole Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Rights and Placement Warrants will expire worthless.

6. RELATED PARTY TRANSACTIONS

Founder Shares

On May 11, 2017, the Company issued an aggregate of 1,437,500 shares of Class F common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 9. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Placement Units and the Representative Shares (as defined in Note 9)). As a result of the underwriters’ election to fully exercise their over-allotment option on September 27, 2017, 187,500 Founder Shares are no longer subject to forfeiture.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after a Business Combination, and the remaining 50% of its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination. All of the Founder Shares may be released from escrow earlier than as described above if, within that time period, the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Advances from Related Party

In September 2018, the Company received an aggregate of $10,400 in advances from its Chief Executive Officer in order to fund working capital requirements. The advances are non-interest bearing, unsecured and due on demand.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on September 14, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company pays the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the three and nine months ended September 30, 2018, the Company incurred $30,000 and $90,000, respectively, in fees for these services. For the three months ended September 30, 2017 and for the period from April 27, 2017 (inception) through September 30, 2017, the Company incurred $10,000 in fees for these services. At September 30, 2018 and December 31, 2017, $15,000 and $5,000 in administrative fees, respectively, are included in accounts payable and accrued expenses in the accompanying condensed balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Units at a price of $10.00 per Unit. The Units would be identical to the Placement Units. On July 30, 2018, the Sponsor loaned the Company $200,000, of which $135,000 was used to finance transaction costs in connection with a Business Combination and $65,000 was used to fund the deposit required in order to extend the period of time with which the Company has to complete a Business Combination. The loan is evidenced by a promissory note, is non-interest bearing, unsecured and due to be paid on the earlier of (i) the consummation of a Business Combination or (ii) the Company’s liquidation. The loan may also be converted into Units of the post-Business Combination entity at a price of $10.00 per Unit. In September 2018, the promissory note was amended to provide for aggregate borrowings of up to $135,000 and the previously funded $65,000 loan was applied to the $575,000 Extension Loan described below.

In order to fund the Trust Account to extend the time for the Company to complete a Business Combination, the Sponsor or its designees may, but are not obligated to, loan the Company funds (“Extension Loan”). Any such payments would be made in the form of a non-interest bearing unsecured loan payable upon the consummation of a Business Combination. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. The letter agreement with the Initial Stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination. On September 19, 2018, the period of time for the Company to consummate a Business Combination was extended for an additional three month period, ending on December 19, 2018, and, accordingly, $575,000 was deposited into the Trust Account. In connection with such extension, the Sponsor loaned the Company $575,000 and the Company issued a promissory note to the Sponsor in the principal amount of up to $575,000 to the Sponsor.

At September 30, 2018, an aggregate of $710,000 is owed by the Company to the Sponsor pursuant to the above loans.

7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2017, the holders of the Founder Shares, Placement Units (and their underlying securities), Representative Shares (as a defined below) and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on the effective date of the registration statement. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may participate in a “piggy-back” registration during the seven year period beginning on the effective date of the registration statement. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Advisory Services

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $2,300,000 (exclusive of any applicable finders’ fees which might become payable). The Company will have the right to pay up to 25% of such amount to another FINRA member firm retained by the Company to assist the Company in connection with a Business Combination.

8. BUSINESS COMBINATION AGREEMENT

On September 4, 2018, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with DOTA Holdings Limited, a newly formed Cayman Islands exempted company (“Pubco”), DOTA Merger Subsidiary Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub”), Draper Oakwood Investments, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), Reebonz, and the shareholders of Reebonz named therein (the “Sellers”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and with holders of the Company’s securities receiving securities of Pubco, and (b) Pubco will (i) acquire all of the issued and outstanding capital shares of Reebonz from the Sellers in exchange for ordinary shares of Pubco, with Reebonz becoming a wholly-owned subsidiary of Pubco, and (ii) assume Reebonz’s outstanding options, warrants and other securities convertible into or that have the right to acquire Reebonz shares.

The total consideration to be provided at the Closing by Pubco to the Sellers and the holders of in-the-money Reebonz Convertible Securities that are assumed by Pubco will be based on an enterprise value of Reebonz (the “Exchange Consideration” and the Pubco shares issuable to the Sellers, the “Exchange Shares”) of (i) US$252 million, less (ii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of Reebonz and its subsidiaries (the “Target Companies”).

For purposes of determining the number of Exchange Shares, each Pubco share will be valued at a price per share equal to the price at which each share of the Company’s common stock is redeemed or converted pursuant to the redemption by the Company of its public stockholders in connection with the Company’s initial Business Combination, as required by its amended and restated certificate of incorporation (the “Redemption”).

In addition to the Exchange Consideration, the Sellers (but not holders of Reebonz Convertible Securities) will also have a contingent earnout right to receive up to an additional 1,000,000 Pubco shares (the “Earnout Shares”) after the Closing based on the consolidated revenues of Pubco and its subsidiaries, including the Target Companies, and Pubco’s stock price, during the calendar years 2019 and 2020.

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of the Company’s stockholders; (ii) expiration of any waiting period under applicable antitrust laws; (iii) receipt of requisite regulatory approvals and specified third party consents; (iv) no law or order preventing or prohibiting the Transactions; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) the Company having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Redemption; (vii) the election or appointment of members to Pubco’s board of directors as described above; (viii) the effectiveness of the Registration Statement; and (ix) the assumption by Pubco of the Reebonz Convertible Securities, as described above.

9. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At September 30, 2018 and December 31, 2017, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 15,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At September 30, 2018 and December 31, 2017, there were 968,696 and 856,443 shares of Class A common stock issued and outstanding, excluding 5,168,804 and 5,281,057 shares of common stock subject to possible redemption, respectively.

Class F Common Stock — The Company is authorized to issue 3,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share. At September 30, 2018 and December 31, 2017, there were 1,437,500 shares of Class F common stock issued and outstanding.

The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment as follows. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering in connection with the closing of a Business Combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class F common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including Placement Shares or the Representative Shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination or pursuant to Units (and their underlying securities) issued to the Sponsor upon conversion of Working Capital Loans, after taking into account any shares of Class A common stock redeemed in connection with a Business Combination.

Holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of Class A common stock underlying the rights.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time during the exercise period;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

●	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Representative Shares

At the closing of the Initial Public Offering, the Company issued EarlyBirdCapital 100,000 shares of Class A common stock (the “Representative Shares”) for no additional consideration. In addition, on September 27, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company issued an additional 15,000 Representative Shares to the underwriters for no additional consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The Company determined the fair value of Representative Shares to be $1,150,000 based upon the offering price of the Units of $10.00 per Unit. The underwriter has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the underwriter has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Unit Purchase Option

On September 19, 2017, the Company sold to EarlyBirdCapital, for $100, an option to purchase up to 500,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $5,000,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Initial Public Offering and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Initial Public Offering. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of this unit purchase option to be approximately $1,683,789 (or $3.37 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.84% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the common stock underlying such units, the rights included in such units, the common stock that is issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2018 and December 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2018	December 31, 2017
Assets:
Marketable securities held in Trust Account	1	$58,905,007	$57,667,513

11. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Draper Oakwood Technology Acquisition, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Draper Oakwood Technology Acquisition, Inc. (the “Company”) as of December 31, 2017, the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 27, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from April 27, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

We have served as the Company’s auditor since 2017.

Marcum LLP

New York, NY

March 29, 2018

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

BALANCE SHEET

DECEMBER 31, 2017

ASSETS
Current Assets
Cash	$334,020
Prepaid expenses	48,477
Total Current Assets	382,497

Cash and marketable securities held in Trust Account	57,667,513
Total Assets	58,050,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$85,585
Total Current Liabilities	85,585

Commitments
Common stock subject to possible redemption, 5,281,057 shares at redemption value	52,964,424

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 856,443 issued and outstanding (excluding 5,281,057 shares subject to possible redemption)	85
Class F Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding	144
Additional paid-in capital	5,086,051
Retained earnings	(86,279)
Total Stockholders’ Equity	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,050,010

The accompanying notes are an integral part of the financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 27, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Formation and operating costs	$253,792
Loss from operations	(253,792)

Other income:
Interest income	164,443
Unrealized gain on marketable securities held in Trust Account	3,070
Other income, net	167,513

Net income	$(86,279)

Weighted average shares outstanding, basic and diluted (1)	1,666,791

Basic and diluted net loss per common share	$(0.14)

(1)	Excludes an aggregate of up to 5,281,057 shares subject to redemption at December 31, 2017.

The accompanying notes are an integral part of the financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 27, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

	Class A Common Stock		Class F Common Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity
Balance – April 27, 2017 (inception)	—	$—	—	$—	$—	$—	$—

Common stock issued to initial stockholders	—	—	1,437,500	144	24,856	—	25,000

Sale of 5,750,000 Units, net of underwriting discount and offering expenses	5,750,000	575	—	—	55,300,029	—	55,300,604

Sale of 272,500 Placement Units	272,500	27	—	—	2,724,973	—	2,725,000

Issuance of Representative Shares	115,000	11	—	—	(11)	—	—

Sale of Unit Purchase Option	—	—	—	—	100	—	100

Common stock subject to possible redemption	(5,281,057)	(528)	—	—	(52,963,896)	—	(52,964,424)

Net loss	—	—	—	—	—	(86,279)	(86,279)

Balance - December 31, 2017	856,443	$85	1,437,500	$144	$5,086,051	$(86,279)	$5,000,001

The accompanying notes are an integral part of the financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 27, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Cash Flows from Operating Activities:
Net loss	$(86,279)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(164,443)
Unrealized gain on marketable securities held in Trust Account	(3,070)
Changes in operating assets and liabilities:
Prepaid expenses	(48,477)
Accounts payable and accrued expenses	85,585
Net cash used in operating activities	(216,684)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(57,500,000)
Net cash used in investing activities	(57,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class F common stock to initial stockholders	25,000
Proceeds from sale of Units, net of underwriting discounts paid	55,775,000
Proceeds from sale of Placement Units	2,725,000
Proceeds from Unit Purchase Option	100
Advances from related parties	247,580
Repayment of advances from related parties	(247,580)
Payment of offering costs	(474,396)
Net cash provided by financing activities	58,050,704

Net Change in Cash and Cash Equivalents	334,020
Cash and Cash Equivalents– Beginning	—
Cash and Cash Equivalents– Ending	$334,020

Non-cash investing and financing activities:
Initial classification of common stock subject to redemption	$53,049,200
Change in value of common stock subject to redemption	$(84,776)

The accompanying notes are an integral part of the financial statements.

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Draper Oakwood Technology Acquisition, Inc. (the “Company”) is a blank check company incorporated in Delaware on April 27, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on the technology industry in North America.

At December 31, 2017, the Company had not yet commenced operations. All activity through December 31, 2017 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2017. On September 19, 2017, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 250,000 units (the “Placement Units”) at a price of $10.00 per Unit in a private placement to the Draper Oakwood Investments, LLC (“Sponsor”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $2,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on September 19, 2017, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Placement Units was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its franchise and income tax obligations.

On September 27, 2017, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 750,000 Units at $10.00 per Unit, and the sale of an additional 22,500 Placement Units, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees) at $10.00 per Unit, generating gross proceeds of $225,000. Following the closing, an additional $7,500,000 of net proceeds was placed in the Trust Account, resulting in $57,500,000 held in the Trust Account as of September 27, 2017.

Transaction costs amounted to $2,199,396, consisting of $1,725,000 of underwriting fees and $474,396 of Initial Public Offering costs. At December 31, 2017, $334,020 of cash was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding franchise and income taxes payable) at the time of the signing of an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 5), Placement Shares (as defined in Note 4) and any Public Shares held by them in favor of approving a Business Combination and (b) not to convert any Founder Shares, Placement Shares and Public Shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company will have until September 19, 2018 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate Business Combination by September 19, 2018, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination) (the “Combination Period”). Pursuant to the terms of the Amended and Restated Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $575,000 ($0.10 per share), up to an aggregate of $1,150,000, or $0.20 per share, if the Company extends for the full six months, on or prior to the date of the applicable deadline, for each three month extension. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination (see Note 5).

The Initial Stockholders have agreed (i) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Placement Shares, Placement Rights (as defined in Note 4) and Placement Warrants (as defined in Note 4) if the Company fails to consummate a Business Combination within the Combination Period and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Unit in the Initial Public Offering. In order to protect the amounts held in the Trust Account, Mr. Aamer Sarfraz, the Company’s Chief Executive Officer, has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Sarfraz will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that Mr. Sarfraz will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2017.

Cash and marketable securities held in Trust Account

At December 31, 2017, the assets held in the Trust Account were held in cash and U.S. Treasury Bills.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2017, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $2,199,396 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On December 22, 2017 the U.S.  Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at December 31, 2017 at the new rate. The SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain tax effects of Tax Reform. The ultimate impact may differ from this provisional amount, possibly materially, as a result of additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of Tax Reform.

Net loss per common share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2017, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 3,011,250 shares of Class A common stock, (2) rights sold in the Initial Public Offering and private placement that convert into 602,250 shares of Class A common stock and (3) 500,000 shares of Class A common stock, warrants to purchase 250,000 shares of Class A common stock and rights that convert into 50,000 shares of Class A common stock in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants, the conversion of the rights into shares of common stock and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic income per common share for the periods.

Reconciliation of net loss per common share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

For the Period from May 5, 2017 (inception) through December 31,
2017
Net loss	$(86,279)
Less: Income attributable to common stock subject to redemption	(153,844)
Adjusted net loss	$(240,123)

Weighted average shares outstanding, basic and diluted	1,666,791

Basic and diluted net loss per common share	$(0.14)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, which includes the exercise by the underwriters of their overallotment option in full of 750,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock, one right (“Public Right”) and one-half of one warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 7). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor and EarlyBirdCapital purchased an aggregate of 250,000 Placement Units (200,000 Placement Units by the Sponsor and 50,000 Placement Units by EarlyBirdCapital) at a price of $10.00 per Placement Unit, for an aggregate purchase price of $2,500,000). On September 27, 2017, the Company consummated the sale of an additional 22,500 Placement Units at a price of $10.00 per Placement Unit, of which 18,000 Placement Units were purchased by the Sponsor and 4,500 Placement Units were purchased by EarlyBirdCapital (and their designees), generating gross proceeds of $225,000. Each Placement Unit consists of one share of Class A common stock (“Placement Share”), one right (“Placement Right”) and one-half of one warrant (each, a “Placement Warrant”). Each Placement Right will convert into one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination (see Note 7). Each whole Placement Warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Placement Rights and Placement Warrants will expire worthless.

5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 11, 2017, the Company issued an aggregate of 1,437,500 shares of Class F common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 7. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Placement Units and the Representative Shares (as defined in Note 7)). As a result of the underwriters’ election to fully exercise their over-allotment option on September 27, 2017, 187,500 Founder Shares are no longer subject to forfeiture.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after a Business Combination, and the remaining 50% of its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination. All of the Founder Shares may be released from escrow earlier than as described above if, within that time period, the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Advances

During the period ended December 31, 2017, one of the Company’s officers advanced an aggregate of $247,580 for costs related to the Initial Public Offering. The advances were non-interest bearing, unsecured and due on demand. The advances were repaid upon the consummation of the Initial Public Offering on September 19, 2017.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on September 14, 2017 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the period from April 27, 2017 (inception) through December 31, 2017, the Company incurred $35,000 in fees for these services, of which $5,000 is included in accounts payable and accrued expenses in the accompanying balance sheets at December 31, 2017.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Units at a price of $10.00 per Unit. The Units would be identical to the Placement Units.

In order to fund the Trust Account to extend the time for the Company to complete a Business Combination, the Sponsor or its affiliates or designees may, but are not obligated to, loan the Company funds (“Extension Loan”). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of a Business Combination. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, it will not repay such loans. Furthermore, the letter agreement with the Initial Stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination.

6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2017, the holders of the Founder Shares, Placement Units (and their underlying securities), Representative Shares (as a defined below) and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on the effective date of the registration statement. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding anything to the contrary, EarlyBirdCapital and its designees may participate in a “piggy-back” registration during the seven year period beginning on the effective date of the registration statement. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $2,300,000 (exclusive of any applicable finders’ fees which might become payable). The Company will have the right to pay up to 25% of such amount to another FINRA member firm retained by the Company to assist the Company in connection with a Business Combination.

7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2017, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 15,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2017, there were 856,443 shares of Class A common stock issued and outstanding (excluding 5,281,057 shares of common stock subject to possible redemption).

Class F Common Stock — The Company is authorized to issue 3,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share. At December 31, 2017, there were 1,437,500 shares of Class F common stock issued and outstanding, of which 187,500 shares were subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full so that the Company’s Initial Stockholders would own 20% of the issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering and excluding the Placement Units and the Representative Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on September 27, 2017, 187,500 Founder Shares are no longer subject to forfeiture.

The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment as follows. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering in connection with the closing of a Business Combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class F common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including Placement Shares or the Representative Shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination or pursuant to Units (and their underlying securities) issued to the Sponsor upon conversion of Working Capital Loans, after taking into account any shares of Class A common stock redeemed in connection with a Business Combination.

Holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of Class A common stock underlying the rights.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time during the exercise period;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

●	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Representative Shares

At the closing of the Initial Public Offering, the Company issued EarlyBirdCapital 100,000 shares of Class A common stock (the “Representative Shares”) for no additional consideration. In addition, on September 27, 2017, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company issued an additional 15,000 Representative Shares to the underwriters for no additional consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The Company determined the fair value of Representative Shares to be $1,150,000 based upon the offering price of the Units of $10.00 per Unit. The underwriter has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the underwriter has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Unit Purchase Option

On September 19, 2017, the Company sold to EarlyBirdCapital, for $100, an option to purchase up to 500,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $5,000,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Initial Public Offering and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Initial Public Offering. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of this unit purchase option to be approximately $1,683,789 (or $3.37 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.84% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the common stock underlying such units, the rights included in such units, the common stock that is issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

8. INCOME TAX

The Company’s net deferred tax assets are as follows:

December 31, 2017
Deferred tax asset
Net operating loss carryforward	$16,615
Unrealized gain on marketable securities	(645)
Business combination search expenses	2,148
Total deferred tax assets	18,118
Valuation allowance	(18,118)
Deferred tax asset, net of allowance	$—

The income tax provision (benefit) consists of the following:

For the period from April 27, 2017 (inception) through December 31, 2017
Federal
Current	$—
Deferred	(18,118)

State
Current	$—
Deferred	—
Change in valuation allowance	18,118
Income tax provision (benefit)	$—

As of December 31, 2017, the Company had U.S. federal and state net operating loss carryovers (“NOLs”) of $79,121 available to offset future taxable income. These NOLs expire beginning in 2037. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from April 27, 2017 (inception) through December 31, 2017, the change in the valuation allowance was $18,118.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2017 is as follows:

Statutory federal income tax rate	(34.0)%
State taxes, net of federal tax benefit	0.0%
Deferred tax rate change	13.0%
Change in valuation allowance	21.0%
Income tax provision (benefit)	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company considers California to be a significant state tax jurisdiction.

9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2017
Assets:
Cash and marketable securities held in Trust Account	1	$57,667,513

10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In February 2018, the Company withdrew $34,910 of interest income from the Trust Account in order to pay its franchise taxes.

Reebonz Limited

Interim Condensed Consolidated Financial Statements

As at 30 June 2018 and for the six months ended 30 June 2018

Reebonz Limited

Index

Pages

Interim Condensed Consolidated Statements of Profit or Loss for the Six Months Ended 30 June 2017 and 2018	F-54

Interim Condensed Consolidated Statements of Comprehensive Income for the Six Months Ended 30 June 2017 and 2018	F-55

Interim Condensed Consolidated Statements of Financial Position as of 31 December 2017 and 30 June 2018	F-56 – F-57

Interim Condensed Consolidated Statements of Changes in Equity for the Six Months Ended 30 June 2017 and 2018	F-58 – F-59

Interim Condensed Consolidated Statements of Cash Flows for the Six Months Ended 30 June 2017 and 2018	F-60 – F-62

Notes to the Interim Condensed Consolidated Financial Statements	F-63 – F-82

Reebonz Limited

Interim Condensed Consolidated Statements of Profit or Loss

		Six months ended
	Note	30/06/2017	30/06/2018	30/06/2018
		$’000	$’000	US$’000

Revenue	3	80,468	58,821	43,039
Cost of revenue		(58,865)	(43,565)	(31,876)

Gross profit		21,603	15,256	11,163

Fulfillment expenses		(12,890)	(10,168)	(7,440)
Marketing expenses		(5,426)	(3,491)	(2,554)
Technology and content expenses		(3,691)	(2,553)	(1,868)
General and administrative expenses		(8,453)	(6,406)	(4,687)
Government grant		127	182	133

Operating loss		(8,730)	(7,180)	(5,253)

Other income		78	296	216
Other expenses		(997)	(435)	(318)
Finance costs		(2,103)	(2,380)	(1,741)
Finance income		17	5	4

		(11,735)	(9,694)	(7,092)
Change in fair value of:
- Convertible preference shares	9	7,084	(18,860)	(13,800)

Loss before tax		(4,651)	(28,554)	(20,892)
Tax expense		(11)	(86)	(63)

Loss for the period		(4,662)	(28,640)	(20,955)

Attributable to:
Owners of the Company		(4,414)	(28,480)	(20,838)
Non–controlling interests		(248)	(160)	(117)

Loss for the period		(4,662)	(28,640)	(20,955)

Loss per share ($)
Basic/diluted loss for the period attributable to ordinary equity holders of the parent	4	(0.41)	(2.65)	(1.94)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Comprehensive Income

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Loss for the period	(4,662)	(28,640)	(20,955)

Other comprehensive loss:
Items that may be reclassified subsequently to profit and loss:
Exchange differences on translation of foreign operations	(22)	(34)	(25)

Other comprehensive loss for the period, net of tax	(22)	(34)	(25)

Total comprehensive loss for the period	(4,684)	(28,674)	(20,980)

Total comprehensive loss attributable to:
Equity holders of the parent	(4,391)	(28,530)	(20,875)
Non–controlling interests	(293)	(144)	(105)

Total comprehensive loss for the period	(4,684)	(28,674)	(20,980)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Financial Position

	Note	31/12/2017	30/06/2018	30/06/2018
		$’000	$’000	US$’000

Assets
Property and equipment	5	38,947	37,899	27,730
Leasehold land	5	6,790	6,648	4,864
Intangible assets		1,933	1,728	1,264
Goodwill	6	2,121	2,121	1,552
Non–current financial assets		649	640	469

Non–current assets		50,440	49,036	35,879

Inventories	7	29,721	30,206	22,101
Trade and other receivables		6,251	5,944	4,349
Prepayments		3,478	3,857	2,822
Other current financial assets		1,640	841	616
Cash and cash equivalents		9,886	7,106	5,198

Current assets		50,976	47,954	35,086

Total assets		101,416	96,990	70,965

Equity
Share capital	8	20,451	20,451	14,964
Warrants		2,897	2,897	2,120
Accumulated losses		(113,064)	(141,544)	(103,566)
Other components of equity		13,677	11,249	8,231

Shareholders’ deficit attributable to owners of the Company		(76,039)	(106,947)	(78,251)
Non–controlling interests		(2,004)	406	297

Total shareholders’ deficit		(78,043)	(106,541)	(77,954)

Liabilities
Convertible preference shares	9	76,872	95,732	70,046
Contingent settlement provision		415	-	-
Asset reinstatement obligations		225	227	166
Deferred tax liabilities		1,949	1,949	1,426
Other payables and accruals		559	569	415
Interest–bearing loans and borrowings	10	38,852	24,387	17,844

Non-current liabilities		118,872	122,864	89,897

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Financial Position (cont’d.)

	Note	31/12/2017	30/06/2018	30/06/2018
		$’000	$’000	US$’000

Trade and other payables		14,481	12,545	9,179
Deferred revenue		512	949	694
Advances from customers		3,955	3,745	2,740
Provision for sales returns		1,076	1,131	828
Contingent settlement provision		-	421	308
Asset reinstatement obligations		130	131	95
Interest–bearing loans and borrowings	10	40,303	61,607	45,077
Income tax payable		130	138	101

Current liabilities		60,587	80,667	59,022

Total liabilities		179,459	203,531	148,919

Total shareholders’ deficit and liabilities		101,416	96,990	70,965

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Changes in Equity

		Attributable to owners of the Company
	Note	Issued Capital	Warrants	Share– based payments	Other reserves	Foreign currency translation reserve	Other components of equity, total	Accumulated losses	Total	Non– controlling interests	Total shareholders’ deficit
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

At 1 January 2017		18,162	2,897	5,999	(896)	(269)	4,834	(189,943)	(164,050)	(1,331)	(165,381)

Total comprehensive loss for the period
Loss for the period		-	-	-	-	-	-	(4,414)	(4,414)	(248)	(4,662)
Other comprehensive loss		-	-	-	-	23	23	-	23	(45)	(22)

Total comprehensive loss for the period		-	-	-	-	23	23	(4,414)	(4,391)	(293)	(4,684)

Issuance of ordinary shares	8	2,289	-	-	-	-	-	-	2,289	-	2,289
Share–based payment transactions	12	-	-	1,065	-	-	1,065	-	1,065	-	1,065

At 30 June 2017		20,451	2,897	7,064	(896)	(246)	5,922	(194,357)	(165,087)	(1,624)	(166,711)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Changes in Equity (cont’d)

		Attributable to owners of the Company
	Note	Issued Capital	Warrants	Share– based payments	Other reserves	Foreign currency translation reserve	Asset revaluation reserve	Other components of equity, total	Accumulated losses	Total	Non– controlling interests	Total shareholders’ deficit
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

At 1 January 2018		20,451	2,897	7,343	(896)	(296)	7,526	13,677	(113,064)	(76,039)	(2,004)	(78,043)

Total comprehensive loss for the period
Loss for the period		-	-	-	-	-	-	-	(28,480)	(28,480)	(160)	(28,640)
Other comprehensive loss		-	-	-	-	(50)	-	(50)	-	(50)	16	(34)

Total comprehensive loss for the period		-	-	-	-	(50)	-	(50)	(28,480)	(28,530)	(144)	(28,674)

Acquisition of non-controlling interest of a subsidiary Share-based payment transactions	6	-	-	-	(2,533)	-	-	(2,533)	-	(2,533)	2,554	21
Share–based payment transactions	12	-	-	155	-	-	-	155	-	155	-	155

At 30 June 2018		20,451	2,897	7,498	(3,429)	(346)	7,526	11,249	(141,544)	(106,947)	406	(106,541)
							5,507
US$		14,964	2,120	5,486	(2,509)	(253)	5,507	8,231	(103,566)	(78,251)	297	(77,954)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Cash Flows

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Cash flows from operating activities
Loss before tax	(4,651)	(28,554)	(20,892)
Adjustments for:
Depreciation of property and equipment	806	1,080	790
Amortization of leasehold land	137	142	104
Amortization of intangible assets	455	394	288
Amortization of deferred government grants	(35)	(62)	(45)
Reversal of asset reinstatement obligation	(45)	-	-
Loss on disposal of property and equipment	6	-	-
Share based payment	1,065	155	113
Inventories written down	219	604	442
Change in fair value of convertible preference shares	(7,084)	18,860	13,800
Finance costs	2,103	2,380	1,741
Finance income	(17)	(5)	(4)
Foreign exchange gain, net	(63)	(147)	(107)
	(7,104)	(5,153)	(3,770)
Changes in:
- inventories	2,615	(1,089)	(798)
- trade and other receivables	1,276	307	224
- prepayments	683	(406)	(297)
- other current financial assets	(293)	798	584
- non–current financial assets	117	9	7
- trade and other payables	(2,158)	(1,482)	(1,084)
- deferred revenue	143	437	320
- advances from customers	(407)	(210)	(154)
- provisions for sales returns	(64)	55	40
- other payables and accruals	(3)	71	52
Cash used in operation activities	(5,195)	(6,663)	(4,876)
Interest received	17	5	4
Interest paid	(1,386)	(1,507)	(1,103)
Tax paid	7	(78)	(57)
Net cash used in operating activities	(6,557)	(8,243)	(6,032)

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Cash Flows (Cont’d)

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Cash flows from investing activities
Purchase of property and equipment	(1,481)	(492)	(360)
Addition to intangible assets	(179)	(189)	(138)
Placement of short term deposits	(3)	-	-
Proceeds from disposal of property and equipment	7	-	-
Net cash used in investing activities	(1,656)	(681)	(498)

Cash flows from financing activities
Proceeds from interest–bearing loans and borrowings	47,863	36,874	26,980
Repayment of interest–bearing loans and borrowings	(48,785)	(30,730)	(22,485)
Proceeds from issuance of ordinary shares	2,289	-	-
Net cash from financing activities	1,367	6,144	4,495

Net decrease in cash and cash equivalents	(6,846)	(2,780)	(2,035)
Cash and cash equivalents at 1 January	16,822	9,886	7,233
Cash and cash equivalents at 30 June	9,976	7,106	5,198

Supplemental disclosures:
Purchase of property and equipment and intangible assets included in trade and other payables and interest-bearing loans and borrowings	2,394	-	-

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Interim Condensed Consolidated Statements of Cash Flows (Cont’d)

Reconciliation of movements of liabilities to cash flow arising from financing activities:

	Interest bearing loans and borrowing	Interest bearing loans and borrowing	Interest bearing loans and borrowing
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Balance as at 1 January	69,406	79,155	57,917
Cash flows
Proceeds from interest-bearing loans and borrowings	47,863	36,874	26,980
Repayment of interest-bearing loans and borrowings	(48,785)	(30,730)	(22,485)
Purchase of property and equipment	2,394	-	-
Interest expense	1,466	1,758	1,287
Amortization of deferred transaction costs	578	578	423
Interest paid	(1,386)	(1,507)	(1,103)
Foreign exchange gain	(42)	(113)	(83)
Others	-	(21)	(15)
Balance as at 30 June	71,494	85,994	62,921

The accompanying accounting policies and explanatory notes form an integral part of the interim condensed consolidated financial statements.

Reebonz Limited

Notes to Interim Condensed Consolidated Financial Statements

1.	Corporate information

The interim condensed consolidated financial statements of Reebonz Limited (the “Company”) and its subsidiaries (collectively, the “Group”) for the six months ended 30 June 2017 and 2018 was authorized for issue in accordance with a resolution of the directors on 6 November 2018.

Reebonz Limited (‘the Company’) incorporated and domiciled in the Republic of Singapore. The address of the Company’s registered office is 5 Tampines North Drive 5, Reebonz Building, Singapore 528548.

The principal activities of the Group are mainly as an online retailer of luxury goods and also to provide a marketplace for sellers to sell luxury goods.

2.	Significant accounting policies

2.1	Basis of preparation

The interim condensed consolidated financial statements for the six months ended 30 June 2017 and 2018 have been prepared in accordance with IAS 34 Interim Financial Reporting.

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s audited consolidated financial statements for the year ended
31 December 2017.

Operating results for the six months ended 30 June 2018 are not necessarily indicative of the results that may be expected for the year ending 31 December 2018. Due to the seasonal nature of the demand for luxury products, higher revenues are usually expected during festive periods, especially the December holiday season due to consumers’ increased leisure time and discretionary spending. Consequently, revenues for the fourth quarter tend to be higher than the other quarters.

Going concern basis of accounting

The interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligation, working capital requirements and capital expenditures as and when they fall due.

The Group incurred an operating loss of $7,180,000 (US$5,253,000) (30/06/2017: $8,730,000) for the period ended 30 June 2018 and as at that date, the Group recorded a shareholders’ deficit of $106,541,000 (US$77,954,000)(31/12/2017:$78,043,000). The Group recorded net current liabilities of $32,713,000 (US$23,936,000) (31/12/2017:$9,611,000) at 30 June 2018.

The interim condensed consolidated financial statements have been prepared on a going concern basis, based on the following:

1.	Reebonz Limited has entered into a reverse merger agreement with a special purpose acquisition Group, Draper Oakwood Technology Acquisition, Inc., a Delaware corporation listed on NASDAQ, on 4 September 2018. Upon acceptance by United States Securities and Exchange Commission, (“U.S. SEC”) of Draper Oakwood Technology Acquisition, Inc., F-4 filing, Reebonz Limited is expected to be the surviving entity of the reverse merger and be listed on NASDAQ, with an estimated cash inflow of S$34,167,500 (US$25,000,000) from Draper Oakwood Technology Acquisition, Inc., after giving effect to the payment of Draper Oakwood Technology Acquisition, Inc.’s expenses and outstanding liabilities; and

2.	Ability of the Group to continue to access and drawdown on its existing short term financing facilities which will enable the Group to meet its financial obligations, working capital requirements and capital expenditure as and when they fall due.

Management acknowledges that material uncertainty remains over the Group’s ability to meet its funding requirements and ability to gain continued access to short term financing. However, as described above, management has a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. If for any reason the Group is unable to continue as a going concern, then this could have an impact on the Group’s ability to realize assets at their recognized values, in particular goodwill and other intangible assets, and to extinguish liabilities in the normal course of business at the amounts stated in the consolidated financial statements.

2.2	Use of judgements and estimates

In preparing these interim condensed consolidated financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

The significant judgements made by management in applying the Group’s accounting policies and key sources of estimation uncertainty were the same as described in the last annual financial statements, except for new significant judgements and key sources of estimation uncertainty related to the application of IFRS 15 and IFRS 9, which are described in Note 2.3.

2.3	Changes in significant accounting policies

Except as described below, the accounting policies applied in these interim financial statements are the same as those applied in the Group’s consolidated financial statements as at and for the year ended 31 December 2017.

The changes in accounting policies are also expected to be reflected in the Group’s consolidated financial statements as at and for the year ending 31 December 2018.

The Group has adopted IFRS 15 Revenue from Contracts with Customers (see a) and IFRS 9 Financial Instruments (see b) from 1 January 2018. A number of other new standards are effective from 1 January 2018 but they do not have a material effect on the Group’s financial statements.

(a)	IFRS 15 Revenue from Contracts with Customers

IFRS 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognized. It replaces IAS 18 Revenue, IAS 11 Construction Contracts and related interpretations.

The Group has adopted IFRS 15 using the full retrospective method (without practical expedients), with the effect of initially applying this standard recognized at the date of the earliest comparative period on initial application (i.e. 1 January 2017).

The Standard presents a new five-step model for the recognition of revenue from contracts with customers:

(1)	Identifying the contract with the customer.

(2)	Identifying separate performance obligations in the contract.

(3)	Determining the transaction price.

(4)	Allocating the transaction price to separate performance obligations.

(5)	Recognizing revenue when the performance obligations are satisfied.

The first-time implementation of the Standard did not have a material retrospective effect on the financial statements as of 1 January 2017 and 2018 and accordingly, have not been restated.

Presented below are the principals of the new accounting policy for revenue recognition, as applied following the adoption of IFRS 15, commencing on 1 January 2017:

Revenue

The Group recognizes revenue when the customer attains control of the promised goods or services. Revenue is measured based on the amount of the consideration to which the Group expects to be entitled in consideration for the transfer of goods and services promised to the customer, excluding amounts collected on behalf of third parties.

Identification of contract

The Group accounts for a contract with a customer only if all of the following conditions have been fulfilled:

(a)	The parties to the contract have approved the contract (in writing, verbally or under other customary business practices) and are obligated to fulfill their related obligations;

(b)	The Group can identify the rights of each of the parties in relation to the products or the services that are to be transferred;

(c)	The Group can identify the terms of payment for the goods or the services that are to be transferred;

(d)	The contract has commercial substance (i.e. the risk, the timing and the amount of the entity’s future cash flows are expected to change as a result of the contract); and

(e)	The Group is expected to collect the consideration to which it is entitled for the goods or the services that will be transferred to the customer.

For the purpose of compliance with section (e) above, the Group examines, inter alia, past experience with the customer and the customer’s condition, as well as the existence of sufficient collateral.

When a contract with a customer does not meet the aforesaid criteria, consideration received from the customer is recognized as a liability until the fulfillment of the criteria or the occurrence of one of the following events: the Group has no remaining obligations to transfer goods or services to the customer and all the consideration promised by the customer has been received and is non-refundable; or the contract has been canceled and the consideration received from the customer is non-refundable.

Identification of the performance obligation

At the inception of the contract, the Group assesses the goods or services that have been promised under a contract with a customer, and identifies as a performance obligation any promise to transfer to the customer any of the following two:

(a)	A good or service (or bundle of goods or services) that is distinct; or

(b)	A series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer.

The Group identifies goods or services promised to a customer as distinct if the customer can benefit from the good or service on its own or in conjunction with other readily available resources and the Group’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract. In considering whether a promise to transfer goods or services is separately identifiable, the Group examines whether a significant service is provided of integrating the goods or services with other goods or services promised in the contract that results in an integrated product for which the customer had entered into the contract.

Determining the transaction price

The transaction price is the amount of the consideration to which the Group expects to be entitled in consideration for the transfer of goods and services promised to the customer, excluding amounts collected on behalf of third parties. When determining the transaction price, the Group considers the effects of all of the following: variable consideration, the existence of a significant financing component in the contract, non-cash consideration and consideration payable to the customer.

Variable consideration

The transaction price includes fixed amounts and amounts that may vary as a result of discounts, refunds, credits, price concessions, incentives, claims and disputes as well as modifications to the contract the consideration for which has yet to be agreed by the parties.

The Group includes all or part of the variable consideration in the transaction price only if it is highly probable that a significant reversal in cumulative revenue recognized will not occur when the uncertainties related to the variable consideration are resolved. At the end of each reporting period, the Group updates the amount of the variable consideration included in the transaction price, to the extent necessary.

Variable consideration in the Group arises mainly from returns, discounts and customer loyalty points that the Group offers to its customers.

The Group estimates the amount of the variable consideration by estimating the amount that is most reasonably expected to be received, as this method best reflects the amount of consideration to which it would be entitled.

Satisfaction of performance obligations

Revenue is recognized when the Group satisfies performance obligations by transferring control of a good or a service promised to the customer.

i)	Merchandise revenue

Merchandise revenue is recognized when the customer obtains control the goods. Merchandise revenue is measured at the fair value of the consideration received or receivable, net of returns, discounts and deferred revenue for customer loyalty points.

ii)	Marketplace revenue

Marketplace revenue is commission earned from third party sellers for participating in the Group’s marketplace. Commission fee revenues are recognized on a net basis when the underlying transactions are completed.

iii)	Rental income

Rental income arising from rental of luxury products to customers is accounted for on a straight-line basis over the rental period.  The aggregate costs arising from the underlying transactions are recognized under the cost of revenue.

iv)	Rental income from leasing of office building

Rental income arising from operating leases of space within the Group’s building is accounted for on a straight-line basis over the lease terms. The aggregate costs of incentives provided to lessees are recognized as a reduction of rental income over the lease term on a straight-line basis.

(b)	IFRS 9 Financial Instruments

IFRS 9 sets out requirement for recognizing and measuring financial assets, financial liabilities and some contracts to buy or sell non-financial items. This standard replaces IAS 39 Financial Instruments: Recognition and Measurement. The Group has elected to implement the Standard as from 1 January 2018, without adjustment of the comparative figures.

All financial instruments that under IAS 39 had been allocated to the loans and receivables measurement group, have been reallocated to the amortized cost measurement group pursuant to the provisions of IFRS 9. The first-time implementation of the Standard did not have a material effect on the financial statements as of 1 January 2018 and accordingly, have not been restated.

Presented below are the principal changes in the accounting policy following the implementing of the Standard, commencing on 1 January 2018:

Classification and measurement of financial assets and financial liabilities

Initial recognition and measurement

The Group initially recognizes trade receivables on the date that they are originated. All other financial assets and financial liabilities are initially recognized on the date on which the Group becomes a party to the contractual provisions of the instrument. As a rule, a financial asset or a financial liability are initially measured at fair value with the addition, for a financial asset or a financial liability that are not presented at fair value through profit or loss, of transaction costs that can be directly attributed to the acquisition or the issuance of the financial asset or the financial liability. Trade receivables that do not contain a significant financing component are initially measured at the price of the related transaction. Trade receivables originating in contract assets are initially measured at the carrying amount of the contract assets on the date of reclassification from contract assets to receivables.

Financial assets - subsequent classification and measurement

On initial recognition, financial assets are classified to measurement at amortized cost. Financial assets are not reclassified in subsequent periods, unless, and only to the extent that the Group changes its business model for the management of financial debt assets, in which case the affected financial debt assets are reclassified at the beginning of the reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets the two following cumulative conditions and is not designated for measurement at fair value through profit or loss:

–	The objective of the entity’s business model is to hold the financial asset to collect the contractual cash flows; and

–	The contractual terms of the financial asset create entitlement on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The Group has balances of trade and other receivables and other current financial assets that are held under a business model the objective of which is collection of the contractual cash flows. The contractual cash flows in respect of such financial assets comprise solely payments of principal and interest that reflects consideration for the time-value of the money and the credit risk. Accordingly, such financial assets are measured at amortized cost.

Financial assets at amortized cost

In subsequent periods, these assets are measured at amortized cost, using the effective interest method and net of impairment losses. Interest income, currency exchange gains or losses and impairment are recognized in profit or loss. Any gains or losses on derecognition are also carried to profit or loss.

Financial assets at fair value through profit or loss

In subsequent periods, these assets are measured at fair value. Net gains and losses are carried to profit or loss.

Financial liabilities - classification, subsequent measurement and gains and losses

Financial liabilities are classified to measurement at amortized cost or at fair value through profit or loss. Financial liabilities at fair value through profit or loss are measured at fair value, and any net gains and losses, including any interest expenses, are recognized in profit or loss. Other financial liabilities are measured at amortized cost in subsequent periods, using the effective interest method. Interest expenses and currency exchange gains and losses are recognized in profit or loss. Any gains or losses on derecognition are also carried to profit or loss.

Derecognition of financial liabilities

Financial liabilities are derecognized when the contractual obligation of the Group expires or when it is discharged or canceled. Additionally, a significant amendment of the terms of an existing financial liability, or an exchange of debt instruments having substantially different terms, between an existing borrower and lender, are accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability at fair value.

The difference between the carrying amount of the extinguished financial liability and the consideration paid (including any other non-cash assets transferred or liabilities assumed), is recognized in profit or loss. In the event of a non-material modification of terms (or exchange of debt instruments), the new cash flows are discounted at the original effective interest rate and the difference between the present value of financial liability under the new terms and the present value of the original financial liability is recognized in profit or loss.

Impairment

Financial assets, contract assets and receivables on a lease

The Group creates a provision for expected credit losses in respect of:

–	Contract assets (as defined in IFRS 15).

–	Financial assets measured at amortized cost.

The Group has elected to measure the provision for expected credit losses in respect of trade receivables, contract assets and receivables on a lease at an amount that is equal to the credit losses expected over the life of the instrument.

In assessing whether the credit risk of a financial asset has significantly increased since initial recognition and in assessing expected credit losses, the Group takes into consideration information that is reasonable and verifiable, relevant and attainable at no excessive cost or effort. Such information comprises quantitative and qualitative information, as well as an analysis, based on the past experience of the Group and the reported credit assessment, and contains forward-looking information.

The Group assumes that the credit risk of a financial asset has increased significantly since initial recognition whenever contractual payments are more than 30 days in arrears.

The Group considers a financial asset to be in default if:

–	It is not probable that the borrower will fully meet its payment obligations to the Company, and the Company has no right to perform actions such as the realization of collaterals (if any); or

–	The contractual payments in respect of the financial asset are more than 90 days in arrears.

The Group considers a financial asset as having a low credit risk if its credit risk coincides with the global structured definition of “investment rating”.

The credit losses expected over the life of the instrument are expected credit losses arising from all potential default events throughout the life of the financial instrument.

Expected credit losses in a 12-month period are the portion of the expected credit losses arising from potential default events during the period of 12 months from the reporting date.

The maximum period that is taken into account in assessing the expected credit losses is the maximum contractual period over which the Group is exposed to credit risk.

Measurement of expected credit losses

Expected credit losses represent a probability-weighted estimate of credit losses. Credit losses are measured at the present value of the difference between the cash flows to which the Group is entitled under the contract and the cash flows that the Group expects to receive.

Expected credit losses are discounted at the effective interest rate of the financial asset.

Financial assets impaired by credit risk

At each reporting date, the Group assesses whether financial assets that are measured at amortized cost and financial assets that are measured at fair value through other comprehensive income have become impaired by credit risk. A financial asset is impaired by credit risk upon the occurrence of one or more of the events that adversely affect the future cash flows estimated for such financial asset.

Presentation of impairment

A provision for expected credit losses in respect of a financial asset that is measured at amortized cost is presented as a reduction of the gross carrying amount of the financial asset.

The provision for expected credit losses in respect of financial assets that are measured at fair value through other comprehensive income is recognized in other comprehensive income and does not reduce the carrying amount of the financial asset.

Impairment losses in respect of trade and other receivable are presented separately in the statements of profit or loss and other comprehensive income. Impairment losses in respect of other financial assets are presented under financing expenses.

2.4	Standards issued but not yet effective

A number of new standards and amendments to standards are effective for annual periods beginning after 1 January 2018 and earlier application is permitted; however, the Group has not early adopted them in preparing these interim condensed consolidated financial statements.

IFRS 16 Leases

IFRS 16 replaces existing leases guidance, including International Accounting Standard (IAS) No. 17, Leases and the related Interpretations. The provisions of the Standard cancel the existing requirement that lessees classify the lease as an operating or a financing lease. Instead, as for lessees, the new Standard presents a uniform model for the accounting treatment of all leases, pursuant to which the lessee is to recognize the asset and the liability in respect of the lease in its financial statements. IFRS 16 does not change substantially on how a lessor accounts for leases. The Standard also sets out new disclosure requirements that are more extensive than the existing requirements for both lessee and lessor. The Standard is effective for annual periods commencing on January 1, 2019. Early adoption is permitted, provided that the entity also carries out an early adoption of IFRS 15, Revenue from Contracts with Customers. The Group intends to adopt the Standard as from 1 January 2019, using the modified retrospective approach with an adjustment of the balance of retained earnings as of 1 January 2019, with no restatement of comparative information

The Group is considering applying the following exemptions at the transition date:

–	Not applying the requirements to recognize an asset for usage rights and a liability for short-term leases of up to one year.

–	Not applying the requirements to recognize an asset for usage rights and a liability for leases with a low-value underlying asset.

–	Examining the existence of a lease in an arrangement only for new or modified contracts.

–	Use of a uniform discount rate for lease portfolios that share similar characteristics.

–	Non-inclusion in the asset of direct costs incurred in a lease on date of initial application date.

The provisions of IFRS 16 could affect the accounting treatment of office and outlets rent contracts. It should be noted that the information presented in this note regarding the effects of the first-time implementation of the standard constitutes a preliminary assessment by the Group. Accordingly, the list of topics presented above represents those topics that the Group has identified to date and may be updated as the examination of the effects of the standard progresses. Additionally, the Group is examining the anticipated effects of the implementation of the standard, but at this stage is unable to reliably estimate the quantitative effect on its consolidated financial statements.

2.5	Convenience translation

The interim condensed consolidated financial statements are stated in thousands of Singapore dollars. However, solely for the convenience of the readers, the consolidated statement of financial position as at 30 June 2018, the consolidated statement of profit or loss and other comprehensive income, and consolidated statement of cash flows for the period ended 30 June 2018 were translated into U.S. dollars at the exchange rate of the buying rate of US$1.00 to S1.3667 on 30 September 2018 in the City of New York for cable transfers of S$ as certified for customs purposes by the Federal Reserve Bank of New York. This convenience translation should be treated as supplementary information and has not been prepared in compliance with IFRS.

3.	Revenue

The table below shows the Company’s revenue streams disaggregated by its categories that depict the nature, amount, timing and uncertainty of revenue and cash flows by their economic factors.

		Six months ended
	Timing of revenue recognition	30/06/2017	30/06/2018	30/06/2018
		$’000	$’000	US$’000

Merchandise revenue	Merchandise revenue recognized at a point in time	78,415	55,669	40,732
Marketplace revenue	Service revenue recognized at a point in time	1,864	2,858	2,092
Rental revenue	Rental revenue recognized over time	189	294	215
		80,468	58,821	43,039

4.	Loss per share

Basic loss per share amounts are calculated by dividing loss for the period attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the period.

Diluted loss per share amounts are calculated by dividing the loss attributable to ordinary equity holders of the parent (after adjusting for change in fair value of the convertible preference shares and warrants) by the weighted average number of ordinary shares outstanding during the period plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares. The dilutive effect of outstanding share options is reflected as additional share dilution.

The following reflects the income and share data used in the basic and diluted loss per share computations:

Basic loss per share

The calculation of basic loss per share has been based on the following loss attributable to ordinary equity holders of the parent and weighted-average number or ordinary shares outstanding.

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

I. Loss attributable to ordinary equity holders of the parent (basic):
Loss for the period attributable to ordinary equity holders of the parent	(4,414)	(28,480)	(20,838)

	No. of shares	No. of shares	No. of shares

II. Weighted-average number of ordinary shares in thousands (basic):
Issued ordinary shares at 1 January	10,564	10,767	10,767
Effect of share options exercised	-	-	-
Effect of shares issued in February 2017	100	-	-
Effect of shares issued in March 2017	42	-	-
Weighted-average number of ordinary shares at 30 June	10,706	10,767	10,767

Basic/diluted loss per share ($ per share)	(0.41)	(2.65)	(1.94)

Diluted loss per share

The effect of share options, warrants and Preference Shares have been excluded from the computation of diluted loss per share for the six months ended 30 June 2017 and 2018 as their effects would be anti-dilutive.

If a qualified initial public offering is completed, all of the Series A, Series B, Series C and Series D Preference Shares outstanding will automatically convert into ordinary shares of the Company.

5.	Property and equipment

Leasehold land

Acquisitions

During the six months ended 30 June 2017 and 2018, the Group acquired property and equipment of $1,481,000 and $492,000 (US$360,000), respectively.

The company’s leasehold land which was acquired from an affiliate of the Singapore Government, is pledged to secure the company’s term loan and trust receipts facilities (note 10).

The carrying value of the building as at 30 June 2018 was $36,049,000 (US$26,377,000) (31/12/2017:$36,729,000). The building is valued every 3 years on 31 December by an independent professional valuer. The most recent valuation of the building was performed as at 31 December 2017. Valuations are made on the basis of open market value. It is the intention of the management to hold the building for long term. The building is pledged to secure the company’s term loan and trust receipts (note 10).

See Note 13 for capital commitments.

6.	Goodwill

The carrying amount of goodwill allocated to each of the CGU is as follows:

	31/12/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Reebonz Korea	1,176	1,176	860
Invitree	945	945	692
Total	2,121	2,121	1,552

Impairment

Goodwill is tested for impairment annually (as at 31 December) and when circumstances indicate the carrying value may be impaired. The Group’s impairment test for goodwill is based on value-in-use calculations. The key assumptions used to determine the recoverable amount for the different cash generating units were disclosed in the annual consolidated financial statements for the year ended 31 December 2017.

As at 30 June 2018 (30 June 2017), there were no circumstances that indicated that the carrying value of goodwill may be impaired.

Information about subsidiaries

The consolidated financial statements of the Group include:

Name of significant subsidiaries	Principal activity	Country of business/ incorporation	Percentage of ownership interest
			31/12/2017	30/06/2018
			%	%
Held by the Company
Reebonz Pty. Ltd. (“Reebonz Australia”)	Provide marketing support and sale of luxury products	Australia	100	100
Reebonz Korea Co., Ltd. (“Reebonz Korea”)*	Import, export, wholesale and retail of luxury products	Korea	49.2*	58.4**

Held by Reebonz Korea
Invitree Co., Ltd. (“Invitree”)	Sale of luxury products	Korea	90	90

*	Pursuant to the shareholders’ agreement, the Company is entitled to appoint and has the majority of directors who direct key activities of the entity. The Company concluded that it has control over Reebonz Korea as it has power to direct the relevant activities of Reebonz Korea and is exposed to the variable returns of the operations, and has consolidated this entity in its consolidated financial statements.

**	On 28 March 2018, the Company increased the paid-up capital of Reebonz Korea through cash injection of Korean Won (“KRW”) KRW 241 million ($324,000). This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 49.2% to 49.7%.

On 27 April 2018, an outstanding loan and amounts due from Reebonz Korea of KRW 4,856 million ($5,916,000) were converted to ordinary shares in Reebonz Korea. This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 49.7% to 58.4%.

The increase in shareholding from 49.2% to 58.4% in 2 stages resulted in a loss on acquisition of non-controlling interest of $2,533,000 for the 6 months period ended 30 June 2018 which has been recognized in other reserves.

Material partly-owned subsidiaries

The Group has the following subsidiaries that has NCI that is material to the Group.

Name of Subsidiaries	Principal place of business	Proportion of ownership interest held by NCI	Loss allocated to NCI during the reporting period	Accumulated NCI at the end of reporting period
		%	$’000	$’000

31 December 2017
Reebonz Korea	Korea	50.8	(170)	569

30 June 2018
Reebonz Korea	Korea	41.6	34	3,196

Name of Subsidiaries	Principal place of business	Proportion of ownership interest held by NCI	Loss allocated to NCI during the reporting period	Accumulated NCI at the end of reporting period
		%	$’000	$’000
Held by Reebonz Korea
31 December 2017
Invitree Korea	Korea	55.7	(461)	(2,514)

30 June 2018
Invitree Korea	Korea	47.4	(195)	(2,730)

Summarized financial information about subsidiaries with material NCI

Summarized financial information including goodwill on acquisition and consolidation adjustments but before intercompany eliminations of subsidiaries with material NCIs are as follows:

Reebonz Korea sub-group	31/12/2017	30/6/2018	30/6/2018
	$’000	$’000	US$’000
Summarized statement of financial position
Current assets	4,332	4,386	3,209
Non-current assets	232	218	160
Goodwill	2,121	2,121	1,552
Current liabilities	(9,096)	(3,137)	(2,295)
Non-current liabilities	(408)	(408)	(299)
Total (deficit)/surplus	(2,819)	3,180	2,327

Attributable to NCI, allocated according to changes in equity interest during the year	(1,945)	466	341

	31/12/2017	30/6/2018	30/6/2018
	$’000	$’000	US$’000
Summarized statement of comprehensive income
Revenue	29,288	13,566	9,926
Loss for the year	(1,160)	(308)	(225)
Other comprehensive loss	(39)	19	14
Total comprehensive loss	(1,199)	(289)	(211)

Attributable to NCI, allocated according to changes in equity interest during the year	(631)	(161)	(116)
Summarized cash flow information
Operating	(619)	(4,529)	(3,314)
Investing	(13)	(1)	(1)
Financing	–	5,222	3,821
Net (decrease)/increase in cash and cash equivalents	(632)	692	506

7.	Inventories

During the six months ended 30 June 2017 and 2018, $219,000 and $604,000 (US$442,000) respectively were recognized as an expense for inventories carried at net realizable values, in cost of revenue.

8.	Share capital

	31/12/2017	30/06/2018
Issued and paid up shares
Ordinary shares	10,766,609	10,766,609

Issued and fully paid ordinary shares	No. of shares	$’000
At 1 January 2017	10,564,037	18,162
Issuance of new ordinary shares	202,572	2,289
At 31 December 2017	10,766,609	20,451
Issuance of new ordinary shares	-	-
At 30 June 2018	10,766,609	20,451
US$		14,964

The holders of ordinary shares are entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restriction. The ordinary shares have no par value.

On 21 February 2017, 139,292 ordinary shares were issued at 11.30 per share.

On 2 March 2017, 63,280 ordinary shares were issued at 11.30 per share.

9.	Convertible preference shares

Reconciliation of fair value measurement of Series C and Series D Preference Shares:

	Series A Preference Shares	Series B Preference Shares	Series C Preference Shares	Series D Preference Shares	Total
	$’000	$’000	$’000	$’000	$’000

At 1 January 2017	20,265	28,777	56,867	68,252	174,161
Change in fair value	628	(1,581)	(6,913)	782	(7,084)

At 30 June 2017	20,893	27,196	49,954	69,034	167,077

At 1 January 2018	9,618	12,403	21,103	33,748	76,872
Change in fair value	4,269	5,505	9,277	(191)	18,860

At 30 June 2018	13,887	17,908	30,380	33,557	95,732

US$	10,161	13,103	22,229	24,553	70,046

10.	Interest-bearing loans and borrowings

	31/12/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000
Current
Secured term loan	1,334	1,352	989
Unsecured term loan	138	14,818	10,842
Venture debt term loan	2,087	1,801	1,318
Trust receipts	27,673	34,141	24,981
Loans from a shareholder of a subsidiary	30	249	182
Obligation under finance lease	66	69	50
Other borrowings	8,975	9,177	6,715
	40,303	61,607	45,077
Non-current
Secured term loan	24,593	24,345	17,813
Unsecured term loan	14,181	-	-
Obligation under finance lease	78	42	31
	38,852	24,387	17,844

	79,155	85,994	62,921

The contractual and effective interest rate on the short-term borrowings at reporting dates ranges from 2.71% to 4.12% (2017: 2.48% to 4.52%) per annum.

11.	Related party transactions

The Singapore Government has significant influence over the Group through certain of the holders of the Preference Shares. In accordance with IAS 24 Related Party Disclosures, government-related entities and their subsidiaries, directly or indirectly controlled, jointly controlled or significantly influenced by the Singapore Government are defined as related parties of the Group.

On that basis, related parties comprise mainly companies which are Singapore Government-related, controlled or significantly influenced by the Company’s key management personnel and their close family members.

The following transactions took place between the Group and related parties at terms agreed between the parties during the relevant financial period:

(a)	Sales and purchase of goods and services

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Maintenance income	(7)	(6)	(4)
Rental Income	(1)	(12)	(9)

Terms and conditions of transactions with related parties

Outstanding balances at the period–end are unsecured and payable within 12 months from reporting dates. There have been no guarantees provided or received for any related party receivables or payables. For the periods ended 31 December 2017 and 30 June 2018, the Group has not recorded any impairment of receivables relating to amounts owed by related parties. This assessment is undertaken each financial period through examining the financial position of the related party and the market in which the related party operates.

(b)	Key management personnel compensation is as follows

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000

Salaries, bonus and allowances	875	409	299
Employer’s contribution to CPF	46	31	22
Employee share option expense	394	195	143

The amounts disclosed in the table are the amounts recognized as an expense during the period related to key management personnel.

12.	Share-based payments

The expenses recognized for employee services received during the periods are shown in the following table:

	Six months ended
	30/06/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000
Expenses arising from employee share option scheme	1,065	155	113

On 23 February 2018, the Company granted 424,000 share options, at an exercise price of $2.50 each, to employee under the 2010 Employee Share Option Scheme (the “ESOS”). No stock options were granted in the six months ended 30 June 2017.

The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair values of the share options granted are measured based on the Black Scholes model, taking into account the terms and conditions upon which the options were granted. The Company determined the fair values of the share options granted with the assistance of an external appraiser.

The following table lists the inputs to the model used for the options granted during the periods ended 30 June 2017 and 2018 respectively:

	30/06/2017	30/06/2018
Expected volatility (%)	N/A	44.5 to 49.1
Risk-free interest rate (%)	N/A	1.91 to 2.19
Expected life of share options (years)	N/A	3.25 to 6.25
Share price $	N/A	3.20

The Company estimates expected volatility at the grant dates based on historical volatilities of comparable companies for periods in correspondence to the expected life of share options. Risk–free interest rates are based on zero coupon Singapore risk-free rate for the terms consistent with the expected life of the award at the time of grant. The Company has no historical exercise patterns of employee share options as reference. Expected life is based on management’s estimation, which the Company believes are representative of future behavior.

The weighted average fair value of options granted during the period ended 30 June 2018 was 1.31 (30 June 2017: N/A)

13.	Capital commitments

Capital expenditures contracted for at the reporting dates but not recognized in the financial statements are as follows:

	31/12/2017	30/06/2018	30/06/2018
	$’000	$’000	US$’000
Office building	1,059	595	435
Property and equipment	414	414	303

14.	Segment information

For management purposes, the Group has only one operating and reportable segment.

Revenue from external customers for the various types of products the Company sells to are not disclosed as the information is not available and the determination is not practicable.

Geographical information

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Sub-total	South Korea	Hong Kong	China	The rest of North Asia	Sub-total	Australia	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
For the six months ending 30 June 2017
Revenue from external customers*	14,575	3,467	6,801	1,229	26,072	15,792	6,994	9,548	4,681	37,015	9,952	7,429	80,468

As at 31 December 2017
Non–current assets
Property and equipment	38,630	176	17	5	38,828	29	9	2	19	59	53	7	38,947
Leasehold land	6,790	-	-	-	6,790	-	-	-	-	-	-	-	6,790
Intangible assets	1,927	-	-	-	1,927	5	-	-	1	6	-	-	1,933
Goodwill	-	-	-	-	-	2,121	-	-	-	2,121	-	-	2,121

*	The geographical information above is derived based on the registered billing address of the customers

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Sub-total	South Korea	Hong Kong	China	The rest of North Asia	Sub-total	Australia	Others	Total	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	US$’000
For the six months ending 30 June 2018
Revenue from external customers*	12,508	3,027	3,005	845	19,385	13,566	3,989	8,986	3,275	29,816	4,990	4,630	58,821	43,039

As at 30 June 2018
Non–current assets
Property and equipment	37,661	141	14	4	37,820	16	6	2	15	39	34	6	37,899	27,730
Leasehold land	6,648	-	-	-	6,648	-	-	-	-	-	-	-	6,648	4,864
Intangible assets	1,725	-	-	-	1,725	2	-	-	1	3	-	-	1,728	1,264
Goodwill	-	-	-	-	-	2,121	-	-	-	2,121	-	-	2,121	1,552

*	The geographical information above is derived based on the registered address of the customers.

15.	Financial instruments

Set out below is an overview of financial instruments, held by the Group as at 31 December 2017 and 30 June 2018:

As at 31 December 2017	Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total
	$’000	$’000	$’000
Financial assets
Trade and other receivables	6,251	-	6,251
Other current financial assets	1,640	-	1,640
Cash and cash equivalents	9,886	-	9,886
	17,777	-	17,777
Non–current
Non–current financial assets	649	-	649
Total financial assets	18,426	-	18,426

As at 31 December 2017	Financial liabilities at amortized cost	Financial liabilities at fair value through profit or loss	Total
	$’000	$’000	$’000
Financial liabilities
Current
Trade and other payables, excluding deferred government grants	14,357	-	14,357
Interest–bearing loans and borrowings	40,303	-	40,303
Advances from customers	3,955	-	3,955
	58,615	-	58,615
Non–current
Interest–bearing loans and borrowings	38,852	-	38,852
Convertible preference shares	-	76,872	76,872
Other payables and accruals, excluding deferred government grants	305	-	305
Contingent settlement provision	415	-	415
Total financial liabilities	98,187	76,872	175,059

As at 30 June 2018	Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total	Total
	$’000	$’000	$’000	US$’000
Financial assets
Trade and other receivables	5,944	-	5,944	4,349
Other current financial assets	841	-	841	616
Cash and cash equivalents	7,106	-	7,106	5,198
	13,891	-	13,891	10,163
Non–current
Non–current financial assets	640	-	640	469

Total financial assets	14,531	-	14,531	10,632

As at 30 June 2018	Financial liabilities at amortized cost	Financial liabilities at fair value through profit or loss	Total	Total
	$’000	$’000	$’000	US$’000
Financial liabilities
Current
Trade and other payables, excluding deferred government grants	12,420	-	12,420	9,088
Interest–bearing loans and borrowings	61,607	-	61,607	45,077
Contingent settlement provision	421	-	421	308
Advances from customers	3,745	-	3,745	2,740
	78,193	-	78,193	57,213
Non–current
Interest–bearing loans and borrowings	24,387	-	24,387	17,844
Convertible preference shares	-	95,732	95,732	70,046
Other payables and accruals, excluding deferred government grants	375	-	375	274
Total financial liabilities	102,955	95,732	198,687	145,377

Fair value measurement

The Group with the assistance of an external appraiser, measures financial instruments such as convertible preference shares and warrants at fair value at each reporting date. The following table shows the information about fair value measurements using significant unobservable inputs (Level 2 and 3).

Fair value measurement hierarchy for liabilities as at 30 June 2018 and 31 December 2017:

Level 2	Date of valuation	$’000

Unsecured term loans	31 December 2017	14,928
Unsecured term loans	30 June 2018	14,818
Unsecured term loans (US$)	30 June 2018	10,842

The fair value of the unsecured term loans are calculated using discounted cash flow model based on the present value of future principal and interest cash flow, discounted at the market rate of 14.10% (31/12/2017: 10.93%) at the reporting date.

Level 3	Date of valuation	$’000

Convertible preference shares	31 December 2017	76,872
Convertible preference shares	30 June 2018	95,732
Convertible preference shares (US$)	30 June 2018	70,046

Description	Valuation techniques	Unobservable inputs	Weighted average	Sensitivity of the input to fair value
Convertible preference shares	31 December 2017 and 30 June 2018 Hybrid method comprising of: ● Probability weighted expected return method; and ● Option pricing method ● Discounted Cash Flow Method and ● Market Method	31 December 2017 and 30 June 2018 ● Time to IPO ● Time to non-IPO liquidity event ● IPO Price ● WACC	31 December 2017 ● Time to IPO is 0.66 year ● Time to non-IPO liquidity event is 1 year ● IPO price of S$7.60 ● WACC of 15.3%

31 December 2017

The estimated fair value would decrease by 5% if:

● Time to lPO was higher by 0.34 years

● Time to non-IPO liquidity event was higher by 30 years

The estimated fair value would increase/(decrease) by 5% if:

● IPO price was higher/(lower) by S$0.45

● WACC was lower/(higher) by 9.62%/11.18%

30 June 2018 ● Time to IPO is 0.42 year ● Time to non-IPO liquidity event is 1.3 year ● IPO price of S$7.60 ● WACC of 17.3%

30 June 2018

The estimated fair value would decrease by 5% if:

● Time to lPO was higher by 0.23 years

● Time to non-IPO liquidity event was higher by n.m years

The estimated fair value would increase/(decrease) by 5% if:

● IPO price was higher/(lower) by S$0.39

● WACC was lower/(higher) by 5.16%/8.22%

n.m – not meaningful

16.	Seasonality

Reebonz’s revenue is subject to fluctuations reflecting a traditional retail seasonality pattern as a result of changes in the timing of local holidays, timing of company promotions and end-off-season sales events that are done on a as need basis, that drive customer demand.

17.	Events occurring after the reporting period

On 1 July 2018, the Company issued 88,495 warrants to a financial institution to secure a trade facility of $5 million for working capital purposes. This entitles the financial institution to subscribe for ordinary shares of the Company at an exercise price of $11.30.

On 31 July 2018, the Company granted 135,875 share options to its employees, under the Employee Share Option Scheme 2010 with an exercise price of $3.50 per share.

On 4 September 2018, the Company entered into a Business Combination Agreement with a special purpose acquisition Group, Draper Oakwood Technology Acquisition, Inc., a Delaware Corporation, listed on NASDAQ. Reebonz is expected to be the surviving entity of the reverse merger and be listed on NASDAQ upon completion of the transaction.

On 18 September 2018, the Company entered into a convertible loan agreement of US$1,500,000 for working capital purposes with a maturity date of 6 months and interest of 8% per annum. The loan, on or before the maturity date, may convert into shares of the Company based on the same terms and conditions of the reverse merger with Draper Oakwood Technology Acquisition, Inc. or based on terms and conditions yet to be determinable under a separate listing exercise. In the event the loan is not converted into shares of the Company, the loan shall be repaid by the Company in full to the Lender on maturity date.

Reebonz Limited and its subsidiaries
Registration Number: 2009-09470-E

Annual Consolidated Financial Statements

Years ended 1 January 2016, 31 December 2016 and 31 December 2017

KPMG LLP (Registration No. T08LL1267L), an accounting limited liability partnership registered in Singapore under the Limited Liability Partnership Act (Chapter 163A) and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

KPMG LLP 16 Raffles Quay #22-00 Hong Leong Building Singapore 048581	Telephone Fax Internet	+65 6213 3388 +65 6225 0984 www.kpmg.com.sg

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Reebonz Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Reebonz Limited (the ‘Company’) and subsidiaries as of 1 January 2016, 31 December 2016 and 31 December 2017, the related consolidated statements of profit or loss, other comprehensive income (loss), changes in equity, and cash flows for each of the years in the year ended 31 December 2016 and 31 December 2017, and the related notes (collectively, the ‘consolidated financial statements’). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries as of 1 January 2016, 31 December 2016 and 31 December 2017, and the results of its operations and its cash flows for each of the years in the year ended 31 December 2016 and 31 December 2017, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in Note 37 to the consolidated financial statements, the Company has restated its consolidated statement of changes in equity as of and for the year ended 31 December 2015 to correct misstatements. This consolidated financial statements was previously audited by other auditors, whose report dated 14 March 2016 expressed an unqualified opinion. Our opinion is not modified with respect to this matter.

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2.2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2.2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘PCAOB’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements as of and for the year ended 31 December 2017 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the consolidated financial statements expressed in Singapore dollars have been translated into United States dollars on the basis set forth in note 3.2 (iii) of the notes to the consolidated financial statements.

KPMG LLP

Public Accountants and

Chartered Accountants

We have served as the Company’s auditor since 2018.

Singapore

14 September 2018

KPMG LLP (Registration No. T08LL1267L), an accounting limited liability partnership registered in Singapore under the Limited Liability Partnership Act (Chapter 163A) and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of financial position

	Note	1/1/2016	31/12/2016	31/12/2017	31/12/2017
		$’000	$’000	$’000	US$’000
		Restated*			(Refer to
		(Refer to Note 2.3)			Note 3.2 iii)
Assets
Property and equipment	4	7,295	26,687	38,947	28,583
Leasehold land	5	7,180	7,067	6,790	4,983
Intangible assets	6	2,287	2,295	1,933	1,419
Goodwill	7	2,121	2,121	2,121	1,556
Non-current financial assets	8	988	787	649	477
Deferred expenses		4,697	–	–	–
Non-current assets		24,568	38,957	50,440	37,018

Inventories	9	33,046	33,387	29,721	21,812
Trade and other receivables	10	5,231	6,350	6,251	4,588
Prepayments	11	6,706	6,034	3,478	2,552
Other current financial assets	8	1,018	1,308	1,640	1,203
Cash and cash equivalents	12	27,947	16,822	9,886	7,255
Current assets		73,948	63,901	50,976	37,410
Total assets		98,516	102,858	101,416	74,428

Equity
Share capital	13	18,162	18,162	20,451	15,009
Warrants	14(c) (iii,iv)	345	2,897	2,897	2,126
Accumulated losses		(245,992)	(189,943)	(113,064)	(82,977)
Other components of equity	15	1,927	4,834	13,677	10,038
Shareholders’ deficit attributable to owners of the Company		(225,558)	(164,050)	(76,039)	(55,804)
Non-controlling interests		(524)	(1,331)	(2,004)	(1,471)
Total shareholders’ deficit		(226,082)	(165,381)	(78,043)	(57,275)

*	See Note 37

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of financial position (continued)

	Note	1/1/2016	31/12/2016	31/12/2017	31/12/2017
		$’000	$’000	$’000	US$’000
		Restated*			(Refer to
		(Refer to Note 2.3)			Note 3.2 iii)
Liabilities
Convertible preference shares	14(a)	255,825	174,161	76,872	56,416
Contingent settlement provision	14(c)(iii)	340	334	415	305
Asset reinstatement obligations	16	65	25	225	165
Deferred tax liabilities	17	418	419	1,949	1,431
Other payables and accruals	18	1,227	908	559	410
Interest–bearing loans and borrowings	19	8,887	37,530	38,852	28,513
Non-current liabilities		266,762	213,377	118,872	87,240

Trade and other payables	18	22,286	17,120	14,481	10,627
Deferred revenue	20	860	564	512	375
Advances from customers		3,721	3,788	3,955	2,902
Provision for sales returns		976	1,124	1,076	790
Asset reinstatement obligations	16	685	266	130	95
Interest-bearing loans and borrowings	19	29,157	31,876	40,303	29,578
Income tax payable		151	124	130	96
Current liabilities		57,836	54,862	60,587	44,463
Total liabilities		324,598	268,239	179,459	131,703
Total shareholders’ deficit and liabilities		98,516	102,858	101,416	74,428

*	See Note 37

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of profit or loss

	Note	31/12/2016	31/12/2017	31/12/2017
		$’000	$’000	US$’000
		(Refer to Note 2.3)		(Refer to Note 3.2 iii)

Revenue	21	176,478	149,606	109,795
Cost of revenue		(131,294)	(107,793)	(79,108)
Gross profit		45,184	41,813	30,687
Fulfilment expenses		(26,033)	(25,238)	(18,522)
Marketing expenses		(13,430)	(10,515)	(7,717)
Technology and content expenses		(7,240)	(6,680)	(4,902)
General and administrative expenses		(22,023)	(15,354)	(11,268)
Government grant		399	232	171
Operating loss		(23,143)	(15,742)	(11,551)
Other income	22	759	577	424
Other expenses	23	(1,594)	(1,282)	(941)
Finance costs	24	(2,477)	(4,512)	(3,311)
Finance income	24	48	20	14
		(26,407)	(20,939)	(15,365)
Change in fair value of:
- Convertible preference shares	14(a)	81,664	97,289	71,400
Profit before tax	25	55,257	76,350	56,035
Tax expense	17	(14)	(105)	(77)
Profit for the year		55,243	76,245	55,958

Attributable to:
Owners of the Company		56,049	76,879	56,424
Non-controlling interests		(806)	(634)	(466)
Profit for the year		55,243	76,245	55,958

Profit per share ($)
Basic, profit for the year attributable to ordinary equity holders of the parent	26	5.31	7.16	5.25
Diluted, profit for the year attributable to ordinary equity holders of the parent	26	(0.78)	(0.63)	(0.46)

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of comprehensive income

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000
	(Refer to Note 2.3)		(Refer to Note 3.2 iii)

Profit for the year	55,243	76,245	55,958
Other comprehensive income
Items that may be reclassified subsequently to profit and loss:
Exchange differences on translation of foreign operations	(240)	(66)	(48)
Net surplus on revaluation of building	–	7,526	5,523
Other comprehensive (loss)/income for the year, net of tax	(240)	7,460	5,475
Total comprehensive income for the year	55,003	83,705	61,433

Total comprehensive (loss)/income attributable to:
Equity holders of the parent	55,810	84,378	61,927
Non-controlling interests	(807)	(673)	(494)
Total comprehensive income for the year	55,003	83,705	61,433

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of changes in equity

		Attributable to owners of the Company
	Note	Issued capital	Convertible preference shares	Warrants	Share- based payments	Other reserves	Foreign currency translation reserve	Other components of equity, total	Accumulated losses	Total	Non- controlling interests	Total shareholders’ deficit
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Group

At 1 January 2016, as previously reported;		18,162	15,250	280	3,064	(896)	(29)	2,139	(185,899)	(150,068)	(524)	(150,592)
Correction of Error (Note 37)		–	(15,250)	65	(211)	–	(1)	(212)	(60,093)	(75,490)	–	(75,490)

At 1 January 2016, as restated		18,162	–	345	2,853	(896)	(30)	1,927	(245,992)	(225,558)	(524)	(226,082)

Total comprehensive income for the year
Profit for the year		–	–	–	–	–	–	–	56,049	56,049	(806)	55,243
Other comprehensive income		–	–	–	–	–	(239)	(239)	–	(239)	(1)	(240)
Total comprehensive income for the year		–	–	–	–	–	(239)	(239)	56,049	55,810	(807)	55,003

Issuance of warrants	14(c)	–	–	2,552	–	–	–	–	–	2,552	–	2,552
Share-based payment transactions	27			–	3,146	–	–	3,146	–	3,146	–	3,146
At 31 December 2016		18,162	–	2,897	5,999	(896)	(269)	4,834	(189,943)	(164,050)	(1,331)	(165,381)

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of changes in equity (continued)

		Attributable to owners of the Company
	Note	Issued capital	Warrants	Share- based payments	Other reserves	Foreign currency translation reserve	Asset revaluation reserve	Other components of equity, total	Accumulated losses	Total	Non- controlling interests	Total shareholders’ deficit
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Group

At 1 January 2017		18,162	2,897	5,999	(896)	(269)	–	4,834	(189,943)	(164,050)	(1,331)	(165,381)

Total comprehensive income for the year
Profit for the year		–	–	–	–	–	–	–	76,879	76,879	(634)	76,245
Other comprehensive income		–	–	–	–	(27)	–	(27)	–	(27)	(39)	(66)
Net surplus on revaluation of building		–	–	–	–	–	7,526	7,526	–	7,526	–	7,526
Total comprehensive income for the year		–	–	–	–	(27)	7,526	7,499	76,879	84,378	(673)	83,705

Issuance of ordinary shares	13	2,289	–	–	–	–	–	–	–	2,289	–	2,289
Share-based payment transactions	27	–	–	1,344	–	–	–	1,344	–	1,344	–	1,344
At 31 December 2017		20,451	2,897	7,343	(896)	(296)	7,526	13,677	(113,064)	(76,039)	(2,004)	(78,043)

US$		15,009	2,126	5,389	(657)	(217)	5,523	10,038	(82,977)	(55,804)	(1,471)	(57,275)

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of cash flows

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Cash flows from operating activities
Profit before tax	55,257	76,350	56,035
Adjustments for:
Depreciation of property and equipment	617	2,054	1,507
Amortization of leasehold land	265	277	203
Amortization of intangible assets	800	820	601
Amortization of deferred government grants	(69)	(124)	(91)
Property and equipment disposed	61	–	–
Intangible assets disposed	122	–	–
Reversal of asset reinstatement obligation	(304)	(143)	(105)
(Gain)/loss on disposal of property and equipment	(4)	7	5
Share-based payment	3,146	1,344	986
Allowance for doubtful debt	7	–	–
Deposits written off	–	2	1
Inventories written down/(reversed)	357	(63)	(46)
Change in fair value of convertible preference shares	(81,664)	(97,289)	(71,400)
Finance costs	2,477	4,512	3,311
Finance income	(48)	(20)	(14)
Foreign exchange gain, net	(138)	(334)	(246)
	(19,118)	(12,607)	(9,253)
Changes in:
- inventories	(698)	3,729	2,736
- trade and other receivables	(1,126)	98	72
- prepayments	672	2,481	1,821
- other current financial assets	(193)	(332)	(243)
- non-current financial assets	201	138	101
- deferred expenses	4,697	–	–
- trade and other payables	(2,286)	(2,277)	(1,671)
- deferred revenue	(296)	(52)	(38)
- advances from customers	67	167	123
- provisions for sales returns	148	(48)	(35)
- other payables and accruals	(202)	219	161
Cash used in operating activities	(18,134)	(8,484)	(6,226)
Interest received	48	20	14
Interest paid	(1,340)	(3,027)	(2,223)
Tax paid	(42)	(111)	(81)
Receipts of government grants	–	189	139
Net cash used in operating activities	(19,468)	(11,413)	(8,377)

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of cash flows (continued)

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Cash flows from investing activities
Purchase of property and equipment	(6,232)	(3,107)	(2,280)
Additions to leasehold land	(152)	–	–
Additions to intangible assets	(930)	(458)	(336)
Placement of short-term deposits	(97)	(2)	(1)
Proceeds from disposal of property and equipment	23	7	5
Net cash used in investing activities	(7,388)	(3,560)	(2,612)

Cash flows from financing activities
Proceeds from interest-bearing loans and borrowings	121,593	92,363	67,784
Repayment of interest-bearing loans and borrowings	(105,862)	(86,616)	(63,567)
Proceeds from issuance of ordinary shares	–	2,289	1,680
Net cash from financing activities	15,731	8,036	5,897

Net decrease in cash and cash equivalents	(11,125)	(6,937)	(5,092)
Cash and cash equivalents at 1 January	27,947	16,822	12,346
Effect of exchange rate fluctuations on cash held	–	1	1
Cash and cash equivalents at 31 December	16,822	9,886	7,255

Supplemental disclosures of non-cash activities:
Purchase of property and equipment and intangible assets included in trade and other payables and interest-bearing loans and borrowings	18,532	2,931	2,151

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Reebonz Limited and its subsidiaries
Financial statements

Consolidated statements of cash flows (continued)

Reconciliation of movements of liabilities to cash flows arising from financing activities:

	Interest-bearing loans and borrowing	Interest-bearing loans and borrowing
	31/12/2017	31/12/2017
	$’000	US$’000

Balance as at 1 January	69,406	50,937

Cash flows
Proceeds from interest-bearing loans and borrowings	92,363	67,784
Repayment of interest-bearing loans and borrowings	(86,616)	(63,567)
Purchase of property and equipment	2,940	2,158
Interest expense	3,203	2,351
Amortization of deferred transactions cost	1,155	848
Interest paid	(3,027)	(2,223)
Foreign exchange gain	(269)	(197)

Balance as at 31 December	79,155	58,091

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statements.

Notes to the financial statements

These notes form an integral part of the financial statements.

The consolidated financial statements of Reebonz Limited (the “Company”) and its subsidiaries (collectively, the “Group”) for the years ended 31 December 2016 and 2017 were authorized for issue in accordance with a resolution of the directors on 14 September 2018.

1	Domicile and activities

Reebonz Limited (‘the Company’) is incorporated and domiciled in the Republic of Singapore. The address of the Company’s registered office is 5 Tampines North Drive 5, Reebonz Building, Singapore 528548.

The principal activities of the Group are mainly as an online retailer of luxury goods and also to provide a marketplace for sellers to sell luxury goods. The principal activities of its subsidiaries are shown in Note 7 to the financial statements respectively.

2	Basis of preparation

2.1	Statement of compliance

The consolidated financial statements of the Group have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

2.2	Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except as otherwise described in the notes below.

Going concern basis of accounting

The consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligation, working capital requirements and capital expenditures as and when they fall due.

The Group incurred an operating loss of $15,742,000 (US$11,551,000) (31/12/2016: $23,143,000) for the year ended 31 December 2017 and as at that date, the Group recorded a shareholders’ deficit of $78,043,000 (US$57,275,000) (31/12/2016: $165,381,000). The Group recorded net current liabilities of $9,611,000 (US$7,053,000) (31/12/2016: net current assets of $9,039,000) at 31 December 2017.

The financial statements have been prepared on a going concern basis, based on the following:

1.	Successful reverse merger with a special purpose acquisition Group, Draper Oakwood Technology Acquisition, Inc., a Delaware corporation listed on NASDAQ, by Quarter 4 of 2018. Reebonz Limited is expected to be the surviving entity of the reverse merger and be listed on NASDAQ, with an estimated cash inflow of S$34,065,000 (US$25,000,000) from Draper Oakwood Technology Acquisition, Inc., after giving effect to the payment of Draper Oakwood Technology Acquisition, Inc.’s expenses and outstanding liabilities; and

2.	Ability of the Group to continue to access and drawdown on its existing short term financing facilities which will enable the Group to meet its financial obligation, working capital requirements and capital expenditure as and when they fall due.

Management acknowledges that uncertainty remains over the Group’s ability to meet its funding requirements and ability to gain continued access to short term financing. However, as described above, management has a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. If for any reason the Group is unable to continue as a going concern, then this could have an impact on the Group’s ability to realize assets at their recognized values, in particular goodwill and other intangible assets, and to extinguish liabilities in the normal course of business at the amounts stated in the consolidated financial statements.

2.3	Functional and presentation currency

These consolidated financial statements are presented in Singapore dollars, which is the Company’s functional currency. All financial information presented in Singapore dollars has been rounded to the nearest thousand, unless otherwise stated.

2.4	Use of estimates and judgments

The preparation of the Group’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities at the end of each reporting period. Uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future periods.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Group based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

(a)	Impairment of non-financial assets

Impairment exists when the carrying value of an asset or Cash Generating Unit (“CGU”) exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow (“DCF”) model. The estimated cash flows are derived from the future budgets and do not include restructuring activities that the Group is not yet committed to or significant future investments that will enhance the asset’s performance of the CGU being tested. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. These estimates are most crucial in determining the recoverable amount of goodwill recognized by the Group. The key assumptions used to determine the recoverable amount for the CGU, including a sensitivity analysis, are disclosed and further explained in Note 7.

(b)	Fair value of financial instruments

When the fair values of financial liabilities recorded in the statement of financial position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques including the DCF model and significantly influenced by the movement in the estimated initial public offering (“IPO”) prices. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Judgments include considerations of inputs such as discount rate and the IPO price. Changes in assumptions about these factors could affect the reported fair value of financial instruments. See Note 31 for further disclosures.

(c)	Share-based payments

The Group initially measures the cost of equity-settled transactions with employees using a Black Scholes model to determine the fair value of the equity incurred. Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 27.

(d)	Revenue recognition – Provision for sales returns

The Group made an estimate on the provision for sales returns based on the historical rate of returns. Provision for sales returns are recorded as a reduction to revenue. As at 31 December 2017, the provision for sales returns was $1,076,000 (US$790,000) (31/12/2016: $1,124,000; 1/1/2016: $976,000).

(e)	Revaluation of property and equipment - Building

The Group carries its building at its revalued amount, which approximates its fair value. Changes in fair values are recognized in other comprehensive income. The Group engaged a real estate valuation expert to assess the fair value as at 31 December 2017. The fair value of the building is determined by an independent real estate valuation expert using an open market value approach.

(f)	Taxes

Deferred tax assets are recognized for unused tax losses and temporary differences to the extent that it is probable that taxable profit will be available against which the losses and temporary differences can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

As at 31 December 2017, the Group has $122,257,000 (US$89,723,000) (31/12/2016: $103,810,000) of tax losses carried forward. These losses relate to the Company and subsidiaries that have a history of losses, do not expire and may not be used to offset taxable income elsewhere in the Group. It is not probable that taxable profit will be available for the Group’s subsidiaries for deferred tax assets to be utilized against. On this basis, the Group has determined that it cannot recognize deferred tax assets on the tax losses carried forward.

If the Group was able to recognize all unrecognized deferred tax assets, losses would have decreased by $22,151,000 (US$16,256,000) (31/12/2016: $19,218,000).

(g)	Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

Management determines the policies and procedures for both recurring and non-recurring fair value measurements.

External valuers are involved for valuation of significant assets and liabilities. Involvement of external valuers is decided upon annually by Management after discussion with and approval by the Board. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The Management decides, after discussions with the Group’s external valuers, which valuation techniques and inputs to use for each case.

At each reporting date, the Group analyses the movements in the values of assets and liabilities which are required to be measured or re-assessed as per the Group’s accounting policies. For this analysis, Management verifies the major inputs applied in the latest valuation by agreeing the information in the valuation computation to contracts and other relevant documents.

The Group, in conjunction with the Group’s external valuers, also compares the change in the fair value of each asset and liability with relevant external sources to determine whether the change is reasonable.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained below.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

Level 1:	quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2:	inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3:	inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest).

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred.

3	Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these financial statements except for the following:

Revised standards

The Group has applied the following amendments for the first time for the annual period beginning on 1 January 2017:

●	Disclosure Initiative (Amendments to IAS 7);

●	Recognition of Deferred Tax Assets for Unrealized Losses (Amendments of IAS 12); and

●	Clarification of the scope of IFRS 112 (Improvements to IFRSs 2016).

From 1 January 2017, as a result of the amendments to IAS 7, the Group has provided an additional disclosure in relation to the changes in liabilities arising from financial activities for the year ended 31 December 2017. Comparative information has not been presented.

Other than the amendments to IAS 7, the adoption of these amendments did not have any impact on the current or prior period and is not likely to affect future periods.

3.1	Basis of consolidation

(i)	Business combinations

Business combinations are accounted for using the acquisition method in accordance with IFRS 3 Business Combinations as at the date of acquisition, which is the date on which control is transferred to the Group.

The Group measures goodwill at the date of acquisition as:

●	the fair value of the consideration transferred; plus

●	the recognized amount of any non-controlling interests (“NCI”) in the acquiree; plus

●	if the business combination is achieved in stages, the fair value of the pre-existing equity interest in the acquiree, over the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed. Any goodwill that arises is tested annually for impairment.

●	less the net amount of the fair value of identifiable assets acquired, less the fair value of liabilities assumed.

When the excess in negative, a bargain purchase gain is recognized immediately in profit or loss. The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

Any contingent consideration payable is recognized at fair value at the date of acquisition and included in the consideration transferred. If the contingent consideration that meets the definition of a financial instrument is classified as equity, it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes to the fair value of the contingent consideration are recognized in profit or loss.

NCI that are present ownership interests and entitle their holders to a proportionate share of the acquiree’s net assets in the event of liquidation are measured either at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets, at the date of acquisition. The measurement basis taken is elected on a transaction-by-transaction basis. All other NCI are measured at acquisition-date fair value, unless another measurement basis is required by IFRSs.

Costs related to the acquisition, other than those associated with the issue of debt or equity securities, that the Group incurs in connection with a business combination are expensed as incurred.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as transactions with owners in their capacity as owners and therefore no adjustments are made to goodwill and no gain or loss is recognized in profit or loss. Adjustments to NCI arising from transactions that do not involve the loss of control are based on a proportionate amount of the net assets of the subsidiary.

(ii)	Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

The accounting policies of subsidiaries have been changed when necessary to align them with the policies adopted by the Group. Losses applicable to the NCI in a subsidiary are allocated to the NCI even if doing so causes the NCI to have a deficit balance.

3.2	Foreign currency

(i)	Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the year, adjusted for effective interest and payments during the year, and the amortized cost in foreign currency translated at the exchange rate at the end of the year.

Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured in terms of historical cost are translated using the exchange rate at the date of the transaction. The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of the gain or loss on the change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognized in OCI or profit or loss are also recognized in OCI or profit or loss, respectively).

(ii)	Group companies

On consolidation, the assets and liabilities of foreign operations are translated into Singapore Dollar at the rate of exchange prevailing at the reporting date and their statement of profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognized in OCI. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is recognized in profit or loss.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

(iii)	Convenience translation

The consolidated financial statements are stated in thousands of Singapore dollars. However, solely for the convenience of the readers, the consolidated statement of financial position as at 31 December 2017, the consolidated statement of profit or loss and other comprehensive income, and consolidated statement of cash flows for the year ended 31 December 2017 were translated into U.S. dollars at the exchange rate of the buying rate of US$1.00 to S1.3626 on 30 June 2018 in the City of New York for cable transfers of S$ as certified for customs purposes by the Federal Reserve Bank of New York. This convenience translation should be treated as supplementary information and has not been prepared in compliance with IFRS.

3.3	Financial instruments

(i)	Non-derivative financial assets

The Group initially recognizes loans and receivables on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognized initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.

The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred, or it neither transfers nor retains substantially all of the risks and rewards of ownership and does not retain control over the transferred asset Any interest in transferred financial assets that is created or retained by the Group is recognized as a separate asset or liability.

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group currently has a legally enforceable right to offset the amounts and intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

The Group classifies non-derivative financial assets into the following categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables and available-for-sale financial assets.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are initially measured at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Loans and receivables comprise cash and cash equivalents, non-current and current financial assets and trade and other receivables (excluding construction contract in progress).

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short-term deposits with maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments. For the purpose of the statement of cash flows, pledged deposits are excluded whilst bank overdrafts that are repayable on demand and that form an integral part of the Group’s cash management are included in cash and cash equivalents.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are designated as available for sale or are not classified in any of the above categories of financial assets. Available-for-sale financial assets are initially measured at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, they are measured at fair value and changes therein, other than impairment losses and foreign currency differences on available-for-sale debt instruments, are recognized in OCI and presented in the fair value reserve in equity. When an investment is derecognized, the gain or loss accumulated in equity is reclassified to profit or loss.

Available-for-sale financial assets comprise equity securities and debt securities.

(ii)	Non-derivative financial liabilities

The Group initially recognizes debt securities issued and subordinated liabilities on the date that they are originated. Financial liabilities for contingent consideration payable in a business combination are recognized at the date of acquisition. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognized initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.

The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group currently has a legally enforceable right to offset the amounts and intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

The Group classifies non-derivative financial liabilities into following categories: financial liabilities at fair value through profit or loss and other financial liabilities.

A financial liability is classified as at fair value through profit or loss if it is classified as held for trading or is designated as such on initial recognition. Directly attributable transaction costs are recognized in profit or loss as incurred. Financial liabilities at fair value through profit or loss are measured at fair value and changes therein, including any interest expense, are recognized in profit or loss.

Other non-derivative financial liabilities are initially measured at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method. These financial liabilities comprise loans and borrowings, bank overdrafts, accruals and trade and other payables (excluding deferred government grants).

(iii)	Share capital

Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity, net of any tax effects.

3.4	Property and equipment

(i)	Recognition and measurement

Items of property and equipment other than building are measured at cost, which includes capitalized finance costs, less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes:

●	the cost of materials and direct labor;

●	any other costs directly attributable to bringing the assets to a working condition for their intended use;

●	when the Group has an obligation to remove the asset or restore the site, an estimate of the costs of dismantling and removing the items and restoring the site on which they are located; and

●	capitalized finance costs.

Cost may also include transfers from equity of any gain or loss on qualifying cash flow hedges of foreign currency purchases of property and equipment. Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment and depreciated separately.

The gain or loss on disposal of an item of property and equipment (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognized in profit or loss.

The Group capitalizes interest with respect to major assets under construction based on the actual interest incurred for specific borrowings. Assets under construction included in property and equipment are not depreciated as these assets are not yet available for use.

Buildings are measured at their revalued amounts, less accumulated depreciation and impairment losses recognized after the date of the revaluation. Valuations are performed with sufficient regularity to ensure that the carrying amount does not differ materially from the fair value of the building at the end of the reporting period.

Any revaluation surplus is recognized in other comprehensive income and accumulated in equity under the asset revaluation reserve, except to the extent that it reverses a revaluation decrease of the same asset previously recognized in profit or loss, in which case the increase is recognized in profit or loss. A revaluation deficit is recognized in profit or loss, except to the extent that it offsets an existing surplus on the same asset carried in the asset revaluation reserve.

Any accumulated depreciation as at the revaluation date is eliminated against the gross carrying amount of the asset and the net amount is restated to the revalued amount of the asset. The revaluation surplus included in the asset revaluation reserve in respect of an asset is transferred directly to retained earnings on retirement or disposal of the asset.

(ii)	Subsequent costs

The cost of replacing a component of an item of property and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The carrying amount of the replaced component is derecognized. The costs of the day-to-day servicing of property and equipment are recognized in profit or loss as incurred.

(iii)	Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Depreciation is recognized as an expense in profit or loss on a straight-line basis over the estimated useful lives of each component of an item of property and equipment, unless it is included in the carrying amount of another asset. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Freehold land is not depreciated.

Depreciation is recognized from the date that the property and equipment are installed and are ready for use, or in respect of internally constructed assets, from the date that the asset is completed and ready for use.

The estimated useful lives for the current and comparative years are as follows:

●	Furniture and fittings	3 years
●	Motor vehicles	5 years
●	Office equipment	3 years
●	Leasehold improvements	3 years
●	Computers and software	3 years
●	Building	28 years

Depreciation methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted if appropriate.

3.5	Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses. Internally generated intangibles, excluding capitalized development costs, are not capitalized and the related expenditure is reflected in profit or loss in the period in which the expenditure is incurred.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible assets may be impaired. The amortization period and the amortization method for an intangible assets with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the consolidated statements of profit or loss in the expense category that is consistent with the function of the intangible assets.

Platform development costs

A platform arising from development is recognized as an intangible asset if the Group is able to satisfy the requirement to demonstrate how its platform will generate probable future economic benefits. If the Group is not able to demonstrate how the platform developed solely or primarily for promoting and advertising its own products and services will generate probable future economic benefits, all expenditure on developing such a platform should be recognized as an expense when incurred.

Any internal expenditure on the development and operation of the Group’s platform is accounted for in accordance with the nature of each activity for which expenditure is incurred as follows;

●	Planning:

Expenditure incurred in this stage is recognized as an expense as and when it is incurred.

●	Application and infrastructure development, graphical design and content development stages:

To the extent that content is developed for purposes other than to advertise and promote an Group’s own products and services, expenditure incurred in these stages are included in the cost of a platform recognized as an intangible asset when the expenditure can be directly attributed, or allocated on a reasonable and consistent basis, to preparing the platform for its intended use.

●	Content development:

Expenditure incurred in the content development stage, to the extent that content is developed to advertise and promote an enterprise’s own products and services, is recognized as an expense when incurred.

●	Operating:

The operating stage begins once development of a platform is complete. Expenditure incurred in this stage is recognized as an expense when it is incurred.

Following initial recognition of the platform development costs, the asset is carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future benefit. Amortization is recorded in technology and content expenses. During the period of development, the asset is tested for impairment annually.

Amortization of the following intangibles assets are provided for on a straight-line basis over the estimated useful lives:

Platform development costs	-	5 years
Software	-	5 years

Gains or losses arising from derecognition of an intangible assets are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the consolidated statements of profit or loss when the asset is derecognized.

3.6	Leasehold land

Leasehold land is initially measured at cost. Following initial recognition, leasehold land is measured at cost less accumulated depreciation. The leasehold land is depreciated on a straight-line basis over the lease term of 30 years.

3.7	Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset or assets and the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement.

Group as a lessee

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Group is classified as a finance lease.

Finance lease is capitalized at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in finance costs in the statement of profit or loss. A leased asset is depreciated over the useful life of the asset.

Operating lease payments are recognized as an operating expense in the consolidated statements of profit or loss on a straight-line basis over the lease term.

Group as a lessor

Leases in which the Group does not transfer substantially all the risks and rewards of ownership of the asset are classified as operating leases. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same bases as rental income. The accounting policy for rental income is set out in Note 3.15.(d) Contingent rents are recognized as revenue in the period in which they are earned.

Lessors present assets subject to operating leases in their statement of financial position according to the nature of the asset.

3.8	Finance costs

Finance costs directly attributable to the acquisition or construction of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the asset. All other finance costs are expensed in the period in which they occur. Finance costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

3.9	Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the weighted average cost methodology, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition.

Where necessary, allowance is provided for damaged, obsolete, and slow moving items to adjust the carrying value of inventories to the lower of cost and net realizable value.

3.10	Impairment

(i)	Non-derivative financial assets

A financial asset not carried at fair value through profit or loss, including an interest in an associate and joint venture, is assessed at the end of each reporting period to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event(s) has occurred after the initial recognition of the asset, and that the loss event(s) has an impact on the estimated future cash flows of that asset that can be estimated reliably.

Objective evidence that financial assets (including equity securities) are impaired can include default or delinquency by a debtor, restructuring of an amount due to the Group on terms that the Group would not consider otherwise, indications that a debtor or issuer will enter bankruptcy, adverse changes in the payment status of borrowers or issuers, economic conditions that correlate with defaults or the disappearance of an active market for a security. In addition, for an investment in an equity security, a significant or prolonged decline in its fair value below its cost is objective evidence of impairment.

(ii)	Non-financial assets

The carrying amounts of the Group’s non-financial assets, other than biological assets, investment property, inventories and deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. For goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated each year at the same time. An impairment loss is recognized if the carrying amount of an asset or its related CGU exceeds its estimated recoverable amount.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Subject to an operating segment ceiling test, for the purposes of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment testing is performed reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

The Group’s corporate assets do not generate separate cash inflows and are utilized by more than one CGU. Corporate assets are allocated to CGUs on a reasonable and consistent basis and tested for impairment as part of the testing of the CGU to which the corporate asset is allocated.

Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (group of CGUs), and then to reduce the carrying amounts of the other assets in the CGU (group of CGUs) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Goodwill that forms part of the carrying amount of an investment in an associate is not recognized separately, and therefore is not tested for impairment separately. Instead, the entire amount of the investment in an associate is tested for impairment as a single asset when there is objective evidence that the investment in an associate may be impaired.

3.11	Employee benefits

(i)	Defined contribution plans

The Group participates in the national pension schemes as defined by the laws of the countries in which it has operations. In particular, the Singapore companies in the Group make contributions to the Central Provident Fund scheme (“CPF”) in Singapore, a defined contribution pension scheme. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(ii)	Share-based payments

Employees (including senior executives) of the Group receive remuneration in the form of share–based payments, whereby employees render services as consideration for equity instruments (“equity-settled transactions”).

(iii)	Equity-settled transactions

The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using an appropriate valuation model.

That cost is recognized, together with a corresponding increase in other capital reserves in equity, over the period in which the performance and/or service conditions are fulfilled in employee benefits expense (Note 29). The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The consolidated statements of profit or loss expense or credit for a period represents the movement in cumulative expense recognized as at the beginning and end of that period and is recognized in employee benefits expense (Note 29).

No expense is recognized for awards that do not ultimately vest, except for equity-settled transactions for which vesting is conditional upon a market or non-vesting condition. These are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

When the terms of an equity-settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original terms of the award are met. An additional expense, measured as at the date of modification, is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. Where an award is cancelled by the entity or by the counterparty, any remaining element of the fair value of the award is expensed immediately through profit or loss.

3.12	Cash and cash equivalents

Cash and cash equivalents in the consolidated financial statements of financial position comprises cash at banks and on hand and short-term deposits with a maturity of three months or less, which are subject to an insignificant risk of changes in value.

For the purposes of the consolidated statements of cash flows, cash and cash equivalents consist of cash and short-term deposits with a maturity of three months or less, net of outstanding bank overdrafts as they are considered an integral part of the Group’s cash management.

Short-term deposits represent cash at banks with maturity above three months and subject to an insignificant risk of changes in value.

3.13	Convertible preference shares – Series A, B, C and D

The Preference Shares contain conversion features that may not settled by an exchange of a fixed number of the Preference Shares for a fixed number of the Company’s Ordinary Shares, resulting in them being financial liabilities.  On initial recognition, the Group designated the convertible preference shares in their entirety as financial liabilities at fair value through profit or loss. Subsequent to initial recognition, at each reporting date, the convertible preference shares are remeasured at fair value through profit or loss.  If the convertible preference shares are converted, the carrying amounts are transferred to share capital as consideration for the shares issued.

3.14	Provisions

General

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects some or all of a provision to be reimbursed, the reimbursement is recognized as a separate asset, but only when the reimbursement is virtually certain. The expense relating to a provision is presented in the consolidated statements of profit or loss net of any reimbursement.

If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

3.15	Revenue

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured at the fair value of consideration received or receivable, taking into account contractually defined terms of payment and excluding goods and services tax. The Group evaluates whether it is appropriate to record the gross amount of service sales and related costs or the net amount earned as commissions. Provision for sales returns is estimated using historical experience. Sales returns are recorded as a reduction to revenue.

Generally, when the Group is primarily responsible in a transaction, is subject to inventory risk and/or has latitude in establishing prices, or has several but not all of these indicators, revenue is recorded at the gross sale price. When the Group does not have the primary responsibility in a transaction, does not bear the inventory risk and does not have the ability to establish the price, revenues are recorded on a net basis. Refundable payments received from customers, where risks and rewards of the goods have yet to transfer over, are recorded as “advances from customers” as at the end of each reporting date.

The following specific recognition criteria must also be met before revenue is recognized.

(a)	Merchandise revenue

The Group primarily sells luxury products through both online and offline channels. Revenue is recognized when the significant risks and rewards of ownership of the goods have passed to the buyer in the course of ordinary activities is measured at the fair value of the consideration received or receivable, net of returns and trade discounts.

The Group operates a customer loyalty program, where customers who purchase from the Group will be given credits entitling them to a discount on future purchases, subject to a minimum number of loyalty points being obtained. A portion of the revenue from the sale of goods attributable to the award of loyalty points is deferred until they are redeemed or used. Any remaining unutilized credits are recognized as revenue upon expiry.

(b)	Marketplace revenue

The Group earns commission from third party sellers for participating in the Group’s marketplace. Commission fee revenues are recognized on a net basis when the underlying transactions are completed.

(c)	Rental income from leasing of inventories

Rental income arising from rental of luxury products to customers is accounted for on a straight-line basis over the rental period.  The aggregate costs arising from the underlying transactions are recognized under the cost of revenue.

(d)	Rental income from leasing of office building

Rental income arising from operating leases on building is accounted for on a straight-line basis over the lease terms. The aggregate costs of incentives provided to lessees are recognized as a reduction of rental income over the lease term on a straight-line basis.

3.16	Cost of revenue

Cost of revenue consists of the purchase price of luxury products, inbound shipping charges, allowance for inventories and staffing attributable to inspecting inventories. Inbound shipping charges relating to cost of receiving products from our suppliers are included in inventories, and recognized as cost of sales upon sale of products to customers.

3.17	Fulfilment expenses

Fulfilment expenses consist primarily of expenses incurred in shipment, operations and staffing of the Group’s logistics, retail and customer service centers. Such expenses include costs attributable to receiving and warehousing inventories; picking, packaging and preparing customer orders for shipment; collecting payments from customers; warehouse and retail shops rental expenses; and customer services. Fulfilment expenses also include amounts payable to third parties that assist the Group in fulfilment.

3.18	Interest income

Interest income is recognized using the effective interest method (“EIR”). EIR is the rate that exactly discounts the estimated future cash payments or receipts over the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset or liability. Interest income is included in finance income in the consolidated statements of profit or loss.

3.19	Deferred expenses

Direct costs incurred by the Company attributable to the proposed initial public offering of ordinary shares have been deferred. Such costs, including legal and other professional fees, are recorded as deferred expenses in the consolidated statements of financial position and will be charged against the gross proceeds received from such offering.

3.20	Operating segment and geographic information

The Group’s CEO and CFO are considered to be the Group’s chief operating decision maker (“CODM”). Based on the internal financial information provided to the CODM, the Group has determined that there is one reportable segment.

The CODM reviews financial information presented on a consolidated basis, for purposes of allocating resources and evaluating financial information.

The CODM evaluates the consolidated assets and liabilities. The accounting policies used in the determination of the segment amounts are the same as those used in the preparation of the Group’s consolidated financial statement.

In determining of the information to be presented on a geographical basis, revenue are based on the geographical location of the customer and non-current assets are based on the geographic location of the assets.

3.21	Tax

Tax expense comprises current and deferred tax.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years in the countries where the Group operates and generates taxable income. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the consolidated statements of profit or loss.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Group is able to control the timing of the reversal of the temporary difference and it is probable that they will not reverse in the foreseeable future; and

●	Taxable temporary differences arising on the initial recognition of goodwill.

The measurement of deferred taxes reflects the tax consequences that would follow the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

In determining the amount of current and deferred tax, the Group takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. The Group believes that its accruals for tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes the Group to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact tax expense in the period that such a determination is made.

3.22	New standards and interpretations not adopted

A number of new standards and interpretations to standards are effective for annual periods beginning after 1 January 2017 and earlier application is permitted; however, the Group has not early applied the following new or amended standards in preparing these statements. The Group is currently still assessing the potential impact of adopting these new standards and interpretations, on the financial statements of the Group.

Applicable to 2018 financial statements

New standards Summary of the requirements	Potential impact on the financial statements
IFRS 15 Revenue from Contracts with Customers

IFRS 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognized. It also introduces new cost guidance which requires certain costs of obtaining and fulfilling contracts to be recognized as separate assets when specified criteria are met.

When effective, IFRS 15 replaces existing revenue recognition guidance, including IAS 18 Revenue, IAS 11 Construction Contracts, IFRIC 13 Customer Loyalty Programs, IFRIC 15 Agreements for the Construction of Real Estate, IFRIC 18 Transfers of Assets from Customers and SIC-31 Revenue – Barter Transactions Involving Advertising Services.

The Group is currently assessing the new standard on its existing revenue transactions.

Based on the initial assessment, the Group expects the following key changes:

Variable consideration – The Group currently recognizes revenue from the sale of goods at the fair value of the consideration received or receivable, net of returns, discounts, loyalty points, provided the level of expected return of goods and amount of discounts and loyalty points can be estimated reliably. Such clauses represent variable consideration under IFRS 15 and revenue is recognized to the extent that it is highly probable that there will be no significant reversal when the uncertainty is resolved. The Group does not expect a significant amount of revenue to be deferred under IFRS 15.

IFRS 15 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. IFRS 15 offers a range of transition options including full retrospective adoption where an entity can choose to apply the standard to its historical transactions and retrospectively adjust each comparative period presented in its 2018 financial statements. When applying the full retrospective method, an entity may also elect to use a series of practical expedients to ease transition.

Right of return – For sale of goods, if it is probable that returns will be given and the amount can be measured reliably, a provision of such expected returns will be recognized by the Group. Historically, the amount of provision is small compared to the statement of financial position. Under IFRS 15, a liability is recognized for the gross amount of the expected returns and the right to recover the returned goods is recognized separately as an asset. The Group does not expect a significant increase in liabilities and assets arising from the obligation of refunds and right to recover the returned goods respectively.

Transition – The Group plans to adopt the standard when it becomes effective in 2018 without restating comparative information; and is gathering data to quantify the potential impact arising from the adoption.

IFRS 9 Financial Instruments

IFRS 9 replaces most of the existing guidance in IAS 39 Financial Instruments: Recognition and Measurement. It includes revised guidance on the classification and measurement of financial instruments, a new expected credit loss model for calculating impairment on financial assets, and new general hedge accounting requirements. It also carries forward the guidance on recognition and derecognition of financial instruments from IAS 39.

IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. Retrospective application is generally required, except for hedge accounting. For hedge accounting, the requirements are generally applied prospectively, with some limited exceptions. Restatement of comparative information is not mandatory. If comparative information is not restated, the cumulative effect is recorded in opening equity as at January 1, 2018.

The Group is currently assessing the new standard on its existing financial instruments. Based on the initial assessment, the Group does not expect a significant impact on its opening equity.

The Group’s initial assessment of the elements of IFRS 9 is as described below.

Classification and measurement – The Group does not expect a significant change to the measurement basis arising from adopting the new classification and measurement model under IFRS 9, other than the following:

Fair value changes in relation to financial liabilities designated at fair value to profit and loss shall be presented as follows:

●  Changes in fair value that is attributable to changes in credit risk of the financial liability is presented in the consolidated statement of other comprehensive income.

●   Remaining changes in fair value of the financial liability is presented in the statement of profit and loss. The Group is currently performing a detailed analysis of this requirement.

Loans and receivables that are currently accounted for at amortized cost will continue to be accounted for using amortized cost model under IFRS 9.

Impairment – The Group plans to apply the simplified approach and record lifetime expected impairment losses on all trade receivables arising from the application of IFRS 15. On adoption of IFRS 9, the Group expect an immaterial increase in the impairment loss allowance.

Transition – The Group plans to adopt the standard when it becomes effective in 2018. In connection with the first-time application of IFRS 9, the Group will make use of the accounting option based on which its hedge accounting will continue to be based on IAS 39 as opposed to IFRS 9.

Applicable to 2019 financial statements

New standards
Summary of the requirements	Potential impact on the financial statements
IFRS 16 Leases

IFRS 16 eliminates the lessee’s classification of leases as either operating leases or finance leases and introduces a single lessee accounting model. Applying the new model, a lessee is required to recognize right-of-use (ROU) assets and lease liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value.	The Group has performed a preliminary high-level assessment of the new standard on its existing operating lease arrangements as a lessee. Based on the preliminary assessment, the Group expects these operating leases to be recognized as ROU assets with corresponding lease liabilities under the new standard.

IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17 Leases. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for these two types of leases using the IAS 17 operating lease and finance lease accounting models respectively. However, IFRS 16 requires more extensive disclosures to be provided by a lessor.	The operating lease commitments on an undiscounted basis amount to 2.5% of the total assets and 1.4% of total liabilities. Assuming no additional new operating leases in future years until the effective date, the Group expects the amount of ROU asset and lease liability to be lower due to discounting and as the lease terms run down.

When effective, IFRS 16 replaces existing lease accounting guidance, including IAS 17, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases – Incentives, and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.	The Group plans to adopt the standard when it becomes effective in 2019. The Group is currently performing a detailed analysis of the standard, including the transition options and practical expedients.

IFRS 16 is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted if IFRS 15 is also applied.

Other standards

The following amended standards and interpretations are not expected to have a significant impact on the Group’s financial statements.

●	Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2);

●	Transfers of Investment Property (Amendments to IAS 40);

●	Deletion of short-term exemptions for first-time adopters (Amendments to IFRS 1);

●	Measuring an Associate or Joint Venture at Fair Value (Amendments to IAS 28);

●	Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts (Amendments to IFRS 4);

●	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (Amendments to IFRS 10 and IAS 28);

●	Prepayment Features with Negative Compensation (Amendments to IFRS 9);

●	Long-term Interests in Associates and Joint Ventures (Amendments to IAS 28);

●	IFRIC 22 Foreign Currency Transactions and Advance Consideration; and

●	IFRIC 23 Uncertainty over Income Tax Treatments.

4	Property and equipment

	Furniture and fittings	Motor vehicles	Office equipment	Leasehold improvement	Computers and software	Building	Assets under construction	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Cost
1 January 2016	504	127	719	2,596	1,100	–	6,402	11,448
Additions	22	24	266	41	203	–	19,531	20,087
Disposals	(54)	(54)	(69)	(826)	(62)	–	–	(1,065)
Reclassification	–	–	–	25	–	–	(25)	–
Currency translation difference	2	–	–	7	–	–	–	9
At 31 December 2016	474	97	916	1,843	1,241	–	25,908	30,479
Additions	70	2	286	646	44	4,214	–	5,262
Disposals	(92)	(24)	(1)	(1,259)	(10)	–	–	(1,386)
Reclassification	–	–	1,149	280	7	24,472	(25,908)	–
Revaluation surplus	–	–	–	–	–	8,043	–	8,043
Currency translation difference	(1)	–	–	(13)	(7)	–	–	(21)
At 31 December 2017	451	75	2,350	1,497	1,275	36,729	–	42,377

	Furniture and fittings	Motor vehicles	Office equipment	Leasehold improvements	Computers and software	Building	Assets under construction	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Accumulated depreciation
1 January 2016	436	83	599	2,174	861	–	–	4,153
Depreciation charge	24	27	84	306	176	–	–	617
Disposals	(39)	(48)	(69)	(767)	(62)	–	–	(985)
Reclassification	13	–	(13)	–	–	–	–	–
Currency translation difference	1	–	–	6	–	–	–	7
At 31 December 2016	435	62	601	1,719	975	–	–	3,792
Depreciation charge	33	11	429	395	162	1,024	–	2,054
Disposals	(92)	(10)	(1)	(1,259)	(10)	–	–	(1,372)
Reclassification	–	–	(5)	–	5	–	–	–
Elimination of accumulated depreciation on revaluation	–	–	–	–	–	(1,024)	–	(1,024)
Currency translation difference	–	–	–	(13)	(7)	–	–	(20)
At 31 December 2017	376	63	1,024	842	1,125	–	–	3,430

Carrying amounts
At 1 January 2016	68	44	120	422	239	–	6,402	7,295
At 31 December 2016	39	35	315	124	266	–	25,908	26,687
At 31 December 2017	75	12	1,326	655	150	36,729	–	38,947

US$	55	9	973	481	110	26,955	–	28,583

Buildings are valued every 3 years on 31 December by an independent professional valuer. Valuations are made on the basis of open market value. It is the intention of the Management to hold the building for the long term. The building is pledged to secure the Company’s term loan and trust receipts (Note 19).

Finance lease

The carrying value of a motor vehicle held under finance lease obligation as at 31 December 2017 was $6,500 (US$: $4,770) (31/12/2016: $11,000). The leased asset is pledged as security for the related finance lease liability.

The carrying value of a telephony system held under finance lease obligation as at 31 December 2017 was $135,000 (US$99,075) (31/12/2016: $181,000).

5	Leasehold land

	Note	Total
		$’000
Cost
1 January 2016		7,450
Capitalization of finance costs	24	152
At 31 December 2016		7,602
Capitalization of finance costs	24	–
At 31 December 2017		7,602

Accumulated amortization
1 January 2016		270
Amortization of the year		265
At 31 December 2016		535
Amortization of the year		277
At 31 December 2017		812

Carrying amount
At 1 January 2016		7,180
At 31 December 2016		7,067
At 31 December 2017		6,790

US$		4,983

The Company’s leasehold land which was acquired from an affiliate of the Singapore Government, is pledged to secure the Company’s term loan and trust receipts facilities (Note 19).

Capitalized finance costs

The Company acquired the leasehold land for the construction of a new logistics center in December 2014. The amount of finance costs capitalized during the year ended 31 December 2017 was Nil (31/12/2016: $152,000). The rate used to determine the amount of finance costs eligible for capitalization was Nil% (31/12/2016: 2.24%) per annum, which is the effective interest rate of the borrowing.

6	Intangible assets

	Platform development costs	Software	Total
	$’000	$’000	$’000
Cost
1 January 2016	2,910	1,130	4,040
Additions	814	116	930
Disposals	(509)	–	(509)
At 31 December 2016	3,215	1,246	4,461
Additions	390	68	458
Disposals	–	–	–
At 31 December 2017	3,605	1,314	4,919

Accumulated amortization
1 January 2016	1,177	576	1,753
Amortization of the year	624	176	800
Disposals	(387)	–	(387)
At 31 December 2016	1,414	752	2,166
Amortization of the year	628	192	820
Disposals	–	–	–
At 31 December 2017	2,042	944	2,986

Carrying amounts
At 1 January 2016	1,733	554	2,287
At 31 December 2016	1,801	494	2,295
At 31 December 2017	1,563	370	1,933

US$	1,147	272	1,419

Other than the platform development costs capitalized, research and development costs of $5,483,000 (US$: $4,024,000) that are not eligible for capitalization have been expensed as incurred and recognized in technology and content expenses (31/12/2016: $5,784,000). Amortization of intangible assets of $820,000 (US$: $601,000) (31/12/2016: $800,000) are recognized in technology and content expenses in the statement of profit or loss.

7	Goodwill

The carrying amount of goodwill allocated to each of the CGU is as follows:

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Reebonz Korea	1,176	1,176	1,176	863
Invitree	945	945	945	693
	2,121	2,121	2,121	1,556

The Company performed its annual impairment test on 31 December 2017 and 2016 respectively.

The recoverable amounts of the CGUs have been determined based on value in use calculations using the cash flow projections from financial budgets approved by management covering a five-year period. The growth rate beyond the five-year period did not exceed the long-term average growth rate of the business in which the CGU operates in. The pre-tax discount rate applied to the cash flow projections and the forecasted growth rates used to extrapolate cash flow projections beyond the five-year period are stated below. No impairment losses were recognized for the years ended 31 December 2017 and 2016.

	1/1/2016			31/12/2016			31/12/2017
	Revenue CAGR*	Terminal Growth rates	Pre-tax discount rates	Revenue CAGR*	Terminal Growth rates	Pre-tax discount rates	Revenue CAGR*	Terminal Growth rates	Pre-tax discount rates
	%	%	%	%	%	%	%	%	%

Reebonz Korea	17.5	3.0	20.6	15.6	3.0	18.0	15.6	3.0	17.8
Invitree	13.8	3.0	19.0	15.6	3.0	18.1	15.6	3.0	17.3

*	Revenue CAGR relates to the revenue compounded annual growth rate for the five-year cash flow projection period.

The calculations of value in use for the CGUs are most sensitive to the following assumption:

a)	Revenue - Revenue was projected taking into account the average growth levels experienced over the past five years and the estimated sales volume and price growth for the next five years.

Sensitivity to changes in assumption

The implications of the key assumption of the recoverable amount are discussed below:

a)	Revenue - Decreased demand can lead to a decline in revenue. A decrease in the forecasted annual revenue of Reebonz Korea and Invitree by 9% and 12% respectively (31/12/2016: of Reebonz Korea and Invitree by 7% and 3% and 1/1/2016: of Reebonz Korea and Invitree by 2% and 7%) would result in impairment.

Information about subsidiaries

The consolidated financial statements of the Group include:

Name of significant subsidiaries	Principal activity	Country of business/ incorporation	Percentage of ownership interest
			1/1/2016	31/12/2016	31/12/2017
			%	%	%

Held by the Company
Reebonz Pty. Ltd. (“Reebonz Australia”)	Provide marketing support and sale of luxury products	Australia	100	100	100

Reebonz Korea Co., Ltd. (“Reebonz Korea”)*	Import, export, wholesale and retail of luxury products	Korea	49.20	49.20	49.20

Held by Reebonz Korea
Invitree Co., Ltd. (“Invitree”)**	Sale of luxury products	Korea	90	90	90

*	Pursuant to the shareholders’ agreement, the Company is entitled to appoint and has the majority of directors who direct key activities of the entity. The Company concluded that it has control over Reebonz Korea as it has power to direct the relevant activities of Reebonz Korea and is exposed to the variable returns of the operations, and has consolidated this entity in its consolidated financial statements.

On 30 September 2015, an outstanding loan and amounts due from Reebonz Korea Co., Ltd. and a non-controlling interest shareholder were converted to ordinary shares in Reebonz Korea Co., Ltd. As a result, the Company has increased its ownership in Reebonz Korea Co., Ltd from 43.91% to 49.20%.

**	On 1 April 2014, the Company had acquired an effective interest of 39.52% in Invitree through its subsidiary, Reebonz Korea. As a result of the increase in ownership in Reebonz Korea Co., Ltd. on 30 September 2015, the Company had increased its effective interest to 44.28%.

8	Non-current and current financial assets

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Non–current
Deposits	988	787	649	477

Current
Deposits	989	1,294	1,591	1,167
Others	29	14	49	36
	1,018	1,308	1,640	1,203

9	Inventories

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Products available for sale	31,534	30,006	25,638	18,815
Products available for rent	–	–	741	544
Goods in transit	1,512	3,381	3,342	2,453
Total inventories at lower of cost and net realizable value	33,046	33,387	29,721	21,812

In 2017, $(63,000) (US$46,000) (31/12/2016: $357,000) was recognized as a (reversal)/expense for inventories carried at net realizable value. This is recognized in cost of revenue.

In 2017, inventories of $107,610,000 (US$78,974,000) (31/12/2016: $130,112,000) was recognized as an expense during the year and included in cost of revenue.

10	Trade and other receivables

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Trade and other receivables
Trade receivables	2,976	4,235	4,866	3,571
Other receivables	2,239	2,099	1,370	1,006
Related party	16	16	15	11
	5,231	6,350	6,251	4,588

Trade receivables are non–interest bearing and generally have credit terms of 5 to 30 days.

Other receivables are non–interest bearing with no fixed terms of repayment.

An analysis of the allowance for doubtful accounts is as follows:

Individually impaired

$’000

1 January 2016	36
Charged during the year	7
Written off	(1)
At 31 December 2016	42
Exchange differences	(2)
At 31 December 2017	40

US$	29

As at 31 December the ageing analysis of trade and other receivables is as follows:

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Neither past due nor impaired	1,753	2,032	1,333	978
Past due but not impaired
- Less than 30 days	581	1,610	2,482	1,822
- 30 – 60 days	428	395	852	625
- 61– 90 days	39	131	–	–
- More than 90 days	175	67	199	146
	2,976	4,235	4,866	3,571

See Note 35 which explains how the Group manages its credit quality of trade receivables that are neither past due nor impaired.

11	Prepayments

Prepayments mainly include advance payment made to suppliers for the purchase of goods. Such amounts as at 31 December 2017, 31 December 2016 and 1 January 2016 were $2,750,000 (US$2,018,000) , $4,948,000 and $5,907,000 respectively.

12	Cash and cash equivalents

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Cash at bank and on hand	24,947	16,822	9,886	7,255
Short-term bank deposits with tenors less than three months	3,000	–	–	–
Cash and cash equivalents	27,947	16,822	9,886	7,255

Cash at banks earns interest at floating rates based on daily bank deposit rates. Short-term deposits are held at varying periods, depending on the immediate cash requirements of the Group, and earn interests at the respective short-term deposit rates. The interest rates as at 1 January 2016 for the Group is 0.49% to 1.20%.

13	Share capital

	1/1/2016	31/12/2016	31/12/2017

Issued and paid up shares
Ordinary shares	10,564,037	10,564,037	10,766,609

	31/12/2016		31/12/2017
	No. of shares	$’000	No. of shares	$’000

At 1 January	10,564,037	18,162	10,564,037	18,162
Exercise of warrants	–	–	–	–
Issuance of new ordinary shares	–	–	202,572	2,289
At 31 December	10,564,037	18,162	10,766,609	20,451

US$				15,009

The holders of ordinary shares are entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restriction. The ordinary shares have no par value.

On 25 February 2015, 59,474 of the 2014 Warrants were exercised and converted into ordinary shares at S$11.14 per share.

On 3 November 2015, 1,504,563 ordinary shares were issued at S$11.30 per share.

On 21 February 2017, 139,292 ordinary shares were issued at $11.30 per share.

On 2 March 2017, 63,280 ordinary shares were issued at $11.30 per share.

Capital management

For the purpose of the Group’s capital management, capital includes issued capital, preference shares, warrants and all other equity reserves attributable to the equity holders of the parent. The primary objective of the Group’s capital management is to maximize the shareholder value.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of the financial covenants. In order to fund its growth and working capital requirements, the Group issued ordinary shares and preference shares. These preference shares include clauses that provide the holders with significant benefits including liquidation preference and conversion options. To maintain or adjust the capital structure, the Group may issue new shares for new capital injection.

No changes were made in the objectives, policies or processes during the years ended 31 December 2017 and 2016.

14	Preference shares, convertible loan and warrants

a)	Preference shares

Series A convertible preference shares

On 5 February 2010, the Company issued in aggregate 3,000,000 Series A convertible Preference Shares (“Series A Preference Shares”) for total gross proceeds of $3,000,000.

Series B convertible preference shares

On 8 December 2010, the Company issued in aggregate 3,868,418 Series B convertible preference shares (“Series B Preference Shares”) for gross proceeds of $12,250,000.

Series C convertible preference shares

On 21 December 2011, the Company issued 525,231 Series C convertible preference shares (“Series C Preference Shares”) to the Convertible Loan Holders upon the conversion of the Convertible Loan with total deemed proceeds of $2,830,000.

On 21 December 2011 and 6 January 2012, the Company issued in aggregate 5,970,565 Series C Preference Shares to the Series A and Series B Preference Shares investors and a new third party investor for gross proceeds of $32,170,000.

On 7 November 2014, the Company issued 63,139 Series C Preference Shares upon the exercise of detachable warrants for deemed proceeds comprised of the fair value of the warrants at the date of exercise and the related exercise price totaling $340,000 (Note 14(c)(i)).

Series D convertible preference shares

On 30 April 2013, the Company issued in aggregate 6,732,935 Series D convertible preference shares (“Series D Preference Shares”) to the Series A, Series B and Series C Preference Shares investors and a group of new third party investors for gross proceeds of $50,000,000.

Certain of the holders of the Preference Shares are affiliates of the Singapore Government.

The key features of the Series A, Series B, Series C and Series D Preference Shares are as follows:

Voting

The holder of each class of Series A, Series B, Series C and Series D Preference Shares is entitled to the number of votes into which such Series A, Series B, Series C and Series D Preference Share could be converted into ordinary shares. In addition, prior to the closing of a qualified initial public offering (Qualified “IPO”) as defined in the Preference Share agreements, certain decisions require the approval of the majority of the holders of the Series A and Series B Preference Shares and the holders of at least 75% of the Series C and Series D Preference Shares voting as a separate class.

Dividends

The holders of the Preference Shares shall be entitled to receive dividends at an annual rate of 8%, when as and if declared by the Board of Directors of the Company on a non-cumulative basis. The holders of the Preference Shares are also entitled to participate pro rata on an if-converted basis together with the holders of ordinary shares.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary or the occurrence of a Deemed Liquidation Event defined as (a) a sale, lease, transfer, exclusive license or disposition of the Company or its subsidiaries of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or the sale or dispositions through merger, amalgamation, restructuring, reconstruction, consolidation or other reorganization of its subsidiaries which hold substantially all of the assets of the Company and its subsidiaries taken as whole; (b) an acquisition through merger, amalgamation, restructuring, reconstruction, consolidation or other reorganization such that the Company is the constituent party and the existing shareholders cease to retain a majority of the voting power in the surviving corporation; and (c) a sale of 50% or more of the voting rights in the capital of the Company, the holders of the Preference Shares shall be entitled to receive a liquidation preference amount of 200% of the original issuance price according to the seniority of the Preference Shares, prior to any distribution to the holders of the ordinary shares.

Series D Preference Shares has the highest seniority, followed by Series C Preference Shares, Series B Preference Shares and Series A Preference Shares. After full payment of the liquidation preference amounts to the holders of the Preference Shares, the remaining assets would be distributed pro rata to all holders of the ordinary shares on an as-converted basis assuming that all Preference Shares had been converted to ordinary shares.

Conversion

Each class of the Series A and Series B Preference Shares will be converted into ordinary shares at an agreed conversion rate, either at the closing of an initial public offering or at the consent of the majority of the Series B Preference Shares investors.

Each class of Series C and Series D Preference Shares will be automatically converted into ordinary shares at an agreed conversion rate upon the closing of a Qualified IPO. Qualified IPO is defined as an initial public offering on a recognized stock exchange. A Qualified IPO is further defined in Series C and D as means (i) the listing of all Ordinary Shares of the Company on the Recognized Stock Exchange at a listing price of at least $15.00 per Ordinary Share (as adjusted for stock splits, stock dividends, and like events), or (ii) a firmly underwritten public offering of Ordinary Shares of the Company registered on Form F-1 under the U.S. Securities Act of 1933, managed by a lead underwriter of international standing reasonably acceptable to holders of 51% of the then outstanding Shares (including Preferred Shares on an as-if converted basis), voting as a class, at an offering price to the public of at least $15.00 per Ordinary Share (as adjusted for stock splits, stock dividends, and like events) and which results in aggregate proceeds to the Company (net of underwriters discounts and commissions) of at least $80,000,000.

The agreed conversion rate for the Preference Shares shall be determined by dividing the total aggregate proceeds for each of the Preference Shares by its conversion price. The initial conversion price and conversion ratio for each series of the Preference Shares shall be their respective original issuance price and one–for–one, respectively.

The above conversion prices are subject to adjustments in the event that the Company issues additional ordinary shares or additional deemed ordinary shares through options (share options as disclosed in Note 27 are permitted issuances) or convertible instruments for a consideration per share received by the Company less than the conversion prices of the Series A, Series B, Series C or Series D Preference Shares in effect on the date of and immediately prior to such issue. In such event, the Series A, Series B, Series C or Series D conversion price is reduced, concurrently with such issue, to a price as adjusted according to an agreed-upon formula. The above conversion prices are also subject to adjustments on a proportional basis upon other dilution events. Individual preference shareholders may, subject to agreement by ordinary shareholders and other relevant preference shareholders, obtain alternative exit strategies in the event that a Qualified IPO does not take place.

In 2018, the Company entered into a letter of intent for a reverse merger, where it is expected to be the surviving entity of the reverse merger and be listed on NASDAQ. In the absence of a Qualified IPO event, conversion of each class of Series A, B, C and D Preference Shares to ordinary shares would be subject to ordinary shareholders’ approval upon the successful exercise of the reverse merger.

Redemption

The holders of the Series C and Series D Preference Shares have the option to demand redemption upon the commencement of an investigation (i) of a corruption or bribery event by any regulatory, governmental body or agency into any entity within the group or the founder; or (ii) into any representation, warranty, covenant, undertaking or other term relating to compliance with the Foreign Corrupt Practices Act of 1977 or the UK Bribery Act given by or in respect of any entity within the group or the founder at a redemption price of 200% of the original issuance price plus all declared but unpaid dividends, proportionally adjusted for any recapitalizations, share combinations, share dividends, share splits.

Registration rights

The Series A, Series B, Series C and Series D Preference Shares contain registration rights which: (1) allow the holders to demand the Company to file a registration statement covering the offer and sale of Series A, Series B, Series C and Series D Preference Shares after a Qualified IPO; (2) require the Company to offer Preference Shares holders an opportunity to include in a registration if the Company proposes to file a registration statement for a public offering of other securities; (3) allow the Preference Shares holders to request the Company to file a registration statement on Form F-2/F-3 when the Company is eligible to use Form F-2/F-3. The Company is required to use its best effort to effect the registration if requested by the Preference Shares holders, but there is no requirement to pay cash damages in the event that Company fails to register its shares.

Accounting for Series A, Series B, Series C and Series D Preference Shares

The conversion features for the Preference Shares may be subject to adjustments in certain circumstances such that they will not be settled by an exchange of a fixed number of the Preference Shares for a fixed number of the Company’s Ordinary Shares. As a result, they are financial liabilities.  On initial recognition, the Company designated the Series A, B, C and Series D Preference Shares in their entirety as financial liabilities at fair value through profit or loss.

Reconciliation of fair value measurement of Series A, B, C and Series D Preference Shares:

	Series A Preference Shares	Series B Preference Shares	Series C Preference Shares	Series D Preference Shares	Total
	$’000	$’000	$’000	$’000	$’000

At 1 January 2016, prior to restatement*	–	–	84,807	95,463	180,270
Correction of Error*	34,129	44,940	(3,161)	(353)	75,555
At 1 January 2016, restated*	34,129	44,940	81,646	95,110	255,825
Change in fair value	(13,864)	(16,163)	(24,779)	(26,858)	(81,664)
At 31 December 2016	20,265	28,777	56,867	68,252	174,161
Change in fair value	(10,647)	(16,374)	(35,764)	(34,504)	(97,289)
At 31 December 2017	9,618	12,403	21,103	33,748	76,872

US$	7,059	9,103	15,487	24,767	56,416

*	See Note 37

b)	Convertible loan

On 9 November 2011, the Company issued a convertible interest-bearing shareholder bridging loan (“Shareholders’ Loan”) and detachable warrants (“Series C Warrants”) (Note 14(c) (i)) to certain Series B Preference Shares investors for total gross cash proceeds of $3,000,000. The principal sum of the Shareholders’ Loan bears interest at the rate of 5% per annum and is repayable upon the occurrence of certain defined events. The Shareholders’ Loan will be automatically converted into Series C Preference Shares should the Company issue Series C Preference Shares within 12 months at the then subscription price of the Series C Preference Shares. Otherwise, the Shareholders’ Loan is automatically converted into Series B Preference Shares at the subscription price equivalent to that of the Series B Preference Shares previously issued.

The Shareholders’ Loan is a financial liability and has conversion features that are embedded derivatives. On initial recognition, the Company designated the Shareholders’ Loan in its entirety as financial liabilities at fair value through profit or loss with an initial carrying value of total consideration less the estimated fair value of the detachable Series C Warrants.

On 21 December 2011, the Company issued Series C Preference Shares (Note 14(a)). Accordingly, the Shareholders’ Loan was converted to Series C Preference Shares.

c)	Warrants issue

i.	Series C Warrants

On 9 November 2011, in conjunction with the issuance of the Shareholders’ Loan, warrants with an aggregate face value of $600,000 were issued to the Series B Preference Shares investors (“Series C Warrants”). Similar to the Shareholders’ Loan, the warrants could be exercised into Series C Preference Shares should the Company issue Series C Preference Shares within 12 months at the then subscription price of the Series C Preference Shares. Otherwise, the warrants could be converted into Series B Preference Shares at the subscription price equivalent to that of the Series B Preference Shares previously issued. Upon the occurrence of a certain defined events, the warrants could be converted to Series B Preference Shares at a subscription price equivalent to 75% of the then purchase price of the Series B Preference Shares then offered. The warrants shall expire at the earlier of (i) three years from the date of the agreement; or (ii) upon the occurrence of certain defined events.

The Series C Warrants can be separately exercised and the number of shares to be issued pursuant to the exercise of the warrants is not fixed. Hence, it will not result in settlement by the exchange of a fixed amount of cash for a fixed number of the Company’s shares. Therefore, the Series C Warrants are financial liabilities and are carried at fair value on the consolidated statements of financial position with any changes in fair value being recognized in profit or loss in the period when such change occurs.

On 7 November 2014, the Company issued 63,139 Series C Preference Shares upon the exercise of certain Series C Warrants for deemed proceeds comprised of the fair value of the warrants at the date of exercise and the related exercise price totaling $340,000 (Note 14(a)). The remaining unexercised warrants expired on 9 November 2014.

ii.	2014 Warrants

The Company entered into a trade financing facility in 2014, for an aggregate period of three years which is required to be renewed on an annual basis. In conjunction with the trade financing facility, the Company entered into a warrant agreement with the third party for a total contract value of US$500,000 at an exercise price of $11.14 per share. Warrants will be issued on the one–year anniversary of the facility with a 60-day period to exercise the warrants to subscribe for such number of ordinary shares of the Company based on the average US$ exchange rate on the exercise date of the warrants quoted by specified local banks (the “2014 Warrants”).

As the number of shares issued is dependent on the US$ exchange rate on the exercise date, the number of shares to be issued pursuant to the exercise of the 2014 Warrants is not fixed and hence it will not result in settlement by the exchange of a fixed amount of cash for a fixed number of Company’s shares. Therefore the 2014 Warrants are financial liabilities and are carried at fair value on the consolidated statements of financial position with any changes in fair value being recognized in profit or loss in the period when such change occurs.

On 2 January 2015, the Company issued the 2014 Warrants. Subsequently, on 25 February 2015, a total of 59,474 ordinary shares were issued upon the exercise of the warrants at the exercise price of $11.14 per share (Note 13).

iii.	2015 Warrants

In October 2015, the Company issued 130,255 warrants (“2015 Warrants”) to a bank to secure a term loan facility of $4,000,000 for working capital purpose. This entitles the bank to subscribe for ordinary shares of the Company at an exercise price of $11.52. The warrants shall lapse and expire after four years from their issuance date. If a Qualified IPO does not occur on or before 31 December 2017, the Company shall pay S$500,000 to the bank within 30 days upon the expiration of the warrants (“Contingent Settlement”).

As the 2015 Warrants were granted to the bank to secure the venture debt term loan facility (Note 19), its fair value on the issuance date is deferred and presented as a deduction of the carrying value of the term loan. The deferred borrowing cost was recognized over the life of the term loan as finance costs, using the EIR method. As the Contingent Settlement is not within the control of the Company, it is recognized as a financial liability, at the present value of the repayment amount. As both the exercise price and number of shares from which the 2015 Warrants are converted into are fixed, the 2015 Warrants are accounted for as equity instruments, at a carrying value equivalent to the residual fair value of the 2015 Warrants less the present value of the Contingent Settlement on the issuance date.

iv.	2016 Warrants

On 10 May 2016, the Company issued two warrants (“2016 Warrants”) to a financial institution and its associated company upon drawn down of an unsecured term loan facility for working capital purpose (Note 19). This entitles the financial institution and its associated company to subscribe for ordinary shares of the Company at an exercise price of $9.66 each ordinary share, where the number of ordinary shares is computed in accordance to a specified formula in the agreement. The warrants shall lapse and expire after three years from their issuance date. The warrants shall void if they were not being exercised within 15 days after the receipt of a Liquidity Event (as defined in Note 19) notice. The warrants are not transferrable, assigned, pledged or otherwise disposed of, without the consent from the Company.

As the 2016 Warrants were granted to the bank to secure the unsecured term loan facility, its fair value on the issuance date is deferred and presented as a deduction of the carrying value of the term loan. The deferred borrowing cost was recognized over the life of the term loan as finance costs, using the EIR method. As the exercise price and maximum number of ordinary shares from which the 2016 Warrants are converted into are pre-determined based on a fixed percentage of the loan amount for each drawdown, the 2016 Warrants are accounted for as equity instruments.

15	Other components of equity

Share-based payments

The share-based payment reserve is used to recognize the value of equity-settled share-based payments provided to employees, including key management personnel, as part of their remuneration. Refer to Note 27 for further details.

Foreign currency translation reserves

The foreign currency translation reserve represents exchange differences arising from the translation of the financial statements of foreign operations whose functional currencies are different from that of the Group’s presentation currency.

Other reserves

Other reserve represents the effect of dilution of equity interests or acquisition of NCIs in Reebonz Korea in FY2015.

Asset revaluation reserves

The asset revaluation reserve represents increases in the fair value of building, net of tax, and decreases to the extent that such decrease relates to an increase on the same asset previously recognized in other comprehensive income.

16	Asset reinstatement obligations

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

At 1 January	650	750	291	213
Additions	65	8	274	201
Unwinding of discount	35	17	8	6
Reversal of provision of reinstatement	–	(304)	(143)	(105)
Utilized	–	(180)	(75)	(55)
At 31 December	750	291	355	260

Current	685	266	130	95
Non-current	65	25	225	165
	750	291	355	260

Asset reinstatement obligations are made for the reinstatement of the lease premises to its original condition. The reinstatement costs are provided at the present value of expected costs to settle the obligation and are recognized as part of the leasehold improvement costs at a discount rate of 5% for all years. The unwinding of discount is expensed as incurred and recognized in profit or loss as a finance cost.

17	Tax expense

Income tax expense in the consolidated statements of profit or loss consists of:

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000
Current tax expense
Current income tax charge	(27)	(95)	(70)
Over/(Under) provision in prior years	14	(10)	(7)
	(13)	(105)	(77)
Deferred tax expense
Relating to origination and reversal of temporary differences	(1)	–	–
Total tax expense	(14)	(105)	(77)

Reconciliation of effective tax rate

Profit before tax	55,257	76,350	56,035

Tax calculated using Singapore tax rate of 17% (31/12/2016:17%)	(9,394)	(12,980)	(9,526)
Non-deductible expenses	(2,239)	(1,543)	(1,132)
Income not subject to taxation	13,898	17,183	12,610
Deferred tax assets not recognized	(2,509)	(2,933)	(2,153)
Tax rate differential	216	178	131
Over/(Under)provision of tax in prior years	14	(10)	(7)
	(14)	(105)	(77)

Deferred tax benefits not recognized arises as a result of:

	31/12/2016		31/12/2017		31/12/2017
	Gross amount	Tax effect	Gross amount	Tax effect	Gross amount	Tax effect
	$’000	$’000	$’000	$’000	US$’000	US$’000

Unutilized tax losses	103,810	17,648	122,257	20,784	89,723	15,253
Difference in depreciation for tax purposes	7,845	1,334	6,684	1,136	4,906	834
Provisions	1,390	236	1,357	231	996	169
	113,045	19,218	130,298	22,151	95,625	16,256

Deferred tax

Deferred tax liabilities relate to the following:

	Balance as at 1 January 2016	Recognised in profit or loss	Recognised in other comprehensive income	Balance as at 31 December 2016	Recognised in profit or loss	Recognised in other comprehensive income	Balance as at 31 December 2017	Balance as at 31 December 2017
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	US$’000

Goodwill	408	–	–	408	–	–	408	300
Revaluation of building	–	–	–	–	–	1,541	1,541	1,131
Others	10	1	–	11	(11)	–	–	–
	418	1	–	419	(11)	1,541	1,949	1,431

18	Trade and other payables

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Current
Trade payables	4,375	5,369	5,314	3,900
Other payables	7,684	5,833	4,059	2,978
Accrued operating expenses	10,158	5,849	4,984	3,658
Deferred government grants	69	69	124	91
	22,286	17,120	14,481	10,627
Non-current
Other accruals	936	664	202	149
Deferred government grants	291	244	254	186
Deposit	–	–	103	75
	1,227	908	559	410

These amounts are non–interest bearing. Trade payables are normally settled on 45 to 60 day terms.

Deferred government grants relate to government grants received for the acquisition of a warehouse management system, which was recognized as intangible assets during the years ended 31 December 2017 and 2016. There are no unfulfilled conditions attached to these grants.

The government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes the expenses of the related assets for which the grants are intended to compensate.

19	Interest-bearing loans and borrowings

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000
	Restated*
Current
Secured term loan	–	862	1,334	979
Unsecured term loan	–	121	138	101
Venture debt term loan	573	573	2,087	1,532
Trust receipts	28,552	26,369	27,673	20,309
Loans from a shareholder of a subsidiary	30	30	30	22
Obligation under finance lease	2	57	66	48
Other borrowings	–	3,864	8,975	6,587
	29,157	31,876	40,303	29,578
Non-current
Secured term loan	6,214	22,124	24,593	18,049
Unsecured term loan	–	13,187	14,181	10,407
Venture debt term loan	2,660	2,087	–	–
Obligation under finance lease	13	132	78	57
	8,887	37,530	38,852	28,513

	38,044	69,406	79,155	58,091

*	See Note 37

Trust receipts

The short-term borrowings from financial institutions are denominated in Singapore dollar and repayable within 120 to 180 days from invoice date. The contractual and effective interest rate on the short-term borrowings at reporting date ranges from 2.48% to 4.52% (31/12/2016: 2.39% to 3.46%; 1/1/2016: 2.53% to 3.17%) per annum. Some of the trust receipts facilities are secured by a first legal charge over the Company’s leasehold land and building.

Loans from a shareholder of a subsidiary

Loans from a shareholder of a subsidiary are unsecured and denominated in Korean Won (“KRW”). The effective interest rate is 6.90% (31/12/2016: 6.90%; 1/1/2016: 6.90%).

On 30 September 2015, loans of KRW 1,000 million ($1,238,000) were converted to ordinary shares in Reebonz Korea Co., Ltd (Note 28)

Secured term loan

The total term loan facility available is $28,200,000, with a tenure of 22 years. As at 31 December 2017, the Company has drawn down a total of $25,927,000 (31/12/2016: $22,986,000; 1/1/2016: $6,214,000) since 2014, in relation to the construction of the new logistic center. The term loan is to be repaid through 240 monthly instalments of $112,500 per month. The term loan is secured by a first charge over the Company’s leasehold land and building. The contractual and effective interest rate ranges from 2.55% to 2.88% (31/12/2016: 2.24%; 1/1/2016: 3.27%) per annum.

Unsecured term loan

On 10 May 2016 and 15 November 2016, the Company drew down S$7,500,000 and S$7,500,000 respectively on the term loan facility from a financial institution and its associated company. The total term loan facility available is $15,000,000 with a tenure of 36 months. The contractual interest rate is 6% per annum for the first year, follow by 7% per annum on the second year and 8% on the third year. Concurrently, the Company issued the 2016 Warrants (Note 14(c) (iv)) to the financial institution and its associated company.

The term loan facility include the following key terms:

Redemption premium

On the repayment date of the term loan, either maturity date (36 months from the first drawn down date) or Voluntary Prepayment (as defined below), the term loan facility is to be repaid with a redemption premium of 5% per annum, compounded annually, unless a Liquidity Event defined as (i) an IPO and listing on a recognized stock exchange by the Company, (ii) a transfer, sale or other disposition of all or substantially all of the business and/or assets of the Group, whether in a single transaction or a series of related transactions, (iii) an event which results in any person having the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the issued capital of the Company, or (iv) any consolidation, amalgamation or merger of the Group with any other corporation, which will result in a material change in the shareholding structure of the Group, occurred on or before the date of term loan repayment or prepayment. As the Liquidity Event is a non-financial variable specific to the Company, it does not fulfil the derivative definition.

Voluntary prepayment

The Company may prepay the whole or part of the term loan, with minimum amount of S$2,000,000, together with Redemption Premium two years after the date of the term loan agreement.

Mandatory prepayment

Upon completion of Liquidity Event, the Company shall prepay the outstanding loan in an amount equivalent to the warrant conversion amount and ratio specified in the term loan agreement without prepayment fee, premium or penalty to the financial institution and its associated company.

As the Liquidity Event is a non-financial variable that is specific to the Company, it does not fulfil the derivative definition and is not separately accounted for. Similarly, the embedded Voluntary and Mandatory Prepayment options are not separately accounted for as such features are considered clearly and closely related to the host debt instrument, given that the exercise price on each exercise date is equal to the amortized cost of the host debt instrument.

Venture debt term loan

The venture debt term loan facility of $4,000,000 is unsecured and is repayable through 36 monthly instalments of $67,000 commencing on 1 November 2015 to 1 September 2018, with the last instalment of $1,667,000 on 1 October 2018. The contractual and effective interest rate is 2.78% (31/12/2016: 2.49%; 1/1/2016: 3.27%) per annum. As at 31 December 2017 the venture debt term loan has been reclassified to current interest-bearing loans and borrowings as they are due on 1 October 2018.

Obligation under finance lease

This obligation is secured by a charge over the leased asset (Note 4). The average discount rate implicit in the leases range from 3.75% to 9.91% per annum (31/12/2016: 3.75% to 9.91%; 1/1/2016: 3.75%). This obligation is denominated in the respective functional currency of the relevant entity in the Group.

20	Deferred revenue

Deferred revenue represents consideration received from customers for which revenue has not yet been recognized. Such amounts are non-refundable.

Deferred revenue for each year are as follows:

	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

As at 31 December	860	564	512	375

21	Revenue

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Merchandise revenue	173,398	144,896	106,338
Marketplace revenue	3,080	4,244	3,115
Rental revenue	–	466	342
	176,478	149,606	109,795

22	Other income

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Maintenance income	13	13	10
Forfeiture of customer deposit	208	–	–
Others	538	564	414
	759	577	424

23	Other expenses

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Foreign exchange losses, net	1,428	1,269	932
Others	166	13	9
	1,594	1,282	941

24	Finance costs and income

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Interest expense:
Bank borrowings	2,618	4,423	3,245
Others	11	89	66
	2,629	4,512	3,311
Less:
Finance costs capitalized in leasehold land (Note 5)	(152)	–	–
	2,477	4,512	3,311

Interest income – bank deposits	(48)	(20)	(14)

25	Profit before tax

Expenses recognized in profit or loss includes the following:

	Note	31/12/2016	31/12/2017	31/12/2017
		$’000	$’000	US$’000

Inventories recognized in cost of revenue		130,112	107,610	78,974
Inventories written down/(reversed)		357	(63)	(46)
Allowance for doubtful debts		7	–	–
Deposits written off		–	2	1
Freight and delivery charges		10,337	10,961	8,044
Employee compensation	29	21,754	18,171	13,335
Intangible assets disposed		122	–	–
Legal and professional fees		2,146	787	578
Rental on operating leases		3,507	2,228	1,635
Payment transaction fees		4,789	4,190	3,075

26	Profit per share

Basic profit per share amounts are calculated by dividing profit for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted profit/(loss) per share amounts are calculated by dividing the profit/(loss) attributable to ordinary equity holders of the parent (after adjusting for change in fair value of the convertible preference shares and warrants) by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares. The dilutive effect of outstanding share options is reflected as additional share dilution.

The following reflects the income and share data used in the basic and diluted earnings per share computations:

Basic earnings per share

The calculation of basic earnings per share has been based on the following (loss)/profit attributable to ordinary equity holders of the parent and weighted-average number of ordinary shares outstanding.

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

I. Profit attributable to ordinary equity holders of the parent (basic):
Profit for the year, attributable to ordinary equity holders of the parent	56,049	76,879	56,424
Dividends on non-redeemable preference shares	–	–	–
Profit attributable to ordinary equity holders of the parent	56,049	76,879	56,424

	No. of shares	No. of shares	No. of shares

II. Weighted-average number of ordinary shares in thousands (basic)
Issued ordinary shares at 1 January	10,564	10,564	10,564
Effect of share options exercised	–	–	–
Effect of shares issued in February 2017	–	120	120
Effect of shares issued in March 2017	–	53	53
Weighted-average number of ordinary shares at 31 December	10,564	10,737	10,737

Basic profit per share ($ per share)	5.31	7.16	5.25

Diluted earnings per share

The calculation of diluted earnings per share has been based on the following (loss)/profit attributable to ordinary equity holders of the parent and weighted-average number of ordinary shares outstanding after adjustment for the effects of all dilutive potential ordinary shares.

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

I. Profit attributable to ordinary equity holders of the parent (diluted):
Profit attributable to ordinary equity holders of the parent	56,049	76,879	56,424
Change in fair value of convertible preference shares:
Series A	(13,864)	(10,647)	(7,814)
Series B	(16,163)	(16,374)	(12,017)
Series C	(24,779)	(35,764)	(26,247)
Series D	(26,858)	(34,504)	(25,322)
Unwinding of discount on contingent settlement provision	(6)	81	59
Profit/(loss) attributable to ordinary equity holders of the parent (diluted)	(25,621)	(20,329)	(14,917)

	31/12/2016	31/12/2017	31/12/2017
	No. of shares	No. of shares	No. of shares

II. Weighted-average number of ordinary shares in thousands (diluted)
Weighted-average number of ordinary shares (basic)	10,564	10,737	10,737
Effect of conversion of preference shares	20,160	20,160	20,160
Effect of share options on issue	2,330	981	981
Effect of conversion of warrants	–	–	–
	33,054	31,878	31,878

Diluted profit/(loss) per share ($ per share)	(0.78)	(0.63)	(0.46)

If a qualified initial public offering is completed, all of the Series A, Series B, Series C and Series D Preference Shares outstanding will automatically convert into ordinary shares of the Company.

27	Share-based payments

In order to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of the Company’s business, the Company adopted an Employee Share Option Scheme in 2010 (the “ESOS”). Under the ESOS, the Company may grant options to its employees, directors and consultants to purchase ordinary shares of the Company, subject to different vesting schedules as shown below:

1)	Vest 1/3 each on the first, second and third anniversaries of the stated vesting commencement date; and

2)	Vest 1/4 on the first, second third and fourth anniversaries of the stated vesting commencement date.

The vesting of granted options is conditional on the grantee holding employment with the Group. Once the options are vested, they are exercisable, in whole or in part, for a period of five years from its vesting date.

The following table illustrates the number and weighted average exercise prices (“WAEP”) of, and movements in, share options during the years:

	1/1/2016 (Restated*)		31/12/2016		31/12/2017
	Number	WAEP	Number	WAEP	Number	WAEP

Outstanding at 1 January	3,318,813	2.31	4,345,188	3.05	4,374,250	3.09
- Granted	1,368,000	5.00	249,000	5.00	–	–
- Forfeited	(341,625)	3.62	(219,938)	4.45	(139,750)	4.31
- Expired	–		–		(17,500)	1.00
Outstanding at 31 December	4,345,188	3.05	4,374,250	3.09	4,217,000	3.06

Exercisable at 31 December	1,552,750	1.87	2,471,458	2.44	3,314,333	2.74

*	See Note 37

The range of exercise prices for options outstanding as at 31 December 2017 was $1.00 to $5.00 (31/12/2016: $1.00 to $5.00; 1/1/2016: $1.00 to $5.00).

Grant date/employees entitled	Number of instruments in thousands	Vesting conditions	Contractual life of options

Options granted to key management personnel

On 10 August 2012	150,000	3 years	5 years
	60,000	4 years	5 years
On 10 August 2012	50,000	4 years	5 years
On 10 August 2012	75,000	3 years	5 years
	105,000	4 years	5 years
On 7 March 2013	96,000	3 years	5 years
	165,000	4 years	5 years
On 23 February 2014	240,000	3 years	5 years
	645,000	4 years	5 years
On 5 September 2014	25,000	4 years	5 years

On 12 November 2014	30,000	3 years	5 years
	80,000	4 years	5 years
On 12 February 2015	72,000	3 years	5 years
	123,000	4 years	5 years
On 16 October 2015	70,000	3 years	5 years
	225,000	4 years	5 years
On 15 April 2016	20,000	3 years	5 years
	40,000	4 years	5 years
Total share options	2,271,000

The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair values of the share options granted are measured based on the Black Scholes model, taking into account the terms and conditions upon which the options were granted. The Company determined the fair values of the share options granted with the assistance of an external appraiser. The following table lists the inputs to the model used for the options granted during the years ended 31 December 2017 and 2016 respectively:

	1/1/2016	31/12/2016	31/12/2017
Restated*

Expected volatility (%)	49.5 to 55.7	49.5 to 51.0	N/A
Risk-free interest rate (%)	1.22 to 1.96	1.28 to 1.76	N/A
Expected life of share options (years)	3.25 to 6.5	3.25 to 6.25	N/A
Weighted average share price $	9.10	11.30	N/A

*	See Note 37

The Company estimates expected volatility at the grant dates based on historical volatilities of comparable companies for periods in correspondence to the expected life of share options. Risk–free interest rates are based on zero coupon Singapore risk-free rate for the terms consistent with the expected life of the award at the time of grant. The Company has no historical exercise patterns of employee share options as reference. Expected life is based on management’s estimation, which the Company believes are representative of future behavior.

The weighted average fair value of options granted during the year ended 31 December 2017 was N/A (31/12/2016: $5.90; 1/1/2016: $4.43).

There has been no cancellation or modification to the ESOS during 2017 and 2016.

28	Material partly-owned subsidiaries

The Group has the following subsidiaries that has NCI that is material to the Group.

Name of Subsidiaries	Principal place of business	Proportion of ownership interest held by NCI	Loss allocated to NCI during the reporting period	Accumulated NCI at the end of reporting period
		%	$’000	$’000
1 January 2016
Reebonz Korea	Korea	50.80	(486)	1,238

31 December 2016
Reebonz Korea	Korea	50.80	(483)	738

31 December 2017
Reebonz Korea	Korea	50.80	(170)	569

Held by Reebonz Korea

1 January 2016
Invitree Co., Ltd	Korea	55.72	(1,077)	(1,716)

31 December 2016
Invitree Co., Ltd	Korea	55.72	(310)	(2,013)

31 December 2017
Invitree Co., Ltd	Korea	55.72	(461)	(2,514)

Summarized financial information about subsidiaries with material NCI

Summarized financial information including goodwill on acquisition and consolidation adjustments but before intercompany eliminations of subsidiaries with material NCIs are as follows:

	Sub-consolidation of Reebonz Korea
	1/1/2016	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	$’000	US$’000

Summarized statement of financial position
Current assets	2,066	4,913	4,332	3,179
Non-current assets	300	74	232	170
Goodwill	2,121	2,121	2,121	1,556
Current liabilities	(3,805)	(8,300)	(9,096)	(6,675)
Non-current liabilities	(640)	(408)	(408)	(299)
Total surplus/(deficit)	42	(1,600)	(2,819)	(2,069)

Attributable to NCI, allocated according to changes in equity interest during the year	(478)	(1,275)	(1,945)	(1,428)

Summarized statement of comprehensive income
Revenue	22,085	26,706	29,288	21,494
Loss for the year	(2,609)	(1,511)	(1,160)	(851)
Other comprehensive income/(loss)	51	(4)	(39)	(29)
Total comprehensive loss	(2,558)	(1,515)	(1,199)	(880)

Attributable to NCI, allocated according to changes in equity interest during the year	(1,563)	(793)	(631)	(462)

Summarized cash flow information
Operating	33	341	(619)	(454)
Investing	(281)	(128)	(13)	(9)
Financing	462	–	–	–
Net increase/(decrease) in cash and cash equivalents	214	213	(632)	(463)

Increase of equity interest in Reebonz Korea

On 30 September 2015, an outstanding loan and amounts due from Reebonz Korea Co., Ltd. of KRW2,000 million ($2,432,000) were converted to ordinary shares in Reebonz Korea Co. Ltd. Concurrently, loans from a shareholder of Reebonz Korea Co., Ltd of KRW1,000 million ($1,238,000) were also converted to ordinary shares in Reebonz Korea Co., Ltd. This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 43.91% to 49.20%. The Company had also increased its effective interest in Invitree from 39.52% to 44.28% as a result.

The equity attributable to the non-controlling interest has decreased by $1,941,000.

29	Employee compensation

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000
Included in:
Fulfillment expenses	6,059	5,474	4,017
Marketing expenses	2,454	2,477	1,818
Technology and content expenses	3,619	3,332	2,445
General and administrative expenses	9,622	6,888	5,055
Total employee compensation	21,754	18,171	13,335

Share-based payments of $ 1,344,000 (US$ 986,000) (31/12/2016: $3,146,000) were included in the employee compensation expense.

Defined contribution plans of $1,184,000 (US$869,000) (31/12/2016: $1,354,000) were included in the employee compensation expense.

30	Depreciation and amortization

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Included in:
Technology and content expenses	976	982	720
General and administrative expenses	706	2,169	1,591
	1,682	3,151	2,311

31	Fair value measurement

The Group with the assistance of an external appraiser, measures financial instruments such as convertible preference shares and warrants at fair value at each reporting date. Fair value related disclosures for financial instruments and non–financial assets that are measured at fair value are disclosed in this note.

When the fair values of financial assets and financial liabilities recorded in the consolidated statements of financial position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques including the DCF model and market method. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Judgments include considerations of inputs such as liquidity risk, credit risk and volatility. Changes in assumptions about these factors could affect the reported fair value of financial instruments and is discussed further below.

Valuation methods and assumptions

Management assessed that cash and cash equivalents, short–term deposits, trade and other receivables, other current financial assets (excluding government grants), trade and other payables, advances from customers and interest-bearing loans and borrowings (current) approximate their carrying amounts largely due to the short-term maturities of these instruments. The carrying amount of loans and borrowings (non-current) approximates its fair values since it bears interest rates which approximate market rates except as disclosed below. The fair value of other non-current financial assets is not materially different from their carrying amount. The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

The following table provides the fair value measurement hierarchy of the Group’s liabilities.

Fair value measurement hierarchy for liabilities as at 31 December 2017 and 2016:

Level 2	Date of valuation	$’000

Unsecured term loans	31 December 2016	13,149

Unsecured term loans	31 December 2017	14,928

The fair value of the unsecured term loans are calculated using discounted cash flow model based on the present value of future principal and interest cash flow, discounted at the market rate of 10.93% (31/12/2016: 15.50%) at the reporting date.

Level 3	Date of valuation	$’000

Convertible preference shares	1 January 2016	255,825

Convertible preference shares	31 December 2016	174,161

Convertible preference shares	31 December 2017	76,872

The following table shows the information about fair value measurements using significant unobservable inputs (Level 3).

Description	Valuation techniques	Unobservable inputs	Weighted average	Sensitivity of the input to fair value

1 January 2016 (Restated)*
Convertible preference shares	Hybrid method comprising of: ● Probability Weighted Expected Return Method ● Option Pricing Method ● Discounted Cash Flow Method and ● Market Method	● Time to IPO ● Time to non-IPO liquidity event ● IPO price ● WACC	● Time to IPO is 0.19 year ● Time to non-IPO liquidity event is 1 year ● IPO price of S$15 ● WACC of 17.69%

The estimated fair value would decrease by 5% if:

●   Time to IPO was higher by 0.24 year

●   Time to non-IPO liquidity event was higher by 3.6 years

The estimated fair value would increase /(decrease) by 5% if

●   IPO price was higher/(lower) by S$0.85

●   WACC was lower/(higher) by #/41%

#  minimum increase is 2.5% at WACC of 0%

*  See Note 37

31 December 2016
Convertible preference shares	Hybrid method comprising of: ● Probability Weighted Expected Return Method ● Option Pricing Method ● Discounted Cash Flow Method and ● Market Method	● Time to IPO ● Time to non-IPO liquidity event ● Qualified IPO* price ● WACC	● Time to IPO is 0.75 year ● Time to non-IPO liquidity event is 1 year ● IPO price of S$15 ● WACC of 17.24%

The estimated fair value would decrease by 5% if:

●   Time to IPO was higher by 0.35 year

●   Time to non-IPO liquidity event was higher by 3.3 years

The estimated fair value would increase /(decrease) by 5% if

●   Qualified IPO* price was higher/(lower) by S$1.06

●   WACC was lower/(higher) by 10.23%/12.08%

Description	Valuation techniques	Unobservable inputs	Weighted average	Sensitivity of the input to fair value

31 December 2017
Convertible preference shares	Hybrid method comprising of: ● Probability Weighted Expected Return Method ● Option Pricing Method ● Discounted Cash Flow Method and ● Market Method	● Time to IPO ● Time to non-IPO liquidity event ● IPO price ● WACC	● Time to IPO is 0.66 year ● Time to non-IPO liquidity event is 1 year ● IPO price of S$7.60 ● WACC of 15.3%

The estimated fair value would decrease by 5% if:

●   Time to IPO was higher by 0.34 year

●   Time to non-IPO liquidity event was higher by 30 years

The estimated fair value would increase /(decrease) by 5% if

●   IPO price was higher/(lower) by S$0.45

●   WACC was lower/(higher) by 9.62%/11.18%

32	Segment information

For management purposes, the Group has only one operating and reportable segment.

Revenue from external customers for the various types of products the Company sells are not disclosed as the information is not available and the determination is not practicable.

Geographical information

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Subtotal	South Korea	Hong Kong	China	The rest of North Asia	Subtotal	Australia	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

1 January 2016
Revenue from external customers*	48,195	12,863	16,064	5,158	82,280	21,290	17,021	5,223	13,718	57,252	28,356	6,077	173,965

Non-current assets
Property and equipment	6,769	85	30	64	6,948	86	28	4	48	166	181	–	7,295
Leasehold land	7,180	–	–	–	7,180	–	–	–	–	–	–	–	7,180
Intangible assets	2,266	–	–	2	2,268	14	1	1	3	19	–	–	2,287
Goodwill	–	–	–	–	–	2,121	–	–	–	2,121	–	–	2,121
Deferred expenses	4,697	–	–	–	4,697	–	–	–	–	–	–	–	4,697

*	The geographical information above is derived based on the registered billing address of the customers

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Subtotal	South Korea	Hong Kong	China	The rest of North Asia	Subtotal	Australia	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

31 December 2016
Revenue from external customers*	44,230	10,794	15,484	4,019	74,527	26,690	15,924	11,482	11,291	65,387	27,984	8,580	176,478

Non-current assets
Property and equipment	26,386	55	34	9	26,484	45	10	3	32	90	113	–	26,687
Leasehold land	7,067	–	–	–	7,067	–	–	–	–	–	–	–	7,067
Intangible assets	2,277	–	–	1	2,278	14	–	1	2	17	–	–	2,295
Goodwill	–	–	–	–	–	2,121	–	–	–	2,121	–	–	2,121

*	The geographical information above is derived based on the registered billing address of the customers

	Southeast Asia					North Asia
	Singapore	Malaysia	Indonesia	The rest of Southeast Asia	Subtotal	South Korea	Hong Kong	China	The rest of North Asia	Subtotal	Australia	Others	Total	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	U$’000

31 December 2017
Revenue from external customers*	30,346	6,170	10,727	2,111	49,354	29,288	12,126	19,674	8,474	69,562	18,191	12,499	149,606	109,795

Non-current assets
Property and equipment	38,630	176	17	5	38,828	29	9	2	19	59	53	7	38,947	28,583
Leasehold land	6,790	–	–	–	6,790	–	–	–	–	–	–	–	6,790	4,983
Intangible assets	1,927	–	–	–	1,927	5	–	–	1	6	–	–	1,933	1,419
Goodwill	–	–	–	–	–	2,121	–	–	–	2,121	–	–	2,121	1,556

*	The geographical information above is derived based on the registered billing address of the customers

Major customer

The Group does not have any major customers during the financial years ended 31 December 2017 and 2016.

33	Commitments and contingencies

a)	Capital commitments

Capital expenditures contracted for at the reporting date but not recognized in the financial statements are as follows:

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Office building	2,013	1,059	777
Property and equipment	3,217	414	304

b)	Operating lease commitments – Group as lessee

The Group has entered into commercial leases on certain motor vehicles and items of machinery. These leases run for a period of three to five years with no renewal option included in the contracts. There are no restrictions placed upon the Group by entering into these leases.

Future minimum rentals payable under non–cancellable operating leases as at 31 December are as follows:

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Within one year	1,760	1,500	1,101
After one year but not more than five years	1,511	1,067	783
	3,271	2,567	1,884

The minimum lease payments recognized as an expense in the years ended 31 December 2017, 31 December 2016 and 1 January 2016 amounted to $2,228,000, $3,507,000 and $3,789,000 respectively.

c)	Operating lease commitments - Group as lessor

The Group has entered into commercial leases on certain floors of its building. These non-cancellable leases have remaining lease terms of between two to three years. All leases include a clause to enable upward revision of the rental charge on second year of the lease term based on pre-agreed rates and an option of the lessee to extend the lease term for a further two years.

Future minimum rentals receivable under non–cancellable operating leases as at 31 December are as follows:

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Within one year	–	428	314
After one year but not more than five years	–	715	525
	–	1,143	839

d)	Finance lease commitment – Group as lessee

The Group acquired a motor vehicle and office equipment under finance lease arrangements. The Group’s obligation under finance lease for the motor vehicle is secured by the lessor’s title to the leased asset. Future minimum lease payments under finance leases together with the present value of the net minimum lease payments are, as follows:

	31/12/2016			31/12/2017			31/12/2017
	Minimum payments	Interest	Present value of payments	Minimum payments	Interest	Present value of payments	Minimum payments	Interest	Present value of payments
	$’000	$’000	$’000	$’000	$’000	$’000	US$’000	US$’000	US$’000

Within one year	73	(16)	57	77	(11)	66	56	(8)	48
After one year but not more than five years	145	(13)	132	82	(4)	78	60	(3)	57
	218	(29)	189	159	(15)	144	116	(11)	105

34	Related party transactions

In addition to the information disclosed elsewhere in the financial statements, the following transactions took place between the Group and related parties at terms agreed between the parties during the relevant financial year:

a)	Sales and purchase of goods and services

	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Platform development costs	35	–	–
Maintenance income	(13)	(13)	(10)
Rental income	(11)	(3)	(2)

Terms and conditions of transactions with related parties

Outstanding balances at the year-end are unsecured and payable within 12 months from reporting date. There have been no guarantees provided or received for any related party receivables or payables. For the year ended 31 December 2017, the Group has not recorded any impairment of receivables relating to amounts owed by related parties (31/12/2016: Nil). This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

b)	Key management personnel compensation

Key management personnel of the Group are those persons having the authority and responsibility for planning, directing and controlling the activities of the Group. The Chief Executive Officer, Chief Brand Officer, Chief Financial Officer, Chief Operating Officer, Chief Revenue Officer, Chief Technology Officer, Chief People Officer and Regional General Manager are considered key management personnel of the Group. Compensation payable to key management personnel comprise:

	Group
	31/12/2016	31/12/2017	31/12/2017
	$’000	$’000	US$’000

Salaries, bonus and allowances	1,750	1,232	904
Employer’s contribution to CPF	111	77	56
Employee share option expense	2,525	2,516	1,846

The amounts disclosed in the table are the amounts recognized as an expense during the reporting period related to key management personnel.

35	Financial risk management objectives and policies

Overview

The Group has exposure to the following risks arising from financial instruments:

●	Market risk

●	Interest rate risk

●	Foreign currency risk

●	Credit risk

●	Liquidity risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.

Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. The Board is responsible for developing and monitoring the Group’s risk management policies.

The Group’s principal financial liabilities comprise loans and borrowings, advances from customers, trade and other payables, warrants, contingent settlement provision and convertible preference shares. The main purpose of these financial liabilities is to raise financing for the Group’s operations. The Group has trade and other receivables, cash and cash equivalents and short-term deposits that are derived directly from its operations.

Market risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect the Group’s income or the value of its holdings of financial instruments. The objective of the market risk management is to manage and control market risk exposures within acceptable parameters while optimizing the return on risk.

Interest rate risk

The primary source of the Group’s interest rate risk relates to interest bearing bank deposits and its borrowings from banks and financial institutions. The interest bearing loans and borrowings of the Group are disclosed in Note 19 to the financial statements. As certain rates are based on interbank offer rates, the Group is exposed to cash flow interest rate risk. This risk is not hedged. Interest bearing bank deposits are short to medium-term in nature but given the significant cash and bank balances held by the Group, any variation in the interest rates may have a material impact on the results of the Group.

The Group manages its interest rate risk by having a mixture of fixed and variable rates for its deposits and borrowings.

Interest rate sensitivity

The sensitivity analyses below have been determined based on the exposure to interest rates for bank deposits and interest bearing financial liabilities at the end of the reporting period and the stipulated change taking place at the beginning of the year and held constant throughout the reporting period in the case of instruments that have floating rates. A 50 basis point increase or decrease is used and represents management’s assessment of the possible change in interest rates.

If the interest rate had been 50 basis points higher or lower and all other variables were held constant, the loss for the year ended 31 December 2017 of the Group would increase/decrease by $346,000 (31/12/2016: increase/decrease by $263,000).

Foreign currency risk

The Group are exposed to foreign currency risk on sales, purchases and borrowings that are denominated in currencies other than the respective functional currencies of entities within the Group. The currencies giving rise to this risk are primarily the Singapore Dollar (“SGD”), Taiwan Dollar (“TWD”), Euro (“EUR”), Australian Dollar (“AUD”), US Dollar (“USD”), Hong Kong Dollar (“HKD”) and Korean Won (“KRW”). The Group relies on natural hedging as a risk management tool and does not enter into derivative foreign exchange contracts to hedge its foreign currency risk.

Foreign currency translation exposure is managed by incurring debt in the operating currency so that where possible operating cash flows can be primarily used to repay obligations in the local currency. This also has the effect of minimizing the exchange differences recorded against income, as the exchange differences on the net investment are recorded directly against equity.

Group	SGD	TWD	EUR	AUD	USD	HKD	KRW	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
1 January 2016 (Restated)*
Financial assets
Non–current financial assets	419	179	–	133	–	27	189	41	988
Trade and other receivables	2,654	373	24	270	–	332	447	1,131	5,231
Other current financial assets	428	–	320	63	–	14	51	142	1,018
Cash and cash equivalents	19,419	467	–	93	1,573	565	858	4,972	27,947
	22,920	1,019	344	559	1,573	938	1,545	6,286	35,184
Financial liabilities
Other payables and accruals (non-current), excluding deferred government grants	(628)	–	–	(8)	–	–	(232)	(68)	(936)
Convertible preference shares	(255,825)	–	–	–	–	–	–	–	(255,825)
Interest-bearing loans and borrowings	(38,000)	–	–	–	–	–	(30)	(14)	(38,044)
Contingent settlement provision	(340)	–	–	–	–	–	–	–	(340)
Trade and other payables, excluding deferred government grants	(11,621)	(246)	(1,444)	(727)	(4,810)	(336)	(2,040)	(993)	(22,217)
Advances from customers	(1,045)	(280)	–	(978)	(62)	(282)	(291)	(783)	(3,721)
	(307,459)	(526)	(1,444)	(1,713)	(4,872)	(618)	(2,593)	(1,858)	(321,083)

Net financial (liabilities)/assets	(284,539)	493	(1,100)	(1,154)	(3,299)	320	(1,048)	4,428	(285,899)
Less: Financial (liabilities)/assets denominated in the respective entities’ functional currencies	(284,539)	771	–	(21)	–	435	(1,052)	4,593	(279,813)
Currency exposure of financial liabilities net of those denominated in the respective entities’ functional currencies	–	(278)	(1,100)	(1,133)	(3,299)	(115)	4	(165)	(6,086)

*	See Note 37

	SGD	TWD	EUR	AUD	USD	HKD	KRW	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
31 December 2016
Financial assets
Non-current financial assets	343	184	–	160	–	–	14	86	787
Trade and other receivables	2,396	256	5	341	188	609	1,372	1,183	6,350
Other current financial assets	460	–	299	96	12	32	328	81	1,308
Cash and cash equivalents	9,594	300	–	1,254	60	256	1,075	4,283	16,822
	12,793	740	304	1,851	260	897	2,789	5,633	25,267
Financial liabilities
Other payables and accruals (non-current), excluding deferred government grants	(580)	–	–	–	(15)	–	–	(69)	(664)
Convertible preference shares	(174,161)	–	–	–	–	–	–	–	(174,161)
Interest-bearing loans and borrowings	(65,499)	–	–	–	(3,864)	–	(30)	(13)	(69,406)
Contingent settlement provision	(334)	–	–	–	–	–	–	–	(334)
Trade and other payables, excluding deferred government grants	(8,378)	(215)	(1,445)	(1,564)	(1,081)	(186)	(2,992)	(1,190)	(17,051)
Advances from customers	(785)	(239)	–	(782)	(79)	(402)	(590)	(911)	(3,788)
	(249,737)	(454)	(1,445)	(2,361)	(5,024)	(588)	(3,612)	(2,183)	(265,404)

Net financial (liabilities)/assets	(236,944)	286	(1,141)	(510)	(4,764)	309	(823)	3,450	(240,137)
Less: Financial (liabilities)/assets denominated in the respective entities’ functional currencies	(236,944)	569	–	241	–	272	(823)	4,214	(232,471)
Currency exposure of financial liabilities net of those denominated in the respective entities’ functional currencies	–	(283)	(1,141)	(751)	(4,764)	37	–	(764)	(7,666)

	SGD	TWD	EUR	AUD	USD	HKD	KRW	Others	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
31 December 2017
Financial assets
Non-current financial assets	–	187	–	156	–	33	198	75	649
Trade and other receivables	1,476	94	–	622	541	762	1,083	1,673	6,251
Other current financial assets	997	–	299	31	14	1	174	124	1,640
Cash and cash equivalents	3,882	167	–	79	4,385	198	458	717	9,886
	6,355	448	299	888	4,940	994	1,913	2,589	18,426
Financial liabilities
Other payables and accruals (non-current), excluding deferred government grants	(102)	–	–	(20)	–	–	–	(183)	(305)
Convertible preference shares	(76,872)	–	–	–	–	–	–	–	(76,872)
Interest-bearing loans and borrowings	(70,140)	–	–	–	(8,975)	–	(30)	(10)	(79,155)
Contingent settlement provision	(415)	–	–	–	–	–	–	–	(415)
Trade and other payables, excluding deferred government grants	(8,242)	(98)	(906)	(475)	(909)	(158)	(2,349)	(1,220)	(14,357)
Advances from customers	(1,077)	(124)	–	(810)	(118)	(544)	(586)	(696)	(3,955)
	(156,848)	(222)	(906)	(1,305)	(10,002)	(702)	(2,965)	(2,109)	(175,059)

Net financial (liabilities)/assets	(150,493)	226	(607)	(417)	(5,062)	292	(1,052)	480	(156,633)
Less: Financial (liabilities)/assets denominated in the respective entities’ functional currencies	(150,493)	366	–	(145)	80	232	(1,052)	722	(150,290)
Currency exposure of financial liabilities net of those denominated in the respective entities’ functional currencies	–	(140)	(607)	(272)	(5,142)	60	–	(242)	(6,343)

US$	–	(102)	(445)	(200)	(3,774)	44	–	(178)	(4,655)

The Group’s exposures to foreign currency are as follows:

Foreign currency risk sensitivity

A 10% strengthening of the following major currencies against the functional currency of each of the Group’s entities at the reporting date would increase/(decrease) profit or loss by the amounts shown below.  This analysis assumes that all other variables, in particular interest rates, remain constant.

	31/12/2016	31/12/2017	31/12/2017
	Profit before tax	Profit before tax	Profit before tax
	$’000	$’000	U$’000

TWD against $
- strengthened	(28)	(14)	(10)
- weakened	28	14	10

EUR against $
- strengthened	(114)	(61)	(45)
- weakened	114	61	45

AUD against $
- strengthened	(75)	(27)	(20)
- weakened	75	27	20

USD against $
- strengthened	(476)	(514)	(377)
- weakened	476	514	377

HKD against $
- strengthened	4	6	4
- weakened	(4)	(6)	(4)

Others against $
- strengthened	(76)	(24)	(18)
- weakened	76	24	18

Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises mainly from the Group’s trade and other receivables and deposits with banks.

Trade and other receivables are regularly monitored by the Group and reviewed for impairment. Most of the receivables are within the credit terms. Although the receivables are generally unsecured, the credit risk is considered to be low.

The credit risk on deposits with banks is limited because the Group mainly places the deposits in banks with high credit ratings.

Liquidity risk

The Group monitors its liquidity risk and maintains a level of cash and cash equivalents deemed adequate by management to finance the Group’s operations and to mitigate the effects of fluctuations in cash flows, and having adequate amounts of committed credit facilities.

The table below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments.

	One year or less	One to five years	More than five years	Total
	$’000	$’000	$’000	$’000
1 January 2016 (Restated)*
Financial assets
Trade and other receivables	5,231	–	–	5,231
Other financial assets	1,018	988	–	2,006
Cash and cash equivalents	27,947	–	–	27,947
	34,196	988	–	35,184
Financial liabilities
Trade and other payables, excluding deferred government grants	22,217	936	–	23,153
Interest-bearing loans and borrowings	29,658	12,058	23,964	65,680
Convertible preference shares	–	255,825	–	255,825
Contingent settlement provision	–	340	–	340
Advances from customers	3,721	–	–	3,721
	55,596	269,159	23,964	348,719

Net financial liabilities	(21,400)	(268,171)	(23,964)	(313,535)

*	See Note 37

31 December 2016
Financial assets
Trade and other receivables	6,350	–	–	6,350
Other financial assets	1,308	787	–	2,095
Cash and cash equivalents	16,822	–	–	16,822
	24,480	787	–	25,267
Financial liabilities
Trade and other payables, excluding deferred government grants	17,051	664	–	17,715
Interest-bearing loans and borrowings	33,868	26,569	22,131	82,568
Convertible preference shares	–	174,161	–	174,161
Contingent settlement provision	–	334	–	334
Advances from customers	3,788	–	–	3,788
	54,707	201,728	22,131	278,566

Net financial liabilities	(30,227)	(200,941)	(22,131)	(253,299)

	One year or less	One to five years	More than five years	Total	Total
	$’000	$’000	$’000	$’000	U$’000
31 December 2017
Financial assets
Trade and other receivables	6,251	–	–	6,251	4,588
Other financial assets	1,640	649	–	2,289	1,680
Cash and cash equivalents	9,886	–	–	9,886	7,255
	17,777	649	–	18,426	13,523
Financial liabilities*
Trade and other payables, excluding deferred government grants	14,357	305	–	14,662	10,760
Interest-bearing loans and borrowings	42,496	24,412	21,302	88,210	64,737
Contingent settlement provision	–	415	–	415	305
Advances from customers	3,955	–	–	3,955	2,902
	60,808	25,132	21,302	107,242	78,704

Net financial liabilities	(43,031)	(24,483)	(21,302)	(88,816)	(65,181)

*	Excludes convertible preference shares because redemption is unlikely, attributable to the expected reverse merger.

	Loans and receivables	Financial liabilities at fair value through profit or loss	Other financial liabilities at amortized cost	Total
	$’000	$’000	$’000	$’000
1 January 2016 (Restated)*
Financial assets
Trade and other receivables	5,231	–	–	5,231
Other current financial assets	1,018	–	–	1,018
Cash and cash equivalents	27,947	–	–	27,947
	34,196	–	–	34,196
Non-current
Non-current financial assets	988	–	–	988
Total financial assets	35,184	–	–	35,184

	Loans and receivables	Financial liabilities at fair value through profit or loss	Other financial liabilities at amortized cost	Total
	$’000	$’000	$’000	$’000
1 January 2016 (Restated)*
Financial liabilities
Current
Trade and other payables, excluding deferred government grants	–	–	22,217	22,217
Interest-bearing loans and borrowings	–	–	29,157	29,157
Advances from customers	–	–	3,721	3,721
	–	–	55,095	55,095
Non-current
Interest-bearing loans and borrowings	–	–	8,887	8,887
Convertible preference shares	–	255,825	–	255,825
Other payables and accruals, excluding deferred government grants	–	–	936	936
Contingent settlement provision	–	–	340	340
Total financial liabilities	–	255,825	65,258	321,083

*	See Note 37

31 December 2016
Financial assets
Trade and other receivables	6,350	–	–	6,350
Other current financial assets	1,308	–	–	1,308
Cash and cash equivalents	16,822	–	–	16,822
	24,480	–	–	24,480
Non-current
Non-current financial assets	787	–	–	787
Total financial assets	25,267	–	–	25,267

Financial liabilities
Current
Trade and other payables, excluding deferred government grants	–	–	17,051	17,051
Interest-bearing loans and borrowings	–	–	31,876	31,876
Advances from customers	–	–	3,788	3,788
	–	–	52,715	52,715
Non-current
Interest-bearing loans and borrowings	–	–	37,530	37,530
Convertible preference shares	–	174,161	–	174,161
Other payables and accruals, excluding deferred government grants	–	–	664	664
Contingent settlement provision	–	–	334	334
Total financial liabilities	–	174,161	91,243	265,404

	Loans and receivables	Financial liabilities at fair value through profit or loss	Other financial liabilities at amortized cost	Total	Total
	$’000	$’000	$’000	$’000	U$’000
31 December 2017
Financial assets
Trade and other receivables	6,251	–	–	6,251	4,588
Other current financial assets	1,640	–	–	1,640	1,203
Cash and cash equivalents	9,886	–	–	9,886	7,255
	17,777	–	–	17,777	13,046
Non-current
Non-current financial assets	649	–	–	649	477
Total financial assets	18,426	–	–	18,426	13,523

Financial liabilities
Current
Trade and other payables, excluding deferred government grants	–	–	14,357	14,357	10,536
Interest-bearing loans and borrowings	–	–	40,303	40,303	29,578
Advances from customers	–	–	3,955	3,955	2,902
	–	–	58,615	58,615	43,016
Non-current
Interest-bearing loans and borrowings	–	–	38,852	38,852	28,513
Convertible preference shares	–	76,872	–	76,872	56,416
Other payables and accruals, excluding deferred government grants	–	–	305	305	224
Contingent settlement provision	–	–	415	415	305
Total financial liabilities	–	76,872	98,187	175,059	128,474

36	Events occurring after reporting date

On 23 February 2018, the Company granted 424,000 share options to its employees, under the Employee Share Option Scheme 2010 with an exercise price of $2.50 per share.

On 28 March 2018, the Company increased the paid-up capital of Reebonz Korea through cash injection of Korean Won (“KRW”) KRW 241 million ($324,000). This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 49.2% to 49.7%.

On 27 April 2018, an outstanding loan and amounts due from Reebonz Korea of KRW 4,856 million ($5,916,000) were converted to ordinary shares in Reebonz Korea. This resulted in an increase of the Company’s shareholdings in Reebonz Korea from 49.7% to 58.4%.

On 28 June 2018, the Company entered into a trade facility agreement of S$5 million with a financial institution for working capital purposes.

On 1 July 2018, the Company issued 88,495 warrants to a financial institution to secure a trade facility of $5 million for working capital purposes. This entitles the financial institution to subscribe for ordinary shares of the Company at an exercise price of $11.30.

On 31 July 2018, the Company granted 135,875 share options to its employees, under the Employee Share Option Scheme 2010 with an exercise price of $3.50 per share.

On 4 September 2018, the Company entered into a Business Combination Agreement with a special purpose acquisition Group, Draper Oakwood Technology Acquisition, Inc., a Delaware Corporation, listed on NASDAQ. Reebonz is expected to be the surviving entity of the reverse merger and be listed on NASDAQ upon completion of the transaction.

37	Correction of Error

The Group effected certain adjustments to restate the opening balance of the financial year ended 31 December 2016, as follows:

a.	Reclassified Series A and B convertible preference shares from equity to liability, to appropriately reflect the contractual arrangement of these convertible preference shares;

b.	Revised the fair values of Series A, B, C and D convertible preference shares;

c.	Corrected the fair values of the share-based payments. The share-based payments reserve was recorded within the other components of equity on the balance sheet; and

d.	Corrected the fair values of the warrants, which affected measurement of the contingent settlement provision and the deferred transactions cost, which were related to the accounting of these warrants. The deferred transactions cost were recorded within the interest-bearing loans and borrowings line item on the balance sheet.

The effects of the above adjustments are as follows:

1/1/2016	As previously stated	Adjustments		Restated
	$’000		$’000	$’000
Equity
Convertible preference shares	15,250	a, b	(15,250)	–
Warrants	280	d	65	345
Accumulated losses	(185,899)	a, b, c, d	(60,093)	(245,992)
Other components of equity	2,139	c	(212)	1,927

1/1/2016	As previously stated	Adjustments		Restated
	$’000		$’000	$’000

Non-current liabilities
Convertible preference shares	180,270	a, b	75,555	255,825
Contingent settlement provision	374	d	(34)	340
Interest-bearing loans and borrowings	8,907	d	(20)	8,887

Current liabilities
Interest-bearing loans and borrowings	29,168	d	(11)	29,157

DOTA HOLDINGS LIMITED

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JULY 27, 2018 (INCEPTION) THROUGH AUGUST 31, 2018

DOTA HOLDINGS LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
DOTA Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of DOTA Holdings Limited (the “Company”) as of August 31, 2018, the related statements of loss, changes in shareholders’ equity and cash flows for the period from July 27, 2018 (inception) through August 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2018 and the results of its operations and its cash flows for the period from July 27, 2018 (inception) through August 31, 2018, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY

September 17, 2018

DOTA HOLDINGS LIMITED

STATEMENT OF FINANCIAL POSITION

AUGUST 31, 2018

SHAREHOLDERS’ EQUITY

Commitments

Ordinary shares, $1.00 par value; 50,000 shares authorized; 200 shares issued and outstanding	200
Share subscription receivable	(200)
Accumulated deficit	—
TOTAL SHAREHOLDERS’ EQUITY	$—

The accompanying notes are an integral part of the financial statements.

DOTA HOLDINGS LIMITED

STATEMENT OF LOSS

FOR THE PERIOD FROM JULY 27, 2018 (INCEPTION) THROUGH AUGUST 31, 2018

Operating costs	$-
Net Loss	$-

Weighted average shares outstanding, basic and diluted	200

Basic and diluted net loss per common share	$(0.00)

The accompanying notes are an integral part of the financial statements.

DOTA HOLDINGS LIMITED

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 27, 2018 (INCEPTION) THROUGH AUGUST 31, 2018

	Ordinary Shares		Additional Paid-in	Stock Subscription	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance – July 27, 2018 (inception)	—	$—	$—	$—	$—	$—

Issuance of ordinary shares to founders	200	200	—	(200)	—	—

Balance – August 31, 2018	200	$200	$—	$(200)	$—	$—

The accompanying notes are an integral part of the financial statements.

DOTA HOLDINGS LIMITED

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 27, 2018 (INCEPTION) THROUGH AUGUST 31, 2018

Net Change in Cash	—
Cash – Beginning	—
Cash – Ending	$—

Non-cash investing and financing activities:
Subscription receivable for ordinary shares	$200

The accompanying notes are an integral part of the financial statements.

DOTA HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2018

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

The financial statements of the Company for the period from July 27, 2018 (inception) through August 31, 2018 were authorized for issue in accordance with a resolution of the directors on September 13, 2018.

DOTA Holdings Limited (the “Company”) is a Cayman Island exempted company incorporated on July 27, 2018. The Company was formed for the purpose of effecting the Business Combination Agreement by and among Draper Oakwood Technology Acquisition, Inc., a Delaware corporation (“DOTA”), the Company, DOTA Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), Draper Oakwood Investments, LLC (in the capacity as the Purchaser Representative) and Reebonz Limited (the “Business Combination Agreement”), which, among other things, provides for (a) the merger of Merger Sub with and into DOTA, with DOTA surviving the merger and the securityholders of DOTA becoming securityholders of Holdco, which will become a new public company, and (b) upon the effectiveness of such merger, the exchange of 100% of the outstanding ordinary shares of Reebonz by the shareholders of Reebonz for ordinary shares of Holdco (see Note 4).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis of measurement

The financial statement have been prepared on the historical cost basis except as otherwise described in the notes below.

Functional and presentation currency

The financial statements are presented in US dollars, which is the Company’s functional currency. All financial information presented in US dollars has been rounded to the nearest dollar amount, unless otherwise stated.

Use of estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero.

Ordinary shares

Ordinary shares are classified as equity.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. SHARE CAPITAL

The Company is authorized to issue 50,000 ordinary shares with a par value of $1.00 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On August 1, 2018, the Company issued an aggregate of 200 ordinary shares to its founders for an aggregate purchase price of $200. As of August 31, 2018, the Company had not yet received payment for the shares. Accordingly, at August 31, 2018, the $200 payment due to the Company is recorded as share subscription receivable in the shareholders’ equity section of the accompanying balance sheet.

4. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to September 17, 2018, the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On September 4, 2018, the Company entered into the Business Combination Agreement by and among the DOTA, the Company, Merger Sub, Draper Oakwood Investments, LLC and Reebonz Limited (the “Merger”).

Consummation of the Merger is subject to customary and other closing conditions, including regulatory approvals and approval by DOTA’s shareholders. There is no guarantee that the closing conditions will be met. More information on these conditions will be included in the proxy statement/preliminary prospectus that the Company intends to file with the Securities and Exchange Commission.

                     Ordinary Shares

PROSPECTUS

Joint Book-Running Managers
Roth Capital Partners
Maxim Group LLC

                  , 2019

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate fiduciaries in respect of their actual fraud or willful default, or for the consequences of committing a crime. The registrant’s amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following lists set forth information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities.

On December 19, 2019, we entered into a Fee Modification Agreement pursuant to which we issued an aggregate of 351,997 ordinary shares. In consider for such shares, we extinguished certain fess owed to service providers.

Item 8. Exhibits.

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
2.1	Business Combination Agreement, dated as of September 4, 2018, by and among Draper Oakwood Technology Acquisition, Inc., DOTA Holdings Limited, DOTA Merger Subsidiary Inc., Reebonz Limited, the Security Holders of Reebonz named therein, and Draper Oakwood Investments,LLC, in the capacity of Purchaser Representative (incorporated by reference to Annex A to the to the Registrant’s Form F-4/A filed with the SEC on December 5, 2018).
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant as in effect prior to this offering (incorporated by reference to Annex B to the Registrant’s Form F-4/A filed with the SEC on December 5, 2018).
3.2*	Amended and Restated Memorandum and Articles of Association for the Registrant filed with the Cayman Islands Registrar of Companies on March 14, 2019.
4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.5 of the Registrant’s F-4/A filed with the SEC on December 4, 2018).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.6 of the Registrant’s F-4/A filed with the SEC on December 4, 2018
5.1*	Opinion of Dentons.
8.1*	Tax Opinion of Dentons
10.1	Form of Lock-Up Agreement, dated as of September 4, 2018, by and among DOTA Holdings Limited, Draper Oakwood Investments, LLC, in the capacity as the Purchaser Representative, and the shareholder of Reebonz Limited party thereto. (incorporated by reference to Exhibit 10.1 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 5, 2018).

Exhibit No.	Description
10.2	Registration Rights Agreement, dated as of September 4, 2018, by and among DOTA Holdings Limited, Draper Oakwood Investments LLC, in the capacity as the Purchaser Representative, and the shareholders of Reebonz Limited named therein. (incorporated by reference to Exhibit 10.2 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 5, 2018).
10.3	Form of Non-Competition and Non-Solicitation Agreement, dated as of September 4, 2018, by and among the shareholder of Reebonz Limited party thereto, DOTA Holdings Limited, Draper Oakwood Technology Acquisition, Inc., Reebonz Limited and Draper Oakwood Investments LLC, in the capacity as the Purchaser Representative. (incorporated by reference to Exhibit 10.3 of DOTA’s Form 8-K (File No. 001-38204), filed with the SEC on September 5, 2018).
10.4	Form of Amended Founders Registration Rights Agreement (incorporated by reference as Exhibit 10.17 to the Registrant’s F-4 filed with the SEC on September 17, 2018)
10.5	Land Lease Letter of Offer, dated September 3, 2014, by and between Reebonz and Jurong Town Corporation. (incorporated by reference as Exhibit 10.19 to the Registrant’s F-4/A filed with the SEC on December 4, 2018)
10.6	Reebonz Holding Limited 2018 Omnibus Equity Incentive Plan (incorporated by reference to Annex C-1 to the Registrant’s F-4/A filed with the SEC on December 5, 2018).
10.7	Reebonz Holding Limited Management Performance Plan (incorporated by reference to Annex C-2 to the Registrant’s F-4/A filed with the SEC on December 5, 2018).
10.8	Reebonz Holding Limited 2018 Share Option Plan (incorporated by reference to Annex C-3 to the Registrant’s F-4/A filed with the SEC on December 5, 2018).
10.9	Amended and Restated Sponsor Promissory Note, dated September 19, 2018 (incorporated by reference to Exhibit 10.24 to the Registrant’s F-4/A filed with the SEC on November 7, 2018).
10.10	Shareholder Agreement, dated May 23, 2012, by and among Reebonz Pte. Ltd. and security holders of Reebonz named therein (incorporated by reference to Exhibit 10.26 of the Registrant’s F-4/A filed with the SEC on November 7, 2018).
10.11	Addendum to Shareholders’ Agreement, dated June 3, 2013, by and among Reebonz Pte. Ltd. and security holders of Reebonz named therein (incorporated by reference to Exhibit 10.27 of the Registrant’s F-4/A filed with the SEC on November 7, 2018).
10.12*	Backstop Agreement (the “Agreement”) dated December 14, 2018 by and among (i) Draper Oakwood Technology Acquisition, Inc., a Delaware corporation, (ii) Reebonz Holding Limited (f/k/a DOTA Holdings Limited), a Cayman Islands exempted company, (iii) Vertex Co-Investment Fund Pte. Ltd., and (iv) for certain limited purposes, Cowen and Company, LLC.
10.13*	Backstop Agreement dated as of February 26, 2019 to that certain Backstop Agreement (the “Agreement”) dated December 13, 2018 by and among (i) Draper Oakwood Technology Acquisition, Inc., a Delaware corporation, (ii) Reebonz Holding Limited (f/k/a DOTA Holdings Limited), a Cayman Islands exempted company, (iii) S4 Limited, and (iv) for certain limited purposes, Cowen and Company, LLC.
10.14*	Amendment No. 1 to Backstop Agreement dated as of March 14, 2019 to that certain Backstop Agreement (the “Agreement”) dated December 14, 2018 by and among (i) Draper Oakwood Technology Acquisition, Inc., a Delaware corporation, (ii) Reebonz Holding Limited (f/k/a DOTA Holdings Limited), a Cayman Islands exempted company, (iii) Vertex Co-Investment Fund Pte. Ltd., and (iv) for certain limited purposes, Cowen and Company, LLC.
10.15*	Amendment No. 1 to Backstop Agreement dated as of February 26, 2019 to that certain Backstop Agreement (the “Agreement”) dated December 13, 2018 by and among (i) Draper Oakwood Technology Acquisition, Inc., a Delaware corporation, (ii) Reebonz Holding Limited (f/k/a DOTA Holdings Limited), a Cayman Islands exempted company, (iii) S4 Limited, and (iv) for certain limited purposes, Cowen and Company, LLC.
16.1**	Letter from Marcum LLP
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Registrant’s F-4 filed with the SEC on September 17, 2018).
23.1*	Consent of Marcum LLP.
23.2*	Consent of KPMG LLP.
23.3	Consent of Dentons (to be included in Exhibit 5.1).
24.1**	Power of Attorney.

* Filed herewith

** Previously filed

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a) The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 15th day of March, 2019.

REEBONZ HOLDING LIMITED.

By:	/s/ Samuel Lim
Name:	Samuel Lim
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Samuel Lim	Chairman and Chief Executive Officer and director	March 15, 2019
Samuel Lim	(Principal Executive Officer)

/s/ Nupur Sadiwala	Chief Financial Officer	March 15, 2019
Nupur Sadiwala	(Principal Financial and Accounting Officer)

*	Director	March 15, 2019
Chua Kee Lock

*	Director	March 15, 2019
Jeff Richards

*	Director	March 15, 2019
Richard Perry

*	Director	March 15, 2019
Ali Erfan

*By:	/s/ Samuel Lim
Samuel Lim
Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Reebonz Holding Limited, has signed this registration statement in the City of Newark, State of Delaware, on March 15, 2019.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director